SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed  by  the  Registrant  [X]

Filed  by  a  Party  other  than  the  Registrant  [ ]

Check  the  appropriate  box:

[ ]     Preliminary  Proxy  Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive  Proxy  Statement

[ ]     Definitive  Additional  Materials

[ ]     Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
        240.14a-12

                             3TEC ENERGY CORPORATION
                 -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                ------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]     No  fee  required.

[ ]     Fee  computed  on  table  below per Exchange Act Rules 14a(6)(i)(4) and
        0-11.

        (1)  Title  of  each  class  of securities to which transaction applies:

        (2)  Aggregate  number  of  securities  to  which  transaction  applies:

        (3) Per unit price or other underling value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed  maximum  aggregate  value  of  transaction:

        (5)  Total  fee  paid:

[ ]     Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount  Previously  Paid:

        (2)  Form,  Schedule  or  Registration  Statement  No.:

        (3)  Filing  Party:

        (4)  Date  Filed

                             3TEC ENERGY CORPORATION
                       Two Shell Plaza, 777 Walker Street
                                   Suite 2400
                              Houston, Texas 77002

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD MONDAY, JANUARY 31, 2000


To  the  Shareholders  of  3TEC  Energy  Corporation:

     A Special Meeting of Shareholders of 3TEC Energy Corporation, a Delaware corporation ("3TEC" or the "Company"), formerly Middle Bay Oil Company, Inc., will be held at the principal office of the Company, Two Shell Plaza, 777 Walker Street, Suite 2400, Houston, Texas, 77002 on Monday January 31 , 2000 at 10:00 a.m., local time, for the purpose of acting on the following matter:

     (1) To consider and approve the issuance of 3,300,000 shares of the Company's common stock, $.02 par value, warrants to purchase up to 1,000,000 shares of the Company's common stock, $.02 par value, and 1,875,000 shares of a new series of the Company's preferred stock, $.02 par value, to be designated as Series D Preferred Stock, in connection with the merger of Magellan Exploration, LLC ("Magellan") with a wholly owned subsidiary of the Company;

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Company's common stock at the close of business on December 9, 1999, will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof, notwithstanding the transfer of any stock on the books of the Company after such record date. A list of the shareholders will be open to the examination of any shareholder, for any purpose relevant to the Special Meeting, for a period of ten (10) days prior to the meeting during regular business hours at the principal office of the Company.

     You are requested to forward your proxy to the Company whether or not you expect to attend in person to ensure that you will be represented at the Special Meeting. Any shareholder who submits the proxy enclosed with the proxy statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation at or prior to the Special Meeting, by executing a proxy bearing a later date, or by attending the Special Meeting and voting in person the shares of stock that such shareholder is entitled to vote.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY FORM IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                        By  Order  of  the  Board  of  Directors


                                        /s/ Floyd  C.  Wilson
                                        President  and
                                        Chief  Executive  Officer

Houston,  Texas
January  11, 2000

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

     This Proxy Statement contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the current beliefs of the Company and its management. When used in this document, the words "anticipate," "believe," "estimate," "expect," "intend," "may," "should," and similar expressions are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk that the Company may not be able to implement its business and operating strategy in the intended manner including the integration of acquisitions, risks associated with competitive pressures currently affecting participants in the oil and natural gas industry and risks affecting the Company's industry, such as commodity price risks, competition for quality reserves and technological changes. In addition, the Company's business, operations and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission (the "SEC"). Should one or more of those risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.

                             3TEC ENERGY CORPORATION
                       Two Shell Plaza, 777 Walker Street
                                   Suite 2400
                              Houston, Texas 77002



                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD MONDAY, JANUARY 31, 2000

INTRODUCTION

     This proxy statement ("Proxy Statement") is furnished to shareholders of 3TEC Energy Corporation, a Delaware corporation ("3TEC" or the "Company"), formerly Middle Bay Oil Company, Inc., in connection with the solicitation, on behalf of the Board of Directors of 3TEC, of proxies to be used at a Special Meeting of Shareholders to be held at 10:00 a.m., local time, on Monday, January 31, 2000, and all adjournments thereof (the "Special Meeting") for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

     The approximate date on which this Proxy Statement and the enclosed form of proxy will be first sent or given to shareholders is January 11, 2000. The principal executive offices of the Company are located at Two Shell Plaza, 777 Walker Street, Suite 2400, Houston, Texas 77002, and the main phone number of the Company is (713) 222-6275. If necessary, please contact the Company at this address or phone number.

PROXY;  RIGHT  TO  REVOKE  PROXY

     Proxies in the form enclosed will be voted at the Special Meeting if properly executed, returned to 3TEC before the Special Meeting and not revoked. Any shareholder giving a proxy may revoke it at any time before the vote by delivering to 3TEC's Secretary at the above address a written revocation, by voting in person at the Special Meeting, or by giving a later dated proxy. Attendance at the meeting will not by itself constitute a revocation. The shares represented by proxies solicited by the Board of Directors will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified in the proxy. Whenever the person solicited specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the common stock. 3TEC may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

     The enclosed form of proxy grants discretionary authority to the persons named to vote on any other matters that may properly come before the Special Meeting. 3TEC is not aware of proposals planned to be made at the Special
Meeting which are not included in 3TEC's Notice of Special Meeting of Shareholders accompanying this Proxy Statement and has no current intention of making any additional proposals.

BY  WHOM  AND  THE  MANNER  IN  WHICH  PROXY  IS  BEING  SOLICITED

     The cost of solicitation will be paid by 3TEC. In addition to solicitation of proxies by use of the mails, directors, officers or employees of 3TEC may, without additional compensation, solicit proxies personally, by telephone or by other appropriate means. 3TEC will request banks, brokerage houses and other custodians, nominees or fiduciaries holding shares of Common Stock (defined below) in their names for others to promptly send proxy materials to, and obtain proxies from, their principals, and 3TEC will reimburse them for their reasonable expenses in doing so. 3TEC has not and will not engage any investment banking or brokerage firm or any professional proxy solicitation firm to solicit proxies. No fees, commissions or other compensation will be paid to anyone for proxy votes solicited by 3TEC.

SHARES  OUTSTANDING

     Voting rights regarding the matters to be considered at the Special Meeting are vested exclusively in the holders of 3TEC's common stock, $ .02 par value ("Common Stock"). The record date ("Record Date") for the holders of Common Stock entitled to vote at the Special Meeting is the close of business on December 9, 1999. At the close of business on that date, 3TEC had issued, outstanding and entitled to vote at the Special Meeting 15,993,092 shares of Common Stock, each of which is entitled to one vote on all matters expected to be voted upon at the Special Meeting.

QUORUM  AND  VOTING

     The presence, in person or by proxy, of the holders of shares of Common Stock entitled to vote at the Special Meeting representing a majority of the shares of outstanding Common Stock is necessary to constitute a quorum at the Special Meeting. Each holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in such holder's name on the Record Date.

     Assuming the presence of a quorum, the affirmative votes of a majority of the votes of holders of Common Stock cast at the Special Meeting, in person or by proxy, are required for approval of the issuance of 3,300,000 shares of Common Stock, warrants to purchase up to 1,000,000 shares of Common Stock, and 1,875,000 shares of 3TEC's Series D preferred stock (collectively, the "Merger Securities") in connection with the merger (the "Merger") of Magellan Exploration, LLC, a Delaware limited liability company ("Magellan") with a wholly owned subsidiary of 3TEC. In addition, because of the significant interest of certain entities affiliated with EnCap Investments L.L.C. ("EnCap") in both Magellan and the Company, a Special Committee of the Company's Board, having full authority to act in the matter, has recommended that approval should also be given by the holders of a majority of Common Stock voting on the matter who do not have a financial or beneficial interest in Magellan.

     AS PART OF THE APPROVAL OF THE ISSUANCE OF THE MERGER SECURITIES IN CONNECTION WITH THE MERGER, 3TEC, ALONG WITH TABULATING THE OVERALL VOTE, WILL SEPARATELY TABULATE THE VOTE OF ITS SHAREHOLDERS WHO HAVE NO FINANCIAL OR
BENEFICIAL INTEREST IN MAGELLAN. THE INDIVIDUALS OR ENTITIES KNOWN TO THE COMPANY TO HAVE A FINANCIAL OR BENEFICIAL INTEREST IN MAGELLAN ("INTERESTED SHAREHOLDERS") ARE SET FORTH IN THE SECTION ENTITLED "INTEREST OF CERTAIN PERSONS IN THE MERGER" UNDER PROPOSAL I. FOR THE PURPOSES OF THIS SPECIAL TABULATION, THE JUDGE OF ELECTION AT THE SPECIAL MEETING, WILL COUNT ALL SHARES OF COMMON STOCK VOTED BY SHAREHOLDERS OTHER THAN THE INTERESTED SHAREHOLDERS. THE MERGER SECURITIES WILL NOT BE ISSUED UNLESS APPROVED BY A MAJORITY OF THE DISINTERESTED SHAREHOLDERS REPRESENTED OR PRESENT AT THE MEETING AND VOTING ON THIS MATTER.

     Abstentions will be included in vote totals and, as such, will have the same effect on the matter voted upon as a negative vote. Where nominee recordholders do not vote on proposals because they did not receive specific instructions on such proposals from the beneficial owners of such shares ("broker nonvotes"), such broker nonvotes will not be included in vote totals and, as such, will have no effect on the action taken at the Special Meeting.

GLOSSARY  OF  OIL  AND  GAS  TERMS

     To help clarify the descriptions in this Proxy Statement relating to 3TEC's business, a glossary of Oil and Gas Terms has been attached to this Proxy
Statement  as  Exhibit  "A."

                                   PROPOSAL I

                       Approval of the Issuance of Shares
                             Pursuant to the Merger

                                     GENERAL

     The Common Stock of the Company is currently listed on the NASDAQ SmallCap Market. The Company has called a separate Special Meeting of Shareholders to be held on January 14, 2000, at which the holders of Common Stock are being asked to vote on an Amendment to the Company's Certificate of Incorporation which will effect a 1-for-3 reverse stock split of the Common Stock. Among the reasons the Company has proposed the reverse stock split is an effort to increase the trading price of the Common Stock to a level above $5 per share, which is the minimum trading price for admission of the Common Stock for trading on the NASDAQ National Market. All share and share related numbers in this Proxy Statement have been prepared based on the current number of shares outstanding, prior to any reverse split.

     Pursuant to the Marketplace Rules for the NASDAQ Stock Market, the Company is required to obtain shareholder approval prior to issuing Common Stock (or securities convertible into or exercisable for Common Stock) in a transaction other than a public offering when the amount of the Common Stock to be issued (including shares issuable upon conversion or upon exercise of warrants) is equal to or is greater than 20% of the Common Stock or voting power of the Company outstanding prior to the issuance. Additionally, the Company is required to obtain shareholder approval prior to issuing shares in a transaction where a director, officer or substantial shareholder has more than a five percent interest in the to be acquired business and where the Company issues more than five percent of its Common Stock.

     3TEC has negotiated a transaction to merge a wholly owned subsidiary of the Company with Magellan, with Magellan being the survivor, in exchange for 3,300,000 shares of the Company's Common Stock, warrants to purchase up to 1,000,000 shares of the Company's Common Stock at an exercise price of $10.00 per share, and 1,875,000 shares of the Company's preferred stock, $.02 par value, with a stated value of $8.00 per share to be designated as Series D preferred stock ("Series D Preferred Stock"). For purposes of this Proposal I, the securities described in the preceding sentence are collectively referred to as the "Merger Securities." As additional consideration, certain of the owners of Magellan will receive a contingent "back-in" working interest equal to 5% of Magellan's interest in 12 oil and gas exploration prospects as of the date of closing of the merger transaction. The merger of the Company's wholly owned subsidiary with Magellan is referred to herein as the "Merger."

     As of the Record Date, 15,993,092 shares of the Company's Common Stock were outstanding. Therefore, the proposed issuance of the Merger Securities will exceed the 20% level of the Company's presently outstanding shares of Common Stock.

     Additionally, certain shareholders and directors of the Company have interests either directly or indirectly in Magellan and will receive Merger Securities in connection with the Merger. The Interested Shareholders and directors will not receive any additional benefit not received by the other owners of Magellan. However, in the Merger, certain members of Magellan will receive different consideration based on whether the member is considered a "Prepayout Member," as described below under the caption "Merger Agreement". No other person will receive any compensation as a result of the relationship between the Interested Shareholders and directors and Magellan.

BUSINESS  OF  THE  COMPANY

     General

     The Company is engaged in the acquisition, development, production and exploration of oil and natural gas, with properties geographically concentrated in East Texas and the Gulf Coast region. 3TEC also owns significant properties in the Permian and San Juan basins and in the Mid-Continent region. The Company's management and technical staff have substantial experience in each of these areas.

     3TEC has grown its reserves and production through acquisitions focused on properties having a substantial proved reserve component which management believes to have additional exploitation opportunities. At September 30, 1999, the Company had estimated total proved reserves of 227.8 Bcfe with a PV-10 value of $227.7 million using constant gas and oil prices in effect on September 30, 1999, which averaged $2.62 per Mcf for gas and $22.54 per barrel for oil. 3TEC's proved reserves are 74% gas on an equivalent basis with 81% of the reserves classified as proved developed. The Company currently operates approximately 425 wells, located primarily in Texas. These proved reserve and PV-10 estimates include the recently acquired Floyd Oil Properties, described below.

     The Company, until December 7, 1999, was named Middle Bay Oil Company, Inc. ("Middle Bay"), which was originally incorporated on November 30, 1992, under the Alabama Business Corporation Code. Effective December 31, 1992, Middle Bay purchased substantially all of the assets and liabilities of Bay City Consolidated Partners, L.P., an Alabama limited partnership (the "Predecessor Partnership"), in exchange for Common Stock of Middle Bay. The Predecessor Partnership was then dissolved, and the shares of Common Stock owned by the Predecessor Partnership were distributed to the partners pro rata in accordance with their respective interests in the Predecessor Partnership.

     On August 27, 1999, Middle Bay issued Common Stock, warrants to purchase Common Stock and senior subordinated convertible debt to 3TEC Energy Company L.L.C. ("3TEC LLC"), an entity in which certain EnCap affiliated entities have a controlling interest, in exchange for $20,525,000 in cash and $875,000 in oil and gas properties. As a result of this transaction, 3TEC LLC became the largest shareholder of Middle Bay with ownership of approximately 36% of the then outstanding Common Stock. In connection with this transaction, five of the seven members of Middle Bay's board of directors resigned, and the number of directors was set at five. The two continuing directors were John J. Bassett, replaced by Stephen W. Herod on September 30, 1999, and Gary R. Christopher. Also, Floyd C. Wilson, an owner and the managing member of 3TEC LLC, became the Chairman, President and Chief Executive Officer of the Company.

     Under the terms of a shareholders' agreement executed in connection with the above described transaction on August 27, 1999, by and among 3TEC LLC, Kaiser-Francis Oil Company, C.J. Lett, III, Weskids, L.P., and Alvin V. Shoemaker (the "Shareholders' Agreement"), 3TEC LLC has the right to designate three members of the Company's five member board of directors and has caused Mr. Wilson, D. Martin Phillips, and David B. Miller, both managing directors of EnCap, to be appointed as the three designees. The remaining parties to the Shareholders' Agreement have the right to appoint the remaining two designees and have chosen Mr. Herod and Mr. Christopher as the two designees. The Shareholders' Agreement relates only to the election of directors and is not operative with respect to the proposal to be presented at the Special Meeting. A total of 10,875,421 shares representing approximately 68% of the Company's Common Stock outstanding as of the Record Date are subject to this Agreement, and thus, assuming no dilution, presently have the ability to elect all the Company's directors.

     3TEC, a Delaware corporation, was incorporated under the Delaware General Corporation Law on November 24, 1999, as a wholly owned subsidiary of Middle Bay. Effective December 7, 1999, Middle Bay was merged with and into 3TEC to form 3TEC Energy Corporation, and each holder of the Common Stock of Middle Bay received one share of 3TEC Common Stock in exchange for each share of Middle Bay Common Stock.

     Recent  Acquisition  of  Floyd  Oil  Properties

     On November 23, 1999, the Company purchased properties and interests owned by a group of private sellers which were managed by Floyd Oil Company (the "Floyd Oil Properties"). There is no relationship between Floyd C. Wilson, President of the Company, and Floyd Oil Company. The majority of the Floyd Oil Properties are located in Texas and Louisiana. The transaction had an adjusted purchase price of approximately $86.8 million in cash and approximately
1.5 million shares of the Company's Common Stock. The effective date of the transaction was January 1, 1999. The source of the funds used to purchase the Floyd Oil Properties was existing working capital and proceeds of a new credit facility.

     The Floyd Oil Properties have estimated total proved reserves at September 30, 1999, of 174.2 Bcfe with a PV-10 value of $171.2 million using constant gas and oil prices in effect on September 30, 1999, which averaged $2.64 per Mcf for gas and $22.54 per barrel for oil. The acquired reserves are 76% natural gas, and 77% of the reserves are classified as proved developed. Current net production from the properties is approximately 28 Mmcf of natural gas and 2,300 Bbls of oil per day. The Company operates the majority of the properties on a value basis. Geographically, the reserves are located as follows: East Texas/North Louisiana 41%, Gulf Coast 26%, Permian Basin 12%, San Juan Basin 12% and Anadarko Basin 9%.

     On a pro forma basis at September 30, 1999, the Floyd Oil Properties acquisition increased the Company's total proved reserves by 325% to 227.8 Bcfe and increased net daily production by 260% to approximately 38 Mmcf of natural gas and 3,300 Bbls of oil per day. Please refer to the financial statements and pro forma financial statements relating to the Floyd Oil Properties below under the heading "FINANCIAL STATEMENTS INCLUDED IN THIS PROXY STATEMENT."

BUSINESS  OF  MAGELLAN

     General  Description

     Magellan is an independent energy company engaged in the exploration, acquisition, development and production of oil and natural gas. Magellan was formed in Delaware on December 18, 1998, as a limited liability company. Magellan did not conduct any business activities from its inception through March 5, 1999, when Pel-Tex Oil Company ("Pel-Tex") was merged into Magellan. Magellan is majority owned and controlled by various affiliates of EnCap.

     Magellan's properties are located in south Louisiana where it owns interests in approximately 20,200 gross acres (10,750 net acres) in three prospective areas. Magellan's independent reserve engineers have has estimated total net proved reserves of 26.9 Bcfe with a PV-10 value of $46.4 million as of September 30, 1999, using constant gas and oil prices in effect on September 30, 1999, which averaged $2.93 per Mcf for gas and $23.11 per barrel for oil, which give effect to appropriate location and quality differentials. The reserves are 66% gas on an equivalent basis with 80% of the reserves classified as proved undeveloped. Magellan owns 90 square miles of proprietary 3-D seismic data over two of the prospect areas and licenses 35 square miles of 3-D seismic data over the third prospect area. In addition to the 3-D seismic data, Magellan has licenses to over 200 miles of 2-D seismic data within its regional focus area.

     Magellan currently has six employees, including two geologist/geophysicists and one drilling/production engineer. Magellan also is a party to a consulting services agreement which provides Magellan with up to six additional regionally experienced geological and geophysical personnel as well as additional management for Magellan's exploration effort. The Company anticipates that the current Magellan employees will continue with Magellan after the Merger; however, there can be no assurance that all or any one of the employees will remain.

     Magellan's current inventory of drilling prospects includes five proved undeveloped opportunities and over ten exploratory locations. Magellan also owns interests in three producing wells, each with multiple proved non-producing opportunities. Magellan's oil and gas properties are described below.

     Oil  &  Gas  Properties  of  Magellan

     Breton  Sound  Area
     -------------------

     Magellan owns a 75% working interest (58.2% NRI) in approximately 5,400 gross acres located in Breton Sound Area Blocks 33, 34 and 35, which comprise the Olympus Project. The Olympus Project is located approximately 60 miles southeast of New Orleans in the state waters of Louisiana. There is one proved undeveloped drilling location and several additional exploratory prospects within the Olympus Project. All of these drilling locations have multiple pay sand objectives and are supported by 3-D seismic interpretation and subsurface data gathered from additional wells drilled in the immediate vicinity.

     Bay  de  Chene  Field
     ---------------------

     Bay de Chene Field is located in southern Louisiana along the juncture of Lafourche and Jefferson parishes, approximately 40 miles south of New Orleans. The field lies in the inland waters of Hackberry Bay and was discovered by Texaco in 1941. A total of 280 wells have been drilled in the field to date yielding cumulative production of approximately 102 million barrels of oil and 230 Bcf of gas. The majority of these wells have been plugged and abandoned leaving 57 wells either producing or temporarily abandoned.

     On November 1, 1996, Magellan (then Pel-Tex) entered into an exploration agreement with Texaco which allowed Magellan to earn an undivided 50% working interest in the then existing Texaco leases which comprised Bay de Chene Field, subject to completion by Magellan of a single well exploratory drilling commitment. Texaco reserved from the assignment specific portions of reservoirs for described intervals which could be produced from existing wellbores and three wells to be drilled or sidetracked at a later date. Texaco also retained plugging and abandonment obligations of all existing wells.

     During 1997, a proprietary 3-D seismic survey was shot across Bay de Chene Field covering 72 square miles. In 1998, Magellan drilled an exploratory well which satisfied the earning requirements of the exploration agreement and subsequently received an assignment of a 50% working interest (38.9% NRI) in the 14,300 gross acres encompassing the Bay de Chene Field. As a result of extensive analysis of the 3-D seismic data and subsurface technical data, together with an extensive regional geologic study, three proved undeveloped locations and several exploration prospects have been identified.

     Garden  City  Prospect  Area
     ----------------------------

     The  Garden  City  Prospect  Area  is  located  onshore in St. Mary Parish,
Louisiana within the Garden City Field. The field produces from 22 different sand horizons and has been on production since 1959. To date, the Garden City Field has produced over 1,800 Bcf of gas and 21 million barrels of oil. Magellan owns a 100% working interest (72.2% NRI) in 533 gross acres underlying a proved undeveloped location.

Magellan  Summary  Unaudited  Historical  Selected  Financial  Information

     In evaluating the consideration to be received from and paid to Magellan in the Merger, because (i) the Magellan properties are primarily proved undeveloped reserves and (ii) Magellan has no debt other than trade payables, neither the Company nor the Special Committee placed any special significance on the financial statements of Magellan, which have not been audited. Instead, principal reliance was placed on the reserve and oil and gas property information provided by Magellan and as prepared by independent petroleum engineers. Magellan's unaudited financial statements indicated total assets of approximately $19 million and no long-term debt at October 31, 1999. The
Company does not believe that the operating results as reported by Magellan, including revenues of approximately $664,000 and a net loss for the ten months ended October 31, 1999, of approximately $1,385,000 are indicative of results Magellan would achieve as a part of the Company following the Merger. Subsequent to the Merger, 3TEC plans to fund a development program of Magellan's proved undeveloped reserves, which management of the Company believes could significantly increase future production and revenues from Magellan's properties. As a flow-through entity for tax purposes, Magellan does not pay taxes, but rather any tax liability or tax loss is passed through to the members of Magellan. Financial statements for Magellan are not presented herein as Magellan will not constitute a significant subsidiary of the Company for such purposes.

REQUIRED  VOTE  TO  APPROVE  THE  ISSUANCE  OF  THE  MERGER  SECURITIES

     The issuance of the Merger Securities must be approved by the affirmative vote of a majority of the total votes cast on this Proposal I, in person or by proxy, at the Special Meeting. Abstentions will be counted toward the tabulation of votes cast for determination of a quorum and will have the same effect as a vote against this Proposal I. Broker non-votes will be counted toward the tabulation of votes cast for the determination of a quorum but will not be counted for or against Proposal I.

     ADDITIONALLY, THE JUDGE OF ELECTION WILL SEPARATELY TABULATE THE TOTAL VOTES OF THE COMPANY'S SHAREHOLDERS WHO ARE NOT INTERESTED SHAREHOLDERS. THE MERGER SECURITIES WILL NOT BE ISSUED UNLESS APPROVED BY A MAJORITY OF THE
DISINTERESTED SHAREHOLDERS VOTING AT THE MEETING. BECAUSE OF THIS SPECIAL TABULATION, THE BOARD URGES ALL SHAREHOLDERS TO CAST A VOTE REGARDING THE ISSUANCE OF THE MERGER SECURITIES EITHER IN PERSON OR BY THE PROXY WHICH ACCOMPANIES THIS PROXY STATEMENT.

     The Special Committee, as described below, believes that approval of the issuance of the Merger Securities in connection with the Merger is in the best interest of the Company and recommends a vote "FOR" the approval of Proposal I. All proxies will be voted to approve Proposal I unless a contrary vote is indicated on the proxy card.

THE SPECIAL COMMITTEE UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE OF THE COMPANY'S COMMON STOCK, WARRANTS TO PURCHASE COMMON STOCK, AND PREFERRED STOCK IN CONNECTION WITH THE MERGER.

BACKGROUND  OF  THE  MERGER

     In early November 1999, Floyd C. Wilson and Stephen W. Herod, both officers and directors of the Company, met to discuss the due diligence which Mr. Wilson and the Company's technical personnel had performed on Magellan as a possible target for the Company to acquire or merge with in order to expand the Company's oil and gas reserves, prospects and production. Initial meetings had taken place at Magellan's offices on September 21, 1999, and October 13, 1999. 3TEC was represented at these meetings primarily by Mr. Wilson while Magellan was represented primarily by Wynne M. Snoots, the President of Magellan. Also present at the September 21 meeting were representatives of EnCap. The due diligence included a review of the geological, geophysical and engineering data provided by Magellan and reserve reports prepared by Ryder Scott Company ("Ryder Scott"), a petroleum engineering firm, and a meeting at the offices of Ryder Scott to review the technical support for Magellan's properties. As of November 1, 1999, the technical due diligence of Magellan was substantially complete.

     On November 10, 1999, Mr. Herod, Mr. Wilson, and Gary R. Christopher, a member of the Company's Board, attended a presentation of Magellan's operations and assets, including its proved, probable, and possible reserves and exploration prospects, at the offices of Magellan. Magellan was represented at the meeting primarily by Mr. Snoots. The Board members representing the Company requested that Magellan and certain 3TEC personnel provide the Board with certain financial and technical information to facilitate a more focused analysis of the combined companies on a pro forma basis. On November 15, 1999, the Board members received the requested information.

     On November 18, 1999, the Board of Directors of the Company approved the continued negotiations with Magellan. The Board discussed the fact that 3TEC
LLC, the Company's largest shareholder, is controlled by EnCap affiliated entities, which own a majority of Magellan. The Board determined that it was in the best interest of 3TEC to form a special committee of the Board ("Special Committee") to continue the discussions with Magellan. The Board, by resolution, appointed Mr. Herod and Mr. Christopher as the members of the Special Committee and granted the Special Committee full authority to act in the matter and to take all actions necessary, including the hiring of such experts to advise the Special Committee as the Special Committee deemed appropriate, to carry out the due diligence, negotiation, and ultimate approval or termination of the Magellan transaction. Neither Mr. Herod nor Mr. Christopher has any financial or beneficial interest in Magellan.

     The Special Committee convened on November 19, 1999, to discuss and comment on the proposed letter of intent for the transaction. At the time of this discussion, the parties had not agreed on the structure of the transaction, which later was agreed to be a merger. Additionally, the Special Committee determined that it would engage an independent financial advisor to evaluate and prepare a fairness opinion to be presented to the Special Committee with regard to the fairness of the Merger to the Company's public common shareholders from a financial point of view. The Special Committee met again on November 22, 1999, to discuss the letter of intent as agreed to by Magellan's counsel and the Company's counsel. On this date, the Special Committee authorized an officer of 3TEC to execute a non-binding letter of intent to acquire Magellan, and Mr. Wilson executed the letter of intent for the transaction along with the following owners of Magellan: ECIC Corporation, EnCap Energy Capital Fund III, L.P., EnCap Energy Acquisition III-B, Inc., BOCP Energy Partners, L.P., and Pel-Tex Partners, L.L.C.

     The Special Committee reconvened on November 29, 1999, to discuss the proposed fairness opinion and the potential candidates to provide the opinion. Also, on November 30, 1999, Mr. Herod and Mr. Wilson met with Mr. Snoots to discuss the financial statements of Magellan as well as the time line of events to close the transaction. On December 1, 1999, the Special Committee engaged Harris, Webb & Garrison, Inc. ("Harris Webb & Garrison"), an investment banking firm, to consider and advise the Special Committee as to the fairness of the Merger to the Company's public common shareholders from a financial point of view.

     On December 6, 1999, Mr. Herod received a first draft of the acquisition agreement from counsel for the Company. Also on the same day, Mr. Herod along with certain of 3TEC's technical personnel and representatives of Harris Webb & Garrison met at Magellan's offices with Magellan's management and technical staff to review Magellan's operations and assets.

     On December 8, 1999, the Special Committee approved the transaction based on the conditions that the Special Committee receive a satisfactory opinion from Harris Webb & Garrison as to the fairness of the Merger to the Company's public common shareholders from a financial point of view and the execution of a satisfactory definitive agreement.

     Mr. Herod met with representatives of Harris Webb & Garrison on several occasions beginning December 10, 1999, and continuing through the date the opinion was delivered to the Special Committee. Mr. Herod and the representatives of Harris Webb & Garrison discussed in detail the documentation and support for the fairness opinion.

     On December 20, 1999, the Special Committee received and reviewed the definitive agreement and authorized the Company's President, Mr. Wilson, to execute the definitive agreement on behalf of the Company subject to receipt of the fairness opinion of Harris Webb & Garrison. On December 21, 1999, the Special Committee received the fairness opinion from Harris Webb & Garrison which stated that the Merger was fair to the Company's public common shareholders from a financial point of view, and Mr. Wilson executed the definitive agreement.

SPECIAL  COMMITTEE'S  REASONS  FOR  APPROVING  MERGER

     In making its decision to approve the Merger the Special Committee considered, among other factors, the following:

     (i) Magellan's business, its current financial position and results of operations, its future prospects and the current and anticipated developments in Magellan's business plan;


     (ii) The potential of the Magellan properties to increase the Company's production and revenues by adding Magellan's proved reserves and exploration prospects to the Company's existing producing properties and development projects;

     (iii) The complementary nature of Magellan's operations, which the Company believes to have attractive exploration potential, with that of the Company's;

     (iv) The terms of the Merger and its legal and tax implications and considered them to be fair and standard for transactions of this nature;

     (v) The possible addition of Magellan's technical personnel to increase the Company's geological and geophysical and engineering expertise; and

     (vi) The opinion of Harris Webb & Garrison which stated that the Merger is fair to the Company's public common shareholders from a financial point of view;

     In view of the wide variety of factors considered, the Special Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered or to determine that any factor was of particular importance in reaching its determination that the potential benefits of the Merger and the issuance of the Merger consideration outweighed the potential risks and is fair to and in the best interests of the shareholders. The members of the Special Committee may have assigned different weights to different factors. As structured, for the transaction to proceed, the favorable vote of both members of the Special Committee was required and was received.

OPINION  OF  FINANCIAL  ADVISOR

     The Special Committee retained Harris Webb & Garrison to act as its financial advisor in connection with the Merger and to render an opinion as to the fairness of the financial terms of the Merger to the Company's public common shareholders from a financial point of view. Harris Webb & Garrison is an independent investment banking firm that has no ownership interest in the Company and is not an affiliate of the Company. On December 21, 1999, Harris Webb & Garrison rendered its opinion to the Special Committee to the effect that, as of such date and based upon and subject to the various considerations described in the opinion, the Merger was fair to the Company's public common shareholders from a financial point of view. Neither the Special Committee nor the Company imposed any limitations upon Harris Webb & Garrison with respect to the investigations made or procedures followed by Harris Webb & Garrison in rendering an opinion.

     Harris Webb & Garrison has consented to the use of its name and its opinion in this proxy statement. The full text of the opinion, dated December 21, 1999, which describes the assumptions made, general procedures followed, matters considered and limitations on the scope of review undertaken by Harris Webb & Garrison in rendering its opinion, is attached as Exhibit "B". The Company's shareholders should read the entire opinion carefully. Harris Webb & Garrison provided its opinion to the Special Committee for its information, and its opinion is directed to the fairness of the Merger to the Company's public common shareholders from a financial point of view. Harris Webb & Garrison's opinion does not address the relative merits of the Merger and any other potential transactions or business strategies considered by 3TEC's Board or the Special Committee, and does not constitute a recommendation to any shareholder as to how that shareholder should vote at the Company's Special Meeting.

     In  arriving  at  its  opinion, Harris Webb & Garrison, among other things:

     (i) Reviewed a letter of intent outlining the proposed acquisition of Magellan by the Company dated November 22, 1999;

     (ii)    Reviewed  the  merger  agreement;

     (iii) Reviewed Magellan's unaudited balance sheet and income statement for the ten month interim period ended October 31, 1999;

     (iv) Reviewed the Company's 10-KSB report for the year ended December 31, 1998;

     (v) Reviewed the Company's 10-QSB reports for the quarters ended March 31, 1999; June 30, 1999 and September 30, 1999;

     (vi) Reviewed summary pages of the Company's reserve report prepared by Cawley, Gillespie & Associates, Inc. as of August 1, 1999;

     (vii) Reviewed summary pages of the Floyd Oil Properties reserve report prepared by Cawley, Gillespie & Associates, Inc. as of August 1, 1999;

     (viii) Reviewed summary pages of the Company's reserve report prepared by Ryder Scott Company as of October 1, 1999;

     (ix) Reviewed summary pages of Magellan's reserve report prepared by Ryder Scott Company as of October 1, 1999;

     (x) Reviewed certain analyses prepared by the Company's management and certain consultants of Magellan's reserves and prospects;

     (xi) Reviewed confidential financial forecasts for the Company prepared by the Company's management;

     (xii) Reviewed the Company's proxy statements for its August 10, 1999 and November 18, 1999 shareholder meetings;

     (xiii) Reviewed the Company's Bank One credit agreement executed November 23, 1999;

     (xiv) Reviewed various confidential schedules and discounted cash flow analyses prepared by Magellan regarding Magellan's assets being acquired through the Merger;

     (xv) Discussed with management of the Company and Magellan the outlook for future operating results, the assets and liabilities of both companies, materials in the foregoing documents, and other matters it considered to be relevant to its inquiry;

     (xvi) Considered other information, financial studies, analyses and investigations as it deemed relevant.

     Harris Webb & Garrison held discussions with officers and representatives of 3TEC and Magellan concerning the historical and current financial condition and operating results as well as the future prospects of the Company and Magellan. In addition, Harris Webb & Garrison talked with representatives of Cawley, Gillespie & Associates, Inc. and Ryder Scott, independent petroleum engineering firms that prepared reserve reports for the Floyd Oil Properties, Magellan, and the Company. Harris Webb & Garrison also considered financial, economic and market criteria which Harris Webb & Garrison deemed relevant for the preparation of its opinion.

     In arriving at its opinion, Harris Webb & Garrison assumed and relied upon the accuracy and completeness of the financial and other information that was publicly available or provided to it by 3TEC, Magellan, Cawley, Gillespie
&  Associates,  Inc.  or  Ryder  Scott.   Harris  Webb  &  Garrison  did  not
independently verify any of this information. Harris Webb & Garrison further relied upon the assurances of the management of the Company and Magellan that they were unaware of any facts that would make the information provided to Harris Webb & Garrison incomplete or misleading in any material respect. With respect to non-historical financial and operating data, Harris Webb & Garrison assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgment of the management of the Company and Magellan, relating to the future financial and operational performance of 3TEC and Magellan. With respect to the estimates of oil and gas reserves, Harris Webb & Garrison assumed that they had been reasonably prepared on bases reflecting the best available estimates and judgments of the Company and Magellan or their engineering consultants relating to the oil and gas properties of the Company and Magellan. Harris Webb & Garrison did not make an independent evaluation or appraisal of the assets or liabilities of the Company or Magellan nor, except for the estimates of oil and gas reserves referred to above, was Harris Webb & Garrison furnished with such an evaluation or appraisal.

     The opinion is based on economic, market, financial and other conditions as they existed on, and on the information made available to Harris Webb & Garrison as of, the date of the opinion. It should be understood that, although subsequent developments may affect its opinion, Harris Webb & Garrison does not have any obligation to update, revise or reaffirm its opinion.

     The following is a summary of the material financial analyses performed by Harris Webb & Garrison in connection with the preparation of its opinion dated December 21, 1999.

     Value Range Comparison. Harris Webb & Garrison's fairness analysis was primarily that the estimated fair market value range of "items given up" by the Company's shareholders was within a range of value reasonably equivalent to the estimated fair market value range of "value received" by the Company's shareholders. Harris Webb & Garrison's fair market value range for "items given up" was estimated to be $17.6 - $21.4 million for the issuance of Common Stock, Series D Preferred Stock, warrants and the contingent 5% "back-in" working interest, and "items received" was estimated to be $18.9 - $24.6 million for Magellan's oil and gas properties and working capital. The following table summarizes Harris Webb & Garrison's indicated value range comparison:

                                            Dollar Value
Indicated Value Range Comparison             In Millions
------------------------------------------  -------------
3.3 million Shares of 3TEC Common. . . . .  $ 10.5 - 12.5
($3.18 - $3.79 per share)
1.875 million Shares of 3TEC D Pfd.. . . .      6.8 - 8.3
"Back-In" 5% Working Interest. . . . . . .      0.1 - 0.2
1.0 million Warrants at $10.00 . . . . . .      0.2 - 0.4
                                            -------------
Total Consideration from 3TEC. . . . . . .  $ 17.6 - 21.4
                                            =============

Approximate Mid-point of "items given up".  $        19.5

Magellan's Oil and Gas Properties. . . . .  $ 18.5 - 24.0
Working Capital and Other Assets . . . . .      0.4 - 0.6
                                            -------------
Range of Magellan Value. . . . . . . . . .  $ 18.9 - 24.6
                                            =============

Approximate Mid-point of "items received".  $        21.8

Range of Overlap . . . . . . . . . . . . .  $ 18.9 - 21.4

     Discounted Cash Flow Analysis of Magellan Contained in the Ryder Scott Reserve Report. Harris Webb & Garrison considered the present value of the future cash flows that the proved oil and gas reserves of Magellan could be expected to generate after approximately October 1, 1999, the date of the Ryder Scott report, based on the reserve report.

     Harris Webb & Garrison's analysis of 100% of Magellan's net asset value began with the reserve report prepared by Ryder Scott Company as of October 1, 1999, and Magellan's unaudited balance sheet as of October 31, 1999. The reserve report indicated a total proved reserve present value of $41.4 million for Magellan's oil and gas assets. Assumptions included a 10% per annum discount rate and constant pricing and costs. The prices for oil and natural gas were $20.00 per barrel and $2.70 per mcf. Using a 20% discount rate, the present value was $31.3 million.

     Magellan's proved reserves are heavily concentrated in the undeveloped category (approximately 80%), which is unusual for an oil and gas exploration and production company. In discussions with oil and gas executives currently considering acquisitions comparable to Magellan's primary assets, Harris Webb & Garrison was told that a reasonable fair market value calculation for reserves by a buyer might assume:

     - 100% of the present value of proved producing reserves assuming current prices and costs held constant and using a 15 - 20% discount rate, and

     - a 25 - 75% "haircut" (or discount) for proved non-producing and proved undeveloped reserves, depending on the quality and risk of those assets.

     It was also suggested to Harris Webb & Garrison that the value of proved developed non-producing reserves would be "haircut" by a buyer by roughly 25% in average or normal circumstances and up to 50% for higher risk plays; and that proved undeveloped reserves would be haircut 50 - 75%, depending on the quality of these undeveloped reserves and the likelihood that they would be developed at current prices for oil and gas.

     Harris Webb & Garrison's investigation revealed that many industry buyers are currently looking at 15% present values and in some cases 20% present values (i.e., present values for oil and gas based on discounting estimated future cash flows by 15% per annum and 20% per annum in order to achieve a rate of return of 15-20% on a higher risk investment). Buyers are currently not willing to escalate prices of oil because they perceive current prices of oil to be high. Some buyers report that they are assuming a slight decline in oil prices over the next two years.

     Since approximately 80% of the Ryder Scott value for Magellan's proved reserves rests with the proved undeveloped reserves and only 3% with proved developed producing reserves, Harris Webb & Garrison believed that a buyer would pay significantly less than the 10% present value and 15% present value calculated in the Ryder Scott report. Based on Harris Webb & Garrison's current analysis of the market for proved reserves and giving some credit to Magellan's probable reserves, Harris Webb & Garrison believed that the fair market value for Magellan's oil and gas properties ranged from $18.5 million to $24.0 million.

     Harris Webb & Garrison then added $0.4 - $0.6 million for the fair market value of Magellan's net working capital and other assets and arrived at a range of $18.9 million to $24.6 million for the value of 100% of Magellan's equity.

     Analysis of value for 3TEC common stock. In valuing 3TEC's common stock, Harris Webb & Garrison believed the current stock market price and recent historical stock prices were the best indicators of fair market value. Nevertheless, Harris Webb & Garrison also conducted "break-up analyses" based primarily on the present value of future cash flows from proved reserves and compared those values to 3TEC's current stock market price. Based on the Company's December 20, 1999 stock market price of $3.50 per share, the Company's past trading history and the average of Harris Webb & Garrison's "break-up" values for 3TEC of $2.99 per share, Harris Webb & Garrison believed the range of fair market value for 3TEC's common stock was between $3.18 and $3.79 per share. This gave the 3.3 million shares to be issued a total value range of $10.5 to $12.5 million.

     Comparable Convertible Preferred Stocks. Harris Webb & Garrison reviewed 12 publicly traded convertible preferred stocks and compared yield and conversion premiums to 3TEC's new Series D convertible preferred stock. The 12 convertible preferred stocks were issued by:

  -  Apache Corporation                 -   Howell Corporation
  -  Belco Oil & Gas Corp.              -   MCN Energy Group, Inc.
  -  Callon Petroleum Company           -   Newfield Exploration Company
  -  Cross Timbers Oil Company          -   Nuevo Energy Company
  -  Devon Energy  Corporation          -   Patina Oil & Gas Corporation
  -  Goodrich Petroleum Corporation     -   The Williams Companies, Inc.

     Harris Webb & Garrison believed that the most comparable preferred stocks (based on company size, stock rating, conversion premium, etc.) indicated a reasonable range of current yield between 9% and 11%. At its 5% stated yield and its $0.40 per share annual dividend, 3TEC's Series D convertible preferred stock would need to trade between $3.63 and $4.44 per share to yield 9 - 11%. This gave the 1.875 million shares to be issued a total value range of $6.8 - $8.3 million.

     Warrant Analysis. Harris Webb & Garrison reviewed certain ratios for comparable publicly-traded warrants, calculated a "Black-Scholes" valuation and conducted an internal rate of return analysis to arrive at a range of fair market value for 3TEC's warrants. The average of the three methods was $0.30 per warrant, and Harris Webb & Garrison believed the total range of value for
1.0  million  warrants  was  $0.2  -  $0.4  million.

     Analysis of Certain Other Publicly Held Oil and Gas Entities. Harris Webb & Garrison compared selected operating and financial ratios for 3TEC and Magellan to corresponding data and ratios for selected oil and gas entities whose securities are publicly held and which Harris Webb & Garrison believed were comparable in some respects to the Company. These entities were selected for comparison because they are oil and gas entities with similar properties and business characteristics to 3TEC. Harris Webb & Garrison calculated the market capitalization and market value for each of the following publicly traded companies: Bellwether Exploration Company; Callon Petroleum Company; Comstock Resources, Inc.; Magnum Hunter Resources, Inc.; and Texoil, Inc.

     For this purpose, Harris Webb & Garrison defined "market value of capitalization" as market value of the relevant company's common equity plus total debt less excess cash and cash equivalents. Harris Webb & Garrison calculated the enterprise value of each of these comparable companies as a multiple of each company's December 31, 1998 proved reserves, the latest twelve months earnings (as of September 30, 1999) before interest, taxes, depreciation, depletion, amortization, impairments and exploration costs or "EBITDAX" and the present value of future net revenues of proved reserves, before taxes, discounted at 10%, assuming no escalation in oil and gas prices. Harris Webb & Garrison's analysis of the exploration and production companies yielded the following ranges:

                                          Discounted
             Proved                    Present Value of
            Reserves         EBITDAX   Proved Reserves
      ---------------------  --------  ----------------
       (per thousand cubic
        feet equivalent)
High  $                1.08      7.5x              156%
Low.  $                0.71      5.4x              107%

     Applying these multiples to 3TEC yielded an enterprise value range of $178.3 - $318.0 million for 100% of 3TEC, or an equity value range for 100% of 3TEC of $80.6 - $220.3 million. This would be a value per common share of $5.04
- $13.77 based on 3TEC's 16.0 million primary common shares currently outstanding and a value per share of $3.25 - $8.87 on a fully diluted basis.

     Applying these multiples to Magellan yielded a value range of $19.1 - $64.7 million for 100% of Magellan's equity.

     Because of the inherent differences between the businesses, operations and the prospects of 3TEC and Magellan, and the businesses, operations and prospects of these comparable companies and the recent significant changes in the oil and gas markets, Harris Webb & Garrison believed that it was inappropriate to, and therefore did not, give significant weight to the quantitative results of this analysis of comparable companies.

     Comparable Transactions. Harris Webb & Garrison reviewed eight selected transactions involving oil and gas exploration and production companies:

     - Goodrich Petroleum Corporation's sale of convertible notes, preferred stock and warrants.
     - Carrizo Oil and Gas, Inc.'s repurchase of its Series A Preferred Stock and warrants from affiliates of Enron Corp.
     - Fidelity Oil Holdings, Inc.'s, a subsidiary of MDU Resources Group, Inc., acquisition of properties from American Resources Offshore, Inc.
     - Cross Timbers Oil Company's acquisition of properties from Ocean Energy, Inc.
     - Bargo Energy Company's acquisition of properties from Atlantic Richfield Company.
     -     Harken  Energy's  acquisition  of  Xplor  Energy,  Inc.
     -     St.  Mary  Land & Exploration Co.'s acquisition of King Ranch Energy,
           Inc.
     -     Castle  Energy  Corp.'s  acquisition of properties from AmBrit Energy
           Corp.

     Harris Webb & Garrison did not consider the reserves in any of these acquisitions to be comparable to 3TEC or Magellan. Moreover, up-to-date reserve information was not available with respect to these transactions. Consequently, Harris Webb & Garrison did not make any calculations of ratios involved in these transactions, and Harris Webb & Garrison did not believe that a buyer of Magellan's assets would have given any significant weight to such an analysis.

     In addition to the financial analyses set forth above, Harris Webb & Garrison considered a number of qualitative factors in arriving at its opinion, including, the following:

     - the potential capital appreciation of the 3TEC's common stock and the potential for new proved reserves for 3TEC and Magellan;
     - the greater number and diversity of properties and prospects of 3TEC resulting from the proposed merger; and
     - the possible addition of Magellan's management team and exploration staff to 3TEC.

     The summary set forth above is not a complete description of the analyses performed by Harris Webb & Garrison. Preparation of the opinion involved various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Notwithstanding the separate factors summarized above, Harris Webb & Garrison believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, Harris Webb & Garrison made numerous assumptions with respect to oil and gas industry performance, market prices for oil and gas and economic conditions and other matters. Harris Webb & Garrison did not attribute any particular weight to any analysis considered by it, but rather made qualitative judgements as to the significance and relevance of each analysis. The analyses performed by Harris Webb & Garrison are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses.

     The Special Committee of the Company's board selected Harris Webb & Garrison as its financial advisor because Harris Webb & Garrison is a regionally recognized investment banking firm with substantial experience in transactions similar to the Merger. As part of its investment banking business, Harris Webb & Garrison is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     Pursuant to an engagement letter between the Company and Harris Webb & Garrison, the Company agreed to pay Harris Webb & Garrison a fee of $75,000, payable upon delivery of its opinion, regardless of the conclusions reached by Harris Webb & Garrison in its opinion. 3TEC has also agreed to reimburse Harris Webb & Garrison for its reasonable out-of-pocket expenses. The Company has also agreed to indemnify Harris Webb & Garrison, and certain related persons against certain liabilities relating to or arising out of its engagement, including liabilities under the federal securities laws. To the extent that this indemnification includes liabilities arising out of the federal securities laws, it may not be enforceable as it may be determined to be against public policy.

INTEREST  OF  CERTAIN  PERSONS  IN  THE  MERGER

     EnCap affiliated entities own a controlling interest in 3TEC LLC, which owns 4,755,556 shares of Common Stock representing 29.74% of the Company's outstanding shares as of the Record Date. In addition, 3TEC LLC owns warrants to purchase Common Stock and securities convertible into Common Stock, which if all were added to the shares of Common Stock it presently owns (and assuming the Company does not issue any additional securities and no other holder of convertible or exercisable securities converts or exercises), would represent 51.48% of the Company's then outstanding Common Stock. Floyd C. Wilson,
President, Chief Executive Officer and Chairman of the Company, is also a manager and a member of 3TEC LLC. Also, D. Martin Phillips and David
B. Miller, both directors of the Company, are managers of 3TEC LLC and managing directors of EnCap. EnCap affiliated entities are also members of Magellan currently holding In the aggregate an approximate 76% prepayout interest in Magellan, as discussed below.

     EnCap affiliated entities will receive Merger Securities in the Merger because of their ownership positions in Magellan but will not receive any special consideration. Also, no party will receive any compensation as a result of the Merger based solely on EnCap's relationship with the Company. EnCap's, Mr. Wilson's, Mr. Phillips', and Mr. Miller's interest in the Merger was disclosed fully to the Company's Board and the Special Committee prior to any decision to enter into negotiations for a business agreement with Magellan.

                                MERGER AGREEMENT

     The following is a summary of the principal terms of the Agreement and Plan of Merger (the "Merger Agreement"). Attached as Exhibit "C" to this Proxy Statement is a copy of the Merger Agreement dated December 21, 1999, executed by and among the Company, 3TM Acquisition L.L.C., Magellan and the following members of Magellan (the "Prepayout Members"): ECIC Corporation, EnCap Energy Capital Fund III, L.P., EnCap Energy Acquisition III-B, Inc., BOCP Energy Partners, L.P., and Pel-Tex Partners, L.L.C. The summary of the Merger Agreement set forth below is qualified in its entirety by reference to the full text of the Merger Agreement attached to this Proxy Statement as Exhibit "C". Shareholders are urged to read the Merger Agreement carefully in its entirety.

GENERAL  TERMS

     The management of the Company has structured the transaction as a Merger of a wholly owned subsidiary of the Company with and into Magellan with Magellan being the surviving entity. The Merger will be accomplished by exchanging 100% of the membership interests of Magellan for the Merger consideration described below. After the Merger, Magellan will be a wholly owned subsidiary of the Company. The Merger will be completed as soon as possible after approval of the shareholders at the Special Meeting and no later than February 29, 2000. The
Merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles. The Company is not aware of any material governmental regulatory approvals required for completion of the Merger.

     The Company, as the sole member of Magellan after the Merger is completed, will have the right to replace Magellan's board of managers with individuals selected by 3TEC. The Company plans to elect Mr. Wilson as the sole manager and President of Magellan, and intends promptly to integrate the operations of Magellan with those of the Company.

     Delaware law does not afford appraisal rights or the right to receive cash for shares of Common Stock to the Company's shareholders who vote against or abstain from voting in favor of the Merger, and the Company does not intend to make available any such rights.

MERGER  CONSIDERATION

     The share information in this Proxy Statement is being presented on the basis that the Company had 15,993,092 shares of Common Stock outstanding as of the Record Date. The Board has proposed and has given notice of a Special Meeting of Shareholders to be held on Friday, January 14, 2000, for the purpose of approving a 1-for-3 reverse stock split. If the reverse stock split is approved, the Merger consideration will be adjusted to give pro rata effect, on the same basis as all the shareholders of the Company, for the securities to be issued in the Merger.

     Common  Stock  and  Warrants

     The Company will issue (i) 3,300,000 shares of its Common Stock to the Prepayout Members and (ii) warrants to purchase up to 1,000,000 shares of the Company's Common Stock to the Prepayout Members and the other members of Magellan. The Common Stock will have identical rights and privileges to the currently outstanding shares of Common Stock. The effect of this issuance will be to decrease each existing shareholder's percentage ownership in 3TEC because the Company will have increased the total number of shares of Common Stock outstanding.

     The warrants being issued will be exercisable at a price of $10.00 per share and may be exercised at any time on or before four years after the closing date of the Merger. In the event of a stock split, reserve stock split, stock dividend, recapitalization or similar transaction, appropriate adjustments will be made to the exercise price and number of shares received on exercise to maintain the correct exercise ratio. The effect of any exercise of the warrants will be to decrease each existing shareholder's percentage ownership of 3TEC because the Company will have increased the total number of shares of Common Stock outstanding.

     Series  D  Preferred  Stock

     Additionally, the Company will issue to the Prepayout Members 1,875,000 shares of the Company's Series D Preferred Stock, which has a redemption value of $8.00 per share. The Series D Preferred Stock has dividend and liquidation payment rights equal to the Company's existing Series B preferred stock, $.02 par value having a stated value of $7.50 per share, and Series C preferred stock, $.02 par value having a stated value of $5.00 per share. The Series D Preferred Stock will pay dividends at 5% per annum cumulative, payable semi-annually when, as and if authorized and declared by the Board of Directors. For a period of three years from the closing date of the Merger, the Company may pay the dividends in additional shares of Series D Preferred Stock with a stated value of $8.00 per share.

     Holders of Series D Preferred Stock will have the right, at any time, to convert one share of Series D Preferred Stock into one share of Common Stock. The Company shall have the right, upon 30 days written notice, to redeem any or all shares of Series D Preferred Stock for $8.00 per share plus any accrued and unpaid dividends. However, the holders of the Series D Preferred Stock do not have the right, under any event or circumstances, to cause or require the Company to redeem or purchase the Series D Preferred Stock.

     In the event of a liquidation, dissolution, winding-up or merger of the Company, the holders of Series D Preferred Stock are entitled to receive distributions equal to $8.00 per share of Series D Preferred Stock plus any accrued but unpaid dividends before any holders of Common Stock or junior preferred stock receive any distributions.

     In the event of any stock split, reverse stock split, stock dividend, recapitalization or similar transaction, appropriate adjustments will be made to the Series D Preferred Stock to maintain the rate of conversion, redemption, or distributions upon liquidation existing at the closing date of the Merger.

     A majority of the holders of Series D Preferred Stock must consent to certain actions by 3TEC, including any which (i) adversely alters or changes the rights, preferences or privileges of the Series D Preferred Stock holders by merger, consolidation or otherwise, (ii) increases the authorized number of shares of Series D Preferred Stock, or (iii) authorizes or issues any securities with rights senior to the Series D Preferred Stock. Other than these described consents or as required by law or any provision of the Company's Certificate of Incorporation, the holders of Series D Preferred Stock will have no other voting rights.

     Back-In  Working  Interest

     At closing, the Company has agreed to cause Magellan to assign to the Prepayout Members a contingent "back-in" working interest equal to 5% of Magellan's interest as of such date in 12 designated exploration prospects (the "Prospects") on the terms generally described below. An assignment of a back-in working interest will be made only when Magellan has recouped from all revenues received by it and attributable to its interest in the Prospects at closing the sum of (i) its third party costs attributable to its interest at closing of the Merger in drilling and completing wells on such prospects and
(ii) an 8% per annum return on the monthly cumulative difference between such costs and revenues ("Initial Payout"). When made, an assignment will cover only those Prospects on which are located wells either producing or capable of producing. If after Initial Payout, drilling activities are conducted by Magellan on previously undrilled Prospects, the payout procedure described above will be repeated as to such previously undrilled Prospects.

     Registration  Rights

     None of the Merger Securities has been registered under the Securities Act of 1933, as amended, or any state securities law in connection with the Merger. In addition, none of the Merger Securities has been registered for resale under the federal securities laws or the laws of any state and, therefore, the Merger Securities are restricted from being resold, except pursuant to a registration statement filed with the Securities and Exchange Commission by the Company subsequent to the Merger or pursuant to an exemption from the registration requirements of the federal and state securities laws.

     The Company has agreed to file no more than two registration statements to register the Common Stock received as consideration for the Merger either directly or as a result of a conversion of the Series D Preferred Stock when requested by the holders of the Common Stock, and, if necessary, to keep the registration statements effective for up to two years. 3TEC also has agreed to give notice to the holders of Common Stock, Series D Preferred Stock and warrants of any proposed registration statement to be filed by the Company. The holders of Common Stock, Series D Preferred Stock upon converting into Common Stock, and warrants, upon exercising the warrants for Common Stock, have the right to include the Common Stock in such registration statement. The effect of any registration of the Common Stock will be to allow the owners Of the Common Stock to sell in accordance with the federal and state securities laws.

MATERIAL  FEDERAL  TAX  CONSEQUENCES  OF  THE  MERGER

     The following general discussion summarizes certain material federal income tax consequences of the Merger to the shareholders of the Company. This section does not purport to address any federal tax consequences of the Merger as it relates to the members of Magellan. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the related treasury regulations, existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service regarding the Federal Income Tax consequences of the Merger.

     Based on the above premise, the Board believes that the shareholders of the Company will have no federal income tax effect from the Merger and will recognize no gain or loss based on the Merger. Additionally, the Company will recognize no gain or loss based on the Merger. The Internal Revenue Service may adopt a contrary position to that taken by the Board.

     This tax discussion is included for general information only and is based on present law. Each shareholder should consult their own tax advisor to determine the specific federal income tax consequences of the Merger as it relates to the shareholder.

REPRESENTATIONS  AND  WARRANTIES

     The Merger Agreement contains customary representations and warranties by Magellan, the Prepayout Members and the Company including representations and warranties as to: (a) due organization, valid existence, and good standing; (b) authorization to execute, deliver, and perform the Merger Agreement; (c) the binding effect of the Merger Agreement without causing a default or violation of any material agreement or organizational document; (d) capital structure; (e) financial statements and financial instruments owned; (f) material agreements;
(g) outstanding debt; (h) investments; (i) employees and employment arrangements; (j) litigation or proceeding pending or threatened; (k) pension plans or other ERISA plans; (l) the filing of tax returns and payment of taxes;
(m) title to and nature of assets; (n) possession of necessary permits to carry on business; (o) ownership of intellectual property used in its business; (p) environmental matters; (q) investor representations; (r) insurance; (s) the absence of brokers or finders engaged; (t) oil and gas operations; (u) books and records; (v) Magellan's reserve report as of October 1, 1999; (w) the veracity of information; and (x) Year 2000 compliance.

CERTAIN  COVENANTS

     The Merger Agreement contains customary covenants by Magellan, the Prepayout Members and by the Company. Prior to the effective date of the Merger, which will be as soon as practicable after the shareholders approve the issuance of the Merger Securities at the Special Meeting, the Prepayout Members of Magellan and Magellan agree to maintain Magellan's business as currently operated and agree not to take any action that would cause a material change in Magellan's current business or operations.

     The Board of Directors of the Company, after meeting their fiduciary obligations, is required to make a recommendation to the shareholders to vote in favor of the issuance of the Merger Securities in exchange for the membership interests of Magellan. The Board has discharged this obligation through its Special Committee which has recommended that the shareholders approve the issuance of the Merger Securities.

INDEMNIFICATION  OF  THE  COMPANY

     The Prepayout Members have agreed to indemnify the Company, its shareholders, directors, officers, employees, agents, successors and assigns (the "Company Indemnified Parties") under certain circumstances as generally described below:

     (i) The Prepayout Members will indemnify the Company Indemnified Parties against liabilities, losses, damages, costs and expenses ("Damages") relating to or arising out of any breach by the Prepayout Members of any of their representations, warranties, covenants and agreements contained in the Merger Agreement or related documents;

     (ii) The Prepayout Members will indemnify the Company for all or a portion (depending on the circumstances) of its documented out-of-pocket costs and expenses in connection with the investigation and negotiation of the transactions contemplated in the Merger Agreement in the event the Merger Agreement is terminated under certain circumstances, including if a member of Magellan, not a Prepayout Member, exercises a "preferential right" to purchase the membership interests of the Prepayout Members in Magellan proposed to be transferred to the Company; and

     (iii) The Prepayout Members will indemnify the Company Indemnified Parties against Damages relating to or arising out of any actions or proceedings brought by members of Magellan (other than the Prepayout Members) against the Company or Magellan in connection with the Merger or any preferential rights to purchase under Magellan's governing documents.

     The indemnification obligations of the Prepayout Members under the Merger Agreement are subject to certain qualifications and limitations as follows:

     (i) The liability of the Prepayout Members will be several (and not joint and several), and each Prepayout Member's share of any indemnification claim will not exceed the percentage specified for such member in the Merger Agreement.

     (ii) The Prepayout Members will have liability for Damages resulting from a breach of any of their representations and warranties (exclusive of the representations and warranties relating to the environment) only to the extent that the amount of such Damages exceeds $100,000, and only if the Company requests indemnification within one year of the closing.

     (iii) The Prepayout Members will have liability for Damages resulting from a breach of any of their representations and warranties relating to the environment only to the extent that the amount of such Damages exceeds $100,000 and only if the Company requests indemnification within three years of the closing.

     (iv) The maximum aggregate liability of the Prepayout Members for their indemnification obligations under the Merger Agreement (excluding, however, liability for claims arising out of any actions or proceedings brought by members of Magellan, other than the Prepayout Members, against the Company or Magellan in connection with the Merger or any preferential rights to purchase under Magellan's governing documents), will not exceed $19,500,000.

     (v) The Prepayout Members may satisfy their indemnification obligations in certain circumstances by tendering the Merger Securities to the Company.

     The Company has agreed to indemnify the members of Magellan, their respective partners, shareholders, members, directors, officers, managers, employees, agents, successors and assigns against any liabilities, losses, damages, costs and expenses which may arise out of a breach by 3TEC of any of its representations, warranties, covenants or agreements contained in the Merger Agreement or related documents.

CONDITIONS  TO  CLOSING

     Prior to closing the Merger, certain conditions must be met by both the members of Magellan, the Prepayout Members and by the Company. The Prepayout Members and the Company are required to deliver customary closing certificates which certify that the representations and warranties of the Merger Agreement are true and correct and that all covenants have been complied with prior to closing. The parties are required to deliver legal opinions as well.

TERMINATION  OF  MERGER

     The Merger Agreement may be terminated upon the mutual agreement of the Company and the Prepayout Members or by either party if the Merger has not be completed by February 29, 2000. Additionally, the Company may terminate the Merger Agreement (i) if there is a breach of a representation or warranty in the Merger Agreement, (ii) if Magellan or the members of Magellan have failed to comply with a covenant in the Agreement, or (iii) if the Company is not satisfied with its due diligence and gives notice of its election to terminate by no later than January 14, 2000. The Merger Agreement also may be terminated by the members of Magellan if (i) the Company has breached a representation or warranty or (ii) the Company has failed to comply with a covenant in the Agreement.

                                STOCK INFORMATION

STOCK  PRICE

     The Company's Common Stock is traded under the symbol "TTEN" and is quoted on the NASDAQ SmallCap Market. On January 3, 2000, the day previous to the first public announcement of the Merger, the high and low sales prices of 3TEC's Common Stock were $ 3 17/32 per share and $ 3 1/2 per share, respectively.

DIVIDEND  POLICY

     To the date of this Proxy Statement, the Company has not declared or paid any dividends on its outstanding Common Stock.

     The Company currently is required to pay dividends of $.50 per share per annum in cash when, as and if authorized and declared by the Board on its existing Series C convertible preferred stock, $.02 par value with a $5.00 per share stated value. The Company currently is not in arrears in its obligations to pay dividends to the holders of Series C preferred stock. Nothing in the Merger affects the dividend rights or payments with regard to 3TEC's existing preferred stock. The Company's outstanding shares of Series B convertible preferred stock carry no stated dividend obligation.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS

     The following table sets forth the shares of 3TEC's Common Stock beneficially owned by those persons known by 3TEC to be the beneficial owner of more than five percent of 3TEC's issued and outstanding Common Stock. All percentages are based on 15,993,092 shares of Common Stock issued and outstanding on December 9, 1999.

                                                 PRE-MERGER                    POST-MERGER

 Name and Address                 Amount and Nature of    Percent    Amount and Nature of     Percent
of Beneficial Owner               Beneficial Ownership   of Class    Beneficial Ownership    of Class
--------------------------------  ---------------------  ---------  -----------------------  ----------
3TEC Energy Company L.L.C.           10,482,222(1), (2)     48.26%  10,482,222(1), (2), (3)     41.90%
5910 N. Central Expressway
Suite 1150
Dallas, TX 75206

EnCap Investments L.L.C.             10,482,222(2), (4)     48.26%  14,854,722(2), (4) (5)      55.23%
1100 Louisiana
Suite 3150
Houston, TX 77002

Kaiser-Francis Oil Company                 3,337,734(6)     20.87%             3,337,734(6)     17.30%
6733 South Yale
Tulsa, OK 74136

The Prudential Insurance Company           2,325,529(7)     13.47%             2,325,529(7)     11.31%
of America
751 Broad Street
Newark, NJ 07102


                                      -24-

C. J. Lett, III                            1,234,556(8)      7.70%             1,234,556(8)      6.38%
9320 East Central
Wichita, KS 67206

Weskids, L.P.                                961,154(9)      5.97%               961,154(9)      4.95%
310 South Street
Morristown, NJ  07960

Alvin V. Shoemaker                           963,634(10)     5.95%               963,634(10)     4.94%
8800 First Avenue
Stone Harbor, NJ  08247

(1) As disclosed in a joint filing on Schedule 13D filed with the Securities and Exchange Commission on September 10, 1999, 3TEC LLC is the beneficial owner and has sole voting and dispositive power with respect to 10,482,222 shares of Common Stock. 3TEC LLC's members include Floyd C. Wilson, EnCap Energy Capital Fund III, L.P. ("Fund III"), EnCap Energy Capital Fund III-B, L.P. ("Fund III-B"), Energy Capital Investment Company PLC ("ECIC"), and BOCP Energy Partners, L.P. ("BOCP"). As general partner of the funds, EnCap has voting power and dispositive power for Fund III and Fund III-B, and as investment advisor for ECIC, EnCap has voting power and dispositive power for ECIC. EnCap has voting power and dispositive power for BOCP by being its manager as appointed by Banc One Capital Partners VIII, Ltd., the general partner. El Paso Field Services Company ("El Paso Field Services"), a wholly owned subsidiary of El Paso Energy Corporation ("El Paso Energy"), is the sole owner of EnCap. El Paso Field Services and El Paso Energy disclaim any beneficial ownership of these shares.

(2) Includes 3,566,666 shares represented by subordinated notes convertible into Common Stock and 2,160,000 shares represented by warrants to purchase Common Stock exercisable within 60 days of this Proxy Statement.

(3)  3TEC LLC will not own any of the Merger Securities.

(4) EnCap may be deemed to share voting and dispositive power with respect to the shares of Common Stock owned by 3TEC LLC; however, EnCap disclaims any beneficial ownership of these shares. As disclosed in Note 1 above, El Paso Field Services is the sole owner of EnCap, and El Paso Energy controls El Paso Field Services; however, both El Paso Field Services and El Paso Energy disclaim any beneficial ownership of 3TEC. David B. Miller and D. Martin Phillips, managing directors of EnCap, are also managers of 3TEC LLC and, as such, may be deemed beneficial owners of the 3TEC shares beneficially owned by 3TEC LLC and the 3TEC shares which may be deemed beneficially owned by EnCap.

(5) This figure includes the 10,482,222 shares described in Note 4 above. Additionally, this figure includes 2,498,571 shares of Common Stock, 1,419,643 shares of Series D Preferred Stock convertible into 1,419,643 shares of Common Stock, and warrants to purchase 454,286 shares of Common Stock, to be received by Fund III, Fund III-B, ECIC, and BOCP in the Merger.

(6) Kaiser-Francis Oil Company is a wholly owned subsidiary of GBK Corporation, which is owned 78.22% directly by George B. Kaiser and 21.78% indirectly by Mr. Kaiser through affiliates.

(7) As disclosed on Schedule 13G filed with the Securities and Exchange Commission on November 12, 1999, this figure includes subordinated notes convertible into 791,281 shares of Common Stock and warrants which are immediately exercisable for 479,206 shares of Common Stock.

(8) This figure includes options immediately exercisable for 47,000 shares of Common Stock.

(9) As disclosed in a filing on Schedule 13D filed with the Securities and Exchange Commission on November 7, 1997, Weskids, L.P. is presently the beneficial owner and has sole voting and dispositive power of 843,687 shares of Common Stock and 117,467 shares of Series B Preferred Stock immediately convertible into not less than 117,467 shares of 3TEC's Common Stock. Weskids, Inc. is the general partner of Weskids, L.P. and effectively controls Weskids, L.P. J. Peter Simon and Michael B. Lenard are the directors of Weskids, Inc.

(10) As disclosed in a filing on Schedule 13D filed with the Securities and Exchange Commission on December 23, 1997, this figure includes 117,466 shares of Series B Preferred Stock immediately convertible into not less than 117,466 shares of 3TEC's Common Stock. This figure also includes 66,666 shares of Common Stock, subordinated notes convertible into 50,000 shares of Common Stock, and warrants immediately exercisable for 30,280 shares of Common Stock, all of which Mr. Shoemaker may be deemed to share the power to vote or direct the vote and dispose or direct the disposition of with Shoemaker Family Partners, L.P. and Shoeinvest II, L.P. In addition, this figure includes options granted to Mr. Shoemaker immediately exercisable for 15,000 shares of Common Stock.

SECURITY  OWNERSHIP  OF  MANAGEMENT

     The following table sets forth the shares of 3TEC's Common Stock beneficially owned by each director and executive officer and all directors and executive officers as a group, all as of December 9, 1999.

                                               PRE-MERGER                     POST-MERGER

Name and Address                   Amount and Nature of    Percent   Amount and Nature of`    Percent
of Beneficial Owner                Beneficial Ownership   of Class    Beneficial Ownership   of Class
---------------------------------  ---------------------  ---------  -----------------------  ----------
Floyd C. Wilson                          10,482,222  (1)     48.26%          10,482,222 (1)     41.90%
Two Shell Plaza
Suite 2400
Houston, TX  77002

David B. Miller                          10,482,222  (2)     48.26%          14,854,722 (2)     55.23%
3811 Turtle Creek Blvd
Suite 1080
Dallas, TX 75219

D. Martin Phillips                       10,482,222  (3)     48.26%          14,854,722 (3)     55.23%
1100 Louisiana, Suite 3150
Houston, TX 77002

Frank C. Turner, II                          156,592 (4)         *              156,592 (4)         *
Two Shell Plaza, Suite 2400
Houston, TX  77002

Robert W. Hammons                            163,546 (5)      1.01%             163,546 (5)         *
915 Kentbury Court
Katy, TX  77450

Gary R. Christopher                           28,000 (6)         *               28,000 (6)         *
6733 South Yale
Tulsa, OK  74136

Stephen W. Herod                             180,683 (7)      1.12%             180,683 (7)         *
Two Shell Plaza, Suite 2400
Houston, TX  77002

Directors and executive officers          11,011,043 (8)     49.83%          15,383,543 (9)     56.41%
of the Company as a group
(7 persons)


                                      -26-

*    Represents less than 1%.

(1) Mr. Wilson is a managing director and a member of 3TEC LLC which is the beneficial owner of 10,482,222 of 3TEC's Common Stock. Mr. Wilson, as a managing director of 3TEC LLC, shares voting power and dispositive power of the 10,482,222 shares of Common Stock with the other managing directors of 3TEC LLC and may be deemed to be a beneficial owner of the shares owned by 3TEC LLC. Mr. Wilson does not have the sole power to vote or dispose of any shares of 3TEC beneficially owned by 3TEC LLC. Mr. Wilson disclaims any beneficial ownership of the shares.

(2) Mr. Miller is a managing director of EnCap, which is a member of 3TEC LLC. Mr. Miller shares voting power and dispositive power with the other managing directors of EnCap and may be deemed to be a beneficial owner of the shares owned by EnCap. EnCap may be deemed to be the beneficial owner of the 10,482,222 pre-Merger shares and 14,854,722 post-Merger shares of 3TEC's Common Stock directly owned by 3TEC LLC; however, EnCap disclaims beneficial ownership of these shares. Mr. Miller does not have the sole power to vote or dispose of any shares of 3TEC deemed to be beneficially owned by EnCap. Mr. Miller disclaims any beneficial ownership of the shares.

(3) Mr. Phillips is a managing director of EnCap, which is a member of 3TEC LLC. Mr. Phillips shares voting power and dispositive power with the other managing directors of EnCap and may be deemed to be a beneficial owner of the shares owned by EnCap. EnCap may be deemed to be the beneficial owner of the 10,482,222 pre-Merger shares and 14,854,722 post Merger shares of 3TEC's Common Stock directly owned by 3TEC LLC; however EnCap disclaims beneficial ownership of these shares. Mr. Phillips does not have the sole power to vote or dispose of any shares of 3TEC deemed to be beneficially owned by EnCap. Mr. Phillips disclaims any beneficial ownership of the shares.

(4) Represents 20,092 shares of Common Stock and 136,500 shares issuable upon exercise of options granted to Mr. Turner.

(5) Represents 7,046 shares of Common Stock and 156,500 shares issuable upon exercise of options granted to Mr. Hammons.

(6) Represents 13,000 shares of Common Stock and 15,000 shares issuable upon exercise of options granted to Mr. Christopher. Mr. Christopher is an officer of Kaiser-Francis Oil Company which is the beneficial owner of 3,337,734 shares of 3TEC's Common Stock.

(7) Represents 109,816 shares of Common Stock and 55,000 shares issuable upon exercise of options granted to Mr. Herod and 15,867 shares of Series B preferred stock convertible into 15,867 shares of Common Stock.

(8) Includes 10,482,222 shares which may be deemed beneficially owned by Mr. Wilson, Mr. Miller, and Mr. Phillips. Mr. Wilson, Mr. Miller and Mr. Phillips disclaim any beneficial ownership of the shares.

(9) Includes 14,854,722 shares which may be deemed beneficially owned by Mr. Miller and Mr. Phillips as well as 10,482,222 shares which may be deemed beneficially owned by Mr. Wilson. Mr. Wilson, Mr. Miller and Mr. Phillips disclaim beneficial ownership of the shares.


                   WHOM TO CONTACT FOR ADDITIONAL INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at "http://www.sec.gov."

     You should rely only on the information contained in this Proxy Statement in making your decision to approve Proposal I . We have not authorized anyone to provide you with information that is different from the information contained in this Proxy Statement. This Proxy Statement is dated January 11, 2000. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date. Neither the mailing of this Proxy Statement to shareholders nor the issuance of the Company's Common Stock and other securities in the Merger creates any implication to the contrary.

     The Company will provide without charge to each person to whom a Proxy Statement is delivered upon written or oral request to such person, within one business day of receipt of such Request, a copy of the Company's Form 10-KSB for the fiscal year ended December 31, 1998. Requests for such copies should be directed to Floyd C. Wilson, the Company's President at Two Shell Plaza, 777 Walker Street, Suite 2400, Houston, Texas 77002.

                                   ACCOUNTANTS

     One or more representatives of KPMG LLP, the principal accountants of the Company for the current year and for the most recently completed fiscal year,
(i) will attend the Special Meeting; (ii) will have the opportunity to make a statement if they desire to do so; and (iii) will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     The Company does not intend to bring any business before the Special Meeting other than matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the Special Meeting by others.

                             DISCRETIONARY AUTHORITY

     At the time of mailing this Proxy Statement, the Board of Directors was not aware of any other matters which might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the persons named in the accompanying form of proxy will vote such proxy in accordance with their judgment.



                              By  Order  of  the  Board  of  Directors



                              /s/ Floyd  C.  Wilson
                              President  and
                              Chief  Executive  Officer


Houston,  Texas
January 11,  2000

                              FINANCIAL STATEMENTS INCLUDED IN THIS PROXY STATEMENT

I.   CONSOLIDATED FINANCIAL STATEMENTS OF 3TEC ENERGY CORPORATION AND SUBSIDIARIES
     (FORMERLY MIDDLE BAY OIL COMPANY, INC.), AS REPORTED BY THE COMPANY IN
     ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998:

Reports of Independent Auditors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          F-2

Consolidated Balance Sheets as of December 31, 1998 and 1997 . . . . . . . . . . . . . . . . . . . . . . .          F-4

Consolidated Statements of Operations for the years ended December 31, 1998 and 1997 . . . . . . . . . . .          F-5

Consolidated Statements of Cash Flows for the years ended December 31, 1998 and 1997 . . . . . . . . . . .          F-6

Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1998 and 1997.          F-7

Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          F-9

Management's Discussion and Analysis from its Annual Report on Form 10-KSB for 1998. . . . . . . . . . . .    1998 MDA-1

II.  CONSOLIDATED FINANCIAL STATEMENTS OF 3TEC ENERGY CORPORATION AND SUBSIDIARIES
     (FORMERLY MIDDLE BAY OIL COMPANY, INC.), AS REPORTED BY THE COMPANY IN
     ITS QUARTERLY REPORT ON FORM 10-Q/A FOR THE QUARTER ENDED SEPTEMBER 30, 1999:

Consolidated Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998 . . . . . . . . . .          F-28

Consolidated Statements of Operations for the three months and nine months ended
  September 30, 1999 and 1998 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          F-29

Consolidated Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited). .          F-30

Notes to Consolidated Financial Statements at and as of September 30, 1999 (unaudited) . . . . . . . . . .          F-31

Management's Discussion and Analysis from its Quarterly Report on Form 10-QSB/A for Quarter Ended
September 30, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3Q1999 MDA-1

III. STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES WITH RESPECT TO THE
     RECENTLY ACQUIRED FLOYD OIL PROPERTIES (THE "ACQUIRED PROPERTIES" )
     FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          F-40

Statements of Revenues and Direct Operating Expenses for the Years ended
  December 31, 1998 and 1997 (audited) and the periods ended September 30, 1999 and 1998 (unaudited),
  with respect to the Acquired Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          F-41

Notes to Statements of Revenues and Direct Operating Expenses. . . . . . . . . . . . . . . . . . . . . . .          F-42

IV.  3TEC ENERGY CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 1999 . . . . . . . . . . . . . .          F-46
Unaudited Pro Forma Condensed Consolidated Statement of Operations
  for the year ended December 31, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          F-47
Unaudited Pro Forma Condensed Consolidated Statement of Operations
  for the nine months ended September 30, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          F-48
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements . . . . . . . . . . . . . . . . .          F-49

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
3TEC  Energy  Corporation

     We have audited the accompanying consolidated balance sheet of 3TEC Energy Corporation (formerly Middle Bay Oil Company, Inc.) and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 3TEC Energy Corporation and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                              KPMG LLP

Houston, Texas
March 26, 1999

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
3TEC  Energy  Corporation

     We have audited the accompanying consolidated balance sheet of 3TEC Energy Corporation (formerly Middle Bay Oil Company, Inc.) and subsidiaries as of December 31, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 3TEC Energy Corporation and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                              SCHULTZ, WATKINS & COMPANY

Jackson, Mississippi
February 27, 1998

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                  DECEMBER 31

                                     ASSETS

                                                                                               1998          1997
                                                                                           ------------  ------------
CURRENT ASSETS...........................................................................
  Cash and cash equivalents..............................................................  $  1,040,096  $  1,587,184
  Accounts receivable....................................................................     3,309,043     2,352,679
  Accounts receivable--Insurance Claim...................................................       448,083            --
  Other current assets...................................................................       141,364        89,021
  Assets held for resale.................................................................            --       206,464
                                                                                           ------------  ------------
    Total current assets.................................................................     4,938,586     4,235,348
NON-CURRENT ASSETS
  Accounts receivable--stockholder.......................................................       173,115       166,165
PROPERTY (at cost)
  Oil and gas (successful efforts method)                                                    90,849,439    62,654,328
  Other..................................................................................       795,323       822,806
                                                                                           ------------  ------------
                                                                                             91,644,762    63,477,134
  Less accumulated depletion, depreciation and amortization..............................   (39,073,584)  (30,636,202)
                                                                                           ------------  ------------
                                                                                             52,571,178    32,840,932
OTHER ASSETS.............................................................................       257,938        10,127
                                                                                           ------------  ------------
TOTAL ASSETS.............................................................................  $ 57,940,817  $ 37,252,572
                                                                                           ============  ============
                                        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current maturities of long term debt...................................................  $         --  $  1,375,537
  Accounts payable--Trade................................................................     3,643,241     1,176,680
  Accounts payable--Enex, LP Dissenters and Fractional Shares............................       538,750            --
  Accounts payable--Revenue..............................................................       342,931       308,981
  Other current liabilities..............................................................       275,010        29,737
                                                                                           ------------  ------------
    Total current liabilities............................................................     4,799,932     2,890,935
LONG TERM DEBT...........................................................................    27,454,567     9,714,713
DEFERRED INCOME TAXES....................................................................     1,733,167     4,780,528
OTHER LIABILITIES........................................................................       437,949            --
MINORITY INTEREST........................................................................       957,369            --
STOCKHOLDERS' EQUITY.....................................................................            --            --
  Preferred stock, $.02 par, 5,000,000 shares authorized with 266,667 shares designated
    Series B and 2,177,481 designated Series C, none other issued........................            --            --
  Cumulative convertible Series A 8% preferred stock, $6 stated value, No shares outstanding at 12/31/98 and 1,666,667 shares issued and outstanding at 12/31/97,
    $10,000,000 aggregate liquidation preference.........................................            --    10,000,000
  Convertible preferred stock Series B, $7.50 stated value, 266,667 shares issued and
    outstanding at 12/31/98 and 12/31/97. $2,000,000 aggregate liquidation preference....     3,627,000     3,627,000
  Convertible preferred stock Series C, $5.00 stated value, 1,142,663 shares issued and
    outstanding at 12/31/98. $5,713,317 aggregate liquidation preference.................     5,281,937            --
  Common stock, $.02 par value, 10,000,000 authorized, 8,552,365 and 4,519,206 shares
    issued and outstanding at 12/31/98 and 12/31/97, respectively........................       171,055        90,392
  Additional paid-in capital.............................................................    36,947,588    23,029,299
  Unearned stock compensation............................................................            --       (67,500)
  Accumulated deficit....................................................................   (23,401,707)  (16,744,755)
  Treasury stock; 21,773 shares at 12/31/98 and 12/31/97.................................       (68,040)      (68,040)
                                                                                           ------------  ------------
    Total stockholders' equity...........................................................    22,557,833    19,866,396
                                                                                           ------------  ------------
COMMITMENTS AND CONTINGENCIES
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...............................................  $ 57,940,817  $ 37,252,572
                                                                                           ============  ============

          See accompanying notes to consolidated financial statements.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                            YEARS ENDED DECEMBER 31

                                                                                        1998            1997
                                                                                    -------------  --------------
REVENUES
  Oil and gas sales and plant income..............................................  $  15,011,354  $   10,213,047
  Gain on sale of properties......................................................      1,953,362           7,018
  Delay rental and lease bonus income.............................................        217,404         975,347
  Other...........................................................................        520,458         237,583
                                                                                    -------------  --------------
    Total revenues................................................................     17,702,578      11,432,995
COSTS AND EXPENSES
  Lease operating, production taxes and plant costs...............................      7,801,249       3,848,627
  Geological and geophysical......................................................        877,643         222,608
  Dryhole.........................................................................        503,444       1,118,838
  Impairments.....................................................................      4,164,184      21,147,823
  Depletion, depreciation and amortization........................................      7,116,116       4,567,063
  Interest........................................................................      1,971,595         671,081
  Stock compensation..............................................................        266,445         202,500
  General and administrative......................................................      4,266,727       2,361,124
  Other...........................................................................        138,855         317,469
                                                                                    -------------  --------------
    Total costs and expenses......................................................     27,106,258      34,457,133
LOSS BEFORE INCOME TAX BENEFIT AND MINORITY INTEREST..............................     (9,403,680)    (23,024,138)
INCOME TAX EXPENSE (BENEFIT)
  Current.........................................................................             --           6,451
  Deferred........................................................................     (2,829,762)     (7,451,249)
                                                                                    -------------  --------------
                                                                                       (2,829,762)     (7,444,798)
MINORITY INTEREST.................................................................         15,089              --
                                                                                    -------------  --------------
NET LOSS..........................................................................  $  (6,589,007) $  (15,579,340)
Dividends to preferred stockholders...............................................        (67,945)       (604,712)
                                                                                    -------------  --------------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS......................................  $  (6,656,952) $  (16,184,052)
                                                                                    =============  ==============
NET LOSS PER SHARE
  Basic...........................................................................  $       (0.83) $        (4.76)
                                                                                    =============  ==============
  Diluted.........................................................................  $       (0.83) $        (4.76)
                                                                                    =============  ==============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
  Basic...........................................................................      8,050,108       3,397,117
                                                                                    =============  ==============
  Diluted.........................................................................      8,050,108       3,397,117
                                                                                    =============  ==============

          See accompanying notes to consolidated financial statements.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            YEARS ENDED DECEMBER 31

                                                                                           1998         1997
                                                                                        -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss............................................................................  $(6,589,007) $(15,579,340)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depletion, depreciation and amortization..........................................    7,070,916    4,567,063
    Impairments.......................................................................    4,164,184   21,147,823
    Deferred income tax benefit.......................................................   (2,829,762)  (7,451,249)
    Bad debt expense..................................................................       20,000       45,000
    Abandonment expense...............................................................       45,200           --
    Dryhole costs.....................................................................      503,444    1,118,838
    Stock compensation................................................................      266,445      202,500
    Gain on sale of assets............................................................   (1,953,362)      (7,018)
    Minority interest.................................................................       15,089           --
  Changes in operating assets and liabilities, net of acquisition effects:
    (Increase) Decrease in receivables................................................     (108,892)     243,779
    Increase (Decrease) in payables...................................................    1,541,025     (438,355)
    (Increase) Decrease in other assets...............................................      (76,995)    (147,928)
                                                                                        -----------  -----------
  Net cash provided by operating activities...........................................    2,068,285    3,701,113
CASH FLOWS FROM INVESTING ACTIVITIES
    Payment for acquisition of Bison Energy Corp., net of cash acquired of $994,367...           --   (7,139,914)
    Payment for acquisition of Shore Oil Company net of cash acquired of $2,057,467...           --     (514,299)
    Payment for acquisition of 80% of Enex Resources Corp., net of cash acquired of
     $4,698,211.......................................................................  (11,403,189)          --
    Payment for acquisition of assets of Service Drilling Co., LLC....................   (6,328,208)          --
    Capital expenditures:
      Oil and gas properties..........................................................   (4,100,252)  (8,175,051)
      Other assets....................................................................     (322,816)    (246,735)
    Proceeds from sale of:
      Oil and gas properties..........................................................    4,812,326      103,872
      Other assets....................................................................      390,927    1,445,890
    Advances to stockholder...........................................................       (6,950)      (6,950)
                                                                                        -----------  -----------
        Net cash used in investing activities.........................................  (16,958,162) (14,533,187)
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds of bank loans..............................................................   32,469,604    5,769,705
  Principal payments on loans.........................................................  (16,105,287)  (2,497,533)
  Proceeds from issuance of preferred stock...........................................           --    9,000,000
  Preferred stock dividends...........................................................      (67,945)    (604,712)
  Partnership distributions...........................................................   (1,348,098)          --
  Proceeds from common stock..........................................................           --      195,772
  Registration costs of Series C preferred stock......................................     (431,380)          --
  Other...............................................................................     (174,105)          --
                                                                                        -----------  -----------
        Net cash provided by financing activities.....................................   14,342,789   11,863,232
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS FOR THE YEAR.....................     (547,088)   1,031,158
  Cash and cash equivalents--Beginning of year........................................    1,587,184      556,026
                                                                                        -----------  -----------
  Cash and cash equivalents--End of year..............................................  $ 1,040,096  $ 1,587,184
                                                                                        ===========  ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  CASH PAID DURING THE YEAR FOR:
    Interest..........................................................................  $ 1,657,362  $   601,582
                                                                                        ===========  ===========
    Income Taxes......................................................................  $        --  $     6,451
                                                                                        ===========  ===========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Common stock issued as finders' fee in Enex Resources Corp. tender offer............  $   245,232  $        --
                                                                                        ===========  ===========
  Present value of consulting agreement of former president of Enex Resources Corp....  $   788,563  $        --
                                                                                        ===========  ===========
  Common stock issued in asset acquisition from Service Drilling Corp. LLC............  $ 3,554,774  $        --
                                                                                        ===========  ===========
  Preferred stock issued in acquisition of Enex Consolidated Partners, LP.............  $ 5,713,317  $        --
                                                                                        ===========  ===========
  Conversion of redeemable common stock to common stock (net of treasury shares
    acquired).........................................................................  $        --  $   421,179
                                                                                        ===========  ===========
  Common stock issued in acquisition of Bison Energy Corp.............................  $        --  $ 3,330,558
                                                                                        ===========  ===========
  Common stock issued in acquisition of Shore Oil Company.............................  $        --  $12,976,165
                                                                                        ===========  ===========
  Preferred stock Series B issued in acquisition of Shore Oil Company.................  $        --  $ 3,627,000
                                                                                        ===========  ===========
  Debt assumed in acquisition of Shore Oil Company....................................  $        --  $ 2,105,000
                                                                                        ===========  ===========
  Common stock issued in property acquisition.........................................  $        --  $   260,130
                                                                                        ===========  ===========

          See accompanying notes to consolidated financial statements

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                           PREFERRED STOCK
                                -----------------------------------------------------------------------
                                        SERIES A                SERIES B                SERIES C             COMMON STOCK
                                ------------------------  ---------------------  ----------------------  ---------------------
                                  SHARES       AMOUNT      SHARES      AMOUNT      SHARES      AMOUNT      SHARES     AMOUNT
                                ----------  ------------  ---------  ----------  ----------  ----------  ----------  ---------
BALANCE--1/1/97...............     166,667  $  1,000,000         --  $       --          --  $       --   1,880,917  $  37,618
Common stock issued in
  acquisition of NPC Energy
  Corporation.................          --            --         --          --          --          --      33,463        677
Preferred Series A issued.....   1,500,000     9,000,000         --          --          --          --          --         --
Common stock issued in
  acquisition of Bison Energy
  Corporation.................          --            --         --          --          --          --     605,556     12,111
Common stock issued in
  acquisition of Shore Oil
  Company.....................          --            --         --          --          --          --   1,883,333     37,667
Preferred Series B issued in
  acquisition of Shore Oil
  Company.....................          --            --    266,667   3,627,000          --          --          --         --
Conversion of redeemable
  common stock to common
  stock.......................          --            --         --          --          --          --          --         --
Restricted stock awards.......          --            --         --          --          --          --      49,091        982
Stock options exercised.......          --            --         --          --          --          --      40,833        817
Purchase of oil and gas
  working interests...........          --            --         --          --          --          --      26,013        520
Unearned stock compensation...          --            --         --          --          --          --          --         --
Net loss......................          --            --         --          --          --          --          --         --
8% Preferred stock Series A
  dividends...................          --            --         --          --          --          --          --         --
                                ----------  ------------  ---------  ----------  ----------  ----------  ----------  ---------
BALANCE--12/31/97.............   1,666,667    10,000,000    266,667   3,627,000          --          --   4,519,206     90,392
Preferred A Conversion........  (1,666,667)  (10,000,000)        --          --          --          --   3,333,334     66,667
Shares issued as finders fee
  in Enex Tender Offer........          --            --         --          --          --          --      33,825        676
Service Drilling Co.
  Acquisition.................          --            --         --          --          --          --     666,000     13,320
Restricted stock awards
  earned......................          --            --         --          --          --          --          --         --
Enex Consolidated Partners
  Acquisition.................          --            --         --          --   1,142,663   5,713,317          --         --
Preferred Stock Registration
  Costs.......................          --            --         --          --          --    (431,380)         --         --
Warrants issued as
  compensation................          --            --         --          --          --          --          --         --
Net loss......................          --            --         --          --          --          --          --         --
8% Preferred stock Series A
  dividend....................          --            --         --          --          --          --          --         --
                                ----------  ------------  ---------  ----------  ----------  ----------  ----------  ---------
ENDING BALANCE-- 12/31/98.....          --  $         --    266,667  $3,627,000   1,142,663  $5,281,937   8,552,365  $ 171,055
                                ==========  ============  =========  ==========  ==========  ==========  ==========  =========


                                ADDITIONAL   REDEEMABLE
                                  PAID-IN      COMMON     UNEARNED STOCK  ACCUMULATED    TREASURY
                                  CAPITAL       STOCK      COMPENSATION     DEFICIT        STOCK         TOTAL
                                -----------  -----------  --------------  ------------  -----------  -------------
BALANCE--1/1/97...............  $ 6,049,442  $ (421,179)  $         --    $  (560,703)  $  (68,040)  $  6,037,138
Common stock issued in
  acquisition of NPC Energy
  Corporation.................       93,018          --             --             --           --         93,695
Preferred Series A issued.....           --          --             --             --           --      9,000,000
Common stock issued in
  acquisition of Bison Energy
  Corporation.................    3,318,447          --             --             --           --      3,330,558
Common stock issued in
  acquisition of Shore Oil
  Company.....................   12,938,498          --             --             --           --     12,976,165
Preferred Series B issued in
  acquisition of Shore Oil
  Company.....................           --          --             --             --           --      3,627,000
Conversion of redeemable
  common stock to common
  stock.......................           --     421,179             --             --           --        421,179
Restricted stock awards.......      269,018          --             --             --           --        270,000
Stock options exercised.......      101,266          --             --             --           --        102,083
Purchase of oil and gas
  working interests...........      259,610          --             --             --           --        260,130
Unearned stock compensation...           --          --        (67,500)            --           --        (67,500)
Net loss......................           --          --             --    (15,579,340)          --    (15,579,340)
8% Preferred stock Series A
  dividends...................           --          --             --       (604,712)          --       (604,712)
                                -----------  -----------  --------------  ------------  -----------  -------------
BALANCE--12/31/97.............   23,029,299          --        (67,500)   (16,744,755)     (68,040)    19,866,396
Preferred A Conversion........    9,933,333          --             --             --           --             --
Shares issued as finders fee
  in Enex Tender Offer........      244,556          --             --             --           --        245,232
Service Drilling Co.
  Acquisition.................    3,541,454          --             --             --           --      3,554,774
Restricted stock awards
  earned......................           --          --         67,500             --           --         67,500
Enex Consolidated Partners
  Acquisition.................           --          --             --             --           --      5,713,317
Preferred Stock Registration
  Costs.......................           --          --             --             --           --       (431,380)
Warrants issued as
  compensation................      198,946          --             --             --           --        198,946
Net loss......................           --          --             --     (6,589,007)          --     (6,589,007)
8% Preferred stock Series A
  dividend....................           --          --             --        (67,945)          --        (67,945)
                                -----------  -----------  --------------  ------------  -----------  -------------
ENDING BALANCE-- 12/31/98.....  $36,947,588  $       --   $         --    $(23,401,707) $  (68,040)  $ 22,557,833
                                ===========  ===========  ==============  ============  ===========  =============

          See accompanying notes to consolidated financial statements.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     3TEC Energy Corporation (the Company) (formerly Middle Bay Oil Company, Inc.) was incorporated under the laws of the state of Alabama on November 20, 1992. The Company was reincorporated in Delaware on December 7, 1999 and changed its name to 3TEC Energy Corporation. Effective March 27, 1998, the
Company acquired 79.2% of Enex Resources Corporation ("Enex") and effective April 16, 1998, the Company acquired the assets of Service Drilling Co., LLC ("Service Drilling"). Effective October 1, 1998, the Company acquired 100% of Enex Consolidated Partners, L.P. ("Enex Partnership"), a limited partnership of which Enex owned greater than a 50% interest. In 1997, the Company acquired
Bison Energy Corporation and Shore Oil Company. The Company is engaged in the acquisition, development and production of oil and natural gas in the contiguous United States. The Company considers its business to be a single operating segment.

SIGNIFICANT ACCOUNTING POLICIES

    The Company's accounting policies reflect industry standards and conform to generally accepted accounting principles. The more significant of such policies are described below.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company, Its wholly-owned subsidiary and Enex, an 80% owned subsidiary. The equity of minority interest in Enex is shown in the consolidated statements as "minority interest". All significant intercompany balances and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

    For purposes of the statements of cash flows, the Company classifies all cash investments with original maturities of three months or less as cash.

OIL AND GAS PROPERTY

    The Company follows the successful efforts method of accounting for oil and gas properties, and accordingly, capitalizes all direct costs incurred in connection with the acquisition, drilling and development of productive oil and gas properties. Costs associated with unsuccessful exploration are charged to expense currently. Geological and geophysical costs and costs of carrying and retaining unevaluated properties are charged to expense. Depletion, depreciation and amortization of capitalized costs are computed separately for each property based on the unit of production method using only proved oil and gas reserves. In arriving at such rates, commercially recoverable reserves have been estimated by independent petroleum engineering firms. The Company reviews its undeveloped properties continually and charges them to expense on a property by property basis when it is determined that they have been condemned by dry holes, or will not be retained, sold or drilled upon. Gains and losses are recorded on sales of entire interests in proved or unproved properties. For the years ended December 31, 1998 and 1997, the Company realized gains on sales of properties of $1,953,000 and $7,000, respectively.

    The Company reviews long-lived assets for impairment when events or changes in circumstances indicate that the carrying value of such an asset may not be recoverable. This review consists of a comparison of the carrying value of the asset to the asset's expected future undiscounted cash flows without interest costs.

    Estimates of expected future cash flows represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flows, assuming escalated prices, are

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) less than the carrying value of the asset, an impairment exists and is measured as the excess of the carrying value over the estimated fair value of the asset. The Company estimates discounted future net cash flows to determine fair value. Any impairment provisions recognized are permanent and may not be restored in the future.

    For the years 1998 and 1997, the Company's proved properties were assessed for impairment on an individual field basis and the Company recorded impairment provisions of $4,092,000 and $21,148,000 respectively, attributable to certain producing properties.

SITE RESTORATION, DISMANTLEMENT AND ABANDONMENT COSTS

    Site restoration, dismantlement and abandonment costs (P&A costs) are common in the oil and gas industry in which the Company conducts operations. P&A costs are costs associated with removing the facilities and equipment required to operate a well and restoring the well site to specified conditions. P&A costs are incurred when the oil and gas reserves of a well or wells are depleted or when production drops to the point that it is no longer economically feasible to produce. P&A costs are governed by federal and state regulations and contractual obligations.

    The Company, in conjunction with its independent engineers and the operators of the wells, continually reviews its working interests with respect to potential P&A costs. Estimated P&A costs (net of salvage value) are amortized through depletion using the units-of-production method.

    As of December 31, 1998, the Company's estimated P&A were approximately $495,000, of which approximately $26,200 was amortized as of December 31, 1998. The Company's estimated P&A costs at December 31, 1997 were immaterial.

OTHER PROPERTY AND EQUIPMENT

    Other property and equipment are stated at cost and depreciation is computed on the accelerated method over appropriate lives ranging from five to seven years. Additions and betterments which provide benefits to several periods are capitalized.

ENVIRONMENTAL LIABILITIES

    Environmental expenditures that relate to current or future revenues are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or clean-ups are probable, and the costs can be reasonably estimated. Generally, the timing of these accruals coincides with the Company's commitment to a formal plan of action.

REVENUE

    Oil and gas revenues are recorded using the sales method, whereby the Company recognizes revenues based on the amount of oil and gas sold to purchasers on its behalf.

INCOME TAXES

    The Company uses the asset and liability method of accounting for income taxes under which deferred tax assets and liabilities are determined by applying enacted statutory tax rates applicable to future years to the difference between the financial statement and tax basis of assets and liabilities. The effect on deferred

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) tax assets and liabilities of a change in tax rates is recognized as part of the provision for income taxes in the period that includes the enactment date.

STOCK BASED COMPENSATION

    The Financial Accounting Standards Board ("FASB") issued SFAS No. 123, "Accounting for Stock Based Compensation", which establishes financial accounting and reporting standards for stock based compensation plans. The statement provides the option to continue under the accounting provisions of APB Opinion No. 25, while requiring proforma footnote disclosures of the effects of net income and earnings per share, calculated as if the new method had been implemented. The Company adopted the financial reporting provisions of SFAS No. 123, but continues under the accounting provisions of APB Opinion No. 25.

EARNINGS PER SHARE

    Basic earnings per share is based on the weighted average shares outstanding without any dilutive effects considered. Diluted earnings per share reflects dilution from all potential common shares, including options, warrants and convertible preferred stock.

CONCENTRATIONS OF MARKET RISK

    The future results of the Company will be affected by the market prices of oil and natural gas. The availability of a ready market for natural gas and oil in the future will depend on numerous factors beyond the control of the Company, including weather, production of other natural gas and crude oil, imports, marketing of competitive fuels, proximity and capacity of oil and gas pipelines and other transportation facilities, any oversupply or undersupply of gas and oil, the regulatory environment, and other regional and political events, none of which can be predicted with certainty.

CONCENTRATIONS OF CREDIT RISK

    Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash investments with high credit qualified financial institutions. Risk with respect to receivables is concentrated primarily in the current production revenue receivable from multiple oil and gas producers, both major and independent, and is typical in the industry. No single customer accounted for greater than 10% of the Company's total oil and gas sales for the year ended December 31, 1998. The Company sold oil and gas representing approximately 14% of its total oil and gas sales to one customer, Warren Petroleum Company, L.P., for the year ended December 31, 1997.

ACCOUNTING PRONOUNCEMENTS

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 standardizes the accounting for and disclosures of derivative instruments, including certain derivative instruments embedded in other contracts. The statement is effective for the Company beginning after January 1, 2000. As the Company historically has not entered into derivative instruments for non-trading (hedging) purposes or for trading purposes, the Company does not expect this statement to have a material impact on its financial condition or results of operations upon implementation.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) USE OF ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare the financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

RECLASSIFICATIONS

    Certain reclassifications of prior period amounts have been made to conform to the current presentation.

(2) ACQUISITIONS

    On February 28, 1997, the Company completed the acquisition of Bison Energy Corporation ("BEC"). The transaction consisted of a merger (the "Bison Merger") of BEC into Bison Energy Corporation-Alabama, a wholly-owned subsidiary of the Company. On February 28, 1997, Bison Energy Corporation-Alabama merged into BEC and its separate corporate existence ceased. BEC was merged into the Company in January, 1998.

    The cost of acquiring BEC was approximately $10 million, consisting of the following (in thousands):

Estimated fair value of 605,556 shares of Company common stock
  issued...........................................................  $   3,330
Cash consideration.................................................      6,654
Legal and accounting expenses......................................         35
                                                                     ---------
Total..............................................................  $  10,019
                                                                     ---------
                                                                     ---------

    The fair value of the securities issued in connection with the merger was calculated using the price of the Company's common stock at the time the Bison Merger was announced to the public of $5.50 per share.

    The Company's purchase price was allocated to the consolidated assets and liabilities of BEC based on estimates of the fair values with the remaining purchase price allocated to proved oil and gas properties.

    The allocation of the purchase price is summarized as follows: (in thousands)

Working capital....................................................  $     714
Oil and gas properties (proved)....................................     13,268
Yard equipment.....................................................        465
Deferred income taxes..............................................     (4,428)
                                                                     ---------
Total..............................................................  $  10,019
                                                                     ---------
                                                                     ---------

    The price paid for BEC and the allocation of the purchase price, both detailed above, excludes the $1,445,890 allocated to non-oil and gas assets that were purchased in the merger and sold on March 3, 1997 for $1,445,890.

    On June 30, 1997, the Company completed the acquisition of Shore Oil Company ("Shore"). The transaction consisted of a merger (the "Shore Merger") of Shore into Shore Acquisition Company Inc., a wholly-owned subsidiary of the Company. On June 30, 1997, Shore Acquisition Company merged into Shore

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(2) ACQUISITIONS (Continued)
and its separate corporate existence ceased. Shore continued as a wholly-owned subsidiary of the Company until it was merged into the Company in January 1998.

    The cost of acquiring Shore was approximately $19 million, consisting of the following (in thousands):

Estimated fair value of 1,883,333 shares of Company common stock issued...........................................................  $  12,976
Estimated fair value of 266,667 shares of Company Series B
  preferred stock..................................................      3,627
Cash consideration.................................................      2,533
Legal and accounting expenses......................................         38
                                                                     ---------
Total..............................................................  $  19,174
                                                                     ---------
                                                                     ---------

    The fair value of the securities issued in connection with the merger was calculated using the average price of the Company's common stock at the time the Shore Merger was announced to the public and further adjusted for tradability restrictions. An independent valuation firm determined the tradability discount for the Company's common stock.

    The Company's purchase price was allocated to the consolidated assets and liabilities of Shore based on estimates of the fair values with the remaining purchase price allocated to proved and unproved oil and gas properties.

    The allocation of the purchase price is summarized as follows: (in thousands)

Working capital....................................................  $   2,288
Oil and gas properties (proved and unproved).......................     20,688
Fee minerals.......................................................      5,495
Debt assumed.......................................................     (2,105)
Deferred income taxes..............................................     (7,192)
                                                                     ---------
Total..............................................................  $  19,174
                                                                     ---------
                                                                     ---------

    On March 27, 1998, the Company acquired 1,064,432 common shares, approximately 79.2%, of Enex for $15,966,480. The Company purchased the common shares of Enex through a cash tender offer that commenced February 19, 1998 (the "Enex Acquisition"). The Company also incurred approximately $60,934 in legal, accounting and printing expenses and issued 33,825 shares of Company common stock for finders fees to unrelated third parties. At the time, Enex was general partner of Enex Consolidated Partners, L.P., (the "Enex Partnership"), a New Jersey limited partnership whose principal business is oil and gas exploration and production. Enex's general partner interest was 4.1%. Enex also owned an approximate 56.2% limited partner interest in Enex Partnership.

    As part of the Enex Acquisition, the Company entered into a consulting agreement, effective April 15, 1998, with the former president of Enex that provides for monthly payments of $20,000 until expiration of the agreement on May 18, 2002. The monthly payments serve as consideration for consulting, a covenant not to compete and a preferential right to purchase certain oil and gas acquisitions which the former president controls or proposes to acquire during the term of the agreement. The Company will reimburse the former president each month for reasonable and necessary business expenses incurred in connection with the performance of consulting services. The agreement survives the former president and his spouse and is nonassignable. At December 31, 1998, the present value of the agreement, applying a 10% discount, is

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(2) ACQUISITIONS (Continued)
approximately $677,949. The long-term portion of the agreement is classified as other liabilities in the financial statements.

    The cost of acquiring 79.2% of Enex was allocated using the purchase method of accounting to the consolidated assets and liabilities of Enex based on estimates of the fair values with the remaining purchase price allocated to proved oil and gas properties.

    The allocation of the purchase price is summarized as follows: (in thousands)

Working capital....................................................  $   5,640
Oil and gas properties (proved and unproved).......................     19,090
Minority interest..................................................     (7,669)
                                                                     ---------
Total..............................................................  $  17,061
                                                                     ---------
                                                                     ---------

    Over the three-week period ended December 23, 1998, the Company acquired an additional 0.80% (9,747 common shares) of Enex common stock for approximately $68,000.

    On April 16, 1998, the Company acquired substantially all of the oil and gas assets of Service Drilling Co., LLC and certain affiliates ("Service Drilling"), in exchange for 666,000 shares of Company common stock and $6,500,000 in cash for a total acquisition cost of $10,054,774, before post-closing adjustments (the "Service Acquisition"). The fair value of the securities issued in connection with the Service Acquisition was calculated using the price of the Company's common stock at the time the Service Acquisition was announced to the public and further adjusted for tradability restrictions. An independent valuation firm determined the tradability discount for the Company's common stock. The effective date of the acquisition was March 1, 1998 and the cost was allocated using the purchase method of accounting.

    On December 29, 1998, the Company completed the acquisition of the Enex Partnership (the "Enex Partnership Acquisition"). The transaction consisted of an exchange offer whereby the Company offered to exchange 2.086 shares of Series C Preferred stock ("Series C") for each Enex Partnership unit (the "Exchange Offer"). In connection with the Exchange Offer, the Company submitted a proposal to investors in the Enex Partnership to amend the partnership agreement to provide for the transfer of all of the assets and liabilities of the Enex Partnership to the Company as of October 1, 1998 and dissolve the Enex Partnership. The Exchange Offer was approved on December 29, 1998 and the Company issued 2,177,481 Series C shares for 100% of the outstanding limited partner units. At the close of the Exchange Offer, the Enex Partnership had 1,102,631 units outstanding. Enex was issued 1,293,522 Series C shares for its 56.2% ownership of the Enex Partnership. The remaining 883,959 Series C shares were issued to the limited partners that elected to take Series C shares in lieu of cash. Certain dissenting limited partners and fractional shareholders were paid $538,750 in January 1999. Because of the dissenting limited partners, Enex owns 59.4% of the Series C shares, of which 20% relating to the minority interest (258,704 shares) are considered outstanding and held by third parties in the consolidated financial statements at December 31, 1998.

    The intent of the Exchange Offer was to acquire the 43.8% of the outstanding limited partner units that the Company did not currently own. The tables below present the consideration paid for 100% of the Enex Partnership and for the 43.8% of the Enex Partnership not owned by Enex.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(2) ACQUISITIONS (Continued)
    The cost of acquiring 100% of the outstanding limited partner units was approximately $11.9 million, consisting of the following (in thousands):

Estimated fair value of 2,177,481 shares of Company Series C preferred stock..................................................  $  10,887
Cash consideration.................................................        539
Legal, accounting and other expenses...............................        431
                                                                     ---------
Total..............................................................  $  11,857
                                                                     ---------
                                                                     ---------

    As Enex is consolidated into the Company's financial statements, the number of shares outstanding and the value of the shares outstanding attributable to the 43.8% of the Enex Partnership not owned by Enex and the minority interest owners of Enex (20%) is 1,142,663 and $5,713,317, respectively. The cost of acquiring the outstanding limited partner units that were not owned by Enex was approximately $6.7 million, consisting of the following (in thousands):

Estimated fair value of 1,142,663 shares of Company Series C
  preferred stock..................................................  $   5,713
Cash consideration.................................................        539
Legal, accounting and other expenses...............................        431
                                                                     ---------
Total..............................................................  $   6,683
                                                                     ---------
                                                                     ---------

    The Company's purchase price was allocated to the assets and liabilities of the Enex Partnership based on estimates of the fair values with the remaining purchase price allocated to proved oil and gas properties. The registration costs of approximately $431,000 reduced the value of the Series C shares issued. Because the Enex Partnership was consolidated in the financial statements of the Company as of the effective date of October 1, 1998, the preliminary purchase price allocation below shows the effect of the acquisition on the consolidated financial statements (in thousands):

Working capital....................................................  $    (539)
Oil and gas properties.............................................        (23)
Minority interest..................................................      5,844
                                                                     ---------
Series C Preferred Stock...........................................  $   5,282
                                                                     ---------
                                                                     ---------

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(2) ACQUISITIONS (Continued)

    The following pro forma data presents the results of the Company for the twelve months ended December 31, 1998 and 1997, as if the acquisitions of BEC, Shore, Service, Enex and the Enex Partnership had occurred on January 1, 1997. The pro forma results are presented for comparative purposes only and are not necessarily indicative of the results which would have been obtained had the acquisitions been consummated as presented. The following data reflect pro forma adjustments for oil and gas revenues, production costs, depreciation and depletion related to the properties and businesses acquired, preferred stock dividends on preferred stock issued, and the related income tax effects (in thousands, except per share amounts):

                                                                               PROFORMA
                                                                         ---------------------
                                                                           1998        1997
                                                                         ---------  ----------
                                                                              (UNAUDITED)
Total revenues.........................................................  $  21,232  $   32,341
Net loss available to stockholders.....................................     (7,413)    (14,607)
Net loss per share available to stockholders...........................      (0.87)      (2.84)

(3) RELATED PARTY TRANSACTIONS

    The Company has a note receivable from Bay City Energy Group, Inc., a shareholder of the Company, as of December 31, 1998 and 1997 in the amount of $173,115 and $166,165 respectively. The principal balance of the note accrues interest at 5% annually and is due January 1, 2001. The note is secured by 75,000 shares of Company common stock. Interest of $34,110 was accrued on the note as of December 31, 1998.

    The Company rents office space from C.J. Lett III, a shareholder, officer and director of the Company. The rent is $3,000 per month for three years through February, 2000. Mr. Lett has common stock ownership in two oil service companies that provide services to the Company. The Company paid approximately $148,000 and $88,000 to these companies for the years ended 1998 and 1997, respectively.

    The Company loaned Frank C. Turner II, Vice-President and Chief Financial Officer, $14,400 in September 1998 to pay income taxes associated with the exercise of incentive options. The balance at December 31, 1998 was $14,400.

    Gary R. Christopher, a shareholder and director of the Company, is employed by Kaiser-Francis Oil Co., which owns approximately 39% of the common stock of the Company.

(4) ACCOUNTS RECEIVABLE-INSURANCE CLAIM

    The Company owns a 100% working interest in the Louis Mayard #1 (the "Well") well located in the Esther Field in Vermillion Parish, Louisiana. Due to a failed recompletion attempt and the inability of the Company to shut in the Well using normal operating methods, the Company incurred approximately $1,856,000 to gain control of the Well using special crews. On November 4, 1998, the insurance company made a partial payment to the Company under its well control insurance policy of approximately $1,408,000. At December 31, 1998, the Company had recorded the estimated remaining amount due from the insurance company in current assets as Accounts Receivable-Insurance Claim.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(5) LONG-TERM DEBT

    Long-term debt at December 31, 1998 and 1997, consisted of the following:

                                                                               1998           1997
                                                                           -------------  -------------

Reducing revolving line of credit up to $100,000,000 due April 1, 2001, secured by oil and gas properties, monthly borrowing base reductions of
  $290,000 effective November 1, 1998 and monthly payments of interest at
  LIBOR plus 2.00% and prime. At December 31, 1998 the LIBOR rate and the
  prime rate were 5.07% and 7.75%, respectively..........................  $  27,454,567             --

Convertible Loan for $50,000,000 due September 30, 1998, secured by oil and gas properties, monthly payments of interest only at LIBOR plus
  1.75%, convertible into a 72 month term note on September 30, 1998.....             --  $  10,956,298

Note, due 1/1/99, secured by office building, repayable in monthly
  installments of $1,511 including interest at 7 3/4%....................             --        133,952
                                                                           -------------  -------------

Total....................................................................     27,454,567     11,090,250

Less current maturities..................................................             --     (1,375,537)
                                                                           -------------  -------------

Long tem debt excluding current maturities...............................  $  27,454,567  $   9,714,713
                                                                           -------------  -------------
                                                                           -------------  -------------

Effective March 27, 1998 the Company entered into a new reducing revolving line of credit agreement (the "$100 million Revolver") with Compass Bank, as agent and lender, and Bank of Oklahoma, as a participant lender, (collectively, the "Banks"). The $100 million Revolver provided for an initial borrowing base of $29 million. The initial borrowing base was reduced to $27.5 million ten days after the effective date and further reduced by $275,000 per month, beginning May 1, 1998 and ending October 1, 1998. In conjunction with the Service Acquisition, the borrowing base was increased to $32.6 million and the monthly borrowing base reductions were increased to $330,000. Effective October 1, 1998, the semi-annual borrowing base redetermination date, the borrowing base was calculated to be approximately $28.9 million with monthly borrowing base reductions of $250,000 beginning November 1, 1998. Effective January 1, 1999, due to the closing of the Enex Partnership Acquisition, the borrowing base determined at October 1, 1998 was adjusted to $33.1 million with monthly borrowing base reductions of $290,000 beginning November 1, 1998. The borrowing base at December 31, 1998 was $32.5 million and the next semi-annual borrowing base redetermination date is April 1, 1999.

    The principal is due at maturity, April 1, 2001. Monthly principal payments are made as required in order that the outstanding principal balance plus outstanding letters of credit does not exceed the borrowing base. Interest is payable monthly and is calculated at the prime rate. The Company may also elect to calculate interest under the Libor rate, as defined in the agreement. The Libor rate increases by (a) 2.00% if the outstanding loan balance and letters of credit are equal to or greater than 75% of the borrowing base, (b) 1.75% if the outstanding loan balance and letters of credit are less than 75% or greater than 50% of the borrowing base or (c) 1.50% if the outstanding loan balance and letters of credit are equal to or less than 50% of the borrowing base. Libor interest is payable at maturity of the Libor loan which cannot be less than thirty days.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(5) LONG-TERM DEBT (Continued)
    At December 31, 1998 the Company had borrowed $27,454,567 and had $1,163,647 of outstanding letters of credit. As of December 31, 1998, the Company is paying Libor plus 2.00% on a sixty day Libor loan for $25,469,605 and prime on $1,984,962.

    At December 31, 1998, the amount available under the borrowing base on the $100 million revolver was approximately $3.9 million. Assuming no other changes, the amount available to be borrowed at April 1 will be approximately $3.0 million. The Company expects that the Banks will complete the April 1 borrowing base redetermination by May 1, 1999. The Company also expects that the borrowing base will be less than the amount determined at the October 1, 1998 redetermination, adjusted for the monthly borrowing base reductions. The decline is expected to be caused primarily by normal production declines and lower oil and gas pricing scenarios used by the Banks to value the oil and gas reserves for loan purposes. Pursuant to the terms of the $100 million Revolver, if the borrowing base is less than the outstanding principal balance plus outstanding letters of credit the Company has sixty days, after receipt of notice from the Banks, to cure the excess by prepayment, providing additional collateral or a combination of both. The Company is unable to predict the April 1 borrowing base. While there can be no assurance, at the completion of the April 1 redetermination, the Company does not expect to be required to make any prepayments or provide any additional collateral that would be material to the financial condition of the Company.

    Amounts spent on debt retirement due to reductions in the borrowing base reduce the cash available to spend on acquisition, development and exploration activities, and accordingly, oil and natural gas revenues and operating results may be adversely affected.

    The Company paid a facility fee equal to 3/8% of the initial borrowing base and is required to pay 3/8% on any future increase in the borrowing base within five days of written notice. The Company is required to pay a quarterly commitment fee on the unused portion of the borrowing base of 1/2% if the outstanding loan balance plus letters of credit are greater than 50% of the borrowing base or 3/8% if the outstanding loan balance plus letters of credit are less than or equal to 50% of the borrowing base. The Company is required to pay a letter of credit fee on the date of issuance or renewal of each letter of credit equal to the greater of $500 or 1 1/2% of the face amount of the letter of credit.

    The Company has granted to the Banks liens on substantially all of the Company's oil and natural gas properties, whether currently owned or hereafter acquired, and a negative pledge on all other oil and gas properties.

    The $100 million Revolver requires, among other things, a cash flow coverage ratio of 1.25 to 1.00 and a current ratio, excluding current maturities of the $100 million Revolver, of 0.9 to 1.00, determined on a quarterly basis.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(5) LONG-TERM DEBT (Continued)
    Aggregate amounts of expected required repayments of long term debt at December 31, 1998 are as follows:

1999...........................................................  $        --
2000...........................................................    3,058,214
2001...........................................................   24,396,353
2002...........................................................           --
2003...........................................................           --
Thereafter.....................................................           --
                                                                 -----------
                                                                 $27,454,567
                                                                 ===========

(6) INCOME TAXES

    Income tax (benefit) expense for the years ended December 31 consisted of the following:

                                                                       1998           1997
                                                                  --------------  -------------
Current.........................................................  $          --   $       6,451
Deferred........................................................     (2,829,762)     (7,451,249)
                                                                  --------------  --------------
  Total.........................................................  $  (2,829,762)  $  (7,444,798)
                                                                  ==============  ==============

    The reconciliation of income tax computed at the U.S. federal statutory tax rates to the provision for income taxes is as follows:

                                                                       1998            1997
                                                                  --------------  --------------
Income tax benefit at statutory rate............................  $  (3,197,251)  $  (7,828,207)
Increase in valuation allowance.................................        352,363              --
Increase due to state taxes and other...........................         15,126         383,409
                                                                  --------------  --------------
Income tax benefit..............................................  $  (2,829,762)  $  (7,444,798)
                                                                  ==============  ==============

    The Company's net deferred tax liability at December 31, 1998 and 1997 is as follows:

                                                                       1998           1997
                                                                  --------------  --------------
Deferred tax liability
  Oil and Gas Properties........................................  $   4,087,073   $   5,906,070
                                                                  --------------  --------------
Deferred tax asset
  NOL carryforward..............................................     (4,056,660)     (1,083,324)
  AMT tax credit carryforward...................................        (36,482)        (36,482)
  Other.........................................................       (394,570)         (5,736)
                                                                  --------------  --------------
                                                                     (4,487,712)     (1,125,542)
                                                                  --------------  --------------
Valuation allowance.............................................      2,133,806
                                                                  --------------  --------------
Net deferred tax liability......................................  $   1,733,167   $   4,780,528
                                                                  ==============  ==============

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(6) INCOME TAXES (Continued)

    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon projections for future taxable income over the periods which the deferred tax assets are deductible and the
Section 382 limitation discussed below, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 1998. The valuation allowance increased $2,133,806 during 1998. No valuation allowance was recorded in 1997.

     In March 1998, the Company acquired Enex which had a net operating loss carryforward of approximately $5,200,000. These net operating losses expire in varying amounts through 2012, and their utilization is limited due to an ownership change pursuant to Section 382 triggered by the Company's acquisition of Enex. The 1998 increase in valuation allowance includes amounts attributable to the Enex Acquisition.

(7) RETIREMENT PLAN

    All of the employees of the Company participate in a defined contribution plan that provides for a maximum discretionary Company contribution of 15% of total wages paid to employees for the year. The Company contributed $51,500 to the plan for the year ended December 31, 1997. No contributions were made to the plan for the year ending December 31, 1998.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(8) STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

    At December 31, 1998, the Company had one fixed stock option plan, the 1995 Stock Option and Stock Appreciation Rights Plan (the "1995 Plan"). The Company applies the intrinsic value method for accounting for stock based compensation in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations; accordingly, no compensation cost has been recognized, as the exercise price of each option equals the market price of the Company's Common Stock on the date of grant. Had compensation cost for the Company's 1995 Plan been determined based on the fair value at the grant date for stock options granted during 1998 and 1997, the Company's net loss and loss per share would have been increased to the pro forma amounts listed below:

                                                                    1998            1997
                                                                -------------  --------------

Net loss......................................  As Reported     $  (6,656,952) $  (16,184,052)

                                                Pro Forma       $  (7,145,580) $  (16,463,666)

Basic loss....................................  As Reported     $       (0.83) $        (4.76)

                                                Pro Forma       $       (0.89) $        (4.85)

Diluted loss..................................  As Reported     $       (0.83) $        (4.76)

                                                Pro Forma       $       (0.89) $        (4.85)

    The weighted average fair value of stock options granted during 1998 and 1997 was $2.97 and $2.77 per share, respectively. The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for the grants in 1998 and 1997; no dividend yield; expected volatility of 77 percent and 60 percent, respectively; weighted average risk-free interest rate of 4.93% and 6.07%, respectively; and expected life of 3 years. At December 31, 1998, the range of exercise prices and weighted average remaining contractual life of options outstanding was $2.50 to $7.75 and
5.57 years, respectively.

    At December 31, 1998 there were 633,000 shares of common stock available for grant under the 1995 Plan. All of the options granted under the 1995 Plan have an exercise price equal to the fair market value of the Company's common stock at the date of the grant and expire ten (10) years from the date of grant if not exercised. All of the options granted under the 1995 Plan are 100% vested. The 1995 Plan is administered by the Compensation Committee of the Board of Directors.

    Information relating to stock options is summarized below:

                                                                                               AVERAGE
                                                                                           EXERCISE PRICE
                                                                                 SHARES       PER SHARE
                                                                                ---------  ---------------
Options and warrants outstanding at January 1, 1997...........................    125,000     $    2.50
Granted.......................................................................    520,000     $    6.07
Exercised.....................................................................    (40,833)    $    2.50
                                                                                ---------
Options and warrants outstanding at December 31, 1997.........................    604,167     $    5.57
Granted.......................................................................    307,000     $    5.57
                                                                                ---------
Options and warrants outstanding at December 31, 1998.........................    911,167     $    5.57
                                                                                =========
Options and warrants exercisable at December 31, 1998.........................    911,167     $    5.57
                                                                                =========

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(8) STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN (Continued)
    Options to acquire 225,000 shares of the Company common stock at an exercise price of $5.50 were granted outside of the 1995 Plan on February 13, 1997 to certain officers of the Company. Warrants to acquire 75,000 shares of the Company common stock at an exercise price of $5.00 were granted outside of the 1995 Plan on September 15, 1998 to a consultant (See Note 9). Both grants are included in the table above.

(9) STOCKHOLDERS' EQUITY

PREFERRED STOCK-SERIES A

    On September 4, 1996, the Company signed a stock purchase agreement with Kaiser Francis Oil Company ("Kaiser-Francis"). Kaiser-Francis agreed to purchase 1,666,667 shares of Series A Preferred Stock ("Series A") at $6.00 per share, for a total investment of $10,000,000. The parties agreed to a five-year purchase period, effective September 4, 1996, with minimum incremental investments of $500,000 each. Each issuance of Series A was subject to approval by Kaiser-Francis of the use of proceeds. The Series A was nonvoting and accrued dividends at 8% per annum, payable quarterly in cash. The Series A was convertible at any time after issuance into shares of common stock at the rate of two shares of common stock for each share of Series A before January 1, 1998. The conversion rate decreases for every full year (excluding partial years) thereafter at 8% per annum. As of December 31, 1997, 1,666,667 shares of the Series A had been issued. On January 31, 1998 Kaiser-Francis converted 100% of the Series A into 3,333,334 common shares of the Company.

PREFERRED STOCK-SERIES B

    In connection with the Shore Merger, effective June 30, 1997, the Company issued 266,667 shares of Series B Preferred Stock ("Series B"). The Series B is nonvoting and pays no dividends. The Series B has a liquidation value of $7.50 per share and is junior to the Company's Series A Preferred Stock. Until December 31, 2002, any holder of the Series B may convert all or any portion of Series B shares into Company Common Stock ("Common") at the greater ratio of (i) one share of Common for each share of Series B or (ii) at a ratio based upon the "Alternative Conversion Factor." The Alternative Conversion Factor is determined by dividing the net increase in value of approximately 40,000 net mineral acres owned by the Company in South Louisiana by $8,000,000 and multiplying the product by 1,066,000 to arrive at the potential number of total Common shares all holders would receive upon conversion. In no event shall the aggregate total number of shares of Common into which the Series B are converted be less than 266,667 shares or exceed 1,333,333 shares, unless further increased for any anti-dilution provisions. Upon expiration of the conversion period, unless the Company has given notice to redeem the Series B, all of the shares of the Series B shall be automatically converted.

    Since the merger date of June 30, 1997 the value of the fee minerals has not increased to a level where the alternative conversion rate is more beneficial than the initial conversion rate of one to one. As of December 31, 1998, no additional shares of Series B have been issued.

PREFERRED STOCK-SERIES C

    In connection with the Enex Partnership Merger, on December 29, 1998, the Company issued 2,177,481 shares of Series C Preferred Stock ("Series C") in exchange for 100% of the Enex Partnership units. The holders of Series C are entitled to receive cumulative cash dividends in an amount per share of $0.50 per year (10% annual rate), payable semi-annually on March 31 and September 30 of each year.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

PREFERRED STOCK-SERIES C (CONTINUED)
These dividends are payable in preference to and prior to the payment of any dividend or distribution to any holder of Company common stock or other junior security. The Series C dividends begin to accrue on December 30, 1998. Compass Bank has granted the Company a waiver allowing the Company to pay the dividends on the Series C as long as no default or event of default exists or would exist as a result of any Series C dividend payment. The Series C has a liquidation preference of $5.00 per share plus an amount equal to all accumulated, accrued and unpaid dividends. The liquidation preference of Series C ranks on parity with the Series B.

    Each share of Series C is convertible into one share of Company common stock. On or after January 1, 2000, the Company may redeem all or a portion of the Series C, at its option, at a purchase price of $5.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends.

    The Series C is generally nonvoting; however, holders of Series C are entitled to vote on any amendment, alteration or appeal of any provision of the Company's Articles of Incorporation which would adversely affect any holder's rights and preferences.

    As a result of its limited partnership interest in the Enex Partnership, Enex owns 1,293,522 shares of the Series C of which the Company owns 80%, or 1,034,818 shares through its 80% ownership of Enex.

COMMON STOCK

    On February 13, 1997, the Company awarded to the President, Vice-President Chief Financial Officer and Vice-President Engineering, 25,909, 11,591 and 11,591 shares of restricted stock of the Company, respectively. The restricted stock awards were contingent on the performance of services to the Company in the future with 50% of the restricted shares being earned over the six month period July 1, 1997 to December 31, 1997 and 50% over the six month period January 1, 1998 to June 30, 1998. As of December 31, 1998, all restricted shares were earned.

WARRANTS

    On September 15, 1998 the Company entered into a consulting agreement with Edward K. Andrew ("Andrew") for a term of five years beginning January 1, 1999. As compensation, the Company granted to Andrew a warrant to purchase 75,000 shares of Company common stock at a price of $5.00. The warrants vested over the period September 15, 1998 to January 1, 1999. The estimated fair value of the warrants of $198,946 was determined at the date of grant and charged to stock compensation expense over the vesting period.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(9) STOCKHOLDERS' EQUITY (Continued)

EARNINGS PER SHARE

    The following table provides a reconciliation between basic and diluted earnings (loss) per share:

                                                                                       WEIGHT AVERAGE
                                                                                        COMMON SHARES    PER SHARE
                                                                          NET LOSS       OUTSTANDING      AMOUNT
                                                                       --------------  ---------------  -----------
Year Ended December 31, 1998:
  Basic earnings per share...........................................  $   (6,656,952)     8,050,108     $   (0.83)
  Effect of dilutive stock options...................................              --             --            --
  Diluted earnings per share.........................................  $   (6,656,952)     8,050,108     $   (0.83)

Year Ended December 31, 1997:
  Basic earnings per share...........................................  $  (16,184,052)     3,397,117     $   (4.76)
  Effect of dilutive stock options...................................              --             --            --
  Diluted earnings per share.........................................  $  (16,184,052)     3,397,117     $   (4.76)

    At December 31, 1998 and 1997, the Company had a weighted average of 849,890 and 542,249, combined stock options and warrants outstanding, respectively, which were not included in the computation of diluted earnings per share, because the effect of the assumed exercise of these stock options would have an antidilutive effect on the computation of diluted loss per share. At December 31, 1998 and 1997, the Company had shares of convertible preferred stock outstanding that were convertible into 1,409,330 and 3,600,001 shares of common stock, respectively, and dividends of $67,945 and $604,712, respectively, which were not included in the computation of diluted earnings per share, because the effect of the assumed conversion of these preferred shares would have an antidilutive effect on the computation of diluted loss per share.

(10) COMMITMENTS AND CONTINGENCIES

    The Company is obligated under the terms of certain operating leases for office space that expire over the next two and one-half years. Total rent expense was $268,477 and $97,588 for the years ended December 31, 1998 and 1997, respectively. Future minimum rental payments under the Company's leases total $119,366, $75,720, and $34,860 for 1999, 2000, and 2001, respectively.

    As of December 31, 1998, the Company had $1,163,647 of irrevocable standby letters of credit outstanding.

    The Company is a defendant in various legal proceedings which are considered routine litigation incidental to the Company's business, the disposition of which management believes will not have a material effect on the financial position or results of operations of the Company.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(11) SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

CAPITALIZED COSTS AND COSTS INCURRED

    The following tables present the capitalized costs related to oil and gas producing activities and the related depreciation, depletion, amortization and impairment and costs incurred in oil and gas property acquisition, exploration and development activities (in thousands).

                                                                                               1998        1997
                                                                                            ----------  ----------
CAPITALIZED COSTS
Proved properties.........................................................................  $   84,325  $   56,536
Nonproducing leasehold....................................................................       6,524       6,118
Accumulated depreciation, depletion, amortization and impairment..........................     (38,810)    (30,456)
                                                                                            ----------  ----------
  Net capitalized costs...................................................................  $   52,039  $   32,198
                                                                                            ==========  ==========
COSTS INCURRED
Proved properties.........................................................................  $   28,878  $   38,099
Unproved properties.......................................................................         337       6,195
Exploration costs.........................................................................       1,802       1,912
Development costs.........................................................................       3,041       1,862
                                                                                            ----------  ----------
  Total...................................................................................  $   34,058  $   48,068
                                                                                            ==========  ==========
Depletion, depreciation, amortization and impairment......................................  $   11,013  $   25,651
                                                                                            ==========  ==========

ESTIMATED QUANTITIES OF RESERVES

    The Company has interests in oil and gas properties that are located principally in Alabama, Louisiana, Kansas, Oklahoma and Texas. The Company does not own or lease any oil and gas properties outside the United States. There are no quantities of oil and gas subject to long-term supply or similar agreements with any governmental agencies.

    The Company retains independent engineering firms to provide year-end estimates of the Company's future net recoverable oil, gas and natural gas liquids reserves. In 1998, such estimates were prepared by Lee Keeling and Associates, Inc. and H.J. Gruy & Associates, Inc. In 1997, such estimates were prepared by Lee Keeling and Associates, Inc., Cawley, Gillespie and Associates, Inc., Ryder Scott Company, Huddleston & Company, Inc., and DeGoyler & MacNaughton. The reserve information was prepared in accordance with guidelines established by the Securities and Exchange Commission.

    Estimated proved net recoverable reserves as shown below include only those quantities that can be expected to be commercially recoverable at prices and costs in effect at the balance sheet dates under existing regulatory practices and with conventional equipment and operating methods. Proved developed reserves represent only those reserves expected to be recovered through existing wells. Proved undeveloped reserves include those reserves expected to be recovered from new wells or on undrilled acreage or from existing wells on which a relatively major expenditure is required for recompletion.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(11) SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) (Continued)

    Net quantities of proved developed and undeveloped reserves of natural gas and crude oil, including condensate and natural gas liquids, are summarized as follows:

                                                                           YEARS ENDED DECEMBER 31
                                                              --------------------------------------------------
                                                                        1998                      1997
                                                              ------------------------  ------------------------
                                                                 OIL                       OIL
PROVED RESERVES                                               (BARRELS)    GAS (MCF)    (BARRELS)    GAS (MCF)
------------------------------------------------------------  ----------  ------------  ----------  ------------
Beginning of year...........................................   2,933,000    18,419,000   1,389,945     8,964,238
Revisions of previous estimates.............................    (277,291)      (82,742)   (205,733)   (1,431,708)
Extensions and discoveries..................................     103,506       290,347      22,520       705,020
Purchases of reserves in place..............................   1,254,663    30,997,247   1,980,117    12,110,748
Sale of reserves in place...................................     (90,373)   (2,294,193)         --            --
Production for the year.....................................    (581,457)   (3,846,679)   (253,849)   (1,929,298)
                                                              ----------  ------------  ----------  ------------
End of year.................................................   3,342,048    43,482,980   2,933,000    18,419,000
                                                              ==========  ============  ==========  ============

PROVED DEVELOPED RESERVES
------------------------------------------------------------
Beginning of year...........................................   2,580,000    14,251,000   1,266,421     8,142,820

End of year.................................................   3,117,839    36,731,365   2,580,000    14,251,000

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS FROM PROVED RESERVES

    The following is a summary of the standardized measure of discounted future net cash flows related to the Company's proved oil and gas reserves. For these calculations, estimated future cash flows from estimated future production of proved reserves are computed using oil and gas prices as of the end of each period presented. Future development and production costs attributable to the proved reserves were estimated assuming that existing conditions would continue over the economic lives of the individual leases and costs were not escalated for the future. Estimated future income taxes were calculated by applying statutory tax rates (based on current law adjusted for permanent differences and tax credits) to the estimated future pre-tax net cash flows related to proved oil and gas reserves, less the tax basis of the properties involved.

    The Company cautions against using this data to determine the value of its oil and gas properties. To obtain the best estimate of the fair value of the oil and gas properties, forecasts of future economic conditions, varying discount rates, and consideration of other than proved reserves would have to be incorporated into the calculation. In addition, there are significant uncertainties inherent in estimating quantities of proved reserves and in projecting rates of production that impair the usefulness of the data.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

(11) SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) (Continued)

    The standardized measure of discounted future net cash flows relating to proved oil and gas reserves are summarized as follows (in thousands):

                                                                                           YEARS ENDED
                                                                                           DECEMBER 31
                                                                                      ----------------------
                                                                                         1998        1997
                                                                                      ----------  ----------
Future cash inflows.................................................................  $  133,549  $  101,482
Future production costs and development costs.......................................     (62,085)    (54,358)
Future income tax expenses..........................................................          --     (11,853)
                                                                                      ----------  ----------
Future net cash flows...............................................................      71,464      35,271
10% discount to reflect timing of cash flows........................................     (32,570)    (10,778)
                                                                                      ----------  ----------
Standardized measure of discounted future net cash flows............................  $   38,894  $   24,493
                                                                                      ==========  ==========

    The following are the principal sources of changes in the standardized measure of discounted future net cash flows (in thousands):

                                                                                               YEARS ENDED
                                                                                               DECEMBER 31
                                                                                          ---------------------
                                                                                            1998        1997
                                                                                          ---------  ----------
Sales of oil and gas, net of production cost............................................  $  (7,210) $   (6,364)
Net changes in price and production cost................................................     (5,459)    (11,108)
Extensions and discoveries..............................................................        732         851
Purchase of reserves....................................................................     23,092      20,293
Sale of reserves........................................................................     (1,528)         --
Revisions of previous quantity estimates................................................     (1,573)      1,794
Net change in income taxes..............................................................      2,712      (1,082)
Accretion of discount...................................................................      3,635       2,246
                                                                                          ---------  ----------
End of year.............................................................................  $  14,401  $    6,630
                                                                                          =========  ==========

    During recent years, there have been significant fluctuations in the prices paid for crude oil in the world markets. The situation has had a destabilizing effect on the crude oil posted prices in the United States, including the posted prices paid by purchasers of the Company's crude oil. The year end prices of oil and gas at December 31, 1998 and 1997, used in the above table were $9.50 and $16.18 per barrel of oil and $2.10 and $2.54 per thousand cubic feet of gas, respectively.

                             3TEC ENERGY CORPORATION
                    1998 Management's Discussion and Analysis

     The following Management's Discussion and Analysis is taken directly from the Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1998. This Discussion should be read in conjunction with the Management's Discussion and Analysis included elsewhere in this Proxy Statement with respect to the nine month period ended September 30, 1999, and the related financial statements also included elsewhere in this Proxy Statement.

MANAGEMENT'S DISCUSSION AND ANALYSIS


                                   1998 MDA-1

    (a) RESULTS OF OPERATIONS

    The factors that most significantly affect the Company's results of operations are (i) the sales price of crude oil and natural gas, (ii) the level of production volumes, (iii) the level of lease operating expenses, (iv) the level of interest rates and (v) the level of general and administrative expenses. Sales of production and level of borrowing capacity are significantly impacted by the Company's ability to maintain or increase its production from existing oil and gas properties or through its exploration and development activities. Sales prices received by the Company for oil and gas have fluctuated significantly from period to period. The fluctuations in oil prices during these periods reflect market uncertainty regarding the inability of OPEC to control the production of its member countries, production from Iraq, as well as concerns related to the global supply and demand for crude oil. Gas prices received by the Company fluctuate generally with changes in the spot market price for gas. Relatively modest changes in either oil or gas prices significantly impact the Company's results of operations and cash flow and could significantly impact the Company's borrowing capacity.

    The table below details the increase (decrease) in oil and gas revenues, excluding plant and other revenues, caused by price and volume changes for the years ending December 31, 1998, 1997 and 1996.

                                                                    1998           1997         1996
                                                                -------------  ------------  ----------
Oil Revenues
  Change due to volume........................................  $   5,375,279  $  3,549,922  $   32,436
  Change due to price.........................................     (3,801,075)     (644,906)    437,285
  Total change................................................      1,574,204     2,905,016     469,721

Gas Revenues
  Change due to volume........................................  $   4,578,268  $  2,161,383  $  149,921
  Change due to price.........................................     (1,507,115)      201,483     708,386
  Total change................................................      3,071,153     2,362,866     858,307

    (b) FISCAL 1998

    For the current period, the revenues and expenses attributable to the Enex Acquisition and the Enex Partnership Acquisition are included for the period April through December and those attributable to the Service Acquisition are included for the months of May through December. For the comparable period, the revenues and expenses attributable to the Bison Merger are included for the period March through December, the Shore Merger for the period July through December and the Riceville Acquisition for the period August through December.

    Total revenues for the current period, of $17,703,000, were $6,270,000 higher than the comparable period. The increase in total revenues was due primarily to higher oil and gas revenues of $4,798,000 and higher gain on the sale of properties. During the current period lease bonus and rental income on the mineral acreage acquired in the Shore Merger decreased $758,000 and other revenues increased $282,000.

    Oil and gas revenues of $15,011,000 increased $4,798,000, consisting of a $1,574,000 increase in oil revenues, a $3,071,000 increase in gas revenues and a $153,000 increase in other revenues. The increase in oil and gas revenues was the result of higher oil and gas production. Production of oil increased 105% and production of gas increased 99%, over the comparable period. The oil production increase of 297,000 barrels and the gas production increase of 1,918,000 Mcf, were due primarily to the Riceville Acquisition which closed in 1997, and the Enex and Service Acquisitions which closed in 1998. During the current period, the Company sold 581,000 barrels of oil and 3,847,000 Mcf of gas, as compared to 284,000 barrels and 1,929,000 Mcf for the comparable period. The average price received on the gas sold in the current period of $2.00 per Mcf was 16% lower than the $2.39 per Mcf received in the comparable period. The average price received on the oil sold in 1998 of $11.52 per barrel was 36% lower than the $18.06 per barrel received in the comparable period. For the comparable period, production of oil was increased 30,000 barrels and oil revenues were increased $441,000 due to a reclassification.

                                   1998 MDA-2

    The Company received $217,000 in lease bonus and delay rental income on the fee mineral acreage acquired in the Shore Merger in the current period versus $975,000 in the comparable period. The decrease in leasing activity is the primary reason for the decline in income. The Company did not have any acreage revert to the surface owners in the current period.

    The gain on the sale of properties of $1,953,000 in the current period was primarily the result of sales of non-strategic properties and was $1,946,000 higher than the comparable period. Also included in the current period gain is a $365,000 gain on the sale of 20% of the Company's 25% interest in the Hawkins Ranch Prospect.

    Other income in the current period of $520,000 increased $284,000 over the comparable period. Other income consisted principally of a lawsuit settlement and an accounts payable settlement.

    Total expenses for the current period of $27,106,000 were $7,351,000 lower than the comparable period. The principal reason for the expense decrease was a decrease in the impairment charge of $16,984,000 to $4,164,000 versus $21,148,000 in the comparable period. The lower impairment charge was partially offset by a $3,953,000 increase in lease operating expenses, a $2,549,000 increase in depreciation, depletion and amortization and a $1,906,000 increase in general and administrative expenses.

    In the current period, the Company charged to impairment expense $4,164,000 versus $21,148,000 in the comparable period. The impairment expense was computed applying the guidelines of SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The impairment expense in the current period of $4,164,000 was primarily attributable to oil and gas impairments of $4,092,000 on four fields--Wellman, Murphy Lake, Abbeville and Magnolia. The Wellman, Murphy Lake and Abbeville Fields were acquired in the Shore Merger in 1997 and the Magnolia Field was acquired in 1995. The Wellman, Murphy Lake and Magnolia Fields are oil fields whose value declined due to the decrease in oil prices. The impairment on the Abbeville Field was due to an unsuccessful recompletion attempt on the Goldberg #2 well. The reserves had been classified as proved behind pipe. The remaining oil and gas impairment expense of approximately $1,300,000 is attributable to several fields. The principal reasons for the impairment on these fields are the decrease in oil prices and the decrease or cessation of oil and gas production. The non-oil and gas impairment of approximately $72,000 is a $39,000 impairment of transaction costs in the postponed Enex Merger and a $33,000 impairment on oilfield equipment.

    Lease operating expenses of $7,801,000 increased by $3,953,000. The increase was due primarily to expenses associated with the properties acquired in the Enex and Service Acquisitions.

    Geological and geophysical expenses of $878,000 increased by $655,000. The primary geological and geophysical expenses in the current period include approximately $716,000 on Hawkins Ranch Prospect and $135,000 on Sherburne Prospect.

    Depletion, depreciation and amortization expense of $7,116,000 increased by $2,549,000. Depletion increased primarily due to the depletion associated with the properties acquired in the Enex and Service Acquisitions.

    Dry-hole expense of $503,000 decreased by $615,000 due to less drilling activity in the current period. The dryhole costs in the current period is due primarily to abandonment costs on two unsuccessful Exploratory Wells, the Dishman #1 well in the South Highbaugh Prospect in Texas and the Quarry #1 well in the Quarry Prospect in New Mexico, with dryhole costs of $197,000 and $125,000, respectively. Additional dryhole expense of $118,000 was for two wells in the Reflection Ridge Prospect in Kansas. The remaining dryhole expense of $63,000 was attributable to several additional wells.

    Interest expense of $1,972,000 increased by $1,301,000 due to a higher loan balance. The loan balance increased as a result of the funds borrowed to finance the Enex Acquisition in March and to partially finance the Service Acquisition in April.

                                   1998 MDA-3

    Stock compensation of $266,000 increased by $64,000. The increase was due to the granting of a warrant to purchase 75,000 shares of Company common stock to a consultant. The warrant fully vested on January 1, 1999 and was expensed in the current period.

    General and administrative expense of $4,267,000 increased by $1,906,000, due primarily to higher salary expense of $752,000, higher professional fees of $310,000 and higher office expenses of $195,000. The increase in salary expense was due to increases in salaries of existing employees, salaries of new employees and salaries associated with employees added in the Enex Acquisition. At December 31, 1998, the Company had twenty-seven full-time executive and clerical employees and five Enex employees. The increase in professional fees was due to higher accounting and engineering expenses related to a change in auditors and increased reserve report needs. The Company also experienced an increase in rent due to the Company previously owning its office in Mobile, Alabama versus renting office space since the Company's move to Houston in November 1997. The remaining increase in general and administrative expenses are over several categories and were due to the increase in the overall activity of the Company's business.

    Other expenses of $139,000 decreased $179,000 over the comparable period

    The Company reported an operating loss before minority interest of $9,404,000 for the current period, compared to an operating loss of $23,024,000 in the comparable period. Due to the Enex Acquisition, the Company records a minority interest on its income statement to remove the net income or loss attributable to the minority interest owners of Enex. For the six-month period ending September 30, the minority interest accounted for the income or loss for Enex and the Enex Partnership. For the three-month period ending December 31, the minority interest accounted only for the Enex operations since the Enex Partnership was merged into the Company effective October 1. In the current period the minority interest increased the operating loss by $15,089. The Company did not have a minority interest in the comparable period.

    The Company reported a deferred tax benefit of $2,830,000 for the current period versus a deferred tax benefit of $7,451,000 in the comparable period. The primary reason for the deferred tax benefit in the current period was the oil and gas reserve impairment, depletion expense and intangible drilling costs.

    The Company reported a net loss of $6,589,000 versus a net loss of $15,579,000 for the comparable period. The Company paid preferred dividends of $68,000 in the current period and $605,000 in the comparable period and reported a net loss to common stockholders of $6,657,000 in the current period versus a net loss to common stockholders of $16,184,000 in the comparable period.

    (c) FISCAL 1997

    For the current period, the revenues and expenses attributable to the Bison Merger are included for the period March through December, the Shore Merger for the period July through December and the Riceville Acquisition for the period August through December.

    Total revenues for the current period of $11,433,000, were $6,546,000 higher than the comparable period. The increase in total revenues was due primarily to higher oil and gas revenues of $5,738,000. Revenue from lease bonus and delay rental income received on the fee mineral acreage in Louisiana increased $975,000. Gain on the sale of properties decreased by $31,000 and other income decreased by $136,000.

    Oil and gas revenues of $10,213,000 increased $5,738,000, consisting of a $2,905,000 increase in oil revenues, a $2,363,000 increase in gas revenues and a $470,000 increase in other oil and gas revenues. The increase in oil and gas revenues was primarily the result of increases in production which resulted from the Bison and Shore Mergers. Production of oil and gas for the current period, increased 160% and 96%, respectively, over the comparable period. During the current period, the Company sold 284,000 barrels of oil and 1,929,000 Mcf of gas, as compared to 109,000 barrels of oil and 983,000 Mcf of gas for the comparable period. Oil production for the current period was 175,000 barrels higher due primarily to production attributable to the Bison and Shore Mergers. Gas production in the current period was 946,000 Mcf higher due primarily to production attributable to Bison and Shore Mergers and the Riceville

                                   1998 MDA-4

Acquisition. The price received on the gas sold in the current period of $2.39 per Mcf was slightly higher than the $2.28 per Mcf received in the comparable period. Oil prices in the current period of $18.06 per barrel were 11% lower than the $20.26 per barrel received in the comparable period. For the current period, production of oil was increased 30,000 barrels and oil revenues were increased $441,000 due to a reclassification.

    The gain on sale of properties in the current period of $7,000 decreased $31,000. Only a small number of oil and gas properties were sold in the current and comparable period.

    The Company received approximately $975,000 in lease bonus and delay rental income on the fee mineral acreage acquired in the Shore Merger in the current period. The Company had no lease bonus or delay rental income in the comparable period.

    Other income of $237,000 decreased $136,000 over the comparable period. Other income in the current period and comparable period consisted of various items related to the general business activity of the Company.

    Total expenses of $34,457,000 increased $29,851,000 over the comparable period. The principal reasons for the increase in the overall level of expenses were increased oil and gas property impairment charge by $20,870,000, increased lease operating expenses by $2,333,000, increased depletion expenses by $3,382,000 and increased general and administrative expenses by $1,699,000.

    In the fourth quarter of the current period, the Company charged to impairment expense $21,148,000 versus $278,000 in the comparable period. The impairment expense was computed applying the guidelines of SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of."

    The impairment expense in the current period of $21,148,000 was primarily attributable to impairments on three fields--the Esther, Spivey and Wellman. The Esther and Wellman Fields were acquired in the Shore Merger, and the Spivey Field was acquired in the Bison Merger. The impairment on the Esther Field in Vermilion Parish, Louisiana was due primarily to a change in the category of reserves from Proved Undeveloped to Probable Undeveloped and changes in the economics of the development of the reserves. The category of the reserves was changed due to an abandoned sidetrack attempt in February, 1998 by the operator on the Proved Undeveloped Reserves. The impairment on the Spivey Field was due primarily to a decrease in the level of oil prices and changes in the economics of the Proved Undeveloped Reserves due to information obtained from the wells drilled in 1997. The impairment on the Wellman Field in Terry County, Texas was due primarily to decreases in oil prices. Since July 1, 1997, the posted price of WTI crude oil fell from approximately $18.00 per barrel to $15.00 per barrel at December 31, 1997 or 17%. The total oil equivalent reserves of the Wellman Field are 95% oil. The remaining impairment expense of approximately $4,400,000 is attributable to several fields. The principal reasons for the impairment on these fields are the decrease in oil prices and the decrease or cessation of oil and gas production.

    Lease operating expenses of $3,849,000 increased by $2,333,000. The increase was due primarily to the expenses associated with the properties acquired in the Bison and Shore Mergers.

    Depletion expense of $4,567,000 increased by $3,382,000. Depletion increased primarily due to the depletion associated with the properties acquired in the Bison and Shore Mergers.

    Interest expense of $671,000 increased by $166,000 due to a higher loan balance. The loan balance increased as a result of the funds borrowed to finance the Riceville Acquisition.

    Dry-hole expense of $1,119,000 increased by $690,000 due primarily to abandonment costs on three unsuccessful Exploratory Wells drilled in Louisiana--the Shore Oil Company #1, the Sabine #1 and the Middle Bay Oil Company #1--with dry-hole costs of $311,000, $177,000 and $168,000, respectively. Dryhole costs of $463,000 was attributable to several additional wells.

                                   1998 MDA-5

    General and administrative expense of $2,361,000 increased by $1,699,000, due primarily to higher salary expense of $724,000, higher professional fees of $347,000 and higher office expenses of $128,000. The remaining increase in general and administrative expenses was over several expense categories and was due primarily to an increase in the overall level of activity at the Company as a result of the Bison and Shore Mergers. The increase in salary expense is due to increases in salaries of existing employees and salaries associated with employees added in the Bison and Shore Mergers. At the time of the Bison Merger, seven employees occupied the Wichita, Kansas office. Effective August 1, 1997, only four employees occupied the Wichita, Kansas office--the President of Bison, an engineer, geologist and secretary. The President of Shore, an engineer and a secretary were added in the Shore Merger. In addition, the Company hired a land manager in July 1997 to manage the Company's land and mineral records and an accounting supervisor in October 1997 to assist with the increased accounting workload.

    Stock compensation expense of $202,000 increased by $202,000 due to the vesting of 50% of the restricted stock granted to certain Company employees in February, 1997. The remaining 50% will fully vest on June 30, 1998.

    Other expenses of $317,000 increased $285,000 over the comparable period. The primary reason for the increase was expenses associated with the Bison and Shore Mergers.

    The Company reported an operating loss of $23,024,000 for the current period as compared to an operating profit of $280,000 in the comparable period.

    The Company reported a deferred tax benefit of $7,451,000 for the current period versus deferred tax expense of $70,000 in the comparable period. The primary reason for the deferred tax benefit in 1997 was the oil and gas reserve impairment on the properties acquired in the Bison and Shore Mergers in 1997 and the NPC Merger in 1996.

    The Company reported a net loss of $15,579,000 versus net income of $205,500 for the comparable period. The Company paid preferred dividends of $605,000 in the current period and reported a net loss to common stockholders of $16,184,000 versus net income available to common stockholders of $205,000 for the comparable period. No preferred dividends were paid in 1996.

    (d)  EFFECTS OF OIL AND GAS PRICE FLUCTUATIONS

    Fluctuations in the price of crude oil and natural gas significantly affect the Company's operations and the value of its assets. As a result of the instability and volatility of crude oil and natural gas prices, financial institutions have become more selective in the energy lending area and have reduced the percentage of existing reserves that may qualify for the borrowing base to support energy loans.

    The Company's principal source of cash flow is the production and sale of its crude oil and natural gas reserves which are depleting assets. Cash flow from oil and gas production sales depends upon the quantity of production and the price obtained for that production. An increase in prices permits the Company to finance its operations to a greater extent with internally-generated funds, allows the Company to obtain equity financing more easily and lessens the difficulty of attracting financing alternatives available to the Company from industry partners and nonindustry investors. However, price increases heighten the competition for Leases and Prospects, increase the costs of exploration and development activities and increase the risks associated with the purchase of Producing Properties.

    A decline in oil and gas prices (i) reduces the cash flow internally generated by the Company, which in turn reduces the funds available for servicing debt and exploring for and replacing oil and gas reserves, (ii) increases the difficulty of obtaining equity financing, (iii) reduces the number of Leases and Prospects available to the Company on reasonable economic terms and (iv) increases the difficulty of attracting financing alternatives available to the Company from industry partners and nonindustry investors. However, price declines reduce the competition for Leases and Prospects and correspondingly reduce the prices paid for Leases and Prospects. Furthermore, exploration and production costs generally decline, although the decline may not be at the same rate of decline of oil and gas prices.

                                   1998 MDA-6

    Since October, 1997, the price of oil has declined dramatically. The posted price of WTI crude oil has declined from a high of approximately $20.00 per barrel in October 1997 to lows in December 1998 of approximately $8.00 per barrel. Oil prices in March 1999 had recovered to approximately $12.50 per barrel. Gas prices peaked in November 1997, and on average, have declined slightly during the current period.

    (e)  SEASONALITY

    The results of operations of the Company are somewhat seasonal due to seasonal fluctuations in the price for natural gas. Generally, natural gas prices are higher in the first and fourth quarter of the year due to colder winter weather and resulting higher demand for natural gas during these months. Due to these seasonal fluctuations, results of operations for individual quarterly periods may not be indicative of results on an annual basis.

    (f)  INFLATION AND CHANGING PRICES

    Inflation principally affects the costs required to drill, complete and operate oil and gas wells. In recent years, inflation has had a minimal effect on the operations of the Company. Costs have generally declined recently due to the decrease in drilling activity in the United States. Unless increasing oil and gas prices spur large increases in industry activities, management believes costs will remain relatively stable over the next year.

    (g)  CAPITAL RESOURCES AND LIQUIDITY--FISCAL 1998 AND FISCAL 1997

    Cash flow from operating activities for the current period of $2,068,000 decreased $1,633,000 over the comparable period. The decrease in cash flow was due primarily to higher geological and geophysical, interest and general and administrative expenses, offset by increases in cash flow from oil and gas properties (oil and gas revenue less lease operating and production taxes) and working capital changes. Cash flow from oil and gas properties increased $846,000 over the comparable period. Oil and gas prices decreased 36% and 16%, respectively, while oil and gas production increased 105% and 99%, respectively. The change in working capital increased cash flow by $1,698,000 over the comparable period. The change in working capital was caused principally by timing differences in the payment of expenses and receipt of revenues.

    Cash additions to oil and gas properties were lower than the comparable period due primarily to the $3.5 million Riceville Acquisition in August 1997. The cash spent on acquisitions is higher due to the Enex Acquisition that closed March 27, 1998 and the Service Acquisition that closed April 16, 1998. The Company acquired approximately 79.2% of Enex common stock for cash in a tender offer and substantially all of the oil and gas assets of Service Drilling for cash and common stock. The increase in the amount of cash used for debt payments was due primarily to the replacing of the $50 million Convertible Loan, with a principal balance of $10,956,000, with the $100 million Revolver and principal payments of $5,015,000 on the $100 million Revolver. No monthly principal payments were required over the period April 1, 1997 to March 31, 1998 on the Company's $6 million, $15 million and $50 million Convertible Loans. The increase in the proceeds from debt issued was due to proceeds from the $100 million Revolver which were used to replace the $50 million Convertible Loan, to finance the Enex Acquisition and to partially finance the Service Acquisition. No preferred stock was issued for cash in the current period versus the $9 million issued under the Preferred Stock Agreement with Kaiser-Francis in the comparable period. Kaiser-Francis converted all of the Series A Preferred Stock on January 31, 1998.

    The Company's operating activities provided net cash of $2,068,000 for the current period. During this period, net cash from operations, cash from property sales and cash on hand was used principally for acquisitions and exploratory and developmental drilling. Approximately $925,000 was spent on exploratory drilling and approximately $2,690,000 was spent on developmental drilling. The principal exploratory wells in the current period were the S. Highbaugh Prospect ($197,000), the Quarry Prospect ($125,000) and the Sherburne Prospect ($421,000). The principal developmental wells drilled in the current period were the Kuehling #1 sidetrack ($548,000) in the Esther Field, several wells in the Lake Trammel Field ($207,000), a recompletion on a well in the Abbeville Field ($248,000), a recompletion on the Baker well in the Riceville Field ($222,000) and recompletions and drilling in the Spivey ($179,000) and Wellman ($124,000)

                                   1998 MDA-7

Fields. The remaining $485,000 of capital expenditures on oil and gas was attributable to leasehold and proved property acquisitions. The Company spent approximately $15,960,000 on the Enex Acquisition which was financed entirely with debt proceeds from the $100 million Revolver. The Company spent approximately $6,500,000, excluding post-closing adjustments, on the cash portion of the Service Acquisition, $1,000,000 from cash on hand and the remainder with proceeds from the $100 million Revolver.

    Amounts spent on debt retirement consisted principally of the replacement of the $50 million convertible loan and principal payments on the $100 million Revolver. The Company paid approximately $1,348,000 in cash distributions to the minority interest partners in the Enex Partnership for the six-month period ending September 30. The Company spent approximately $431,000 on registration costs related to the registration of the Series C issued in the Enex Partnership Acquisition.

    Cash spent on other assets consisted principally of costs related to the deal costs on the postponed Enex Merger, computer equipment and software.

    The Company had current assets of $4,939,000 and current liabilities of $4,800,000, which resulted in working capital of $139,000 as of December 31, 1998. This was a decrease of $1,206,000 from the working capital of $1,344,000 as of December 31, 1997. Working capital decreased primarily due to the higher trade payables and amounts payable to dissenters and fractional shareholders in the Enex Partnership Acquisition. Accounts payable increased because of the increased number of properties and increased drilling activity.

    On August 13, 1998 the Oil and Gas Asset Clearinghouse auctioned several hundred oil and gas properties owned by the Company. The auctioned properties included properties acquired in the Enex and Service Acquisitions. Certain non-strategic properties were subject to minimum bid. The majority of the properties were sold by auction with no minimum bids. The Company received net proceeds of $2,635,000 from the sale of properties at the auction.

    During the current period, the Company also sold certain other non-strategic oil and gas properties in private sales for gross proceeds of $2,149,000. The remaining $28,000 of property sales proceeds was attributable to miscellaneous sales.

    Under the terms of the $100 million Revolver, when mortgaged properties are sold the borrowing base shall be reduced, and if necessary, proceeds from the sales of properties shall be applied to the debt outstanding in an amount equal to the loan value attributable to such properties sold. Of the total proceeds received from property sales, $2,145,000 was used to repay principal on the $100 million Revolver.

    On December 31, 1998 the Company sold 20% of its 25% interest in the Hawkins Ranch Prospect for $500,000. The proceeds from the sale were collected in January 1999 and are expected to be used to fund the drilling of the first three wells at Hawkins Ranch.

$100 MILLION LINE OF CREDIT

    In conjunction with the Enex Acquisition on March 27, 1998 the Company entered into a new debt agreement with Compass Bank and Bank of Oklahoma (the "Banks"). The new debt agreement is a $100 million reducing, revolving line of credit (the "$100 million Revolver") with current borrowings under a term note maturing April 1, 2001. The entire principal balance of the Company's $50 million Convertible Loan at the Bank of Oklahoma was replaced with the $100 million Revolver. The Bank of Oklahoma is a participating lender with Compass Bank.

    The amount the Company can borrow is based upon the borrowing base. The borrowing base and the monthly borrowing base reduction amounts are redetermined semi-annually by unanimous consent of the lenders. The principal is due at maturity, April 1, 2001. Monthly principal payments are made as required in order that the outstanding principal balance plus outstanding letters of credit does not exceed the borrowing base. Interest is payable monthly and is calculated at the prime rate. The Company may elect to calculate interest under the Libor rate, as defined in the agreement. The Libor rate increases by (a) 2.00% if the outstanding loan balance and letters of credit are equal to or greater than 75% of the borrowing

                                   1998 MDA-8
base, (b) 1.75% if the outstanding loan balance and letters of credit are less than 75% or greater than 50% of the borrowing base or (c) 1.50% if the outstanding loan balance and letters of credit are equal to or less than 50% of the borrowing base.

    The $100 million Revolver provided for an initial borrowing base of $29 million. The initial borrowing base was reduced to $27.5 million within ten days after the effective date and further reduced by $275,000 per month, beginning May 1, 1998 and ending October 1, 1998. In conjunction with the Service Acquisition, the borrowing base was increased to $32.6 million and the monthly borrowing base reductions were increased to $330,000. Effective October 1, 1998, the semi-annual borrowing base redetermination date, the borrowing base was calculated to be approximately $28.9 million with monthly borrowing base reductions of $250,000 beginning November 1, 1998. Effective January 1, 1999, due to the closing of the Enex Partnership Acquisition, the borrowing base determined at October 1, 1998 was adjusted to $33.1 million with monthly borrowing base reductions of $290,000 beginning November 1, 1998. The borrowing base at December 31, 1998 was $32.5 million and the next semi-annual borrowing base redetermination date is April 1, 1999.

    At December 31, 1998 the Company had borrowed $27,454,000 and had $1,164,000 of outstanding letters of credit. In the current period, the Company made $1,370,000 of required principal payments, $2,145,000 in payments from property sales proceeds and a $1,500,000 bridge payment ten days after the close of the Enex Acquisition. The Company is currently paying Libor plus 2.00% on a sixty day Libor loan for $25,470,000 and prime on $1,985,000.

    At December 31, 1998, the amount available under the borrowing base on the $100 million revolver was approximately $3.9 million. Assuming no other changes, the amount available to be borrowed at April 1 will be approximately $3.0 million. The Company expects that the Banks will complete the April 1 borrowing base redetermination by May 1, 1999. The Company also expects that the borrowing base will be less than the amount determined at the October 1, 1998 redetermination, adjusted for the monthly borrowing base reductions. The decline is expected to be caused primarily by normal production declines and lower oil and gas pricing scenarios used by the Banks to value the oil and gas reserves for loan purposes. Pursuant to the terms of the $100 million Revolver, if the borrowing base is less than the outstanding principal balance plus outstanding letters of credit the Company has sixty days, after receipt of notice from the Banks, to cure the excess by prepayment, providing additional collateral or a combination of both. The Company is unable to predict the April 1 borrowing base. While there can be no assurance, at the completion of the April 1 redetermination, the Company does not expect to be required to make any prepayments or provide any additional collateral that would be material to the financial condition of the Company.

    The Company paid a facility fee equal to 3/8% of the initial borrowing base and is required to pay 3/8% on any future increase in the borrowing base within five days of written notice. The Company is required to pay a quarterly commitment fee on the unused portion of the borrowing base of 1/2 % if the outstanding loan balance plus letters of credit are greater than 50% of the borrowing base or 3/8% if the outstanding loan balance plus letters of credit are less than or equal to 50% of the borrowing base. The Company is required to pay a letter of credit fee on the date of issuance or renewal of each letter of credit equal to the greater of $500 or 1 1/2 % of the face amount of the letter of credit.

    The Company has granted to the Banks liens on substantially all of the Company's oil and natural gas properties, whether currently owned or hereafter acquired, and a negative pledge on all other oil and gas properties.

    The $100 million Revolver requires, among other things, a cash flow coverage ratio of 1.25 to 1.00 and a current ratio, excluding the current maturity of the $100 million Revolver, of 0.9 to 1.00, determined on a quarterly basis. As of December 31, 1998 the Company was in compliance with the cash flow and current ratio covenants. Because the borrowing base was increased at the October 1 redetermination, no debt payments were required in the current quarter. The only debt payments made in the current quarter were the mortgage payments on the Company's former office in Mobile, Alabama.

                                   1998 MDA-9

    Under the terms of the $100 million Revolver, when mortgaged properties are sold the borrowing base shall be reduced, and if necessary, proceeds from the sales of properties shall be applied to the debt outstanding in an amount equal to the loan value attributable to such properties sold.

    The $100 million Revolver includes other covenants prohibiting cash dividends, distributions, loans, advances to third parties in excess of $100,000, or sales of assets greater than 10% of the aggregate net present value of the oil and gas properties in the borrowing base. Compass Bank has granted the Company a waiver allowing the Company to pay the dividends to holders of Series C as long as no default or event of default exists or would exist as a result of any Series C dividend payment.

SERIES C PREFERRED STOCK

    In connection with the Enex Partnership Merger, on December 29, 1998, the Company issued 2,177,481 shares of Series C Preferred Stock ("Series C") in exchange for 100% of the Enex Partnership units. The holders of Series C are entitled to receive cumulative cash dividends in an amount per share of $0.50 per year (10% annual rate), payable semi-annually on March 31 and September 30 of each year. These dividends are payable in preference to and prior to the payment of any dividend or distribution to any holder of Company common stock or other junior security. The Series C dividends begin to accrue on December 30, 1998. The Series C has a liquidation preference of $5.00 per share plus an amount equal to all accumulated, accrued and unpaid dividends. The liquidation preference of Series C ranks on parity with the Series B Preferred Stock.

    Each share of Series C is convertible into one share of Company common stock. On or after January 1, 2000, the Company may redeem all or a portion of the Series C, at its option, at a purchase price of $5.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends.

    The Series C is generally nonvoting; however, holders of Series C are entitled to vote on any amendment, alteration or appeal of any provision of the Company's Articles of Incorporation which would adversely affect any holder's rights and preferences.

    As a result of its limited partnership interest in the Enex Partnership, Enex owns 1,293,522 shares of the Series C. Through its eighty percent ownership of Enex, 80% (or 1,034,818) of the shares are attributable to the Company.

SERIES B PREFERRED STOCK

    In connection with the Shore Merger, effective June 30, 1997, the Company issued 266,667 shares of Series B Preferred Stock ("Series B"). The Series B is nonvoting and pays no dividends. The Series B has a liquidation value of $7.50 per share and is junior to the Company's Series A Preferred Stock. Until December 31, 2002, any holder of the Series B may convert all or any portion of Series B shares into Company Common Stock ("Common") at the greater ratio of (i) one share of Common for each share of Series B or (ii) at a ratio based upon the "Alternative Conversion Factor." The Alternative Conversion Factor is determined by dividing the net increase in value of approximately 40,000 net mineral acres owned by the Company in South Louisiana by $8,000,000 and multiplying the product by 1,066,000 to arrive at the potential number of total Common shares all holders would receive upon conversion. In no event shall the aggregate total number of shares of Common into which the Series B are converted be less than 266,667 shares or exceed 1,333,333 shares, unless further increased for any anti-dilution provisions. Upon expiration of the conversion period, unless the Company has given notice to redeem the Series B, all of the shares of the Series B shall be automatically converted.

    Since the merger date of June 30, 1997 the value of the fee minerals has not increased to a level where the alternative conversion rate is more beneficial than the initial conversion rate of one to one. As of December 31, 1998, no additional shares of Series B have been issued.

                                  1998 MDA-10

SERIES A PREFERRED STOCK

    On September 4, 1996, the Company signed a stock purchase agreement with Kaiser Francis Oil Company ("the Agreement"). The Agreement provided for the purchase of 1,666,667 shares of Series A Preferred Stock ("Series A") at $6.00 per share, over a five-year period beginning September 4, 1996 with minimum incremental investments of $500,000 each. Each issuance of Series A was subject to approval by Kaiser-Francis of the use of proceeds. The Series A was nonvoting and accrued dividends at 8% per annum, payable quarterly in cash. The Series A was convertible at any time after issuance into shares of common stock at the rate of two shares of common stock for each share of Preferred before January 1, 1998. At December 31, 1997, all of the Series A had been issued and on January 31, 1998, all of the Series A was converted into 3,333,334 shares of Company common stock.

THE ENEX ACQUISITION

    On March 27, 1998, the Company acquired 1,064,432 shares of the common stock of Enex, for $15 cash per share pursuant to the Company's tender offer that began February 19, 1998. The Enex shares acquired by the Company represent 79.2% of the total outstanding Enex common stock. The Company applied the purchase method of accounting to the Enex Acquisition. The purchase price of $15,966,000 was financed with proceeds from the Company's $100 million Revolver. The Company also incurred approximately $60,934 in legal, accounting and printing expenses and issued 33,825 shares of Company common stock for finders fees to unrelated third parties.

    Over a three-week period ending December 23, 1998, the Company acquired an additional 0.80% of Enex common stock for approximately $68,000.

    As part of the Enex Acquisition, the Company entered into a consulting agreement, effective April 15, 1998, with the former president of Enex that provides for monthly payments of $20,000 until expiration of the agreement on May 18, 2002. The present value of the agreement, applying a 10% discount rate, is approximately $788,000 and is included in Other Liabilities (current and long term). The monthly payments serve as consideration for consulting, a covenant not to compete and a preferential right to purchase certain oil and gas acquisitions which the former president controls or proposes to acquire during the term of the agreement. The Company will reimburse the former president each month for reasonable and necessary business expenses incurred in connection with the performance of consulting services. The agreement survives the former president and his spouse and is nonassignable.

    Enex, a Delaware corporation, is an independent oil and gas production and development company headquartered in Kingwood, Texas with operations primarily in Texas. Enex engages primarily in managing and acquiring producing oil and gas properties, and does not engage in significant drilling activities. Enex operates over 100 wells in South Texas. Before the tender offer, the Enex shares traded on the NASDAQ Stock Market National Market System under the symbol ENEX. The Enex shares are currently traded on the OTC Bulletin Board. Concurrent with the closing of the Enex Acquisition, the Enex Board of Directors resigned and were replaced by the persons who constitute the Company's Board of Directors. Enex is presently being operated as a majority-owned subsidiary of the Company.

    In addition to managing and acquiring direct interests in producing oil and gas properties, Enex served as general partner of the Enex Partnership until its sale to the Company, effective October 1, 1998. See the discussion below concerning the sale of the Enex Partnership to the Company. Approximately 73% of Enex's estimated future net revenues from proved reserves at December 31, 1997 is attributable to its interests in the Enex Partnership and approximately 27% is attributable to the properties owned directly by the Enex, after deducting the minority interest share of the Enex Partnership. As general partner, Enex had a 4.1% interest in the net revenues and gains generated by properties owned by the Enex Partnership. In addition to the general partner interest, Enex owned a 56.2% limited partner interest in the Enex Partnership. Based on the Company's 80% ownership of Enex, the Company had an effective limited partner ownership of the Enex Partnership of 44.9%.

                                  1998 MDA-11

    Because the Company's ownership of Enex is greater than 50%, the Company's consolidated financial statements at December 31, 1998 include 100% of the accounts of Enex subsequent to the acquisition date. Until the sale of the Enex Partnership, effective October 1, 1998, Enex consolidated 100% of the Enex Partnership on its books for financial reporting purposes because its ownership in the Enex Partnership was greater than 50%. The minority interest on the Company's balance sheet reflects the equity interest of the minority owners in Enex (20%).

    The operations of Enex for the six-month period ending September 30, which included the operations of the Enex Partnership until its sale effective October 1, 1998, were included in the financial statements of the Company. The operations of Enex for the three-month period ending December 31, which excluded the operations of the Enex Partnership, were also included in the financial statements of the Company.

    On October 31, 1998 the office lease in Kingwood where Enex and the Enex Partnership were headquartered expired. The Company has moved the majority of the current files and records for Enex and the Enex Partnership to the Houston office and has rented a small office in Kingwood where the accounting staff of Enex and the Enex Partnership will continue to operate until the end of the first quarter of 1999.

THE ENEX MERGER

    On July 17, 1998, the Securities and Exchange Commission declared effective a registration statement filed under the Securities Act of 1933 for the merger of Enex into the Company (the "Enex Merger"). A special meeting of the stockholders of Enex was held on August 20, 1998 to approve the Enex Merger. Due to market conditions, the Company voted against the Enex Merger. Due to the postponement of the Enex Merger, the Company impaired deal costs related to the Enex Merger by approximately $38,000.

THE ENEX PARTNERSHIP MERGER

    The Enex Partnership is a New Jersey limited partnership that was formed on June 30, 1997 from the combination of thirty-four Enex Oil and Gas Limited Partnerships. The Enex Partnership, headquartered in Kingwood, Texas, is engaged in the oil and gas business through the ownership of various interests in oil and gas properties. At October 1, 1998, Enex owned 56.24% of the outstanding limited partner units and the remaining 43.76% was owned by several thousand limited partners.

    On December 29, 1998 the Company closed an exchange of 2.086 shares of Series C Preferred stock for each Enex Partnership unit (the "Exchange Offer"). In connection with the Exchange Offer, the Company submitted a proposal to investors in the Enex Partnership to amend the partnership agreement to provide for the transfer of all of the assets and liabilities of the Enex Partnership to the Company as of October 1, 1998 and dissolve the Enex Partnership. The Company issued 2,177,481 Series C shares for 100% of the outstanding limited partner units. Enex was issued 1,293,522 Series C shares for its 56.24% ownership of the Enex Partnership. The remaining 883,959 Series C shares were issued to the limited partners that elected to take Series C shares in lieu of cash. Certain dissenting limited partners and fractional shares will be paid cash in January 1999. Because of the dissenting limited partners, Enex owns 59.4% of the Series C shares.

    The operations of the Enex Partnership for the nine-month period ending December 31 were included in the financial statements of the Company due to the Company's acquisition of Enex on March 27, 1998. Subsequent to October 1, 1998, no minority interest was recorded related to the operations of the Enex Partnership as it was dissolved.

                                  1998 MDA-12

FUTURE CAPITAL REQUIREMENTS

    The Company has made and will continue to make, substantial capital expenditures for acquisition, development and exploration of oil and natural gas reserves. In fact, because the Company's principal natural gas and oil reserves are depleted by production, its success is dependent upon the results of its acquisition, development and exploration activities.

    The Company expects to incur a minimum of approximately $500,000 in capital expenditures over the next twelve months. The Company expects that available cash, cash flows from operations and cash proceeds from asset sales of certain non-core properties will be sufficient to fund the planned capital expenditures through 1999 in addition to funding interest and principal requirements on the $100 million Revolver. However, the Company may require additional borrowings under the $100 million Revolver or additional equity funding to raise additional capital to fund any acquisitions.

    Because future cash flows and the availability of financing are subject to a number of variables, such as the level of production and prices received for gas and oil, there can be no assurance that the Company's capital resources will be sufficient to maintain planned levels of capital expenditures and accordingly, oil and natural gas revenues and operating results may be adversely affected.

    At December 31, 1998, the amount available under the borrowing base on the $100 million revolver was approximately $3.9 million. Assuming no other changes, the amount available to be borrowed at April 1 will be approximately $3.0 million. The Company expects that the Banks will complete the April 1 borrowing base redetermination by May 1, 1999. The Company also expects that the borrowing base will be less than the amount determined at the October 1, 1998 redetermination, adjusted for the monthly borrowing base reductions. The decline is expected to be caused primarily by normal production declines and lower oil and gas pricing scenarios used by the Banks to value the oil and gas reserves for loan purposes. If the borrowing base is less than the outstanding principal balance plus outstanding letters of credit the Company has sixty days, after receipt of notice from the Banks, to cure the excess by prepayment, providing additional collateral or a combination of both. The Company is unable to predict the April 1 borrowing base. While there can be no assurance, at the completion of the April 1 redetermination, the Company does not expect to be required to make any prepayments or provide any additional collateral that would be material to the financial condition of the Company. However, depending on the amount of prepayment, if any is required, the Company may have to raise additional cash to meet this commitment.

    Amounts spent on debt retirement due to reductions in the borrowing base, reduce the cash available to spend on acquisition, development and exploration activities and, accordingly, oil and natural gas revenues and operating results may be adversely affected.

    By the end of the first quarter of 1999, the Company expects to have the operations of Enex and the Enex Partnership fully consolidated into its operations at the Company's headquarters in Houston. It is expected that the Company will realize certain cost savings in the consolidation of these operations.

YEAR 2000 COMPLIANCE

    Readers are cautioned that the forward-looking statements contained in the following Year 2000 discussion should be read in conjunction with the Company's disclosures under the heading "Forward-Looking Statements." The disclosures also constitute a "Year 2000 Readiness Disclosure" and "Year 2000 Statement" within the meaning of the Year 2000 Information and Readiness Disclosure Act of 1998.

STATEMENT OF READINESS

    The Company has undertaken various initiatives to ensure that its hardware, software and equipment will function properly with respect to dates before and after January 1, 2000. For this purpose, the phrase "hardware, software and equipment" includes systems that are commonly thought of as Information Technology systems ("IT"), as well as those Non-Information Technology systems ("Non-IT") and equipment which include embedded technology. IT systems include computer hardware and software and other

                                  1998 MDA-13
related systems. Non-IT systems include certain oil and gas production and field equipment, gathering systems, office equipment, telephone systems, security systems and other miscellaneous systems. The Non-IT systems present the greatest readiness challenge since identification of embedded technology is difficult and because the Company is, to a great extent, reliant on third parties for Non-IT compliance.

    The Company has formed a Year 2000 ("Y2K") Project team, which is chaired by its Chief Financial Officer, Frank C. Turner, II. The team includes corporate staff and representatives from the Company's business units. In response to the possible risks posed to the Company, the team has developed a Y2K Plan (the "Plan") which includes guidelines for inventory, assessment, remediation, testing and contingency planning.

    The following categories represent the mission-critical operational systems of the Company. A "mission-critical system" is a system that is vital to the successful continuation of a core business activity. An application may be mission critical if it interfaces with a designated mission-critical system. Each system has been evaluated by the Company as to (a) the risks to the Company in the event of the most reasonably likely worst case scenario (the "Worst Case Scenario"); (b) the status of the Company's remediation plan, if any ("Status"); and (c) the Company's contingency plans, if any ("Contingency Plans").

    ACCOUNTING SOFTWARE SYSTEMS. The Company relies solely on the software accounting packages ("Accounting Packages") to provide management with various reports that allow managers to determine the cash flow and profitability of individual properties and of the Company as a whole. Management also relies on the Accounting Packages to provide financial information necessary to prepare quarterly and annual financial reports that are sent to the Securities and Exchange Commission, NASDAQ Stock Market, banks and stockholders. In addition, the Company relies on the Accounting Packages to process and print checks to be sent to working and royalty interest owners for their share of the monthly oil and gas sales, to process and print checks for payment to vendors and to process and print monthly joint-interest statements to be sent to working interest owners in Company-operated oil and gas properties. Under a Worst Case Scenario, all accounting functions would have to be completed manually, significantly hindering the Company's ability to complete the above-described mission-critical systems.

Status:              The Company has updated its accounting systems. Testing is scheduled to be completed by April 30, 1999.

Contingency Plans:   The Company is currently considering contingency plans for processing its accounting data. Depending on the results of the testing phase, contingency plans will be developed.

    CONTROL SYSTEMS AND IMBEDDED TECHNOLOGY. These systems include the equipment used to produce, monitor, control, sell and record hydrocarbon production, including all artificial lift equipment, storage, measurement and control facilities and third-party systems and technology interrelated to the Company's business. Under a Worst Case Scenario, multiple fields of oil and gas would lose the ability to account for the amount of hydrocarbon production, temporarily shutting down the field(s) until the malfunctioning part(s) could be repaired or replaced. This is not expected to materially adversely effect the Company.

Status:              The only mission-critical field operated by the Company is the Spivey
                     Field, whose production operations are not affected by Y2K issues. The
                     Spivey Field is affected by a third-party operated gas plant that processes the field's natural gas and may be subject to Y2K issues.
                     Refer to "Third Party Systems-Gas Plant" for a discussion of the gas plant at the Spivey Field. The operations of the remaining fields were not materially affected by Y2K issues.

Contingency Plans:   The Company will continue to monitor the operations at its field locations and develop contingency planning if an exposure becomes apparent.

    THIRD-PARTY SYSTEMS--OIL AND GAS PURCHASERS. The Company utilizes third-party purchasers to sell the oil and gas produced from the wells in which it has a working or royalty interest. The Company also

                                  1998 MDA-14
depends on third-party purchasers to remit to the Company its share of the proceeds from the sales of oil and gas. The Company does not directly sell any oil and gas produced from the wells in which it has a working or royalty interest and does not take any oil or gas in kind as an alternative to cash payment. Under a Worst Case Scenario, multiple major purchasers would be temporarily shut down due to Y2K issues, materially adversely effecting the Company's revenues.

Status:              Based upon the diversity of purchasers, the Company believes that no single purchaser is a mission-critical purchaser. The Y2K team does not anticipate that a problem with any single purchaser for a reasonable period of time beyond 2000 will force the Company to curtail or shut down its operations. Although no single purchaser is a mission-critical purchaser, the loss of a major purchaser or multiple minor purchasers due to Y2K problems would affect the Company. The Company has obtained information about the top ten purchasers and their Y2K readiness. All but two of the top ten purchasers have formal Y2K Plans and are working to upgrade any mission-critical systems that are affected by Y2K. The other two purchasers acknowledge that certain systems will be affected by Y2K and have been undertaking plans to upgrade these systems.

Contingency Plans:   The Company continues to monitor the Y2K status of its major purchasers. Should a purchaser not become Y2K compliant, the Company will identify alternative purchasers for its production and, if necessary, temporarily shut-in production.

    THIRD-PARTY SYSTEMS--GAS PLANT. Over 95% of the gas produced in the Spivey Field, a mission-critical system, is sold to a gas plant under a life of the lease casinghead tailgate gas contract. The Company owns approximately 11.5% of the gas plant and related gathering system. Colt Resources Corporation operates the plant. Under a Worst Case Scenario, the gas plant could be shut down which could materially adversely effect the Company.

Status:              The Company has received a letter from the operator of the Spivey plant stating that the Spivey plant's control systems and embedded technology are not Y2K affected and that its accounting and processing systems are
                     Y2K compliant.

Contingency Plans:   A short-term interruption of gas sales would not materially affect the
                     Company's operations. If the Spivey plant experiences problems with an expected duration in excess of one month, the Company has identified alternative gas markets it could utilize.

    THIRD-PARTY SYSTEMS--BANKING. The Company relies on its banks to deposit checks payable to the Company and credit the checks to the appropriate accounts. The Company also relies on its banks to credit third-party accounts for payment. A Worst Case Scenario would occur if the Company's principal bank is unable to provide certain services for an extended period of time due to Y2K, causing the Company to be materially adversely affected.

Status:              The Company's principal bank currently has a formal Y2K Plan in effect and anticipates that all non-compliant, in-house mission-critical systems will be substantially remediated by December 31, 1998 and substantially completed by March 31, 1999 for vendor-supported systems.
                     The Company's principal bank expects to have all of its non-compliant, mission-critical systems Y2K compliant by June 30, 1999.

Contingency Plans:   The Company intends to have cash on hand sufficient to cover short-term emergency payments and payroll. The Company also plans to open accounts with other institutions in the event its principal bank is unable to rectify its problems in a timely manner. The Company has no long-term contingency plans in the event of a system-wide failure of banking institutions.

                                  1998 MDA-15

    THIRD-PARTY SYSTEMS--SUPPORT FUNCTIONS. The primary material support functions provided by third parties are electrical service, communication service and office space. Under a Worst Case Scenario, all primary support functions would be hindered in the short term.

Status:              All vendors of these services have reported that formal Y2K remediation plans are in effect and will be substantially complete by September 30,
                     1999.

Contingency Plans:   Short-term (less than two weeks) interruptions of services will not materially adversely effect the Company. The Company will be able to conduct business on a reduced scale using alternative business methods.
                     Longer-term interruptions may materially adversely effect the Company.
                     The Company has no plans sufficient to fully offset the effect of long-term interruptions.

    COMPUTER OPERATING SYSTEMS AND APPLICATION SOFTWARE SYSTEMS. The Company relies solely on its personal computer systems to access the accounting software package through the Company's computer network. In addition, certain schedules and databases that are used for critical functions rely on spreadsheet and work-processing applications that are run on the Company's personal computer systems.

Status:              All systems appear to be Y2K ready.

Contingency Plans:   Operations could be performed manually until non-functioning equipment or software is repaired or replaced

COSTS OF Y2K COMPLIANCE

    The costs incurred by the Company to implement the Plan were not material to the Company's financial condition or results of operations. The Company does not expect any future costs related to the Plan to be material to the Company's financial condition or results of operations.

THE RISKS OF Y2K ISSUES

    The Company presently believes that Y2K issues will not pose significant operational problems. However, if all significant Y2K issues are not properly identified or assessed, remediation and testing are not effected timely, the Y2K issues, either individually or in combination, may materially and adversely impact the Company's results of operations, liquidity and financial condition or materially and adversely affect its relationships with its business partners. Additionally, the misrepresentation of compliance by other entities or the persistent, universal failure of financial, transportation or other economic systems will likely have a material and adverse impact on the Company's operations or financial condition for which it cannot adequately prepare.

                         3TEC ENERGY CORPORATION AND SUBSIDIARIES

                                CONSOLIDATED BALANCE SHEETS


                                                               September 30    December 31
                                                                  1999           1998
                                                              -------------  -------------
                                                               (unaudited)     (audited)
ASSETS
CURRENT ASSETS
  CASH AND CASH EQUIVALENTS. . . . . . . . . . . . . . . . .  $ 25,076,465   $  1,040,096
  ACCOUNTS RECEIVABLE. . . . . . . . . . . . . . . . . . . .     2,716,165      3,309,043
  ACCOUNTS RECEIVABLE-INSURANCE CLAIM. . . . . . . . . . . .            --        448,083
  OTHER CURRENT ASSETS . . . . . . . . . . . . . . . . . . .        90,567        141,364
                                                              -------------  -------------
    TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . . .    27,883,197      4,938,586
NON-CURRENT ASSETS
  NOTES RECEIVABLE--STOCKHOLDER. . . . . . . . . . . . . . .            --        173,115
PROPERTY (AT COST)
  OIL AND GAS (SUCCESSFUL EFFORTS METHOD). . . . . . . . . .    80,659,521     90,849,439
  OTHER. . . . . . . . . . . . . . . . . . . . . . . . . . .       988,579        795,323
                                                              -------------  -------------
                                                                81,648,100     91,644,762
ACCUMULATED DEPLETION, DEPRECIATION AND AMORTIZATION . . . .   (35,425,362)   (39,073,584)
                                                              -------------  -------------
                                                                46,222,738     52,571,178
OTHER ASSETS . . . . . . . . . . . . . . . . . . . . . . . .       637,875        257,938
                                                              -------------  -------------
TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . .  $ 74,743,810   $ 57,940,817
                                                              =============  =============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  CURRENT MATURITY OF LONG-TERM DEBT . . . . . . . . . . . .  $  4,314,318   $         --
  ACCOUNTS PAYABLE-TRADE . . . . . . . . . . . . . . . . . .     2,822,415      3,643,241
  ACCOUNTS PAYABLE-ENEX LP LIMITED PARTNERS. . . . . . . . .            --        538,750
  ACCOUNTS PAYABLE-REVENUE . . . . . . . . . . . . . . . . .       362,065        342,931
  OTHER CURRENT LIABILITIES. . . . . . . . . . . . . . . . .       200,806        275,010
                                                              -------------  -------------
TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . . . . . .     7,699,604      4,799,932

LONG-TERM DEBT . . . . . . . . . . . . . . . . . . . . . . .    24,176,249     27,454,567
CONVERTIBLE SUBORDINATED NOTES . . . . . . . . . . . . . . .    10,850,000             --
DEFERRED INCOME TAXES. . . . . . . . . . . . . . . . . . . .       486,353      1,733,167
OTHER LIABILITIES. . . . . . . . . . . . . . . . . . . . . .       304,404        437,949
MINORITY INTEREST. . . . . . . . . . . . . . . . . . . . . .     1,014,155        957,369

STOCKHOLDERS' EQUITY
PREFERRED STOCK, $0.02 PAR, 20,000,000 SHARES AUTHORIZED,
  266,667 DESIGNATED SERIES B AND 2,177,481 SHARES
  DESIGNATED SERIES C, NONE OTHER DESIGNATED . . . . . . . .            --             --

CONVERTIBLE PREFERRED STOCK SERIES B, $7.50 STATED VALUE,
  266,667 SHARES ISSUED AND OUTSTANDING AT SEPTEMBER 30,
  1999 AND DECEMBER 31, 1998. $2,000,000 AGGREGATE
  LIQUIDATION PREFERENCE . . . . . . . . . . . . . . . . . .     3,627,000      3,627,000

CONVERTIBLE PREFERRED STOCK SERIES C, $5.00 STATED VALUE,
  1,142,996 AND 1,142,663 SHARES ISSUED AND OUTSTANDING AT
  SEPTEMBER 30, 1999 AND DECEMBER 31, 1998, RESPECTIVELY.
  $5,714,980 AGGREGATE LIQUIDATION PREFERENCE. . . . . . . .     5,235,083      5,281,937

COMMON STOCK, $.02 PAR VALUE, 40,000,000 SHARES AUTHORIZED,
  13,383,005 AND 8,552,365 SHARES ISSUED AND OUTSTANDING AT
  SEPTEMBER 30, 1999 AND DECEMBER 31, 1998, RESPECTIVELY . .       267,692        171,055

PAID-IN-CAPITAL. . . . . . . . . . . . . . . . . . . . . . .    48,137,005     36,947,588
ACCUMULATED DEFICIT. . . . . . . . . . . . . . . . . . . . .   (26,985,695)   (23,401,707)
LESS COST OF TREASURY STOCK; 21,773 SHARES . . . . . . . . .       (68,040)       (68,040)
                                                              -------------  -------------
TOTAL STOCKHOLDERS' EQUITY . . . . . . . . . . . . . . . . .    30,213,045     22,557,833
                                                              -------------  -------------
COMMITMENTS AND CONTINGENCIES
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . . . . .  $ 74,743,810   $ 57,940,817
                                                              =============  =============

          See accompanying notes to consolidated financial statements.

                                   3TEC ENERGY CORPORATION AND SUBSIDIARIES

                                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   UNAUDITED


                                                           THREE MONTHS ENDED           NINE MONTHS ENDED
                                                              SEPTEMBER 30                SEPTEMBER 30
                                                      --------------------------  ----------------------------
                                                          1999          1998          1999           1998
                                                      -------------  -----------  -------------  -------------
REVENUE
  OIL AND GAS SALES AND PLANT INCOME . . . . . . . .  $  4,656,156   $3,961,442   $ 11,328,502   $ 11,078,360
  GAIN ON SALE OF PROPERTIES . . . . . . . . . . . .       575,287    1,518,139        882,477      1,527,207
  DELAY RENTAL AND LEASE BONUS INCOME. . . . . . . .        61,911       20,333         64,911        217,404
  OTHER. . . . . . . . . . . . . . . . . . . . . . .       469,508      194,846        691,442        436,783
                                                      -------------  -----------  -------------  -------------
TOTAL REVENUE. . . . . . . . . . . . . . . . . . . .     5,762,862    5,694,760     12,967,332     13,259,754
                                                      -------------  -----------  -------------  -------------
COSTS AND EXPENSES
  LEASE OPERATING, PRODUCTION TAXES AND PLANT COSTS.     1,434,185    1,934,203      4,450,843      5,539,218
  GEOLOGICAL AND GEOPHYSICAL . . . . . . . . . . . .        46,768      139,303        188,484        927,418
  DEPRECIATION, DEPLETION AND AMORTIZATION . . . . .     1,466,006    1,945,110      4,046,546      4,970,052
  IMPAIRMENTS. . . . . . . . . . . . . . . . . . . .     1,688,443      492,000      1,688,443        492,000
  DRYHOLE. . . . . . . . . . . . . . . . . . . . . .       391,477       24,141        455,108        331,405
  INTEREST . . . . . . . . . . . . . . . . . . . . .       717,917      615,792      1,739,362      1,428,633
  STOCK COMPENSATION . . . . . . . . . . . . . . . .       729,938           --        729,938         67,500
  SEVERANCE PAYMENT. . . . . . . . . . . . . . . . .       284,060           --        284,060             --
  COMPENSATION PLAN PAYMENT. . . . . . . . . . . . .       292,527           --        292,527             --
  GENERAL AND ADMINISTRATIVE . . . . . . . . . . . .     1,112,181      975,435      3,048,430      3,231,349
  OTHER. . . . . . . . . . . . . . . . . . . . . . .       272,233           --        481,622          4,639
                                                      -------------  -----------  -------------  -------------
TOTAL COSTS AND EXPENSES . . . . . . . . . . . . . .     8,435,735    6,125,984     17,405,363     16,992,214
LOSS BEFORE INCOME TAX BENEFIT AND MINORITY INTEREST    (2,672,873)    (431,224)    (4,438,031)    (3,732,460)
MINORITY INTEREST. . . . . . . . . . . . . . . . . .        23,545      154,209        (40,228)         5,523
                                                      -------------  -----------  -------------  -------------
LOSS BEFORE INCOME TAX BENEFIT . . . . . . . . . . .    (2,696,418)    (585,433)    (4,397,803)    (3,737,983)
INCOME TAX BENEFIT . . . . . . . . . . . . . . . . .      (686,314)    (199,047)    (1,242,324)    (1,270,914)
                                                      -------------  -----------  -------------  -------------
NET LOSS . . . . . . . . . . . . . . . . . . . . . .    (2,010,104)    (386,386)    (3,155,479)    (2,467,069)
DIVIDENDS TO PREFERRED STOCKHOLDERS. . . . . . . . .       142,843           --        428,509         67,945
                                                      -------------  -----------  -------------  -------------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS . . . .  $ (2,152,947)  $  (386,386) $ (3,583,988)  $ (2,535,014)
                                                      =============  ===========  =============  =============
NET LOSS PER SHARE
  Basic. . . . . . . . . . . . . . . . . . . . . . .  $      (0.21)  $    (0.05)  $      (0.39)  $      (0.32)
                                                      =============  ===========  =============  =============
  Diluted. . . . . . . . . . . . . . . . . . . . . .  $      (0.21)  $    (0.05)  $      (0.39)  $      (0.32)
                                                      =============  ===========  =============  =============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
  Basic. . . . . . . . . . . . . . . . . . . . . . .    10,351,990    8,530,592      9,137,784      7,889,947
                                                      =============  ===========  =============  =============
  Diluted. . . . . . . . . . . . . . . . . . . . . .    10,351,990    8,530,592      9,137,784      7,889,947
                                                      =============  ===========  =============  =============

          See accompanying notes to consolidated financial statements.

                        3TEC ENERGY CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  NINE MONTHS ENDED
                                                                     SEPTEMBER 30
                                                             ----------------------------
                                                                 1999           1998
                                                             -------------  -------------
OPERATING ACTIVITIES
NET LOSS. . . . . . . . . . . . . . . . . . . . . . . . . .  $ (3,155,479)  $ (2,467,069)
ADJUSTMENTS TO RECONCILE NET LOSS
TO NET CASH PROVIDED BY OPERATING ACTIVITIES
  DEPLETION, DEPRECIATION AND AMORTIZATION. . . . . . . . .     4,046,546      4,970,052
  IMPAIRMENTS . . . . . . . . . . . . . . . . . . . . . . .     1,688,443        492,000
  DRYHOLE COSTS . . . . . . . . . . . . . . . . . . . . . .       455,108        331,405
  STOCK COMPENSATION EXPENSE. . . . . . . . . . . . . . . .       729,938         67,500
  GAIN ON SALE OF PROPERTIES. . . . . . . . . . . . . . . .      (882,477)    (1,527,207)
  DEFERRED INCOME TAX BENEFIT . . . . . . . . . . . . . . .    (1,242,324)    (1,270,914)
  MINORITY INTEREST . . . . . . . . . . . . . . . . . . . .       (40,228)         5,523
  OTHER CHARGES . . . . . . . . . . . . . . . . . . . . . .       345,533        (34,680)
                                                             -------------  -------------
CASH FLOW FROM OPERATIONS BEFORE CHANGES IN CURRENT ASSETS
  AND LIABILITIES . . . . . . . . . . . . . . . . . . . . .     1,945,060        566,610
CHANGES IN CURRENT ASSETS AND LIABILITIES, NET OF
  ACQUISITION EFFECTS:
  ACCOUNTS RECEIVABLE AND OTHER CURRENT ASSETS. . . . . . .       827,906       (588,159)
  ACCOUNTS PAYABLE, REVENUE PAYABLE, AND OTHER CURRENT
    LIABILITIES . . . . . . . . . . . . . . . . . . . . . .    (1,330,626)     2,080,921
                                                             -------------  -------------
NET CASH PROVIDED BY OPERATING ACTIVITIES . . . . . . . . .     1,442,340      2,059,372

INVESTING ACTIVITIES
PROCEEDS FROM SALES OF PROPERTIES . . . . . . . . . . . . .     3,614,453      4,707,497
ADDITIONS TO OIL AND GAS PROPERTIES . . . . . . . . . . . .    (1,827,614)    (3,305,635)
ACQUISITION OF ENEX RESOURCES CORPORATION, NET OF
CASH ACQUIRED OF $4,698,211 . . . . . . . . . . . . . . . .            --    (11,329,203)
ACQUISITION OF ASSETS OF SERVICE DRILLING CO. . . . . . . .            --     (6,337,689)
OTHER ASSETS. . . . . . . . . . . . . . . . . . . . . . . .      (251,680)      (492,129)
PAYMENTS FROM (ADVANCES TO) STOCKHOLDER . . . . . . . . . .       173,115         (5,211)
                                                             -------------  -------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES . . . .     1,708,274    (16,762,370)

FINANCING ACTIVITIES
  PROCEEDS FROM DEBT ISSUED . . . . . . . . . . . . . . . .     1,036,000     32,469,604
  PROCEEDS FROM SUBORDINATED NOTES ISSUED . . . . . . . . .    10,850,000             --
  PROCEEDS FROM COMMON STOCK ISSUED . . . . . . . . . . . .     9,975,000             --
  PRINCIPAL PAYMENTS ON DEBT. . . . . . . . . . . . . . . .            --    (15,976,432)
  PREFERRED STOCK DIVIDENDS PAID. . . . . . . . . . . . . .      (242,293)       (67,945)
  REGISTRATION COSTS ON SERIES C PREFERRED STOCK. . . . . .       (48,518)      (778,501)
  OTHER . . . . . . . . . . . . . . . . . . . . . . . . . .      (684,434)      (242,375)
                                                             -------------  -------------
NET CASH PROVIDED BY FINANCING ACTIVITIES . . . . . . . . .    20,885,755     15,404,351

NET INCREASE IN CASH AND CASH EQUIVALENTS . . . . . . . . .    24,036,369        701,353
CASH AND CASH EQUIVALENTS- BEGINNING. . . . . . . . . . . .     1,040,096      1,587,184
                                                             -------------  -------------
CASH AND CASH EQUIVALENTS- ENDING . . . . . . . . . . . . .  $ 25,076,465   $  2,288,537
                                                             =============  =============
SUPPLEMENTAL CASH FLOW INFORMATION:
  INTEREST PAID IN CASH . . . . . . . . . . . . . . . . . .  $  1,446,736   $  1,322,038
                                                             =============  =============
  PREFERRED DIVIDENDS INCURRED BUT NOT PAID . . . . . . . .  $    186,216   $         --
                                                             =============  =============
  ACQUISITION OF OIL AND GAS PROPERTIES FROM 3TEC . . . . .  $    875,000   $         --
                                                             =============  =============
  DRYHOLE COST ACCRUED BUT NOT PAID . . . . . . . . . . . .  $    345,841   $         --
                                                             =============  =============
  CONVERSION OF SERIES A PREFERRED STOCK. . . . . . . . . .  $         --   $ 10,000,000
                                                             =============  =============
  COMMON STOCK ISSUED AS FINDERS' FEE
    IN ENEX RESOURCES CORP. TENDER OFFER. . . . . . . . . .  $         --   $    245,231
                                                             =============  =============
  COMMON STOCK ISSUED IN ACQUISITION OF ASSETS FROM SERVICE
    DRILLING CO., LLC . . . . . . . . . . . . . . . . . . .  $         --   $  5,078,250
                                                             =============  =============

          See accompanying notes to consolidated financial statements.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999
                                   (UNAUDITED)

(1)  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

ORGANIZATION

     3TEC Energy Corporation (the Company) (formerly Middle Bay Oil Company, Inc.), was incorporated under the laws of the State of Alabama on November 30, 1992. The Company was reincorporated in Delaware on December 7, 1999 and changed its name to 3TEC Energy Corporation. Effective March 27, 1998, the Company acquired 79.2% of Enex Resources Corporation ("Enex") and over a three-week period ending December 23, 1998, the Company acquired an additional 0.80% of Enex for a total of 80% of Enex. Effective April 16, 1998, the Company acquired the assets of Service Drilling Co., LLC ("Service Drilling"). Effective October 1, 1998, the Company acquired 100% of Enex Consolidated Partners, L.P. ("Enex Partnership"), a limited partnership of which Enex owned greater than a 50% interest. The Company and its subsidiaries are engaged in the acquisition, development and production of oil and gas in the contiguous United States.

BASIS  OF  PRESENTATION

     In management's opinion, the accompanying consolidated financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the consolidated financial position of the Company as of September 30, 1999 and December 31, 1998 and the consolidated results of operations and consolidated cash flows for the periods ended September 30, 1999 and 1998.

     The consolidated financial statements were prepared pursuant to the rules and regulations of the Securities and Exchange Commission. An independent accountant has not audited the accompanying consolidated financial statements. Certain information and disclosures normally included in annual audited financial statements prepared in accordance with generally accepted accounting principles have been omitted, although the Company believes that the disclosures made are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the Company's financial statements and notes thereto included in the Company's
Annual  Report  on  Form  10-KSB  for  the  year  ended  December  31,  1998.

PRINCIPLES  OF  CONSOLIDATION

     The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary and Enex, an 80% owned subsidiary. The equity of the minority interest in Enex is shown in the consolidated statements as "minority interest". Significant intercompany accounts and transactions are eliminated in consolidation.

EARNINGS  PER  SHARE

     Basic earnings per share is based on the weighted average shares outstanding without any dilutive effects considered. Diluted earnings per share reflects dilution from all potential common shares, including options, warrants and convertible preferred stock. A weighted average of 2,041,751 and 3,285,751 common stock equivalents in 1999 and 330,297 and 288,535 common stock equivalents in 1998, are not considered in the calculation of diluted earnings per share for the nine and three month periods ending September 30, respectively, due to the net loss recorded during these periods.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999
                                   (UNAUDITED)

(1)  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATIONS

     Certain reclassifications of prior period amounts have been made to conform to the current presentation.

(2)  ACQUISITIONS

     On March 27, 1998, the Company acquired 1,064,432 common shares, approximately 79.2%, of Enex for $15,966,480. The Company purchased the common shares of Enex through a cash tender offer that commenced February 19, 1998 (the "Enex Acquisition"). The Company also incurred approximately $60,934 in legal, accounting and printing expenses and issued 33,825 shares of Company common stock for finders fees to unrelated third parties. At the time, Enex was general partner of Enex Consolidated Partners, L.P., (the "Enex Partnership"), a New Jersey limited partnership whose principal business was oil and gas exploration and production. Enex's general partner interest was 4.1%. Enex also owned an approximate 56.2% limited partner interest in Enex Partnership.

     The cost of acquiring 79.2% of Enex was allocated using the purchase method of accounting to the consolidated assets and liabilities of Enex based on estimates of the fair values with the remaining purchase price allocated to proved oil and gas properties.

     The allocation of the purchase price is summarized as follows: (in thousands)

Working capital. . . . . . . . . . . . . . .  $ 5,640
Oil and gas properties (proved and unproved)   19,090
Minority interest. . . . . . . . . . . . . .   (7,669)
                                              --------
Total. . . . . . . . . . . . . . . . . . . .  $17,061
                                              ========

     Over a three-week period ending December 23, 1998, the Company acquired an additional 0.80% (9,747 common shares) of Enex common stock for approximately $68,000.

     On April 16, 1998, the Company acquired substantially all of the oil and gas assets of Service Drilling Co., LLC and certain affiliates ("Service
Drilling"), in exchange for 666,000 shares of Company common stock and $6,500,000 in cash for a total acquisition cost of $10,054,774, before post-closing adjustments (the "Service Acquisition"). The fair value of the securities issued in connection with the Service Acquisition was calculated using the price of the Company's common stock at the time the Service Acquisition was announced to the public and further adjusted for tradability restrictions. An independent valuation firm determined the tradability discount for the Company's common stock. The effective date of the acquisition was March 1, 1998 and the cost was allocated using the purchase method of accounting.

     On December 30, 1998, the Company completed the acquisition of the Enex Partnership (the "Enex Partnership Acquisition"). The transaction consisted of an exchange offer whereby the Company offered to exchange 2.086 shares of Series C Preferred stock ("Series C") for each Enex Partnership unit (the "Exchange Offer"). In connection with the Exchange Offer, the Company submitted a proposal to investors in the Enex Partnership to amend the partnership agreement to provide for the transfer of all of the assets and liabilities of the Enex Partnership to the Company as of October 1, 1998 and dissolve the

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999
                                   (UNAUDITED)

(2)  ACQUISITIONS  (CONTINUED)

Enex Partnership. The Exchange Offer was approved on December 30, 1998 and the Company issued 2,177,481 Series C shares for 100% of the outstanding limited partner units. At the close of the Exchange Offer, the Enex Partnership had 1,102,631 units outstanding. Enex was issued 1,293,521 Series C shares for its 56.2% ownership of the Enex Partnership. The remaining 883,959 Series C shares were issued to the limited partners that elected to take Series C shares in lieu of cash. In January 1999, certain dissenting limited partners were paid $516,000 and other unitholders were paid $23,000 in lieu of fractional shares. Because of the dissenting limited partners, Enex owns 59.4% of the Series C shares, of which 20% (258,704 shares) are considered outstanding and held by third parties. The Series C accrues dividends at an annual rate of $0.50 per share which are paid on March 31 and September 30 and has a $5.00 per share liquidation value.

     The cost of acquiring 100% of the outstanding limited partner units was approximately $11.9 million, consisting of the following (in thousands):

Estimated fair value of 2,177,481 shares of Company Series C preferred stock. . . . . . . . . . . . . . . . . . . . . .  $10,887
Cash consideration . . . . . . . . . . . . . . . . . . . . .      539
Legal, accounting and other expenses . . . . . . . . . . . .      431
                                                              -------
Total. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $11,857
                                                              =======

     As Enex is consolidated into the Company's financial statements, the number of shares outstanding and the value of the shares outstanding attributable to the 43.8% of the Enex Partnership not owned by Enex and the minority interest owners of Enex (20%) is 1,142,663 and $5,713,317, respectively. The cost of acquiring the outstanding limited partner units that were not owned by Enex was approximately $6.7 million, consisting of the following (in thousands):

Estimated fair value of 1,142,663 shares of Company Series C preferred stock. . . . . . . . . . . . . . . . . . . . . .  $5,713
Cash consideration . . . . . . . . . . . . . . . . . . . . .     539
Legal, accounting and other expenses . . . . . . . . . . . .     431
                                                              ------
Total. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $6,683
                                                              ======

     The Company's purchase price was allocated to the assets and liabilities of the Enex Partnership based on estimates of the fair values with the remaining purchase price allocated to proved oil and gas properties. The registration costs of approximately $431,000 reduced the value of the Series C shares issued. Because the Enex Partnership was consolidated in the financial statements of the Company as of the effective date

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999
                                   (UNAUDITED)

(2)  ACQUISITIONS  (CONTINUED)

of October 1, 1998, the purchase price allocation below shows the effect of the acquisition on the consolidated financial statements (in thousands):

Working capital. . . . .  $ (539)
Oil and gas properties .     (23)
Minority interest. . . .   5,844
                          -------
Series C Preferred Stock  $5,282
                          =======

     The following pro forma data presents the results of the Company for the nine months ended September 30, 1998, as if the acquisitions of Service, Enex and the Enex Partnership had occurred on January 1, 1998. The pro forma results are presented for comparative purposes only and are not necessarily indicative of the results which would have been obtained had the acquisitions been consummated as presented. The following data reflect pro forma adjustments for oil and gas revenues, production costs, depreciation and depletion related to the properties and businesses acquired, preferred stock dividends on preferred stock issued, and the related income tax effects (in thousands, except per share amounts):

                                                    PROFORMA
                                                  NINE MONTHS
                                                     ENDED
                                               SEPTEMBER 30, 1998
                                              --------------------
                                                  (UNAUDITED)
Total revenues . . . . . . . . . . . . . . .  $            20,765
Net loss available to stockholders . . . . .               (3,346)
Net loss per share available to stockholders                (0.41)

(3) COMMON STOCK, WARRANT AND SENIOR SUBORDINATED NOTE SALE TO 3TEC ENERGY COMPANY, L.L.C. ("3TEC")

     On August 27, 1999, the Company closed a Securities Purchase Agreement(the "Agreement') for a total of $21,400,000 with 3TEC Energy Corporation, a privately-held company ("Old 3TEC"). Contemporaneously with the closing of the transactions contemplated by the Securities Purchase Agreement, Old 3TEC was merged with and into 3TEC with 3TEC as the surviving entity. As a result of the merger, all of the properties, rights, privileges, powers and franchises of Old 3TEC, including without limitation, the rights, obligations and duties of Old 3TEC under the Securities Purchase Agreement became vested in 3TEC as the surviving entity. The Securities Purchase Agreement and contemplated transactions were approved by the stockholders at the Company's annual meeting on August 10, 1999.

     The controlling person of 3TEC is EnCap Investments L.L.C., a Delaware limited liability company ("EnCap Investments"). The sole member of EnCap Investments is El Paso Field Services Company, a Delaware corporation ("El Paso Field Services"). The controlling person of El Paso Field Services is El Paso Energy Corporation, a Delaware corporation. The Company received $9,825,000 in cash and oil and gas properties valued at $875,000 for 4,755,556 shares of common stock and 3,600,000 warrants (the

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999
                                   (UNAUDITED)

(3) COMMON STOCK, WARRANT AND SENIOR SUBORDINATED NOTE SALE TO 3TEC ENERGY COMPANY, L.L.C. ("3TEC") (CONTINUED)

"Warrants")(See Note 7) and $10,700,000 for a 5-year senior subordinated convertible note with a face value of $10,700,000 (the "Note").

     At closing, 3TEC became the Company's largest shareholder with ownership of approximately 36% of the outstanding common stock. If 3TEC chooses to fully exercise the Warrants and fully convert the Note to common shares, 3TEC would control approximately 58% of the then issued and outstanding shares of common stock of the Company.

     As part of the Agreement, at closing, five of the seven directors resigned and all of the executive officers, except Stephen W. Herod and Robert W. Hammons, resigned from their executive positions. A new five-member board was formed. John J. Bassett, former president, chief executive officer and chairman of the Company and Gary C. Christopher, continued as directors and 3TEC appointed three new board members, Floyd C. Wilson, David B. Miller and
D. Martin Phillips. Floyd C. Wilson is Managing Director and a member of 3TEC. David B. Miller and D. Martin Phillips are Managing Directors of EnCap Investments. The Company appointed Mr. Wilson Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer, Mr. Bassett Executive
Vice-President and Frank C. Turner II acting Chief Financial Officer. Subsequently, Mr. Bassett resigned and Mr. Herod was named to the Board effective September 30, 1999.

(4)  ACCOUNTS  RECEIVABLE-INSURANCE  CLAIM

     The Company owns a 100% working interest in the Louis Mayard #1 well (the "Well") located in the Esther Field in Vermillion Parish, Louisiana. Due to a failed recompletion attempt and the inability of the Company to shut in the Well using normal operating methods, the Company incurred approximately $1,856,000 during 1998 to gain control of the Well using special crews. On November 4, 1998, the insurance company made a partial payment to the Company under its well control insurance policy of approximately $1,408,000. In April, 1999 the Company was paid $383,000 in final settlement of all claims related to the Well. The Company had recorded the estimated remaining amount due from the insurance company in current assets as Accounts Receivable-Insurance Claim.

(5)  LONG-TERM  DEBT

                                                                SEPTEMBER 30   DECEMBER 31
                                                                    1999           1998
                                                               --------------  ------------
Reducing revolving line of credit of up to $100,000,000 due
  April 1, 2001, secured by oil and gas properties, monthly
  borrowing base reductions of $250,000 effective May 1,
  1999 and monthly payments of interest at Libor plus 2.00%
  and prime. At September 30, 1999 the Libor and prime rates
  were 5.30% and 8.25%, respectively. . . . . . . . . . . . .     28,490,567     27,454,567
Less current maturities . . . . . . . . . . . . . . . . . . .     (4,314,318)            --
                                                               --------------  ------------
Long-term debt excluding current maturities . . . . . . . . .  $  24,176,249   $ 27,454,567
                                                               ==============  ============

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999
                                   (UNAUDITED)

(5)  LONG-TERM  DEBT  (CONTINUED)

     In connection with the Enex Acquisition the Company entered into a new reducing revolving line of credit agreement (the "$100 million Revolver"). The $100 million Revolver is subject to semi-annual borrowing base redeterminations which are affected by acquisitions and dispositions of assets. The borrowing base at September 30, 1999 was $27,600,000 and monthly borrowing base reduction requirements are $250,000.

     The principal is due at maturity, April 1, 2001. Monthly principal payments are made as required in order that the outstanding principal balance plus outstanding letters of credit does not exceed the borrowing base. Interest is payable monthly and is calculated at the prime rate. The Company may also elect to calculate interest under the Libor rate, as defined in the agreement. The Libor rate increases by (a) 2.00% if the outstanding loan balance and letters of credit are equal to or greater than 75% of the borrowing base, (b) 1.75% if the outstanding loan balance and letters of credit are less than 75% or greater than 50% of the borrowing base or (c) 1.50% if the outstanding loan balance and letters of credit are equal to or less than 50% of the borrowing base. Libor interest is payable at maturity of the Libor loan which cannot be less than thirty days.

     At September 30, 1999, the Company had borrowed $28,490,567 and had $373,750 of outstanding letters of credit. As of September 30, 1999, the Company is paying Libor plus 2.00% on a ninety day Libor loan for $26,505,605 and prime on $1,984,962.

     Effective May 1, 1999, the borrowing base was redetermined to be $31,000,000 with monthly borrowing base reductions of $250,000. Effective September 1, 1999, the Company sold mortgaged properties for $2,741,000 with a borrowing base of $2,200,000. Considering the monthly reductions and the September property sale, the outstanding principal balance and letters of credit exceed the borrowing base by $1,314,000 as of September 30. The property sale closed on September 30 and the Company made a $1,900,000 principal payment on October 1. The terms of the October 1, 1999 redetermination for the Company's $100 million Revolver have been deferred pending execution of a definitive agreement with Bank One (See Note 10). Pursuant to the terms of the $100 million Revolver, if the borrowing base is less than the outstanding principal balance plus outstanding letters of credit the Company has sixty days, after receipt of notice from the Banks, to cure the excess by prepayment, providing additional collateral or a combination of both.

     Amounts spent on debt retirement due to reductions in the borrowing base reduce the cash available to spend on acquisition, development and exploration activities, and accordingly, oil and natural gas revenues and operating results may be adversely affected.

     The Company paid a facility fee equal to 3/8% of the initial borrowing base and is required to pay 3/8% on any future increase in the borrowing base within five days of written notice. The Company is required to pay a quarterly commitment fee on the unused portion of the borrowing base of 1/2% if the outstanding loan balance plus letters of credit are greater than 50% of the borrowing base or 3/8% if the outstanding loan balance plus letters of credit are less than or equal to 50% of the borrowing base. The Company is required to pay a letter of credit fee on the date of issuance or renewal of each letter of credit equal to the greater of $500 or 1 1/2% of the face amount of the letter of credit.

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999
                                   (UNAUDITED)

(5)  LONG-TERM  DEBT  (CONTINUED)

     The Company has granted to the Banks liens on substantially all of the Company's oil and natural gas properties, whether currently owned or hereafter acquired, and a negative pledge on all other oil and gas properties.

     The $100 million Revolver requires, among other things, a cash flow coverage ratio of 1.25 to 1.00 and a current ratio, excluding current maturities of the $100 million Revolver, of 0.9 to 1.00, determined on a quarterly basis.

(6)  SENIOR  SUBORDINATED  NOTES

     On August 27, 1999, senior subordinated promissory notes (the "Senior Notes") were sold to 3TEC and affiliates of Alvin V. Shoemaker ("Shoemaker"), a former director and significant shareholder, for $10,700,000 and $150,000, respectively. The Senior Notes bear interest at an annual rate of 9%. Interest is payable on December 31, 1999 and on every March 31, June 30, September 30 and December 31, thereafter until maturity. The Company may defer payment of fifty percent (50%) of the first eight quarterly interest payments. The Senior Notes may be prepaid, without premium or penalty, in whole or in part, at any time after August 27, 2001. 3TEC and Shoemaker may convert all or any portion of outstanding principal and accrued interest at any time into shares of Company common stock at a conversion price of $3.00 per common share, a total of 3,616,667 common shares. The conversion price may be adjusted from time to time based on the occurrence of certain events. In the event of a change in control (as defined in the Agreement), the entire outstanding principal balance and all accrued but unpaid interest shall be immediately due and payable.

     The Senior Notes rank senior in right of payment to all Company notes and indebtedness other than the $100 Million Revolver.

(7)  COMMON  STOCK,  OPTIONS  AND  WARRANTS

     On August 27, 1999, the Company sold 3TEC 4,755,556 shares of common stock and five-year warrants to purchase 3,600,000 shares of common stock for $9,825,000 in cash and oil and gas properties valued at $875,000. On the same date, the Company sold 66,666 shares of common stock and five-year warrants to purchase 50,466 shares of common stock to Shoemaker for $150,000.

     The warrants issued to 3TEC and Shoemaker are exercisable for $1.00 per share and expire five years from the issue date. Sixty percent of the warrants are immediately exercisable, in whole or in part at any time until the expiration date. An additional 10% of the warrants may be exercised at each anniversary of the grant date until expiration. On the occurrence of either a change of control, payment in full of the Senior Notes or conversion of the entire principal balance of the Senior Notes, all of the warrants become immediately exercisable. If less than the entire principal balance of the Senior Notes are converted, a pro-rata portion of the warrants will be convertible based on the portion of the Senior Notes that are converted.

     On August 24, 1999, the Company amended the 1995 Stock Option and Stock Appreciation Rights Plan due to the change in control that resulted from the sale of securities to 3TEC. The Plan was amended to extend the exercise date for all options issued prior to July 1, 1999 to one year from the following dates: (1) the termination date of employees if the termination date is without cause and occurred during the

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999
                                   (UNAUDITED)

(7)  COMMON  STOCK,  OPTIONS  AND  WARRANTS  (CONTINUED)

six-month period commencing with the closing of the Purchase Agreement; (2) the date of termination for employees terminated for "Good Reason" as defined in such employee's employment agreement; and (3) the date of resignation of a holder who is also a director who resigns at closing of the Purchase Agreement.

     According to APB Opinion 25, the extension of the exercise period results in a new measurement date and compensation expense, equal to the intrinsic value of all of the Plan's outstanding options, is recognized. A one-time charge of $730,000 due to the Plan amendment was recorded as Compensation Expense during the three-month period ending September 30, 1999.

     On February 9, 1999 and January 13, 1998, the Board of Directors granted to certain employees and directors, options with exercise prices of $1.50 and $5.75 per share, respectively, to acquire 200,000 and 232,000 shares of Company common stock, respectively. All of the options were granted under the 1995 Stock Option and Stock Appreciation Rights Plan at fair market value on date of grant and will expire five years from date of grant if not exercised. On September 15, 1998, warrants to acquire 75,000 shares of Company common stock at an exercise price of $5.00 were granted to a consultant as compensation. The warrants vested over the period September 15, 1998 to January 1, 1999. The estimated fair value of the warrants of $198,946 was determined at the date of grant and charged to stock compensation expense over the vesting period. The agreement was amended on August 9, 1999 to include issuing the consultant 10,000 shares of Series C Preferred Stock as additional compensation for services performed to date. General and administrative expense was charged $50,000 during the three-month period ending September 30, 1999 for the issuance of the 10,000 Series C shares.

(8)  COMMITMENTS  AND  CONTINGENCIES

     Effective September 30, 1999, John J. Bassett, resigned as executive vice-president and board member and ceased employment with the Company. Under the terms of Mr. Bassett's employment agreement, the Company is obligated to make a lump-sum payment of $280,000 to Mr. Bassett within ten days of his resignation. The severance payment, and associated taxes of $4,060, was recognized as severance payment expense during the quarter ending September 30. Mr. Bassett was paid on October 10. Stephen W. Herod, Vice-President Corporate Development, was appointed to the Board to replace Mr. Bassett.

     In March 1995, the Board of Directors adopted an employee incentive compensation plan (the "Plan") for the benefit of Company employees. The Plan benefits are equal to one percent (1%) of the annual net profit from oil and gas properties acquired or discovered on or after January 1, 1994 and one percent (1%) of the annual sales proceeds from any oil and gas properties sold on or after January 1, 1994. The Compensation Committee of the Board of Directors has sole authority regarding the amount and timing of payment of any Plan benefits to eligible employees.

     On August 27, 1999, the Compensation Committee authorized the payment of $274,625 to the eligible participants in the Plan. The authorized amount, equal to 100% of the Plan benefits through August 27, 1999, was paid to the Plan participants and the Plan was terminated pursuant to the terms of the 3TEC Agreement. The entire amount of the payment, including associated taxes of $17,902, was recognized as compensation expense during the quarter ending September 30, 1999. Prior to the Compensation Committee's authorization, the Plan benefits were not accrued as an expense in the financial statements because

                    3TEC ENERGY CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999
                                   (UNAUDITED)

(8)  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

the likelihood that the Compensation Committee would determine that the benefits would be payable to eligible employees was less than probable.

     The Company is a defendant in various legal proceedings which are considered routine litigation incidental to the Company's business, the disposition of which management believes will not have a material effect on the financial position or results of operations of the Company.

(9)  HEDGING  ACTIVITIES

     In April, the Company entered into costless collar hedges for approximately 3,650 Mcf per day with a weighted average floor and ceiling of $2.06 and $2.20, for the months of May through October of 1999. During the three month and nine month periods ending September 30, 1999, the Company incurred hedging losses of approximately $118,000 and $131,000, respectively.

(10)  SUBSEQUENT  EVENTS

     On October 1, 1999 the Company executed, and subsequently amended on October 22, a commitment letter with Bank One Texas, N.A. and Banc One Capital Markets, Inc. ("Bank One") for a $250 million credit facility (the "Facility") to finance the potential Floyd Oil Acquisition, subject to an initial borrowing base of $95 million. Unless a definitive agreement is executed on or before November 30, 1999 the $95 million commitment with Bank One will terminate. The terms of the October 1, 1999 redetermination for the Company's $100 million Revolver have been deferred pending execution of a definitive agreement with Bank One.

     On October 7, 1999, the Company announced that it had entered into an agreement for the acquisition of properties and interests owned by a group of private sellers and managed by Floyd Oil Company. There is no relationship between Floyd C. Wilson, President of the Company, and Floyd Oil Company. The transaction has an adjusted purchase price of approximately $96 million with an effective date of January 1, 1999. The majority of the properties are located in Texas and Louisiana. The properties being acquired have estimated proved reserves at August 1, 1999 of 186,000 Mmcfe with 73% of the reserves classified as proved developed producing. The reserves being acquired are 76% natural gas. The Company will operate the majority of the properties. Closing is expected to be on or before November 30, 1999 and is subject to execution of definitive agreements and completion of due diligence. The transaction is expected to be financed through the Bank One Facility and from working capital.

     On October 19, 1999, the Company closed a private placement of securities to The Prudential Insurance Company of America ("Prudential"). The economic terms and conditions of the private placement are similar to those of the Agreement with 3TEC entered into on July 1, 1999. The private placement consisted of the sale of 1,055,042 shares of common stock and five-year warrants to purchase 798,677 shares at $1.00 per share of common stock for $2,373,844 and a five-year senior subordinated convertible note for $2,373,844. The subordinated note will bear interest at a rate of 9% per annum and is convertible into 791,281 shares of common stock.

     On November 2, 1999, the operator authorized the plugging and abandonment of the Cornelius #1 well on the Hawkins Ranch Prospect which was spudded on September 3, 1999. The Company incurred approximately $363,000 in costs, which were charged to dryhole expense in the current period.

                             3TEC ENERGY CORPORATION
    Nine Months ended September 30, 1999 Management's Discussion and Analysis

     The following Management's Discussion and Analysis is taken directly from the Company's Amended Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 1999. This Discussion should be read in conjunction with the financial statements for such period included elsewhere herein and in conjunction with the Management's Discussion and Analysis included elsewhere in the Proxy Statement with respect to the year ended December 31, 1998, and the related financial statements also included elsewhere in this Proxy Statement.

MANAGEMENT'S DISCUSSION AND ANALYSIS


                                  3Q1999 MDA-1

RESULTS OF OPERATIONS

    The following table reflects certain summary operating data for the periods presented:

                                                                 THREE MONTHS           NINE MONTHS
                                                                 SEPTEMBER 30          SEPTEMBER 30
                                                              -------------------   -------------------
                                                                1999       1998       1999       1998
                                                              --------   --------   --------   --------
Net Production Data:
    Oil and Liquids (MBbls).................................      116       163        367        427
    Natural Gas (MMcf)......................................      982     1,031      2,778      2,713
    Equivalent Production (Mcfe)............................    1,680     2,009      4,980      5,277
Average Sales Price (1)
    Oil and Liquids (per Bbl)...............................   $19.10     11.35      14.66      11.91
    Natural Gas (per Mcf)...................................     2.35      1.90       2.01       2.04
Average equivalent price (per Mcfe).........................     2.69      1.90       2.20       2.02
Expenses ($ per Mcfe)
    Oil and gas operating (2)...............................     0.78      0.92       0.82       0.99
    General and administrative..............................     0.66      0.49       0.61       0.61
    Depreciation and depletion (3)..........................     0.85      0.95       0.79       0.93
Cash Margin ($ per Mcfe) (4)................................     1.25      0.49       0.77       0.42

------------------------
(1) Excludes revenue from Spivey Field gas plant.

(2) Includes lease operating costs, production and ad valorem taxes and excludes Spivey Field plant costs.

(3) Represents depreciation and depletion, excluding impairments, of oil and gas properties only.

(4) Represents average equivalent price per Mcfe less oil and gas operating expenses per Mcfe and general and administrative expenses per Mcfe.

THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

    For the three months ended September 30, 1998, the revenues and expenses include the Enex Acquisition and the Service Acquisition but do not include the Enex Partnership Acquisition.

REVENUES--

    Total revenues for the current period of $5,763,000 were $68,000 higher than the comparable period. The increase in total revenues was due principally to increases in oil and gas revenues of $695,000 and other income of $275,000, offset partially by a $943,000 decrease in gains on sales of properties.

    Oil and gas revenues increased $695,000. The increase in oil and gas revenues consisted of a $371,000 increase in oil revenues, a $348,000 increase in gas revenues and a $24,000 decrease in other revenues. The increase in gas revenues included a loss on hedging of $118,000. The increase in oil and gas revenues was the result of higher oil and gas prices. Production of oil and gas decreased 29% and 5%, respectively while oil and gas prices increased 68% and 24%, respectively. Normal production decline and property sales contributed to the declines in oil and gas production.

    In April, the Company entered into costless collar hedges for approximately 3,650 Mcf per day with a weighted average floor and ceiling of $2.06 and $2.20, for the months of May through October. During the current period, the Company incurred a hedging loss of $118,000. In the current period, the realized gas price would have been $2.47, if the hedging loss was excluded versus a realized price of $2.35.

    The Company recorded gains on the sale of properties in the current and comparable periods of $575,000 and $1,518,000, respectively. The sale of approximately 157 wells in 19 fields for approximately $2,741,000 to a private company accounted for the primary portion of the gain in the current period. The

                                  3Q1999 MDA-2
effective date of the private sale was September 1. In the prior period, the Company also sold several hundred properties at auction and in private sales for approximately $4,140,000. In the current and comparable periods a significant portion of the proceeds was credited against the original acquisition cost.

    Other income in the current period of $469,000 includes $256,000 from a lawsuit settlement. Other income in the comparable period includes a lawsuit settlement of $123,000.

COSTS AND EXPENSES--

     Total expenses increased $2,310,000 over the comparable period. The primary reasons for the total expense increase were non-recurring charges of $1,307,000 associated with the sale of securities to 3TEC and the resulting change in management control increased impairments of $1,196,000 and increased dryhole costs of $367,000. The non-recurring charges were stock compensation expense of $730,000, severance payment of $284,000 and employee incentive compensation plan payment of $293,000. The stock compensation charge resulted from an amendment to the Company's stock option plan, prior to the sale of securities to 3TEC, which increased the length of time employees and directors could exercise their options if they were terminated or resigned, in the case of directors, for a certain period of time after the sale of securities to 3TEC. The severance payment was the amount payable to John J. Bassett upon his resignation on September 30, 1999, according to the terms of his employment agreement. The employee incentive compensation plan payment was the result of an agreement between 3TEC and the Company to pay the benefits due under the plan as a condition precedent to the closing of the securities sale to 3TEC.

    Lease operating expense decreased $500,000. Property sales that have closed throughout the twelve month period ending September 30, 1999 contributed to the lower lease operating expenses.

    Geological and geophysical expenses ("G&G expenses") decreased $92,000. In the current and comparable periods, the Company incurred approximately $47,000 and $139,000, respectively, of G&G expenses. The principal G&G expenses in the current and comparable periods were attributable to the Cedartown Prospect and the Sherburne Prospect, respectively.

    Depletion, depreciation and amortization expenses decreased $479,000. Reserve write-downs, property sales and lower production contributed to the lower depletion, depreciation and amortization expenses.

     Impairment expense in the current period of $1,688,000 consists of a $472,000 impairment on the fee mineral acreage situated in Louisiana, a $27,000 impairment of various non-producing leases and a $1,189,000 impairment on various oil and gas properties. The fee mineral impairment was the result of 6,227 unleased acres in Terrebonne Parish that are expected to revert to the surface owners by December 1, 1999. Impairments on oil and gas properties were incurred primarily as a result of reserve reclassifications and estimates by new reserve engineers engaged by the Company to evaluate the Company's reserves as of October 1, 1999. Impairment expense in the comparable period was due to the writedown of reserves resulting from an unsuccessful recompletion attempt.

    During the current period, dryhole expense increased by $367,000. In the current and comparable periods, the Company incurred approximately $391,000 and $24,000, respectively, of dryhole expenses. Dryhole expense attributable to the Cornelius #1 of $363,000 was the primary dryhole expense in the current period. The Cornelius #1 was declared a dryhole subsequent to September 30 and the estimated costs to complete the drilling and plug and abandon the well were accrued at September 30.

    Interest expense increased $102,000. Accrued interest on the subordinated notes since August 27, 1999 resulted in slightly higher interest expense. Interest rates and the loan balance did not vary significantly between the current and comparable periods.

    General and administrative expenses ("G&A") increased $137,000. Increases in salary, legal and consulting expenses in the current period offset decreases in salary, office and rent expenses in the comparable period. The increase in salary expense was due to employees hired subsequent to the sale of securities to 3TEC. Legal and consulting expenses increased for various reasons. The decrease in salary,

                                  3Q1999 MDA-3
office and rent expenses in the comparable period was due to the staff reductions at Enex and the closing of the Enex offices in Kingwood, Texas.

    Other expenses increased $272,000. Bad debt expense of $70,000 and various other charges accounted for the increase.

OPERATING LOSS AND NET LOSS--

     The Company reported an operating loss before minority interest of $2,673,000 for current period versus an operating loss of $431,000 for the comparable period. Due to the Enex Acquisition, the Company records a minority interest on its income statement to remove the net income or loss attributable to the minority interest holders of Enex (20%). In the current and comparable periods, the minority interest increased the operating loss by $23,000 and $154,000, respectively. The minority interest in the current period accounted only for the Enex operations while the minority interest in the comparable period accounted for the operations of Enex and the Enex Partnership. The Enex Partnership was acquired by the Company effective October 1, 1998.

    The Company reported an income tax benefit of $686,000 in the current period versus a $199,000 benefit in the comparable period.

    The Company reported a net loss of $2,010,000 for the current period versus a net loss of $386,000 for the comparable period. After considering the preferred stock dividend requirement of $143,000 in the current period versus none in the comparable period, the Company reported a net loss attributable to common stockholders in the current and comparable periods of $2,153,000 and $386,000, respectively. The preferred dividends in the current period represent three months of accrued dividends on the Series C preferred stock.

     If the non-recurring charges of $1,307,000 associated with the sale of securities to 3TEC and the resulting change in management control in the current period were excluded, the Company would have reported net loss attributable to common stockholders of $1,060,000 versus the actual net loss attributable to common stockholders of $2,153,000.

NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

    For the nine months ended September 30, 1998, the revenues and expenses include the Enex Acquisition for the period April through September and do not include the Enex Partnership Acquisition. The Service Acquisition is included in the revenues and expenses for the months of May through September.

REVENUES--

    Total revenues for the current period of $12,967,000 were $292,000 lower than the comparable period. The decrease in total revenues was due principally to a decrease in gain on sale of properties of $645,000 offset partially by increases in other income and oil and gas revenues.

    Oil and gas revenues increased $250,000. The increase in oil and gas revenues consisted of a $292,000 increase in oil revenues, a $35,000 increase in gas revenues and a $77,000 decrease in other revenues. The increase in gas revenues included a loss on hedging of $131,000. The increase in oil and gas revenues was primarily the result of higher oil prices. Oil production decreased 14% while oil prices increased 23%. The 2% increase in gas production was almost entirely offset by the 2% lower gas prices caused by the hedging loss. Normal production decline and property sales contributed to the reduced oil production over the comparable period. The Enex, Service and Enex Partnership Acquisitions, which closed subsequent to March 26, 1998, increased oil and gas production over the comparable period.

                                  3Q1999 MDA-4

    In April, the Company entered into costless collar hedges for approximately 3,650 Mcf per day with a weighted average floor and ceiling of $2.06 and $2.20, for the months of May through October. During the current period, the Company incurred a hedging loss of $131,000. In the current period, the realized gas price would have been $2.06, if the hedging loss was excluded versus a realized price of $2.01.

    The Company recorded gains on the sale of properties in the current and comparable periods of $882,000 and $1,527,000, respectively. The sale of approximately 157 wells in 19 fields for approximately $2,741,000 to a private company accounted for the primary portion of the gain in the current period. The effective date of the private sale was September 1. In the comparable period, the Company also sold several hundred properties at auction and in private sales for approximately $4,495,000. In the current and comparable periods a significant portion of the proceeds was credited against the original acquisition cost.

    Other income in the current period of $691,000 includes $256,000 from a lawsuit settlement and $135,000 in interest income. Other income in the comparable period includes a lawsuit settlement of $123,000.

COSTS AND EXPENSES--

     Total expenses increased $413,000 over the comparable period. The primary reason for the total expense increase was an increase in impairments, offset by lower lease operating expenses, production taxes and plant costs ("lease operating expenses"), geological and geophysical expenses and depletion. Certain non-recurring charges associated with the sale of securities to 3TEC and the resulting change in management control increased total expenses by $1,307,000. The non-recurring charges were stock compensation expense of $730,000, severance payment of $284,000 and employee incentive compensation plan payment of $293,000. The stock compensation charge resulted from an amendment to the Company's stock option plan, prior to the sale of securities to 3TEC, which increased the length of time employees and directors could exercise their options if they were terminated or resigned, in the case of directors, for a certain period of time after the sale of securities to 3TEC. The severance payment was the amount payable to John J. Bassett upon his resignation on September 30, 1999, according to the terms of his employment agreement. The employee incentive compensation plan payment was the result of an agreement between 3TEC and the Company to pay the benefits under the plan as a condition precedent to the closing of the securities sale to 3TEC.

    Lease operating expense decreased $1,088,000. Property sales that have closed throughout the nine month period ended September 30, 1999 contributed to the lower lease operating expenses.

    Geological and geophysical expenses ("G&G expenses") decreased $739,000. In the current and comparable periods, the Company incurred approximately $188,000 and $927,000, respectively, of G&G expenses. The principal G&G expenses in the current and comparable periods were attributable to the Cedartown Prospect and Hawkins Ranch Prospect, respectively.

    Depletion, depreciation and amortization expenses decreased $923,000. Reserve write-downs, property sales and lower production contributed to the lower depletion, depreciation and amortization expenses.

     Impairment expense in the current period of $1,688,000 consists of a $472,000 impairment on the fee mineral acreage situated in Louisiana, a $27,000 impairment of various non-producing leases and a $1,189,000 impairment on various oil and gas properties. The fee mineral impairment was the result of 6,227 unleased acres in Terrebonne Parish that are expected to revert to the surface owners by December 1, 1999. Impairments on oil and gas properties were incurred primarily as a result of reserve reclassifications and estimates by new reserve engineers engaged by the Company to evaluate the Company's reserves as of October 1, 1999. Impairment expense in the comparable period was due to the writedown of reserves resulting from an unsuccessful recompletion attempt.

    During the current period, dryhole expense increased by $124,000. The dryhole expense in the current period of $455,000 was due primarily to expenses on the Hawkins 60 #1 of $39,000 and Cornelius #1 of $363,000. Both wells are part of the Hawkins Ranch Prospect. The dryhole expense in the prior period of

                                  3Q1999 MDA-5

$331,000 consisted principally of a $199,000 dryhole on the S. Highbaugh Prospect and additional dryhole expense of $102,000 on two dryholes in the Reflection Ridge Prospect.

    Interest expense increased $311,000 due to a lower average loan balance in the first quarter of the comparable period and higher interest expense in the current period due to the interest on the subordinated notes issued on August 27, 1999. The loan balance was lower in the first quarter of the comparable period compared to the second quarter of the comparable period because the Enex Acquisition closed on March 27, 1998 and the Service Acquisition closed on April 16, 1998. In addition, advances on the $100 Million Revolver occurred in February and April of the current period.

    General and administrative expenses ("G&A") decreased $183,000. Decreases in several expense categories contributed to the decrease. The primary expense decrease was due to decreases in salary, contract labor, office and rent expenses. The staff reductions at Enex and the closing of the Enex offices in Kingwood, Texas contributed largely to these expense reductions. Increases in salary, legal, accounting and consulting expenses in the current period partially offset the expense reductions. An increase in salary expense was due to employees hired subsequent to the sale of securities to 3TEC. Legal, accounting and consulting expenses increased for various reasons.

    Other expenses increased $477,000. Bad debt expense of $170,000 and other miscellaneous adjustments resulted in the expense increase.

OPERATING LOSS AND NET LOSS--

    The Company reported an operating loss before minority interest of $4,438,000 for current period versus an operating loss of $3,732,000 for the comparable period. Due to the Enex Acquisition, the Company records a minority interest on its income statement to remove the net income or loss attributable to the minority interest holders of Enex (20%). In the current and comparable periods, the minority interest decreased the operating loss by $40,000 and increased the operating loss by $6,000, respectively. The minority interest in the current period accounted only for the Enex operations while the minority interest in the comparable period accounted for the operations of Enex and the Enex Partnership. The Enex Partnership was acquired by the Company effective October 1, 1998.

     The Company reported an income tax benefit of $1,242,000 in the current period versus a $1,271,000 benefit in the comparable period.

    The Company reported a net loss of $3,155,000 for the current period versus a net loss of $2,467,000 for the comparable period. After considering the preferred stock dividend requirement of $428,000 in the current period versus $68,000 in the comparable period, the Company reported a net loss attributable to common stockholders in the current and comparable periods of $3,584,000 and $2,535,000, respectively. The preferred dividends in the current period represent nine months of accrued dividends on the Series C preferred stock. The preferred dividend in the comparable period represents accrued dividends on the Series A preferred stock.

     If the non-recurring charges of $1,307,000 associated with the sale of securities to 3TEC and the resulting change in management control in the current period were excluded, the Company would have reported net loss attributable to common stockholders of $2,469,000 versus the actual net loss attributable to common stockholders of $3,584,000.

LIQUIDITY AND CAPITAL RESOURCES

NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDED
  SEPTEMBER 30, 1998

    Cash flow from operating activities for the current period of $1,442,000 decreased $617,000 from the comparable period. The decrease in cash flow was due primarily to working capital changes offset partially by lower lease operating and geological and geophysical expenses. Cash flow from oil and gas properties

                                  3Q1999 MDA-6

(oil and gas revenues and plant income less lease operating expenses, production taxes and plant costs) increased $1,338,000 over the comparable period. Lower lease operating expense was the primary reason for the increased cash flow from oil and gas properties. Increases in oil prices and gas production resulted in higher oil and gas revenues. Oil prices increased 23%, while oil production decreased 14%. Gas prices decreased 1%, while gas production increased 2%. The change in working capital was caused principally by timing differences in the payment of expenses and receipt of revenues.

    Cash additions to oil and gas properties were lower than the comparable period due primarily to less exploratory and developmental drilling in the current period. The amount spent on acquisitions was lower due to no acquisitions in the current period versus the Enex and Service Acquisitions that closed in the comparable period. The Company acquired approximately 79% of Enex common stock for cash in a tender offer that closed March 27, 1998 and acquired the oil and gas assets of Service Drilling Co., LLC and certain affiliates for cash and stock in a transaction that closed April 16, 1998.

    During the current period, the Company was advanced $516,000 on the $100 million Revolver to pay the dissenting limited partners in the Enex Partnership Acquisition and $520,000 to pay for developmental drilling projects on several of its major properties. In the comparable period, the Company refinanced its existing debt and financed the Enex and Service Acquisitions with proceeds from the $100 million Revolver. The Company made no principal payments on the $100 million Revolver during the current period. In the comparable period, the Company made principal payments, excluding refinancings, of $5,015,000.

    During the current period, the Company sold $10,850,000 of common stock, receiving $9,975,000 in cash and $875,000 in oil and gas properties, and $10,850,000 of subordinated notes to 3TEC and Shoemaker. No common stock or note sales were made in the comparable period. Cash costs of $684,000 were incurred in the sale of the securities to 3TEC and classified as Other Financing Activities.

    In the current period, the Company paid approximately $242,000 in dividends on the Series C preferred stock issued in the Enex Partnership Acquisition. The amount paid represents a portion of the $428,000 of dividends accrued for the nine months ended September 30, 1999. Of the $428,000, $97,000 is attributable to the 20% minority interest ownership in Enex. The remaining dividends were not immediately paid in cash because of unknown addresses and non-receipt of preferred stock issuance forms.

    Net cash from operations, property sales, $100 million Revolver advances and cash on hand were used during the period ending September 30, 1999 principally for proved property and leasehold acquisitions, exploratory and developmental drilling and geological and geophysical expenses. Approximately $134,000 and $198,000 was spent on leasehold and legal costs on the Cedartown and Hawkins Ranch Prospects, respectively. Approximately $1,329,000 was spent on exploratory and developmental drilling and recompletions. Approximately $167,000 was spent on abandonment costs on a field in Florida. The principal exploratory well drilled in the current period was the Hawkins 60 #1 on the Hawkins Ranch Prospect which was unsuccessful. The principal developmental expenditure in the current period was a recompletion in the Murphy Lake Field for approximately $351,000. The remaining exploratory and developmental work was throughout several fields.

    The Company had current assets of $27,883,000 and current liabilities of $7,700,000, which resulted in working capital of $20,183,000 as of September 30, 1999. Current period working capital increased $20,044,000 from working capital of $139,000 as of December 31, 1998. Cash received from the sale of securities to 3TEC and Shoemaker of $20,825,000 caused the increase in working capital. The current maturity of long-term debt increased from December 31, 1998 because the amount of debt outstanding increased and the borrowing base decreased since December 31, 1998. The Company's current ratio of 8.24, calculated under the terms of the $100 million Revolver agreement, which excludes current maturities of debt due under the $100 million Revolver, was in excess of the 0.90 to 1.00 required.

                                  3Q1999 MDA-7

COMMON STOCK, WARRANT AND SENIOR SUBORDINATED NOTE SALE TO 3TEC ENERGY COMPANY,
  L.L.C. ("3TEC")

    On August 27, 1999, the Company closed a Securities Purchase Agreement(the "Agreement') for a total of $21,400,000 with 3TEC Energy Corporation, a privately-held company ("Old 3TEC"). Contemporaneously with the closing of the transactions contemplated by the Securities Purchase Agreement, Old 3TEC was merged with and into 3TEC with 3TEC as the surviving entity. As a result of the merger, all of the properties, rights, privileges, powers and franchises of Old 3TEC, including without limitation, the rights, obligations and duties of Old 3TEC under the Securities Purchase Agreement became vested in 3TEC as the surviving entity. The Securities Purchase Agreement and contemplated transactions were approved by the stockholders at the Company's annual meeting on August 10, 1999. The controlling person of 3TEC is EnCap Investments L.L.C., a Delaware limited liability company ("EnCap Investments"). The sole member of EnCap Investments is El Paso Field Services Company, a Delaware corporation ("El Paso Field Services"). The controlling person of El Paso Field Services is El Paso Energy Corporation, a Delaware corporation. The Company received $9,825,000 in cash and oil and gas properties valued at $875,000 for 4,755,556 shares of common stock and 3,600,000 warrants (the "Warrants") and $10,700,000 for a 5-year senior subordinated convertible note with a face value of $10,700,000 (the "Note"). The Warrants may be exercised for up to 3,600,000 shares of common stock at an exercise price of $1 per share. Sixty percent of the Warrants may be exercised immediately. The remaining 40% will be exercisable over a 4-year period commencing 12 months from the closing date of the Agreement. The Note will bear interest at a rate of 9% per annum and is convertible into 3,566,667 shares of common stock.

    Simultaneous with the close of the Agreement with 3TEC, the Company sold 66,666 shares of Company common stock for $150,000 and $150,000 of 5-year senior subordinated convertible notes to affiliates of Alvin V. Shoemaker, a former director and significant shareholder of the Company ("Shoemaker").

    At closing, 3TEC became the Company's largest shareholder with ownership of approximately 36% of the outstanding common stock. If 3TEC chooses to fully exercise the Warrants and fully convert the Note to common shares, 3TEC would control approximately 58% of the then issued and outstanding shares of common stock of the Company.

    As part of the Agreement, at closing, five of the seven directors resigned and a new five-member board was formed. John J. Bassett, former president, chief executive officer and chairman of the Company and Gary C. Christopher, continued as directors and 3TEC appointed three new board members, Floyd C. Wilson, David
B. Miller and D. Martin Phillips. Floyd C. Wilson is Managing Director and a member of 3TEC. David B. Miller and D. Martin Phillips are Directors of EnCap Investments. Subsequently, Mr. Bassett resigned and Mr. Herod was named to the Board effective September 30, 1999.

    As part of the Agreement, at closing, all of the officers of the Company, except Stephen W. Herod and Robert W. Hammons, resigned from their executive positions. The Company appointed Mr. Wilson Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer, Mr. Bassett Executive Vice-President and Frank C. Turner II acting Chief Financial Officer.

COMMITMENT FOR A $250 MILLION CREDIT FACILITY

    On October 1, 1999 the Company executed, and subsequently amended on October 22, a commitment letter with Bank One Texas, N.A. and Banc One Capital
Markets, Inc. ("Bank One") for a $250 million credit facility (the "Facility") to finance the potential Floyd Oil Acquisition, subject to an initial borrowing base of $95 million. Unless a definitive agreement is executed on or before November 30, 1999 the $95 million commitment with Bank One will terminate. The terms of the October 1, 1999 redetermination for the Company's $100 million Revolver have been deferred pending execution of a definitive agreement with Bank One.

                                  3Q1999 MDA-8

$100 MILLION LINE OF CREDIT

    In conjunction with the Enex Acquisition on March 27, 1998 the Company entered into a $100 million reducing, revolving line of credit (the
"$100 million Revolver") with current borrowings under a term note maturing April 1, 2001. The entire principal balance of the Company's $50 million Convertible Loan was replaced with the $100 million Revolver.

    The amount the Company can borrow is based upon the borrowing base. The borrowing base and the monthly borrowing base reduction amounts are redetermined semi-annually by unanimous consent of the lenders. The principal is due at maturity, April 1, 2001. Monthly principal payments are made as required in order that the outstanding principal balance plus outstanding letters of credit does not exceed the borrowing base. Interest is payable monthly and is calculated at the prime rate. The Company may elect to calculate interest under the Libor rate, as defined in the agreement. The Libor rate increases by
(a) 2.00% if the outstanding loan balance and letters of credit are equal to or greater than 75% of the borrowing base, (b) 1.75% if the outstanding loan balance and letters of credit are less than 75% or greater than 50% of the borrowing base or (c) 1.50% if the outstanding loan balance and letters of credit are equal to or less than 50% of the borrowing base.

    The borrowing base at September 30, 1999 was $27,600,000. Effective May 1, the borrowing base was redetermined to be $31,000,000 with monthly borrowing base reductions of $250,000. The borrowing base was reduced by $2,200,000 due to the sale of mortgaged properties for $2,741,000 effective September 1, 1999. At September 30, 1999 the Company had borrowed $28,491,000 and had $374,000 of outstanding letters of credit. During the current period, the Company did not make any principal payments and was advanced $1,036,000 under the $100 million Revolver. The Company is currently paying Libor plus 2.00% on a ninety day Libor loan for $26,506,000 and prime on $1,985,000.

    At September 30, 1999, the outstanding principal balance and letters of credit exceed the borrowing base by $1,314,000. The property sale closed on September 30 and the Company made a $1,900,000 principal payment on October 1. Pursuant to the terms of the $100 million Revolver, if the borrowing base is less than the outstanding principal balance plus outstanding letters of credit the Company has sixty days, after receipt of notice from the Banks, to cure the excess by prepayment, providing additional collateral or a combination of both. The terms of the October 1, 1999 redetermination have been deferred pending execution of a definitive agreement on the $250 million credit facility with Bank One.

    The Company paid a facility fee equal to 3/8% of the initial borrowing base and is required to pay 3/8% on any future increase in the borrowing base within five days of written notice. The Company is required to pay a quarterly commitment fee on the unused portion of the borrowing base of 1/2% if the outstanding loan balance plus letters of credit are greater than 50% of the borrowing base or 3/8% if the outstanding loan balance plus letters of credit are less than or equal to 50% of the borrowing base. The Company is required to pay a letter of credit fee on the date of issuance or renewal of each letter of credit equal to the greater of $500 or 1 1/2% of the face amount of the letter of credit.

    The Company has granted to the Banks liens on substantially all of the Company's oil and natural gas properties, whether currently owned or hereafter acquired, and a negative pledge on all other oil and gas properties.

    The $100 million Revolver requires, among other things, a cash flow coverage ratio of 1.25 to 1.00 and a current ratio, excluding the current maturity of the $100 million Revolver, of 0.9 to 1.00, determined on a quarterly basis. As of September 30, 1999 the Company was in compliance with the cash flow and current ratio covenants. Because the borrowing base was higher than the debt and outstanding letters of credit during the current period, excluding the effects of the property sale that closed on September 30, no debt payments were required.

                                  3Q1999 MDA-9

    Under the terms of the $100 million Revolver, when mortgaged properties are sold the borrowing base shall be reduced, and if necessary, proceeds from the sales of properties shall be applied to the debt outstanding in an amount equal to the loan value attributable to such properties sold.

    The $100 million Revolver includes other covenants prohibiting cash dividends, distributions, loans, advances to third parties in excess of $100,000, or sales of assets greater than 10% of the aggregate net present value of the oil and gas properties in the borrowing base. The bank has granted the Company a waiver allowing the Company to pay the dividends to holders of Series C as long as no default or event of default exists or would exist as a result of any Series C dividend payment.

SENIOR SUBORDINATED NOTES

    On August 27, 1999, as part of the Agreement with 3TEC, senior subordinated promissory notes (the "Senior Notes") were sold to 3TEC and Shoemaker for $10,700,000 and $150,000, respectively. The Senior Notes bear interest at an annual rate of 9%. Interest is payable on December 31, 1999 and on every March 31, June 30, September 30 and December 31, thereafter until maturity. The Company may defer payment of fifty percent (50%) of the first eight quarterly interest payments. The Senior Notes may be redeemed, in whole or in part, at any time after August 27, 2001. 3TEC and Shoemaker may convert all or any portion of outstanding principal and accrued interest at any time into shares of Company common stock at a conversion price of $3.00 per common share, for a total of 3,616,667 common shares. The conversion price may be adjusted from time to time based on the occurrence of certain events. In the event of a change in control, the entire outstanding principal balance and all accrued but unpaid interest shall be immediately due and payable.

    The Senior Notes rank senior in right of payment to all Company notes and indebtedness other than the $100 Million Revolver.

PRIVATE PLACEMENT OF SECURITIES TO THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

    On October 19, 1999, the Company closed a private placement of securities to The Prudential Insurance Company of America ("Prudential"). The economic terms and conditions of the private placement are similar to those of the Agreement with 3TEC entered into on July 1, 1999. The private placement consisted of the sale of 1,055,042 shares of common stock and five-year warrants to purchase 798,677 shares of common stock at $1.00 per share for $2,373,844 and a five-year senior subordinated convertible note for $2,373,844. The subordinated note will bear interest at a rate of 9% per annum and is convertible into 791,281 shares of common stock. Prudential owns approximately 7% of the Company's currently outstanding common stock.

PROPERTY SALES

    During the nine-month period ending September 30, 1999, the Company received approximately $3,600,000 in cash from the sales of non-strategic oil and gas properties. The Company recorded a gain of $869,000 on the sales of the oil and gas properties.

    Subsequent to the May 1 borrowing base redetermination, the borrowing base on the $100 Million Revolver was reduced by $2,200,000 for the loan value of the sold properties.

FUTURE CAPITAL REQUIREMENTS AND AVAILABLE FINANCING

    The Company has made and will continue to make, substantial capital expenditures for acquisition, development and exploration of oil and natural gas reserves. The timing of most of the Company's capital expenditures is discretionary with no material long-term commitments. Consequently, the Company has a significant degree of flexibility to adjust the level of such expenditures as conditions warrant.

                                  3Q1999 MDA-10

    The Company expects to spend approximately $3,400,000 on development and exploration projects over the next twelve months, which excludes any exploration and development projects associated with any future significant acquisitions. The Company intends to use available cash, cash flows from operations and cash proceeds from asset sales of certain non-core properties to fund capital expenditures other than significant acquisitions and expects such funds to be adequate for such purposes.

    On October 7, 1999, the Company announced that it had entered into an agreement for the acquisition of properties and interests owned by a group of private sellers and managed by Floyd Oil Company. There is no relationship between Floyd C. Wilson, President of the Company, and Floyd Oil Company. The transaction has an adjusted purchase price of approximately $96 million with an effective date of January 1, 1999. The majority of the properties are located in Texas and Louisiana. The properties being acquired have estimated proved reserves at August 1, 1999 of 186,000 Mmcfe with 73% of the reserves classified as proved developed producing. The reserves being acquired are 76% natural gas. The Company will operate the majority of the properties. Closing is expected to be on or before November 30, 1999 and is subject to execution of definitive agreements and completion of due diligence. The transaction is expected to be financed through the Bank One Facility and from working capital.

    Other than the Floyd Oil Acquisition, the Company does not have a specific acquisition budget as a result of the unpredictability of the timing and size of potential acquisition activities. The Company intends to use borrowings under its bank credit facility, or other debt or equity financings, to the extent available, to finance significant acquisitions. The availability and attractiveness of these sources of financing will depend upon a number of factors, some of which will relate to the financial condition and performance of the Company, and some of which will be beyond the Company's control, such as prevailing interest rates, oil and gas prices and other market conditions.

    On October 17, 1999 the Company spudded a well in the Cedartown Prospect. The Company's share of the dryhole cost is $187,000.

    On November 2, 1999, the operator agreed to plug and abandon the second exploratory well drilled on the Hawkins Ranch Prospect, the Cornelius #1, which was spudded on September 3. The first well drilled on the Hawkins Ranch Prospect in the first quarter of 1999 was also unsuccessful. The operator is currently evaluating the future drilling plans on the Hawkins Ranch Prospect in light of the results of the Cornelius #1. Prior to the results of the Cornelius #1, the operator had scheduled the drilling of three additional exploratory wells through February 1, 2000 with total estimated dryhole costs, net to the Company, of approximately $885,000. The Company expects to pay approximately $300,000 in the fourth quarter of 1999 to fund the remaining Cornelius #1 dryhole costs. As of November 12, 1999 the Company had not committed to drill any additional wells on the Hawkins Ranch Prospect.

    At September 30, 1999, the outstanding principal balance and letters of credit on the $100 million revolver exceeded the borrowing base by $1,314,000. The Company paid $1,900,000 on the outstanding principal balance on October 1, 1999. The terms of the October 1, 1999 redetermination have been deferred pending execution of a definitive agreement on the $250 million credit facility with Bank One. If a definitive agreement on the Bank One credit facility is executed, the outstanding principal balance on the $100 million Revolver will be paid in full.

    Amounts spent on debt retirement due to reductions in the borrowing base reduce the cash available to spend on acquisition, development and exploration activities and, accordingly, oil and natural gas revenues and operating results may be adversely affected.

    The Company believes that cash flow from operations, cash on hand and available borrowings will be sufficient to fund its operations and future growth as contemplated under its current business plan. However, if the Company's plans or assumptions change or if its assumptions prove to be inaccurate, the Company may be required to seek additional capital. Management cannot be assured that the Company will be able to obtain such capital or, if such capital is available, that the Company will be able to obtain it on acceptable terms.

                                  3Q1999 MDA-11

CURRENT ACTIVITIES

    As of November 12, 1999, there was one exploratory well drilling on the Cedartown Prospect in Lincoln Parish, Louisiana.

YEAR 2000 COMPLIANCE

    Readers are cautioned that the forward-looking statements contained in the following Year 2000 discussion should be read in conjunction with the Company's disclosures under the heading "Forward-Looking Statements." The disclosures also constitute a "Year 2000 Readiness Disclosure" and "Year 2000 Statement" within the meaning of the Year 2000 Information and Readiness Disclosure Act of 1998.

STATEMENT OF READINESS

    The Company has undertaken various initiatives to ensure that its hardware, software and equipment will function properly with respect to dates before and after January 1, 2000. For this purpose, the phrase "hardware, software and equipment" includes systems that are commonly thought of as Information Technology systems ("IT"), as well as those Non-Information Technology systems ("Non-IT") and equipment which include embedded technology. IT systems include computer hardware and software and other related systems. Non-IT systems include certain oil and gas production and field equipment, gathering systems, office equipment, telephone systems, security systems and other miscellaneous systems. The Non-IT systems present the greatest readiness challenge since identification of embedded technology is difficult and because the Company is, to a great extent, reliant on third parties for Non-IT compliance.

    The Company has formed a Year 2000 ("Y2K") Project team, which is chaired by its Chief Financial Officer, Frank C. Turner, II. The team includes corporate staff and representatives from the Company's business units. In response to the possible risks posed to the Company, the team has developed a Y2K Plan (the "Plan") which includes guidelines for inventory, assessment, remediation, testing and contingency planning.

    The following categories represent the mission-critical operational systems of the Company. A "mission-critical system" is a system that is vital to the successful continuation of a core business activity. An application may be mission critical if it interfaces with a designated mission-critical system. Each system has been evaluated by the Company as to (a) the risks to the Company in the event of the most reasonably likely worst case scenario (the "Worst Case Scenario"); (b) the status of the Company's remediation plan, if any ("Status"); and (c) the Company's contingency plans, if any ("Contingency Plans").

    ACCOUNTING SOFTWARE SYSTEMS. The Company relies solely on certain software accounting packages ("Accounting Packages") to provide management with various reports that allow managers to determine the cash flow and profitability of individual properties and of the Company as a whole. Management also relies on the Accounting Packages to provide financial information necessary to prepare quarterly and annual financial reports that are sent to the Securities and Exchange Commission, NASDAQ Stock Market, banks and stockholders. In addition, the Company relies on the Accounting Packages to process and print checks to be sent to working and royalty interest owners for their share of the monthly oil and gas sales, to process and print checks for payment to vendors and to process and print monthly joint-interest statements to be sent to working interest owners in Company-operated oil and gas properties. Under a Worst Case Scenario, all accounting functions would have to be completed manually, significantly hindering the Company's ability to complete the above-described mission-critical tasks.

Status: The Company has updated its accounting systems. Testing was completed on June 30, 1999 and all primary functions utilizing dates functioned properly.

Contingency Plans: Based on the results of the independent testing of the Accounting Software System, the Y2K Team believes the risk of the Accounting Software System being adversely affected by Y2K is remote. If the Accounting Software System is adversely affected by Y2K, the Company

                                  3Q1999 MDA-12
        has developed various contingency plans which include the utilization of support personnel and the performance of manual tasks.

    CONTROL SYSTEMS AND IMBEDDED TECHNOLOGY. These systems include the equipment used to produce, monitor, control, sell and record hydrocarbon production, including all artificial lift equipment, storage, measurement and control facilities and third-party systems and technology interrelated to the Company's business. Under a Worst Case Scenario, multiple fields of oil and gas would lose the ability to account for or produce the amount of hydrocarbon production, temporarily shutting down the field(s) until the malfunctioning part(s) could be repaired or replaced. This is not expected to materially adversely affect the Company.

Status: The only mission-critical field operated by the Company is the Spivey Field, whose production operations are not affected by Y2K issues. The Spivey Field is affected by a third-party operated gas plant that processes the field's natural gas and may be subject to Y2K issues. Refer to "Third Party Systems-Gas Plant" for a discussion of the gas plant at the Spivey Field. The operations of the remaining fields were not materially affected by Y2K issues.

Contingency Plans: The Company will continue to monitor the operations at its field locations and develop contingency planning if an exposure becomes apparent.

    THIRD-PARTY SYSTEMS--OIL AND GAS PURCHASERS. The Company utilizes third-party purchasers to sell the oil and gas produced from the wells in which it has a working or royalty interest. The Company also depends on third-party purchasers to remit to the Company its share of the proceeds from the sales of oil and gas. The Company does not directly sell any oil and gas produced from the wells in which it has a working or royalty interest and does not take any oil or gas in kind as an alternative to cash payment. Under a Worst Case Scenario, multiple major purchasers would be temporarily shut down due to Y2K issues, materially adversely affecting the Company's revenues.

Status: Based upon the diversity of purchasers, the Company believes that no single purchaser is a mission-critical purchaser. The Y2K team does not anticipate that a problem with any single purchaser for a reasonable period of time beyond 2000 will force the Company to curtail or shut down its operations. Although no single purchaser is a mission-critical purchaser, the loss of a major purchaser or multiple minor purchasers due to Y2K problems would affect the Company. The Company has obtained information about the top ten purchasers and their Y2K readiness. All but two of the top ten purchasers have formal Y2K Plans and are working to upgrade any mission-critical systems that are affected by Y2K. The other two purchasers acknowledge that certain systems will be affected by Y2K and have been undertaking plans to upgrade these systems.

Contingency Plans: The Company continues to monitor the Y2K status of its major purchasers. Should a purchaser not become Y2K compliant, the Company will identify alternative purchasers for its production and, if necessary, temporarily shut-in production.

    THIRD-PARTY SYSTEMS--GAS PLANT. Over 95% of the gas produced in the Spivey Field, a mission-critical system, is sold to a gas plant under a life of the lease casinghead tailgate gas contract. The Company owns approximately 11.5% of the gas plant and related gathering system. Colt Resources Corporation operates the plant. Under a Worst Case Scenario, the gas plant would be shut down less than one month which would not materially adversely affect the Company.

Status: The Company has received a letter from the operator of the Spivey plant stating that the Spivey plant's control systems and embedded technology are not Y2K affected and that its accounting and processing systems are Y2K compliant.

Contingency Plans: A short-term interruption of gas sales would not materially affect the Company's operations. If the Spivey plant experiences problems with an expected duration in excess of one month, the Company has identified alternative gas markets it could utilize.

                                  3Q1999 MDA-13

    THIRD-PARTY SYSTEMS--BANKING. The Company relies on its banks to deposit checks payable to the Company and credit the checks to the appropriate accounts. The Company also relies on its banks to credit third-party accounts for payment. A Worst Case Scenario would occur if the Company's principal bank is unable to provide certain services for an extended period of time due to Y2K, causing the Company to be materially adversely affected.

Status: The Company's principal bank has represented that it has a formal Y2K Plan in effect and has substantially remediated and tested all of its non-compliant, in-house and vendor-supported mission-critical systems as of June 30, 1999.

Contingency Plans: The Company intends to have cash on hand sufficient to cover short-term emergency payments and payroll. The Company also plans to open accounts with other institutions in the event its principal bank is unable to rectify its problems in a timely manner. The Company has no long-term contingency plans in the event of a system-wide failure of banking institutions.

    THIRD-PARTY SYSTEMS--SUPPORT FUNCTIONS. The primary material support functions provided by third parties are electrical service, communication service and office space. Under a Worst Case Scenario, all primary support functions would be hindered in the short term.

Status: All vendors of these services have reported that formal Y2K remediation plans are in effect and are substantially complete as of September 30, 1999.

Contingency Plans: Short-term (less than two weeks) interruptions of services will not materially adversely affect the Company. The Company will be able to conduct business on a reduced scale using alternative business methods. Longer-term interruptions may materially adversely affect the Company. The Company has no plans sufficient to fully offset the effect of long-term interruptions.

    COMPUTER OPERATING SYSTEMS AND APPLICATION SOFTWARE SYSTEMS. The Company relies solely on its personal computer systems to access the accounting software package through the Company's computer network. In addition, certain schedules and databases that are used for critical functions rely on spreadsheet and word-processing applications that are run on the Company's personal computer systems.

Status:  All systems appear to be Y2K ready.

Contingency Plans: Operations could be performed manually until non-functioning equipment or software is repaired or replaced

COSTS OF Y2K COMPLIANCE

    The costs incurred by the Company to implement the Plan were not material to the Company's financial condition or results of operations. The Company does not expect any future costs related to the Plan to be material to the Company's financial condition or results of operations.

THE RISKS OF Y2K ISSUES

    The Company presently believes that Y2K issues will not pose significant operational problems. However, if all significant Y2K issues are not properly identified or assessed, remediation and testing are not effected timely, the Y2K issues, either individually or in combination, may materially and adversely impact the Company's results of operations, liquidity and financial condition or materially and adversely affect its relationships with its business partners. Additionally, the misrepresentation of compliance by other entities or the persistent, universal failure of financial, transportation or other economic systems will likely have a material and adverse impact on the Company's operations or financial condition for which it cannot adequately prepare.

                                  3Q1999 MDA-14

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To  the  Board  of  Directors  of
3TEC  Energy  Corporation:

     We have audited the accompanying statements of revenues and direct operating expenses for the years ended December 31, 1998 and 1997, for the Acquired Properties (as described in Note 1). These financial statements are the responsibility of 3TEC Energy Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statements were prepared as described in Note 2 for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion in certain SEC regulatory reports and filings and are not intended to be a complete financial presentation.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Acquired Properties for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.


Houston, Texas                                               Arthur Andersen LLP
December 13, 1999

                               ACQUIRED PROPERTIES
              Statements of Revenues and Direct Operating Expenses
                                 (In thousands)

                                                    Unaudited
                                                    ---------
                                Years Ended     Nine Months Ended
                                December 31,     September 30,
                              ----------------  ----------------
                               1997     1998     1998     1999
                              -------  -------  -------  -------
Revenues:
  Oil revenues . . . . . . .  $17,713  $10,520  $ 8,349  $ 8,558
  Gas revenues . . . . . . .   29,458   22,790   17,855   17,563
  Plant product revenues . .    1,391      757      610      652
                              -------  -------  -------  -------

                               48,562   34,067   26,814   26,773
                              -------  -------  -------  -------

Direct operating expenses:
  Lease operating expenses .   12,466   12,748    9,624    8,861
  Production taxes . . . . .    2,673    1,869    1,507    1,390
                              -------  -------  -------  -------

  Direct operating expenses.   15,139   14,617   11,131   10,251
                              -------  -------  -------  -------

Revenues in excess of direct
  operating expenses . . . .  $33,423  $19,450  $15,683  $16,522
                              =======  =======  =======  =======

                             See accompanying notes.

                              ACQUIRED  PROPERTIES
      Notes  to  Statements  of  Revenues  and  Direct  Operating  Expenses

1.     The  Properties

     On November 23, 1999, 3TEC Energy Corporation ("3TEC Energy"), formerly known as Middle Bay Oil Company, Inc., acquired certain oil and gas properties and interests (the "Acquired Properties") from Floyd Oil Company ("Floyd") and certain partnerships and other entities managed or sponsored by Floyd (collectively, the "Sellers") for a purchase price of approximately $87 million in cash and 1.5 million shares of 3TEC Energy's common stock. The effective date of the transaction was January 1, 1999. The majority of the Acquired Properties are located in Texas and Louisiana.

2.     Basis  of  Presentation

     During the periods presented, the Acquired Properties were not accounted for or operated as a separate division by Floyd. Information with respect to depreciation, depletion and amortization is not available for the Acquired Properties. General and administrative expenses incurred by Floyd were not allocated to the Acquired Properties. The Sellers were not taxpaying entities and, therefore, income tax information with respect to the Acquired Properties is not available. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

     Revenues and direct operating expenses included in the accompanying statements represent the Sellers' net working and royalty interests in the Acquired Properties and are presented on the accrual basis of accounting. Depreciation, depletion, and amortization, allocated general and administrative expenses and income tax expense have been excluded.

     The statements presented are not indicative of the future results of operations of the Acquired Properties due to anticipated changes in various operating expenses and the omission of other costs as discussed above.

3.     Commitments  and  Contingencies

     The management of 3TEC Energy is not aware of any legal, environmental or other commitments or contingencies that would be materially important in relation to the revenues and direct operating expenses of the Acquired Properties.

4.     Related  Party  Transactions

     An affiliate of Floyd operated certain oil and gas wells included in the Acquired Properties. Fees related to such wells in the amount of $442,600 and $460,000 were charged to the Acquired Properties during the years ended December 31, 1997 and 1998, respectively, and $345,600 and $353,700 for the nine month periods ended September 30, 1998 and 1999, respectively. These fees are reflected in direct operating expenses in the accompanying statements.

5.     Capital  Expenditures  (Unaudited)

     Direct operating expenses do not include exploration and development expenditures related to the Acquired Properties which totaled $4.3 million and $4.1 million for the years ended December 31, 1997 and 1998, respectively and $2.9 million and $2.6 million for the nine month periods ended September 30, 1998 and 1999, respectively.

6.     Supplemental  Oil  and  Gas  Reserve  Information  (Unaudited)

     Total proved and proved developed oil and gas reserves of the Acquired Properties at December 31, 1998 have been estimated based on reserve estimates prepared by Ryder Scott Company Petroleum Engineers as of September 30, 1999, adjusted for production from September 30, 1999 to December 31, 1998. Comparable estimates were not readily available for subsequent or prior periods. Therefore, reserves for December 31, 1997 and 1998 have been calculated by adjusting the September 30, 1999 amounts for the respective period's activities and, consequently, no revisions of previous estimates have been reflected. All reserve estimates are based on economic and operating conditions existing at September 30, 1999. The future net cash flows from production of these proved reserve quantities were computed by applying current prices of oil and gas, averaging $22.44 per barrel of oil and $2.75 per thousand cubic foot of gas (with consideration of price changes only to the extent provided by contractual arrangements) as of September 30, 1999 to estimated future production of proved oil and gas reserves less the estimated future expenditures (based on current costs) as of September 30, 1999, to be incurred in developing and producing the proved reserves. As discussed above, income tax information for the Acquired Properties is not available and therefore is not presented.

                                  Years Ended December 31,
                             ---------------------------------  Nine Months Ended
                                  1997              1998       September 30, 1999
                             ---------------  ----------------  ----------------
                             Oil      Gas      Oil      Gas      Oil      Gas
                            (Mbbl)   (MMcf)   (Mbbl)   (MMcf)   (Mbbl)   (MMcf)
                            ------  --------  ------  --------  ------  --------
Proved reserves:
  Beginning of year. . . .  9,251   163,255   8,328   151,761   7,477   140,780

  Production . . . . . . .   (923)  (11,494)   (851)  (10,981)   (565)   (8,078)
                            ------  --------  ------  --------  ------  --------

  End of period. . . . . .  8,328   151,761   7,477   140,780   6,912   132,702
                            ======  ========  ======  ========  ======  ========

Proved developed reserves:
  Beginning of year. . . .  8,802   126,082   7,879   114,588   7,028   103,607
                            ======  ========  ======  ========  ======  ========

  End of period. . . . . .  7,879   114,588   7,028   103,607   6,463    95,529
                            ======  ========  ======  ========  ======  ========

6.  Supplemental  Oil  and  Gas  Reserve  Information  (Unaudited)  (Continued)

     Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves as of September 30, 1999 (in thousands):

  Future cash inflows . . . . . . . . . . .  $ 473,020
  Future production costs . . . . . . . . .   (125,021)
  Future development costs. . . . . . . . .    (22,519)
                                             ----------

  Future net inflows before income taxes. .    325,480
  10% discount factor . . . . . . . . . . .   (154,320)
                                             ----------

  Standardized measure of discounted future
    net cash flows before income taxes. . .  $ 171,160
                                             ==========

     Changes to Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves for the Nine Month Period Ended September 30, 1999 (in thousands):

  Standardized measure, beginning of year.  $175,970
    Sales, net of production costs . . . .   (16,522)
    Net change in future development costs     2,612
    Accretion of discount. . . . . . . . .     9,100
                                            ---------

  Standardized measure, end of period. . .  $171,160
                                            =========

                             3TEC ENERGY CORPORATION

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 1999 gives effect to the Purchase of the Acquired Properties (the Purchase) as if it occurred on September 30, 1999. The unaudited pro forma condensed consolidated statements of operations of the Company for the nine months ended September 30, 1999 and the year ended December 31, 1998 give effect to the Purchase as if it had occurred at the beginning of the periods presented. The unaudited pro forma condensed consolidated financial statements have also been prepared to give effect to the issuance of 1,055,042 shares of common stock and warrants to purchase 798,677 shares of Common Stock for an aggregate purchase price of $2,373,844 and the issuance of a senior convertible subordinated note for $2,373,844 under a securities purchase agreement between The Prudential Insurance Company of America (Prudential) and 3TEC Energy Corporation (3TEC) on October 19, 1999, as if it had occurred on September 30, 1999 and at the beginning of the periods presented. These unaudited pro forma condensed consolidated statements of operations also give effect to the August 27, 1999 issuance of 4,755,556 shares of common stock and warrants to purchase 3,600,000 shares of Common Stock for an aggregate purchase price of $10,700,000 and the issuance of a senior convertible subordinated notes for $10,700,000 under the securities purchase agreement with 3TEC Energy Company L.L.C. (3TEC) as if it had occurred at the beginning of the periods presented. The Prudential and 3TEC transactions are included in the pro forma condensed consolidated financial statements as the transactions provided a significant portion of the financing for the Purchase of the Acquired Properties.

     The following unaudited pro forma financial data have been included as required by the rules of the SEC and are provided for comparative purposes only. The unaudited pro forma financial data presented are based upon the historical consolidated financial statements of 3TEC and the historical statements of revenues and direct operating expenses of the Acquired Properties and should be read in conjunction with such financial statements and the related notes thereto which are incorporated herein by reference.

     The pro forma financial data are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements, and the actual recording of the transactions could differ. The unaudited pro forma financial data are not necessarily indicative of the financial results that would have occurred had the Purchase been effective on and as of the dates indicated and should not be viewed as indicative of operations in future periods.

                                         3TEC ENERGY CORPORATION
                        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                           September 30, 1999


                                                                              PRO FORMA
                                                              3TEC             COMBINED        PRO FORMA
                                                           CONSOLIDATED       ADJUSTMENTS       COMBINED
                                                         ----------------------------------  -------------
ASSETS
Current Assets
     Cash and cash equivalents. . . . . . . . . . . . .  $    25,076,465   $  4,747,688 (A)
                                                                            (27,032,778)(C)  $  2,791,375
     Accounts receivable. . . . . . . . . . . . . . . .        2,716,165                 0      2,716,165
     Other current assets . . . . . . . . . . . . . . .           90,567                 0         90,567
                                                         ----------------------------------  -------------
          Total Current Assets. . . . . . . . . . . . .       27,883,197       (22,285,090)     5,598,107

Property and equipment (at cost)
     Oil and gas properties (successful efforts method)       80,659,521     94,918,548 (B)   175,578,069
     Other. . . . . . . . . . . . . . . . . . . . . . .          988,579         85,000 (B)     1,073,579
                                                         ----------------------------------  -------------
                                                              81,648,100        95,003,548    176,651,648

Accumulated depletion, depreciation, and amortization .      (35,425,362)                0    (35,425,362)
                                                         ----------------------------------  -------------
                                                              46,222,738        95,003,548    141,226,286

Other assets. . . . . . . . . . . . . . . . . . . . . .          637,875        531,250 (B)
                                                                               (87,045) (C)     1,082,080
                                                         ----------------------------------  -------------

Total Assets. . . . . . . . . . . . . . . . . . . . . .  $    74,743,810   $    73,162,663   $147,906,473
                                                         ==================================  =============

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
     Current maturity of long-term debt . . . . . . . .  $     4,314,318   $(4,314,318) (C)  $          0
     Accounts payable - trade . . . . . . . . . . . . .        2,822,415                 0      2,822,415
     Accounts payable - revenue . . . . . . . . . . . .          362,065                 0        362,065
     Other current liabilities. . . . . . . . . . . . .          200,806                 0        200,806
                                                         ----------------------------------  -------------
Total current liabilities . . . . . . . . . . . . . . .        7,699,604        (4,314,318)     3,385,286

Long-term debt. . . . . . . . . . . . . . . . . . . . .       24,176,249     65,823,751 (C)    90,000,000
Convertible subordinated notes. . . . . . . . . . . . .       10,850,000      2,373,844 (A)    13,223,844
Deferred income taxes . . . . . . . . . . . . . . . . .          486,353       (30,466) (C)       455,887
Other liabilities . . . . . . . . . . . . . . . . . . .          304,404                 0        304,404
Minority Interest . . . . . . . . . . . . . . . . . . .        1,014,155                 0      1,014,155

Stockholders' equity
     Convertible preferred stock (Series B) . . . . . .        3,627,000                 0      3,627,000
     Convertible preferred stock (Series C) . . . . . .        5,235,083                 0      5,235,083
     Common stock, $.02 par value, issued 13,383,005. .          267,692         21,101 (A)
shares (historical) and 15,948,325 (pro forma). . . . .                          30,206 (C)       318,999
     Paid-in-capital. . . . . . . . . . . . . . . . . .       48,137,005      6,962,381 (C)
                                                                              2,352,743 (A)    57,452,129
     Accumulated deficit. . . . . . . . . . . . . . . .      (26,985,695)      (56,579) (C)   (27,042,274)
     Less cost of treasury stock, 21,773 shares . . . .          (68,040)                0        (68,040)
                                                         ----------------------------------  ------------
Total stockholders' equity. . . . . . . . . . . . . . .       30,213,045         9,309,852     39,522,897
                                                         ----------------------------------  -------------

Total Liabilities and Stockholders' Equity. . . . . . .  $    74,743,810   $    73,162,663   $147,906,473
                                                         ==================================  =============

Note:  Accompanying  Notes  are  an  integral  part  of  these  statements.

                                                    3 TEC ENERGY CORPORATION
                               UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                  Year Ended December 31, 1998


                                                              3TEC       ACQUIRED           COMBINED         PRO FORMA
                                                          CONSOLIDATED   PROPERTIES        ADJUSTMENTS        COMBINED
                                                          ------------------------------------------------  ------------
Revenues
     Oil and gas sales and plant income. . . . . . . . .  $15,011,354   $ 34,067,434 (D) $          0       $49,078,788
     Gain on sale of properties. . . . . . . . . . . . .    1,953,362              0                0         1,953,362
     Delay rental and lease bonus income . . . . . . . .      217,404              0                0           217,404
    Other. . . . . . . . . . . . . . . . . . . . . . . .      520,458              0                0           520,458
                                                          ------------------------------------------------  ------------
Total Revenues . . . . . . . . . . . . . . . . . . . . .   17,702,578     34,067,434                0        51,770,012

Costs and Expenses
     Lease operating, production taxes
     and plant costs . . . . . . . . . . . . . . . . . .    7,801,249     14,617,417 (D)     (681,000)(E)    21,737,666
     Geological and geophysical. . . . . . . . . . . . .      877,643              0                0           877,643
     Depreciation, depletion and amortization. . . . . .    7,116,116              0        7,908,630 (F)    15,024,746
     Impairments . . . . . . . . . . . . . . . . . . . .    4,164,184              0                0         4,164,184
     Dry-hole. . . . . . . . . . . . . . . . . . . . . .      503,444              0                0           503,444
     Interest. . . . . . . . . . . . . . . . . . . . . .    1,971,595              0        6,580,420 (G)     8,552,015
     Stock compensation. . . . . . . . . . . . . . . . .      266,445              0                0           266,445
     General and administrative. . . . . . . . . . . . .    4,266,727              0        2,135,613 (H)     6,402,340
     Other . . . . . . . . . . . . . . . . . . . . . . .      138,855              0                0           138,855
                                                          ------------------------------------------------  ------------
Total Costs and Expenses . . . . . . . . . . . . . . . .   27,106,258     14,617,417       15,943,663        57,667,338

Income (loss) before income taxes and minority interest.   (9,403,680)    19,450,017      (15,943,663)       (5,897,326)
Minority interest. . . . . . . . . . . . . . . . . . . .       15,089              0                0            15,089
Provision for income taxes (benefit) . . . . . . . . . .   (2,829,762)             0        1,192,160 (I)    (1,637,602)
                                                          ------------------------------------------------  ------------

Net income (loss). . . . . . . . . . . . . . . . . . . .   (6,589,007)    19,450,017      (17,135,823)       (4,274,813)

Dividends to Preferred Stockholders. . . . . . . . . . .       67,945              0                0            67,945
                                                          ------------------------------------------------  ------------

Net income (loss) applicable to common  stockholders . .  $(6,656,952)  $ 19,450,017     $(17,135,823)      $(4,342,758)
                                                          ================================================  ============
Net income (loss) per share-Basic. . . . . . . . . . . .  $     (0.83)                                      $     (0.28)
Net income (loss) per share-Diluted. . . . . . . . . . .  $     (0.83)                                      $     (0.28)

Weighted average common shares outstanding
     Basic . . . . . . . . . . . . . . . . . . . . . . .    8,050,108                       7,388,092 (J)    15,438,200
     Diluted . . . . . . . . . . . . . . . . . . . . . .    8,050,108                       7,388,092 (K)    15,438,200

                                             3 TEC ENERGY CORPORATION
                       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                       Nine Months Ended September 30, 1999


                                                                                           PRO FORMA
                                                              3TEC        ACQUIRED          COMBINED         PRO FORMA
                                                          CONSOLIDATED   PROPERTIES       ADJUSTMENTS         COMBINED
                                                          -----------------------------  -----------------  ------------
Revenues
     Oil and gas sales and plant income. . . . . . . . .  $11,328,502   $26,772,564 (D)  $       0.00       $38,101,066
     Gain on sale of properties. . . . . . . . . . . . .      882,477             0                 0           882,477
     Delay rental and lease bonus income . . . . . . . .       64,911             0                 0            64,911
     Other . . . . . . . . . . . . . . . . . . . . . . .      691,442             0                 0           691,442
                                                          -----------------------------  -----------------  ------------
Total Revenues . . . . . . . . . . . . . . . . . . . . .   12,967,332    26,772,564                 0        39,739,896

Costs and Expenses
     Lease operating, production taxes
       and plant costs . . . . . . . . . . . . . . . . .    4,450,843    10,251,016 (D)      (530,000) (E)   14,171,859
     Geological and geophysical. . . . . . . . . . . . .      188,484             0                 0           188,484
     Depreciation, depletion and amortization. . . . . .    4,046,546             0         5,607,811  (F)    9,654,357
     Impairments . . . . . . . . . . . . . . . . . . . .    1,688,443             0                 0         1,688,443
     Dry-hole. . . . . . . . . . . . . . . . . . . . . .      455,108             0                 0           455,108
     Interest. . . . . . . . . . . . . . . . . . . . . .    1,739,362             0         3,484,787  (G)    5,224,149
     Stock compensation. . . . . . . . . . . . . . . . .      729,938             0                 0           729,938
     Severance payment . . . . . . . . . . . . . . . . .      284,060             0                 0           284,060
     Compensation plan payment . . . . . . . . . . . . .      292,527             0                 0           292,527
     General and administrative. . . . . . . . . . . . .    3,048,430             0         1,483,252  (H)    4,531,682
     Other . . . . . . . . . . . . . . . . . . . . . . .      481,622             0                 0           481,622
                                                          -----------------------------  -----------------  ------------
Total Costs and Expenses . . . . . . . . . . . . . . . .   17,405,363    10,251,016        10,045,850        37,702,229

Income (loss) before income taxes and minority interest.   (4,438,031)   16,521,548       (10,045,850)        2,037,667
Minority interest. . . . . . . . . . . . . . . . . . . .      (40,228)            0                 0           (40,228)
Provision for income taxes (benefit) . . . . . . . . . .   (1,242,324)            0         2,201,737  (I)      959,413
                                                          -----------------------------  -----------------  ------------
Net income (loss). . . . . . . . . . . . . . . . . . . .   (3,155,479)   16,521,548       (12,247,587)        1,118,482

Dividends to Preferred Stockholders. . . . . . . . . . .      428,509             0                 0           428,509
                                                          -----------------------------  -----------------  ------------
Net income (loss) applicable to common stockholders. . .  $(3,583,988)  $16,521,548      $(12,247,587)      $   689,973
                                                          =============================  =================  ============
Net income (loss) per share-Basic. . . . . . . . . . . .  $     (0.39)                                      $      0.04
Net income (loss) per share-Diluted. . . . . . . . . . .  $     (0.39)                                      $      0.04
Weighted average common shares outstanding
     Basic . . . . . . . . . . . . . . . . . . . . . . .    9,137,784                       6,782,566  (J)   15,920,350
     Diluted . . . . . . . . . . . . . . . . . . . . . .    9,137,784                       8,824,317  (K)   17,962,101

                             3TEC ENERGY CORPORATION

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A) To record the issuance of 1,055,042 shares of common stock and 798,677 warrants for an aggregate purchase price of $2,373,844 and the issuance of a senior convertible subordinated note for $2,373,844 under a securities purchase agreement to The Prudential Insurance Company of America (Prudential) to provide partial financing for the acquisition.

(B) To record the purchase of the Acquired Properties and other assets pursuant to the transaction. The allocation of the purchase price using the purchase method of accounting is presented below. The allocation of the purchase price is preliminary and, therefore subject to change. Any future adjustments to the allocation of the purchase price are not anticipated to be material to the unaudited pro forma financial statements.

The  purchase  price  entries  are  as  follows:

Purchase price. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $96,916,453
Estimated purchase price adjustments, including distributions of cash flows from the Acquired Properties from the effective date to the
  closing date of November 30, 1999 . . . . . . . . . . . . . . . . .   (3,080,905)
Deferred financing costs. . . . . . . . . . . . . . . . . . . . . . .      531,250
Transaction costs . . . . . . . . . . . . . . . . . . . . . . . . . .    1,168,000
                                                                       ------------
Total purchase price. . . . . . . . . . . . . . . . . . . . . . . . .  $95,534,798
                                                                       ============

Purchase price allocation:
  Acquisition costs allocated to oil and gas properties . . . . . . .  $94,918,548
  Deferred debt costs . . . . . . . . . . . . . . . . . . . . . . . .      531,250
  Furniture and fixtures. . . . . . . . . . . . . . . . . . . . . . .       85,000
                                                                       ------------
  Total purchase allocation . . . . . . . . . . . . . . . . . . . . .  $95,534,798
                                                                       ============

(C) To record the effect of borrowings of $90,000,000 under 3TEC's $250 million Restated Credit Agreement, issuance of 1,510,278 shares of common stock, valued at $6,992,587, or $4.63 per share, and use of existing cash to finance the Purchase and repay the outstanding borrowing of $28,490,567 under 3TEC's former revolving line of credit. In addition, to record the bank facility fee associated with 3TEC's $250 million Restated Credit Agreement, and eliminate $87,045 ($56,579, net of $30,466 of tax) of net deferred debt costs associated with 3TEC's former revolving line of credit.

(D) To record the revenues and direct operating expenses related to the Acquired Properties.

(E) To eliminated overhead charges that will no longer be incurred on a portion of the acquired properties, as such will be operated by 3TEC and its subsidiaries.

(F) To adjust depletion, depreciation and amortization to give effect to the purchase price allocated to the Acquired Properties using the unit of production method under the successful efforts method of accounting.

(G) To record the net increase in interest expense (at 9.24% and 7.27% for the year ended December 31, 1998 and the period ended September 30, 1999, respectively) and amortization of deferred financing costs relating to the borrowings under 3TEC's $250 million Restated Credit Agreement, and to record interest expense on convertible subordinated notes issued to EnCap Investments L.L.C. (EnCap) and Prudential of $1,190,146 and $800,384 for the year ended December 31, 1998 and the period ended September 30, 1999 respectively.

(H) To record additional general and administrative expenses relating to additional costs anticipated to be incurred due to contractual obligations incurred in completing the Purchase.

(I) To record income tax expense on the pro forma adjustments based on 3TEC's statutory tax rate of 34%.

(J) To reflect the impact on basic weighted average common shares outstanding of 1,510,278 shares of 3TEC common stock issued for the Acquired Properties, 1,055,042 shares of 3TEC common stock issued to Prudential under the securities purchase agreement, and 4,822,772 shares of 3TEC common stock issued to EnCap.

                             3TEC ENERGY CORPORATION

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -
                                   (CONTINUED)

(K) To reflect the impact on diluted weighted average common shares outstanding of 1,510,278 shares of 3TEC common stock issued for the Acquired Properties, 1,055,042 shares of 3TEC common stock issued to Prudential under the securities purchase agreement, and 4,822,772 shares of 3TEC common stock issued to EnCap, for the nine months ended September 30, 1999. The weighted average common stock equivalents were not included in 3TEC's diluted weighted average common shares outstanding for the year ended December 31, 1998, because their effect would have been antidilutive.

                             3TEC ENERGY CORPORATION

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -
                                   (CONTINUED)

UNAUDITED  PRO  FORMA  SUPPLEMENTAL  OIL  AND  GAS  DISCLOSURE

     The following tables set forth certain unaudited pro forma information concerning 3TEC's proved oil and gas reserves at September 30, 1999, giving effect to the acquisition of the Acquired Properties as if they had occurred on January 1, 1998. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represent estimates only and should not be construed as being exact. The proved oil and gas reserve information is as of September 30, 1999 and reflects prices and costs in effect as of such date.

RESERVES:

                                   OIL AND CONDENSATE (MBBLS)           NATURAL GAS (MMCF)
                                ------------------------------  ----------------------------------
                                         ACQUIRED    PRO FORMA               ACQUIRED    PRO FORMA
                                 3TEC   PROPERTIES   COMBINED      3TEC     PROPERTIES   COMBINDED
                                ------  -----------  ---------  ----------  ----------  ----------
Balance, January 1, 1999 . . .  3,342        7,477     10,819      43,483     140,780     184,263
Extensions and discoveries . .     13                      13       1,286                   1,286
Purchase of minerals in-place.     97                      97          38                      38
Revision of previous estimates    319                     319      (4,981)                 (4,981)
Production . . . . . . . . . .   (369)        (565)      (934)     (2,778)     (8,078)    (10,856)
Sales of minerals in-place . .   (355)                   (355)     (1,693)                 (1,693)
                                ------  -----------  ---------  ----------  ----------  ----------
Balance at September 30, 1999.  3,047        6,912      9,959      35,355     132,702     168,057
                                ======  ===========  =========  ==========  ==========  ==========
Proved developed reserves. . .  3,040        6,463      9,503      31,034      95,529     126,563
                                ======  ===========  =========  ==========  ==========  ==========

STANDARD MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL & GAS RESERVES:

                                                                        ACQUIRED
                                                            3TEC       PROPERTIES      PRO FORMA
                                                                     (IN THOUSANDS)
                                                          ---------------------------------------
Future cash inflows. . . . . . . . . . . . . . . . . . .  $163,124   $      473,020   $  636,144
Future production costs. . . . . . . . . . . . . . . . .   (60,653)        (125,021)    (185,674)
Future development costs . . . . . . . . . . . . . . . .    (2,024)         (22,519)     (24,543)
                                                          ---------  ---------------  -----------
Future net inflows before income taxes . . . . . . . . .   100,447          325,480      425,927
Income taxes . . . . . . . . . . . . . . . . . . . . . .    (6,982)               -       (6,982)
                                                          ---------  ---------------  -----------
Future net cash flows. . . . . . . . . . . . . . . . . .    93,465          325,480      418,945
10% discount factor. . . . . . . . . . . . . . . . . . .   (40,866)        (154,320)    (195,186)
                                                          ---------  ---------------  -----------
Standardized measure of discounted future net cash flows  $ 52,599   $      171,160   $  223,759
                                                          =========  ===============  ===========

                             3TEC ENERGY CORPORATION

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -
                                   (CONTINUED)

CHANGES TO STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES:

                                                                           ACQUIRED
                                                                3TEC      PROPERTIES      PRO FORMA
                                                                        (IN THOUSANDS)
    Standardized measure, January 1, 1999. . . . . . . . . .  $38,894   $      175,970   $  214,864
Sales, net of production costs . . . . . . . . . . . . . . .   (6,878)         (16,522)     (23,400)
Purchases of reserves in place . . . . . . . . . . . . . . .      749                           749
Net changes in prices and production costs . . . . . . . . .   21,595                        21,595
Net changes in income taxes. . . . . . . . . . . . . . . . .   (3,929)                       (3,929)
Extensions, discoveries and improved recovery, net of future
  production and development costs . . . . . . . . . . . . .    2,268                         2,268
Changes in estimated future development costs                                    2,612        2,612
Revisions of quantity estimates. . . . . . . . . . . . . . .   (3,030)               -       (3,030)
Accretion of discount. . . . . . . . . . . . . . . . . . . .    2,917            9,100       12,017
Sales of reserves in place . . . . . . . . . . . . . . . . .   (1,643)               -       (1,643)
Changes in production rates and other. . . . . . . . . . . .    1,656                -        1,656
                                                              --------  ---------------  -----------
    Standardized measure, September 30, 1999 . . . . . . . .  $52,599   $      171,160   $  223,759
                                                              ========  ===============  ===========

                                INDEX TO EXHIBITS

Glossary of Oil and Gas Terms . .  A-1

Opinion of Harris Webb & Garrison  B-1

Agreement and Plan of Merger. . .  C-1

EXHIBIT  A

                                GLOSSARY OF TERMS

     The following are definitions of certain technical terms used in the Proxy Statement in connection with the oil and gas exploration and development business of the Company:

     "Bbl" - One stock tank barrel or 42 U.S. Gallons liquid volume, usually used herein in reference to crude oil or other liquid hydrocarbons.

     "Bcf" - One billion cubic feet; expressed, where gas sales contracts are in effect, in terms of contractual temperature and pressure basis and, where contracts are nonexistent, at 60 degrees Fahrenheit and 14.65 pounds per square inch absolute.

     "Bcfe" - One billion cubic feet equivalent, determined using a ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

     "exploratory well" - A well drilled in search of a new undiscovered pool of oil or gas, or to extend the known limits of a field under development.

     "gross acres or wells" - The total acres or wells, as the case may be, in which an entity has an interest, either directly or through an affiliate.

     "lease" - Full or partial interests in an oil and gas lease, oil and gas mineral rights, fee rights or other rights, authorizing the owner thereof to drill for, reduce to possession and produce oil and gas upon payment of rentals, bonuses and/or royalties. Oil and gas leases are generally acquired from private landowners and federal and state governments.

     "Mcf" - One thousand cubic feet; expressed, where gas sales contracts are in effect, in terms of contractual temperature and pressure bases and, where contracts are nonexistent, at 60 degrees Fahrenheit and 14.65 pounds per square inch absolute.

     "Mcfe" - One thousand cubic feet equivalent, determined using a ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

     "Mmcf" - One million cubic feet; expressed, where gas sales contracts are in effect, in terms of contractual temperature and pressure bases and, where contracts are nonexistent, at 60 degrees Fahrenheit and 14.65 pounds per square inch absolute.

     "Mmcfe" - One million cubic feet equivalent, determined using a ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

     "NRI" - Net revenue interest in oil and gas property entitling the owner to a share of the net revenues from oil and gas production.

     "net acres or wells" - A party's interest in acres or wells calculated by multiplying the number of Gross Acres or Gross Wells in which such party has an interest by the fractional interest of such party in each such acre or well.

     "Prospect" - An area in which a party owns or intends to acquire one or more oil and gas interests which is geographically defined on the basis of geological data and which is reasonably anticipated to contain at least one reservoir of oil, gas or other hydrocarbons.

     "proved developed reserves" - Proved reserves which can be expected to be recovered through existing wells with existing equipment and operating methods.

     "proved reserves" - The estimated quantities of crude oil, natural gas and other hydrocarbons which, based upon geological and engineering data, are expected to be produced from known oil and gas reservoirs under existing economic and operating conditions, and the estimated present value thereof based upon the prices and costs on the date that the estimate is made and any price changes provided for by existing conditions.

     "proved undeveloped reserves" - Reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

     "PV-10" - The discounted future net cash flows for proved oil and gas reserves computed using constant prices and costs, at the dates indicated, before income taxes and a discounted at a rate of 10%.

     "royalty interest" - An interest in an oil and gas property entitling the owner to a share of oil and gas production free of the costs of production.

     "Working Interest" - The operating interest under a Lease which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production, subject to all Royalty Interests, and other burdens and to all costs of exploration, development and operations and all risks in connection therewith.

EXHIBIT  B

                        OPINION OF HARRIS WEBB & GARRISON

G.  CLYDE  BUCK
MANAGING  DIRECTOR

                                        December  21,  1999


PERSONAL  AND  CONFIDENTIAL
---------------------------

Special  Committee  of  the  Board  of  Directors
3TEC  Energy  Corporation
1221  Lamar,  Suite  1020
Houston,  Texas  77010


Gentlemen:

     You have advised Harris Webb & Garrison, Inc. ("HWG") that 3TEC Energy Corporation ("3TEC"), formerly known as Middle Bay Oil Company, Inc. ("Middle Bay"), and Magellan Exploration, LLC ("Magellan") propose to enter into an agreement and plan of merger dated December 21, 1999 (the "Merger Agreement") that provides for, among other things, the merger (the "Merger") of a wholly owned subsidiary of 3TEC with and into Magellan, as a result of which Magellan will become a wholly owned subsidiary of 3TEC. Upon consummation of the Merger, the membership interests in Magellan will be converted into the following consideration:

     (a) 3,300,000 shares of 3TEC common stock, which will be issued in a private transaction, which will include certain registration rights;

     (b) 1,875,000 shares of 3TEC convertible preferred stock with a stated value of $8.00 per share ($15,000,000 in the aggregate) to be designated Series D, with terms to include a 5% dividend rate with an option for three years for 3TEC to choose to pay the dividend with additional Series D shares with a stated value of $8.00 per share; and with each Series D share convertible into one share of 3TEC common and no rights of the holders to "put" the Series D shares to 3TEC, but the Series D shares will be redeemable by 3TEC at any time, upon thirty days written notice, for the stated value of $8.00 per share;

     (c) a contingent "back-in" 5% working interest in certain exploration prospects; and

     (d) warrants to purchase 1,000,000 shares of 3TEC common stock at $10.00 per share for four years.

     You have requested that HWG act as financial advisor and issue an opinion ("Opinion") as to the fairness to the public common shareholders of 3TEC of the financial terms of the Merger.

     HWG, as part of its investment banking business, is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

     In  arriving  at  our  Opinion,  we  have,  among  other  things:

     1. Reviewed a letter of intent outlining the proposed acquisition of Magellan by 3TEC dated November 22, 1999;

     2.   Reviewed the definitive Merger Agreement;

     3. Reviewed Magellan's unaudited balance sheet and income statement for the ten month interim period ended October 31, 1999;

     4.   Reviewed  Middle Bay's 10-KSB  report for the year ended  December 31,
          1998;

     5. Reviewed Middle Bay's 10-QSB reports for the quarters ended March 31, 1999; June 30, 1999 and September 30, 1999;

     6. Reviewed summary pages of Middle Bay's reserve report prepared by Cawley, Gillespie & Associates, Inc. as of August 1, 1999;

     7. Reviewed summary pages of Floyd Oil Company's reserve report prepared by Cawley, Gillespie & Associates, Inc. as of August 1, 1999;

     8. Reviewed summary pages of 3TEC's reserve report prepared by Ryder Scott Company as of October 1, 1999;

     9. Reviewed summary pages of Magellan's reserve report prepared by Ryder Scott Company as of October 1, 1999;

     10. Reviewed certain confidential analyses of Magellan's reserves and exploration prospects conducted by 3TEC's management and certain consultants;

     11.  Reviewed  confidential   financial  forecasts  for  3TEC  prepared  by
          management of 3TEC;

     12. Reviewed Middle Bay proxy statements for August 10, 1999 and November 18, 1999 shareholder meetings;

     13. Reviewed Middle Bay's Bank One credit agreement executed November 23, 1999;

     14.  Reviewed  various  confidential  schedules  and  discounted  cash flow
          analysis  prepared  by  Magellan  covering   Magellan's  assets  being
          acquired through the Merger;

     15. Discussed with management of 3TEC and Magellan the outlook for future operating results, the assets and liabilities of both companies, materials in the foregoing documents, and other matters we considered to be relevant to our inquiry;

     16. Considered such other information, financial studies, analyses and investigations as we deemed relevant under the circumstances.

     In our review and in arriving at our Opinion, we have, with your permission, (i) not independently verified any of the foregoing information and have relied upon its being complete and accurate in all material respects, (ii) with respect to any estimates, evaluations and projections furnished to us, assumed that such information was reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same and (iii) not made an independent evaluation or appraisal of specific assets of 3TEC or Magellan.

     In addition, we have not made a physical inspection of the oil and gas properties of 3TEC or Magellan, nor have we made any independent evaluations, appraisals or investigations of the other assets of 3TEC or Magellan.

     We are not experts in geological and engineering evaluation of oil and gas reserves. In rendering our Opinion, we have relied upon the reserve reports noted as items 6, 7, 8 and 9 above.

     Our Opinion is based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter. HWG consents to the inclusion of the text of this Opinion in any notice, proxy statement or appropriate disclosure to the public common shareholders of 3TEC and in any filing that 3TEC or Magellan is required by law to make, or include in documents filed, with the Securities and Exchange Commission.

     Based upon and subject to the foregoing, it is our Opinion that, as of the date hereof, the Merger is fair to the public common shareholders of 3TEC from a financial point of view.

                                        HARRIS WEBB & GARRISON, INC.


                                   By:  /S/ G. Clyde Buck
                                        -------------------------------
                                        G. Clyde Buck
                                        Managing Director

EXHIBIT  C


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                            3TEC ENERGY CORPORATION,

                             3TM ACQUISITION L.L.C.,

                            MAGELLAN EXPLORATION, LLC

                                       AND

                                ECIC CORPORATION
                      ENCAP ENERGY CAPITAL FUND III, L.P.,
                      ENCAP ENERGY ACQUISITION III-B, INC.,
                         BOCP ENERGY PARTNERS, L.P., AND
                            PEL-TEX PARTNERS, L.L.C.



                                DECEMBER 21, 1999

                                 TABLE OF CONTENTS

ARTICLE I       TERMS DEFINED. . . . . . . . . . . . . . . . . . . . . . . . . .   1
  SECTION 1.1.    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .   1
  SECTION 1.2.    Accounting Terms and Determinations. . . . . . . . . . . . . .  10
  SECTION 1.3.    Gender and Number. . . . . . . . . . . . . . . . . . . . . . .  11
  SECTION 1.4.    References to Agreement. . . . . . . . . . . . . . . . . . . .  11

ARTICLE II      THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . .  . .  11
  SECTION 2.1.    The Merger . . . . . . . . . . . . . . . . . . . . . . . . . .  11
  SECTION 2.2.    Closing Date . . . . . . . . . . . . . . . . . . . . . . . . .  11
  SECTION 2.3.    Consummation of the Merger . . . . . . . . . . . . . . . . . .  11
  SECTION 2.4.    Effects of the Merger. . . . . . . . . . . . . . . . . . . . .  11
  SECTION 2.5.    Certificate of Formation; LLC Agreement. . . . . . . . . . . .  12
  SECTION 2.6.    Managers and Officers. . . . . . . . . . . . . . . . . . . . .  12
  SECTION 2.7.    Conversion of Securities . . . . . . . . . . . . . . . . . . .  12
  SECTION 2.8.    Merger Consideration . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE III     RESERVATION AND ISSUANCE OF CONVERSION SHARES. . . . . . . . . .  12

ARTICLE IV      CERTAIN TERMS APPLICABLE TO WARRANTS . . . . . . . . . . . . . .  13
  SECTION 4.1.    Exercise of Warrants . . . . . . . . . . . . . . . . . . . . .  13
  SECTION 4.2.    Adjustment of Number of Warrant Shares Purchasable . . . . . .  14
  SECTION 4.3     Notices to Warrant Holders . . . . . . . . . . . . . . . . . .  15
  SECTION 4.4.    Reservation and Issuance of Warrant Shares . . . . . . . . . .  16

ARTICLE V       TRANSFER OF SECURITIES . . . . . . . . . . . . . . . . . . . . .  16
  SECTION 5.1.    Restrictions on Transfer . . . . . . . . . . . . . . . . . . .  16
  SECTION 5.2.    Registration, Transfer and Exchange of Warrants. . . . . . . .  16
  SECTION 5.3.    Mutilated or Missing Warrant Certificates. . . . . . . . . . .  17

ARTICLE VI      CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  SECTION 6.1.    Conditions Precedent to Obligations of 3TEC and Sub at Closing  17
  SECTION 6.2.    Conditions Precedent to Magellan's and Prepayout Members'
a                 Obligations at Closing . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VII     REPRESENTATIONS AND WARRANTIES OF MAGELLANAND
                THE PREPAYOUT MEMBERS. . . . . . . . . . . . . . . . . . . . . .  21
  SECTION 7.1.    Existence and Power. . . . . . . . . . . . . . . . . . . . . .  21
  SECTION 7.2.    Authorization; Contravention . . . . . . . . . . . . . . . . .  22
  SECTION 7.3.    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . .  22
  SECTION 7.4.    Ownership. . . . . . . . . . . . . . . . . . . . . . . . . . .  22
  SECTION 7.5.    Financial Statements . . . . . . . . . . . . . . . . . . . . .  22
  SECTION 7.6.    Material Agreements. . . . . . . . . . . . . . . . . . . . . .  23
  SECTION 7.7.    Investments. . . . . . . . . . . . . . . . . . . . . . . . . .  23


                                      C-2

  SECTION 7.8.    Outstanding Debt . . . . . . . . . . . . . . . . . . . . . . .  23
  SECTION 7.9.    Transactions with Affiliates . . . . . . . . . . . . . . . . .  23
  SECTION 7.10.   Employment Matters . . . . . . . . . . . . . . . . . . . . . .  23
  SECTION 7.11.   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .  24
  SECTION 7.12.   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
  SECTION 7.13.   Taxes and Filing of Tax Returns. . . . . . . . . . . . . . . .  25
  SECTION 7.14.   Title to Assets. . . . . . . . . . . . . . . . . . . . . . . .  25
  SECTION 7.15.   Licenses, Permits, Etc.. . . . . . . . . . . . . . . . . . . .  25
  SECTION 7.16.   Proprietary Rights . . . . . . . . . . . . . . . . . . . . . .  25
  SECTION 7.17.   Compliance with Law. . . . . . . . . . . . . . . . . . . . . .  26
  SECTION 7.18.   Environmental Matters. . . . . . . . . . . . . . . . . . . . .  26
  SECTION 7.19.   Investment Representation. . . . . . . . . . . . . . . . . . .  27
  SECTION 7.20.   Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . .  27
  SECTION 7.21.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  SECTION 7.22.   Government Regulation. . . . . . . . . . . . . . . . . . . . .  27
  SECTION 7.23.   Brokers and Finders. . . . . . . . . . . . . . . . . . . . . .  27
  SECTION 7.24.   Oil and Gas Operations . . . . . . . . . . . . . . . . . . . .  28
  SECTION 7.25.   Financial and Commodity Hedging. . . . . . . . . . . . . . . .  29
  SECTION 7.26.   Books and Records. . . . . . . . . . . . . . . . . . . . . . .  29
  SECTION 7.27.   Reserve Report . . . . . . . . . . . . . . . . . . . . . . . .  29
  SECTION 7.28.   Nature of Magellan Assets. . . . . . . . . . . . . . . . . . .  30
  SECTION 7.29.   Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . .  30
  SECTION 7.30.   Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . .  30
  SECTION 7.31.   Disclaimer of Warranties . . . . . . . . . . . . . . . . . . .  30

ARTICLE VIII    REPRESENTATIONS AND WARRANTIES OF 3TEC AND SUB . . . . . . . . .  30
  SECTION 8.1.    Corporate Existence and Power. . . . . . . . . . . . . . . . .  31
  SECTION 8.2.    Corporate and Governmental Authorization; Contravention. . . .  31
  SECTION 8.3.    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . .  31
  SECTION 8.4.    Brokers and Finders. . . . . . . . . . . . . . . . . . . . . .  31
  SECTION 8.5.    SEC Documents. . . . . . . . . . . . . . . . . . . . . . . . .  31
  SECTION 8.6.    Absence of Undisclosed Liabilities . . . . . . . . . . . . . .  32
  SECTION 8.7.    Absence of Certain Changes . . . . . . . . . . . . . . . . . .  32
  SECTION 8.8.    Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE IX      COVENANTS OF MAGELLAN. . . . . . . . . . . . . . . . . . . . . .  32
  SECTION 9.1.    Maintenance of Insurance . . . . . . . . . . . . . . . . . . .  32
  SECTION 9.2.    Payment of Taxes and Claims. . . . . . . . . . . . . . . . . .  33
  SECTION 9.3.    Compliance with Laws and Documents . . . . . . . . . . . . . .  33
  SECTION 9.4.    Operation of Properties and Equipment. . . . . . . . . . . . .  33
  SECTION 9.5.    Maintenance of Books and Records . . . . . . . . . . . . . . .  33
  SECTION 9.6.    Environmental Matters. . . . . . . . . . . . . . . . . . . . .  33
  SECTION 9.7     Access to Information. . . . . . . . . . . . . . . . . . . . .  33
  SECTION 9.8     Conduct of the Business of Magellan. . . . . . . . . . . . . .  34


                                      C-3

ARTICLE X       COVENANTS OF 3TEC. . . . . . . . . . . . . . . . . . . . . . . .  36
  SECTION 10.1    Meeting; Proxy Statement . . . . . . . . . . . . . . . . . . .  36

ARTICLE XI      TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  37
  SECTION 11.1    Termination. . . . . . . . . . . . . . . . . . . . . . . . . .  37
  SECTION 11.2.   Effect of Termination. . . . . . . . . . . . . . . . . . . . .  37

ARTICLE XII     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .  38
  SECTION 12.1.   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
  SECTION 12.2.   Amendment and Waivers. . . . . . . . . . . . . . . . . . . . .  38
  SECTION 12.3.   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
  SECTION 12.4.   Indemnification. . . . . . . . . . . . . . . . . . . . . . . .  38
  SECTION 12.5.   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
  SECTION 12.6.   Invalid Provisions . . . . . . . . . . . . . . . . . . . . . .  42
  SECTION 12.7.   Successors and Assigns . . . . . . . . . . . . . . . . . . . .  42
  SECTION 12.8.   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .  43
  SECTION 12.9.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .  43
  SECTION 12.10.  No Third Party Beneficiaries . . . . . . . . . . . . . . . . .  43
  SECTION 12.11.  Final Agreement. . . . . . . . . . . . . . . . . . . . . . . .  43
  SECTION 12.12.  Waiver of Right to Trial by Jury . . . . . . . . . . . . . . .  43
  SECTION 12.13.  DTPA Waiver  . . . . . . . . . . . . . . . . . . . . . . . . .  43
  SECTION 12.14.  Public Announcements . . . . . . . . . . . . . . . . . . . . ..  43


Exhibits
--------

Exhibit  A     List  of  Prepayout  Members
Exhibit  B     Assumption  Agreement
Exhibit  C     Back-In  Agreement
Exhibit  D     Registration  Rights  Agreement
Exhibit  E     Certificate  of  Designation
Exhibit  F     Warrant  Certificate
Exhibit  G     Allocation  of  Merger  Consideration

                          AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER is entered into effective this 21st day of December, 1999, by and among 3TEC Energy Corporation, a Delaware corporation ("3TEC" or the "Company"), 3TM Acquisition L.L.C., a Delaware limited liability
  ------------------------
company ("Sub"), Magellan Exploration, LLC, a Delaware limited liability company
         -----
("Magellan"), and the entities set forth on the attached Exhibit "A" attached hereto ("Prepayout Members"). In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, 3TEC, Sub, Magellan and the Prepayout Members do hereby agree as follows:

                                    ARTICLE I

                                  TERMS DEFINED

     SECTION  1.1.     Definitions.  The  following  terms, as used herein, have
                       -----------
the  following  meanings:

     "3TEC Disinterested Director Committee" means a committee formed by the 3TEC Board of Directors consisting of 3TEC Disinterested Directors for the purpose of evaluating the transactions contemplated herein.

     "3TEC Disinterested Directors" means Gary R. Christopher and Stephen W. Herod.

     "3TEC Financial Statements" means the audited and unaudited consolidated financial statements of 3TEC and its Subsidiaries (including the related notes) included (or incorporated by reference) in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, and the Company's Quarterly Report on Form 10-QSB for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999 filed with the Commission.

     "Affiliate" means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to 3TEC or Magellan, any executive officer of any Subsidiary or any Person who holds five percent (5%) or more of the voting stock or membership interests, as the case may be. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or membership interests, or by contract or otherwise. 3TEC shall not be considered an Affiliate of Magellan for purposes of this Agreement or the other Transaction Documents.

     "Agreement" means this Agreement and Plan of Merger, as hereafter modified or amended in accordance with the terms hereof.

     "Assumed Liabilities" means the liabilities assumed by the Prepayout Members under the Assumption Agreement.

     "Assumption Agreement" means that agreement by and among Magellan and the Prepayout Members substantially in the form of Exhibit B attached hereto in all
                                                ---------
material  respects.

     "Authorized Officer" means, as to any Person, its Chairman, its Chief Executive Officer, its President, its Chief Operating Officer, its Financial Officer or Vice President, or in the case of a limited liability company, a Manager.

     "Back-In Agreement" means that agreement by and among Magellan and the Prepayout Members substantially in the form of Exhibit C attached hereto in all
                                                ---------
material  respects.

     "Back-In Working Interest" means a contingent working interest in the exploration prospects listed on, and subject to the terms and conditions as set forth in, the Back-In Agreement.

     "Business Day" means any day except a Saturday, Sunday or other day on which national banks in Houston, Texas are authorized by law to close.

     "Capital Lease" means, for any Person, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee of such lease prepared as of such date in accordance with GAAP.

     "Charter Documents" mean, with respect to any Person, its certificate or articles of incorporation, certificate or articles of organization, bylaws, partnership agreement, regulations, operating agreement and all other comparable charter documents.

     "Closing"  has  the  meaning  given  such  term  in  Section  2.2  hereof.
                                                          ------------

     "Closing  Date"  has  the  meaning  given  such term in Section 2.2 hereof.
                                                             -----------

     "Closing Transactions" means the transactions which will occur on the Closing Date pursuant to the Transaction Documents.

     "COBRA"  has  the  meaning  given  such  term  in  Section  7.12  hereof.
                                                        -------------

     "Commission" means the Securities and Exchange Commission or any entity succeeding to any or all of its functions under the Securities Act or the Exchange Act.

     "Common  Stock"  means  3TEC's  common  stock,  par  value $0.02 per share.

     "Common Stock Shares" means the 3,300,000 shares of Common Stock to be issued to the Prepayout Members pursuant to this Agreement.

     "Conversion Shares" means shares of Common Stock issued upon conversion of the Preferred Stock.

     "Current  Market  Price"  has  the  meaning  given  such  term  in  Section
                                                                         -------
12.4(f)(iv)  hereof.
-----------

     "Debt" means, for any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all indebtedness of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f) the present value of all obligations in respect of Capital Leases of such Person, (g) any obligation of such Person representing the deferred purchase price of property or services purchased by such Person other than trade payables incurred in the ordinary course of business and which are not more than ninety (90) days past invoice date, (h) any indebtedness, liability or obligation secured by a Lien on the assets of such Person whether or not such indebtedness, liability or obligation is otherwise non-recourse to such Person, (i) liabilities arising under future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts and similar agreements,
(j) liabilities with respect to payments received in consideration of oil, gas or other minerals yet to be acquired or produced at the time of payment, including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, and (k) all liability of such Person as a general partner or joint venturer for obligations of the nature described in (a) through
(k)  preceding.

     "Defensible Title" means such right, title and interest that is (a) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction to the extent necessary to prevail against competing claims of bona fide purchasers for value without notice and (b) subject to Permitted Encumbrances, free and clear of all Liens, claims, infringements, burdens or other defects.

     "Delaware  Law"  has  the  meaning  given  such  term  in  Section  2.1.

     "Disinterested Shares" means the outstanding shares of Common Stock other than those held, directly or indirectly, by the Prepayout Members or their respective Affiliates.

     "Effective  Time"  has  the  meaning  given  such  term  in  Section  2.3.

     "Environmental Complaint" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state, municipal or other Governmental Authority or any other party involving a Hazardous Discharge, Environmental Contamination or any violation of any order, permit or Environmental Law and Laws.

     "Environmental Contamination" means the presence of any Hazardous Substances, which presence results from a Hazardous Discharge.

     "Environmental Law and Laws" means any law, common law, ordinance, regulation or policy of any Governmental Authority, as well as any order, decree, permit, judgment or injunction issued, promulgated, approved, or entered thereunder, relating to the environment, health and safety, Hazardous Substances (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof), industrial hygiene, the environmental conditions on, under, or about any real property owned, leased or operated at any time by the Company or any of its Subsidiaries or any real property owned, leased or operated by any other party, including, without limitation, soil, groundwater, and indoor and ambient air conditions or the reporting or remediation of Environmental Contamination. Environmental Law and Laws include, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, the Superfund Amendments
                                  ------
and  Reauthorization Act of 1986 ("SARA"), as amended, the Resource Conservation
                                   ----
and  Recovery  Act  of  1976 ("RCRA"), as amended, the Hazardous and Solid Waste
                               ----
Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act ("OSHA"), as amended, the
                                                         ----
Hazardous Materials Transportation Act, as amended, and any other federal, state and local law whose purpose is to conserve or protect health, the environment, wildlife or natural resource.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

     "ERISA Affiliate" means Magellan and any other entity or trade or business under common control with Magellan or treated as a single employer with Magellan as determined under sections 414(b), (c), (m) or (o) of the IRC.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute.

     "Exhibit" refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

     "Financial Officer" means, as to any Person, its Chief Financial Officer, or if no Person serves in such capacity, the highest ranking executive officer or Manager of such Person with responsibility for accounting, financial reporting, financial compliance and similar functions.

     "GAAP" means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances as of the date in question; and the requirement that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

     "Governmental Authority" means any national, state or county, municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over Magellan or any of its respective properties or assets.

     "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support of otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that, the term "Guaranty"
                                             --------
shall not include endorsements for collection or deposit in the ordinary course of business and responsibilities customarily assumed under operating agreements generally considered standard in the industry. For purposes of this Agreement, the amount of any Guaranty shall be the maximum amount that the guarantor could be legally required to pay under such Guaranty.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Hazardous Discharge" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of a Hazardous Substance at, from, onto, under or within any real property owned, leased or operated at any time by Magellan or any real property owned, leased or operated by any other Person.

     "Hazardous Substance" means any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Environmental Law and Laws or which is otherwise regulated by any Environmental Law and Laws.

     "Holder" with respect to any Security, shall mean the record or beneficial owner of such Security.

     "Hydrocarbons" means oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons.

     "Investment" in any Person means any investment, whether by means of securities purchase (whether by direct purchase from such Person or from an existing holder of securities of such Person), loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the Guaranty of any Debt or other obligation of such Person, or the subordination of any claim against such Person to other Debt or other obligation of such Person; provided,
                                                                       --------
that, "Investments" shall not include advances made to employees of such Person for reasonable travel, entertainment and similar expenses incurred in the ordinary course of business.

     "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any regulation promulgated thereunder.

     "Knowledge" means actual knowledge after reasonable investigation consistent with the generally accepted business practices in the oil and gas industry.

     "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality, or Governmental Authority.

     "Lien" means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset.

     "Magellan Disclosure Schedule" means the disclosure schedule entitled Magellan Disclosure Schedule separately provided by Magellan and the Prepayout Members to 3TEC on or before the date hereof, and any documents listed on such disclosure schedule and expressly incorporated therein by reference.

     "Magellan Financial Statements" means the unaudited financial statements of Magellan (including the related notes) for the year ended December 31, 1998 and the unaudited financial statements of Magellan for the ten (10) month period ended October 31, 1999.

     "Magellan Members" shall mean those members of Magellan who are parties to the Magellan Operating Agreement.

     "Magellan Operating Agreement" means the Second Amended and Restated Limited Liability Company Agreement of Magellan Exploration, LLC dated March 5, 1999.

     "Magellan Preferential Rights" means those preferential rights of Magellan Members as set forth in Section 9 of the Magellan Operating Agreement.

     "Magellan Properties" shall mean those properties of Magellan as set forth on Schedule 7.6 of the Magellan Disclosure Schedule.
    -------------

     "Majority Warrantholder" means a Warrant Holder or Warrant Holders who hold more than fifty percent (50%) of the outstanding Warrant Shares.

     "Material Adverse Effect" means, with respect to a Person, a material adverse effect on the business, financial condition, operations, assets or prospects of such Person or any of its Subsidiaries.

     "Material Agreement" means any written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject (a) which is not cancelable by such Person upon notice of sixty (60) days or less without liability for further payment other than nominal penalty,
(b) pursuant to which such Person acquires any material portion of the raw materials, supplies or services used or consumed by such Person in the operation of its business (unless such raw materials, supplies or services are readily available to such Person from other sources on comparable terms), or (c) pursuant to which such Person derives any material part of its revenues.

     "Merger"  has  the  meaning  given  such  term  in  Section  2.1.

     "Obligations" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of Magellan or 3TEC, as the case may be, and any other Person arising pursuant to the Transaction Documents, and all interest accrued thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

     "Oil and Gas Interest(s)" means (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including working, royalty and overriding royalty interests, production payments, operating rights, net profits interests, other non-working interests and non-operating interests; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, mineral servitudes, reversionary interests, reservations and concessions; (c) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (d) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

     "Ownership Interests" means the ownership interests of Magellan in its Oil and Gas Interests, as set forth on Schedule 1.1A of the Magellan Disclosure
                                        -------------
Schedule.

     "Pension Plan" means any employee benefit plan or welfare benefit plan within the meaning of section 3(3) of ERISA maintained by Magellan or any ERISA Affiliate that is or was previously covered by Title IV of ERISA or subject to the minimum funding standards under section 412 of the IRC, including a "multiemployer plan" as such term is defined in section 3(37) of ERISA, under which Magellan has any current or future obligation or liability and under which any present or former employee of Magellan or such present or former employee's dependents or beneficiaries, has any current or future right to benefits.

     "Permitted Encumbrances" means (a) Liens for Taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or if commenced, shall have been stayed) are being contested in good faith by appropriate proceedings and if Magellan shall have set aside on its books such reserves (segregated to the extent required by sound accounting principles) as may be required by GAAP or otherwise determined by it to be adequate with respect thereto; (b) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date hereof and necessary or incident to the exploration, development, operation and maintenance of Hydrocarbon properties and related facilities and assets for sums not yet due or being contested in good faith by appropriate proceedings, if Magellan shall have set aside on its books such reserves segregated to the extent required by sound accounting practices) as may be required by GAAP or otherwise determined by it to be adequate with respect thereto; (c) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance and social security legislation (other than ERISA); (d) Liens incurred in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and repayment bonds and other obligations of a like nature; (e) Liens, easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances incurred in the ordinary course of business or existing on property and not (i) reducing Magellan's net revenue interest in any Oil and Gas Interests below that set forth on Schedule 1.1A, (ii) increasing Magellan's Working Interest in any Oil and Gas Interest above that set forth on Schedule 1.1A or (iii) in the aggregate materially impairing the value of the assets of Magellan or interfering with the ordinary conduct of the business of Magellan or rights to any of its assets; (f) Liens created or arising by operation of law to secure a party's obligations as a purchaser of oil and gas; (g) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities to the extent customarily obtained subsequent to Closing; (h) farmout, carried working interest, joint operating, unitization, royalty, overriding royalty, sales and similar arrangements relating to the exploration, development of, or production from, Hydrocarbon properties entered into in the ordinary course of business; and (i) preferential rights to purchase and Third Party Consents (to the extent not triggered by the consummation of the transactions contemplated herein).

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Postpayout Interests" shall have the meaning set forth in Section 3.1 of the Magellan Operating Agreement.

     "Postpayout Members" shall be those Magellan Members entitled to Postpayout Interests.

     "Preferred Stock" means 3TEC Series D Convertible preferred stock, par value $0.02 per share, with a stated value of $8.00 per share having the rights and preferences set forth in the Series D Stock Designation.

     "Preferred Stock Shares" means the shares of Preferred Stock to be issued to the Prepayout Members pursuant to this Agreement.

     "Prepayout Interests" shall have the meaning set forth in Section 3.1 of the Magellan Operating Agreement.

     "Prepayout Members" shall have the meaning set forth in the preamble to this Agreement.

     "Registration Rights Agreement" means that agreement by and among 3TEC, the Prepayout Members and those Postpayout Members who are signatories thereto substantially in the form of Exhibit D in all material respects.
                                  ----------

     "Registration  Statement"  has  the meaning given such term in Section 5.1.
                                                                    -----------

     "Reserve  Engineer"  has  the  meaning  given  such  term  in Section 7.32.
                                                                   ------------

     "Reserve  Report"  has  the  meaning  given  such  term  in  Section  7.32.
                                                                  -------------

     "Schedule" means a "Schedule" attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.

     "SEC  Documents"  has  the  meaning  given  such  term  in  Section  8.5.
                                                                 -------------

     "Section" refers to a section or subsection of this Agreement unless specifically indicated otherwise.

     "Securities" means the shares of Common Stock, the Preferred Stock and the Warrants to be issued to the Prepayout Members.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute.

     "Series D Stock Designation" means the Certificate of Designation of Series D Convertible Preferred Stock of 3TEC in the form attached as Exhibit "E"
                                                                     -----------
attached  hereto.

     "Special  Meeting"  has  the  meaning  given  such  term  in  Section 10.1.
                                                                   ------------

     "Subsidiary" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

     "Surviving  Company"  has  the  meaning  given  such  term  in Section 2.1.
                                                                    -----------

     "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. A "Tax" means any one of the foregoing.

     "Third Party Consents" means the consent or approval of any Person other than Magellan, 3TEC or any Governmental Authority.

     "Transaction Documents" means this Agreement, the Warrant Certificates, the Registration Rights Agreement, the Assumption Agreement, the Back-In Agreement, and all other agreements, certificates, documents or instruments now or at any time hereafter delivered in connection with this Agreement, as the foregoing may be renewed, extended, modified, amended or restated from time to time.

     "Warrant Certificates" means the Warrant Certificates to be issued by 3TEC evidencing the Warrants which shall be substantially in the form of Exhibit "F"
                                                                     -----------
attached  hereto  in  all  material  respects.

     "Warrant Exercise Price" means $10.00 per share (subject to adjustment as provided in Section 4.2).
              ------------

     "Warrant Expiration Date" means 5:00 p.m., Houston, Texas time, four (4) years following the Closing Date.

     "Warrant Holder" means any Person (i) in whose name any Warrant is registered on the Warrant Register, or (ii) in whose name any Warrant Shares are registered on the books and records of 3TEC.

     "Warrant Register" means a register maintained by 3TEC setting forth the name and address of each Warrant Holder, the number of Warrants held by such Warrant Holder and the certificate number of each Warrant Certificate held by such Warrant Holder.

     "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

     "Warrants" means the Common Stock Purchase Warrants to be issued by 3TEC pursuant to Section 2.1 of this Agreement, each of which shall entitle the
              ------------
holder thereof to purchase one (1) share of Common Stock at the Warrant Exercise Price (subject to adjustment as provided in Section 4.2).
                                                   ------------

     "Working Interests" means Magellan's share of all of the costs, expenses, burdens, and obligations of any type or nature attributable to Magellan's interests in its Oil and Gas Interests.

     SECTION  1.2.     Accounting  Terms  and  Determinations.  Unless otherwise
                       --------------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent annual audited, consolidated financial statements of Magellan or 3TEC as the case may be.

     SECTION  1.3.     Gender  and  Number.  Words  of  any  gender used in this
                       -------------------
Agreement shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     SECTION  1.4.     References  to  Agreement.  Use  of  the  words "herein",
                       -------------------------
"hereof", "hereinabove", and the like are and shall be construed as references to this Agreement.


                                   ARTICLE II

                                   THE MERGER

     SECTION  2.1.     The  Merger.  Subject to and in accordance with the terms
                       -----------
and conditions of this Agreement and in accordance with the Limited Liability Company Act of the State of Delaware (the "Delaware Law"), at the Effective Time (as defined in Section 2.3) Sub shall be merged with and into Magellan (the "Merger"). As a result of the Merger, the separate limited liability company existence of Sub shall cease and Magellan shall continue as the surviving limited liability company (sometimes referred to herein as the "Surviving Company").

     SECTION  2.2.     Closing  Date.  The  closing  of  the  transactions
                       -------------
contemplated by this Agree-ment (the "Closing") shall take place at the offices of 3TEC, Houston, Texas, at 10:00 a.m., local time, on the day which is two consecutive Business Days after the day on which the last of the conditions to the obligations of the parties set forth in Article VI is fulfilled or waived (subject to applicable Law) or is capable of being fulfilled at the Closing or
(ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing occurs is herein referred to as the "Closing Date".

     SECTION 2.3.     Consummation of the Merger.  As soon as practicable on the
                      --------------------------
Closing Date, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of Delaware a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the Delaware Law. The "Effective Time" of the Merger, as that term is used in this Agreement, shall mean such time as the certificate of merger is duly filed with the Secretary of State of Delaware or at such later time as is specified in the certificate of merger pursuant to the mutual agreement of 3TEC, Sub, Magellan and Prepayout Members.

     SECTION  2.4.     Effects of the Merger.  The Merger shall have the effects
                       ---------------------
set forth in the applicable provisions of the Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Sub and Magellan shall vest in the Surviving Company, without any transfer or assignment having occurred, and (except as otherwise provided herein) all debts, liabilities and duties of Sub and Magellan shall attach to the Surviving Company, all in accordance with the Delaware Law.

     SECTION  2.5.     Certificate  of  Formation;  LLC  Agreement.
                       -------------------------------------------

     (a) The certificate of formation of Sub, as in effect immediately prior to the Effective Time, shall be the certificate of formation of the Surviving Company and thereafter shall continue to be its certificate of formation until amended as provided therein and under Delaware Law.

     (b) The limited liability company agreement of Sub, as in effect immediately prior to the Effective Time, shall be the limited liability company agreement of the Surviving Company and thereafter shall continue to be its limited liability company agreement until amended as provided therein and under Delaware Law.

     SECTION  2.6.     Managers  and Officers.  The managers and the officers of
                       ----------------------
the Surviving Company at and after the Effective Time shall consist of the managers and officers of the Sub at the Effective Time, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company's certificate of formation and limited liability company agreement.

     SECTION  2.7.     Conversion  of  Securities.  Subject  to  the  terms  and
                       --------------------------
conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of 3TEC, Sub, Magellan or any holder of the following securities:

     (a) the Prepayout Interests issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive (i) 3,300,000 shares of Common Stock, (ii) 1,875,000 shares of Preferred Stock and (iii) the Back-In Working Interest;

     (b) the Postpayout Interests issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive warrants to purchase 1,000,000 shares of Common Stock, which warrants shall be issued under the terms hereof; and

     (c) each issued and outstanding membership interest of Sub shall be converted into and become one fully paid and nonassessable membership interest of the Surviving Company.

     SECTION  2.8.     Merger  Consideration.  At  the Effective Time, 3TEC will
                       ---------------------
cause Magellan to execute and deliver the Back-In Agreement to the Prepayout Members and 3TEC will deliver to each of the Magellan Members the shares of Common Stock, shares of Preferred Stock and Warrants to which they are entitled under Section 2.7, allocated as set forth on Exhibit "G" hereto.
       ------------                                  ------------


                                   ARTICLE III

                  RESERVATION AND ISSUANCE OF CONVERSION SHARES

     The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Conversion Shares upon the exercise by the holders of the Preferred Stock Shares of its conversion rights, the number of shares of Common Stock deliverable upon such conversion rights. The Company covenants that all Conversion Shares issued by it will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable.

                                   ARTICLE IV

                      CERTAIN TERMS APPLICABLE TO WARRANTS

     SECTION  4.1.     Exercise  of  Warrants.
                       ----------------------

     (a) The Warrants may be exercised in whole or in part at any time until the Warrant Expiration Date at which time the Warrants shall expire and shall thereafter no longer be exercisable.

     (b) The Warrants shall be exercised by presentation of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof duly completed and signed, to the Company at the offices of the Company as set forth on the signature page of this Agreement, together with payment of the aggregate Warrant Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America. The Warrants may also be exercised in a "cashless" or "net-issue" exercise by delivery to the offices of the Company of
(A) a written notice of election to exercise Warrants, duly executed by the Warrant Holder in the form set forth on the reverse of, or attached to, such Warrant Certificate, which notice shall specify the number of Warrant Shares to be delivered to the Warrant Holder and the number of Warrant Shares with respect to which such Warrants are being surrendered in payment of the aggregate Warrant Exercise Price for the Warrant Shares to be delivered to the Warrant Holder, and
(B) the Warrant Certificate evidencing such Warrants. For purposes of this subparagraph (b), each Warrant Share as to which such Warrants are surrendered in payment of the aggregate Warrant Exercise Price will be attributed a value equal to (x) the Current Market Price per share of Common Stock minus (y) the then-current Warrant Exercise Price.

     Upon such presentation, the Company shall issue and cause to be delivered to or upon the written order of the registered Holder of such Warrants and in such name or names as such registered Holder may designate, a certificate or certificates for the aggregate number of Warrant Shares issued upon such exercise of such Warrants. Any Person so designated to be named therein shall be deemed to have become holder of record of such Warrant Shares as of the date of exercise of such Warrants; provided, that, no Warrant Holder will be
                                   --------
permitted to designate that such Warrant Shares be issued to any Person other than such Warrant Holder unless each condition to transfer contained in Article
                                                                         -------
V hereof which would be applicable to a transfer of Warrants or Warrant Shares has been satisfied.

     (c) If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time (including those surrendered in payment of the Warrant Exercise Price), a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

     (d) The Company shall not be required to issue fractional shares of Common Stock upon exercise of any Warrants issued by it, but shall pay for any such fraction of a share an amount in cash equal to the value of such fractional share determined by the Company's board of directors in good faith.

     SECTION  4.2.     Adjustment  of Number of Warrant Shares Purchasable.  The
                       ---------------------------------------------------
number of Warrant Shares purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 4.2.
                      ------------

     (a) In the event that the Company shall at any time after the date of this Agreement declare a dividend on the Common Stock in shares of its capital stock (whether shares of such Common Stock or of capital stock of any other class of the Company), split or subdivide the outstanding Common Stock, or combine the outstanding Common Stock into a smaller number of shares, the number of Warrant Shares purchasable upon an exercise of each Warrant after the time of the record date for such dividend or of the effective date of such split, subdivision or combination shall be adjusted to equal the number of shares of Common Stock which a Holder having the same number of shares of Common Stock as the number of Warrant Shares into which each Warrant is exercisable immediately prior to such record date or effective date, as the case may be, would own or be entitled to receive after such record date or effective date.

     (b) In the event of any capital reorganization of the Company, or of any reclassification of any Common Stock for which any Warrant is exercisable (other than a subdivision or combination of outstanding shares of such Common Stock), or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other Person, each Warrant shall after such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities or assets to which a Holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 4.2 with respect to the
                                                 -----------
rights thereafter of such Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of such Warrants.

     (c) If any question shall at any time arise with respect to the adjusted number of Warrant Shares, such question shall be determined by an independent firm of certified public accountants of recognized national standing selected by the Company.

     (d) Notwithstanding that the number of Warrant Shares purchasable upon the exercise of each Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of Warrant Shares upon exercise of each Warrant or to distribute certificates that evidence fractional shares, but instead shall pay to the holder of each Warrant the cash value of any such fractional Warrant Shares.

     SECTION  4.3     Notices  to  Warrant  Holders.  Upon any adjustment of the
                      -----------------------------
number  of  Warrant  Shares  issuable  upon  an  exercise of the Warrants or any adjustment  of  the  Warrant Exercise Price pursuant to Section 4.2, the Company
                                                        -----------
shall promptly, but in any event within thirty (30) days thereafter, cause to be given to each Warrant Holder, at its address appearing on the Warrant Register, by first class mail, postage prepaid, a certificate signed by the Company's Financial Officer setting forth the number of Warrant Shares issuable upon the exercise of each Warrant as so adjusted and the Warrant Exercise Price as so adjusted, and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as part of the notice required to be mailed under the other provisions of this Section 4.3.
                                                         ------------

     In  the  event:

     (a) that the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

     (b) that the Company shall authorize the distribution to all holders of its Common Stock of shares of its stock, evidences of its indebtedness, assets, or rights, options, or warrants to subscribe for or purchase such shares, evidences of indebtedness or assets; or

     (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

     (d) of the voluntary dissolution, liquidation or winding up of the Company; or

     (e) that the Company proposes to take any other action which would require an adjustment of the Warrant Exercise Price of the Warrants issued by it pursuant to Section 4.2;
              ------------
     then the Company shall cause to be given to each Warrant Holder at such Warrant Holder's address appearing on the Warrant Register, at least twenty (20) days prior to the applicable date hereinafter specified, by first class mail, postage prepaid, a written notice stating the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that the holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

     SECTION  4.4.     Reservation  and Issuance of Warrant Shares.  The Company
                       -------------------------------------------
will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants. The Company covenants that all Warrant Shares issued by it will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable.


                                    ARTICLE V

                             TRANSFER OF SECURITIES

     SECTION  5.1.     Restrictions  on  Transfer.  The  Prepayout  Members
                       --------------------------
understand and agree that the Securities have not been registered under the Securities Act or any state securities Laws, and that accordingly, they will not be fully transferable except as permitted under various exemptions contained in the Securities Act and applicable state securities Laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act and applicable state securities Laws. The Prepayout Members acknowledge that they must bear the economic risk of their investment in the Securities for an indefinite period of time since the Securities have not been registered under the Securities Act and applicable state securities Laws and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available. Absent an effective registration statement under the Securities Act and applicable state securities Laws covering the disposition of the Securities, Prepayout Members will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Securities absent a valid exemption from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities Laws.

     SECTION 5.2.     Registration, Transfer and Exchange of Warrants.  (a)  The
                      -----------------------------------------------
Company shall maintain at the offices of the Company as set forth on the signature pages of this Agreement, the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the Closing Date, the Company shall register the outstanding Warrants and Warrant Certificates issued to the Prepayout Members and the other holders of the Postpayout Interests. The Company may deem and treat the registered Warrant Holders as the absolute owners of the Warrants registered to such Holders and (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the Warrant Holders, and for all other purposes.

     (b)     Upon  satisfaction  of  each  condition  set  forth  in Section 5.1
                                                                     -----------
hereof, the Company shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such Warrants to the Company at the offices of the Company as set forth on the signature pages of this Agreement, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered Warrant Holder or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled. If less than all the Warrants evidenced by a Warrant Certificate(s) surrendered for transfer are to be transferred, a new Warrant Certificate(s) shall be issued to the Warrant Holder surrendering such Warrant Certificate(s) evidencing such remaining number of Warrants.

     (c) Warrant Certificates may be exchanged at the option of the Warrant Holder(s) thereof, when surrendered to the Company at the offices of the Company as set forth on the signature pages of this Agreement, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

     (d) No charge shall be made for any such transfer or exchange except for any Tax or other governmental charge imposed in connection therewith.

     SECTION 5.3.     Mutilated or Missing Warrant Certificates.  If any Warrant
                      -----------------------------------------
Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, Tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate.


                                   ARTICLE VI

                                   CONDITIONS

     SECTION  6.1.     Conditions  Precedent  to  Obligations of 3TEC and Sub at
                       ---------------------------------------------------------
Closing.  The  obligations  of  3TEC  and  Sub  to  consummate  the transactions
-------
contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     (a)     Closing  Deliveries.  3TEC  shall  have  received  the  following
             -------------------
certificates,  instruments  and  documents  listed  below:

          (i) the Assumption Agreement duly executed by Prepayout Members;

          (ii) the Registration Rights Agreement duly executed by Prepayout Members;

          (iii) favorable opinions of counsel for the Prepayout Members and Magellan, which counsel shall be reasonably acceptable to 3TEC and which opinions shall be in form and substance reasonably satisfactory to 3TEC and its counsel;

          (iv) all resolutions, certificates and documents 3TEC may reasonably request relating to (A) the organization, existence, good standing and foreign qualification of Magellan, (B) the authority of Magellan to execute and deliver this Agreement and consummate the Closing Transactions, (C) the ownership of the Magellan membership interests, and (D) such other matters relevant to the foregoing as 3TEC shall reasonably request, all of which shall be in form and substance reasonably satisfactory to 3TEC and its counsel;

          (v) evidence satisfactory to 3TEC that all Closing Transactions have been consummated;

          (vi) a certificate from a Authorized Officer of Magellan certifying that each and every representation and warranty of Magellan in the Transaction Documents is true and correct in all material respects;

          (vii) the Back-In Agreement duly executed by Magellan and the Prepayout Members;

          (viii) resignations in form acceptable to 3TEC of each of the Managers and officers of Magellan;

          (ix) such other documents, instruments and agreements as 3TEC shall reasonably request in light of the transactions contemplated hereunder.

The  documents,  certificates  and  opinions  referred to in this Section 6.1(a)
                                                                  --------------
shall be delivered to 3TEC no later than the Closing Date and shall, except as expressly provided otherwise, be dated the Closing Date.

     (b)     Legal  Matters.  All  legal  matters  with respect to Magellan, the
             --------------
Transaction Documents and the Closing Transactions shall be reasonably acceptable to 3TEC.

     (c)     Representations and Warranties.  The representations and warranties
             ------------------------------
of Prepayout Members and Magellan contained in this Agreement and in the other Transaction Documents shall be true and correct in all material respects on the Closing Date as if they were made on such date (however, in determining the truth and correctness of any representation or warranty no effect shall be given to any limitation contained in such representation or warranty as to Knowledge), except as affect by transactions contemplated or permitted by this Agreement or in the other Transaction Documents and except to the extent that any such representation and warranty is made as of a specified date, in which cash such representation and warranty shall have been true and correct in all material respects as of such specified date.

     (d)     No  Material  Adverse  Effect.  No  event has occurred or condition
             -----------------------------
exists which has had or would reasonably be expected to have a Material Adverse Effect on Magellan.

     (e)     HSR.  If  applicable,  the  waiting  period  applicable  to  the
             ---
transactions contemplated hereby under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Closing Date, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from any Governmental Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained.

     (f)     Approval of 3TEC Disinterested Directors.    A majority of the 3TEC
             -----------------------------------------
Disinterested Directors shall have approved the transactions contemplated herein by formal action of the 3TEC Disinterested Director Committee.

     (g)     Receipt  of  Fairness  Opinion.  The  3TEC  Disinterested  Director
             -------------------------------
Committee shall have received a "fairness opinion" from the financial firm of its choice, in form and substance satisfactory to it, and such opinion shall not have been withdrawn.

     (h)     3TEC  Shareholder  Approval.  The  holders  of  a  majority  of the
             ---------------------------
Disinterested Shares voting at the Special Meeting shall have duly and validly approved the issuance of the Securities.

     (i)     Consent  of  3TEC  Lenders.  3TEC  shall  have received the written
             ---------------------------
consent and approval of the Lenders (defined below) to the Merger as required under Section 13(d) of that certain Restated Credit Agreement dated November 23, 1999, among 3TEC, Enex Resources Corporation, and Middle Bay Production Company, Inc., as Borrowers, and Bank One, Texas, N.A., The Bank of Nova Scotia, Union Bank of California, N.A., Wells Fargo Bank, CIBC, Inc., as Lenders (collectively, the "Lenders"), Bank One Texas, N.A., as Administrative Agent, and Union Bank of California, N.A., as Syndication Agent, and Banc One Capital Markets, Inc., as Arranger.

     (j)     Covenants  and  Agreements  Performed.  Magellan  and the Prepayout
             -------------------------------------
Members shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

     (k)     Actions  or  Proceedings.  No  action  or  proceeding shall, on the
             ------------------------
Closing Date, be pending or threatened to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the other Transaction Documents or the consummation of the transactions contemplated thereby.

     SECTION  6.2.     Conditions Precedent to Magellan's and Prepayout Members'
                       ---------------------------------------------------------
Obligations  at  Closing.  The obligations of the Prepayout Members and Magellan
------------------------
to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     (a)     Closing  Deliveries.  3TEC  shall  have  delivered  to  Prepayout
             -------------------
Members, in form and substance satisfactory to the Prepayout Members each of the following:

          (i) the Registration Rights Agreement duly executed by 3TEC;

          (ii) the Back-In Agreement duly executed by Magellan;

          (iii) all resolutions, certificates and documents the Prepayout Members may reasonably request relating to (A) the organization, existence, good standing and foreign qualification of 3TEC and Sub, (B) the authority 3TEC and Sub to execute and deliver this Agreement and consummate the Closing Transactions, and (C) such other matters relevant to the foregoing as the Prepayout Members shall reasonably request, all of which shall be in form and substance reasonably satisfactory to the Prepayout Members and their counsel;

          (iv) evidence reasonably satisfactory to the Prepayout Members that all Closing Transactions have been consummated;

          (v) a certificate  from an Authorized  Officer of 3TEC certifying that
     (a) each and every representation and warranty of the Company and Sub in the Transaction Documents is true and correct in all material respects and
     (b) 3TEC and Sub have each performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

          (vi) an opinion of Hinkle Elkouri Law Firm L.L.C., counsel for 3TEC, in form and substance reasonably satisfactory to the Prepayout Members and their counsel; and

          (vii)  such  other  documents,   instruments  and  agreements  as  the
     Prepayout Members shall reasonably request.

     The  documents and certificates referred to in this Section 6.2(a) shall be
                                                         --------------
delivered to the Prepayout Members no later than the Closing Date and shall, except as expressly provided otherwise, be dated the Closing Date.

     (b)  Representations and Warranties.  The representations and warranties of
          ------------------------------
3TEC and Sub contained in this Agreement and in the other Transaction Documents shall be true and correct in all material respects on the Closing Date as if they were made on such date except as affect by transactions contemplated or permitted by this Agreement or in the other Transaction Documents and except to the extent that any such representation and warranty is made as of a specified date, in which cash such representation and warranty shall have been true and correct in all material respects as of such specified date.

     (c)     Legal  Matters.  All  legal  matters  with  respect  to  3TEC,  the
             --------------
Transaction Documents and the Closing Transactions shall be reasonably acceptable to the Prepayout Members and Magellan.

     (d)     No  Material  Adverse  Effect.  No  event has occurred or condition
             -----------------------------
exists which has had or would reasonably be expected to have a Material Adverse Effect on 3TEC.

     (e)     HSR.  If  applicable,  the  waiting  period  applicable  to  the
             ---
transactions contemplated hereby under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Closing Date, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from any Governmental Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained.

     (f)     Approval of 3TEC Disinterested Directors.    A majority of the 3TEC
             -----------------------------------------
Disinterested Directors shall have approved the transactions contemplated herein by formal action of the 3TEC Disinterested Director Committee.

     (g)     Receipt  of  Fairness  Opinion.  The  3TEC  Disinterested  Director
             -------------------------------
Committee shall have received a "fairness opinion" from the financial firm of its choice, in form and substance satisfactory to it, and such opinion shall not have been withdrawn.

     (h)     3TEC  Shareholder  Approval.  The  holders  of  a  majority  of the
             ---------------------------
Disinterested Shares voting at the Special Meeting shall have duly and validly approved the issuance of the Securities.

     (i)     Consents.  Magellan  shall  have  received all third-party consents
             --------
and  approvals required to make the representation set forth in Section 7.2 true
                                                                -----------
as  of  the  Closing  Date.

     (j)     Covenants  and  Agreements  Performed.  3TEC  and  Sub  shall  have
             -------------------------------------
performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     (k)     Actions  or  Proceedings.  No  action  or  proceeding shall, on the
             ------------------------
Closing Date, be pending or threatened to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the other Transaction Documents or the consummation of the transactions contemplated thereby.

     (l)     Preferential  Rights.  None  of  the  Magellan  Members  shall have
             --------------------
validly  exercised  any  Magellan  Preferential  Rights.


                                   ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF MAGELLAN
                            AND THE PREPAYOUT MEMBERS

     Subject to the Magellan Disclosure Schedule, Magellan hereby represents and warrants, and each Prepayout Member severally (and not jointly and severally) represents and warrants (except with respect to a representation and warranty in Section 7.2, 7.3 and 7.19 to the extent that it relates specifically to a Prepayout Member, which are made by each Prepayout Member only as to such Prepayout Member and not as to any other Prepayout Member), as follows:

     SECTION  7.1.     Existence  and Power. Magellan (a) is a limited liability
                       --------------------
company, duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation set forth on Schedule 7.1 of the Magellan
                                                    ------------
Disclosure Schedule, (b) has all requisite limited liability company power and authority necessary to carry on its business as it is now conducted, and (c) is duly qualified as a foreign limited liability company in each jurisdiction set forth on Schedule 7.1 on the Magellan Disclosure Schedule which constitutes all
          ------------
jurisdictions where a failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Magellan.

     SECTION 7.2.     Authorization; Contravention.  The execution, delivery and
                      ----------------------------
performance of this Agreement and the other Transaction Documents by Magellan and each Prepayout Member are within Magellan's and such Prepayout Member's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Governmental Authority, and, except for matters which have been waived in writing by the appropriate Person, do not contravene, or constitute a default under, any provision of applicable Law or of the Charter Documents of Magellan or of any material judgment, injunction, order, decree or Material Agreement binding upon such Prepayout Member or Magellan or their respective assets, or result in the creation or imposition of any Lien on any asset of Magellan.

     SECTION  7.3.     Binding Effect.  This Agreement constitutes the valid and
                       --------------
binding agreement of Magellan and each Prepayout Member; each other Transaction Document when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligation of Magellan and each Prepayout Member, in each case enforceable against it in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     SECTION  7.4.     Ownership.  Schedule  7.4  of  the  Magellan  Disclosure
                       ---------   -------------
Schedule accurately and completely sets forth for Magellan (a) its outstanding membership interests, (b) the names of the record, and to each Prepayout Member's Knowledge, beneficial owner, of its membership interests, and (c) each Magellan Member's Prepayout Interests and Postpayout Interests. Except for the Magellan Preferential Rights and as set forth in Schedule 7.4 of the Magellan
                                                    ------------
Disclosure Schedule (x) there are not outstanding any options, warrants or other rights to acquire membership interests of any kind in Magellan or securities convertible into membership interests in Magellan (y) no Person has any preemptive or similar rights with respect to any subsequent issue of membership interests by Magellan, and (z) no Person has any right to require Magellan to register any membership interests under the Securities Act.

     SECTION  7.5.     Financial  Statements.  The Magellan Financial Statements
                       ---------------------
were prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present in all material respects, in accordance with applicable requirements of GAAP (in the case of unaudited statements, subject to normal, recurring adjustments), the financial position of Magellan as of their respective dates and the consolidated results of operations and the cash flows of Magellan for the periods presented therein. Except as set forth on Schedule
                                                                        --------
7.5,  there  are  no material liabilities of Magellan (contingent or otherwise),
---
other than as disclosed in the Magellan Financial Statements. There are no material imbalances of production from the oil and gas properties of Magellan whether required to be disclosed pursuant to GAAP or otherwise. Since December 31, 1998, no event has occurred or condition exists which has had or could be expected to have a Material Adverse Effect on Magellan. As of the Closing Date, Magellan will have no long term Debt and current assets will exceed or be equal to current liabilities.

     SECTION  7.6.     Material  Agreements.  Schedule  7.6  of  the  Magellan
                       --------------------   -------------
Disclosure Schedule contains a complete and accurate description of every Material Agreement to which Magellan is a party (other than the Transaction Documents) or by which Magellan or any of its assets are bound (including all amendments and modifications thereto). The Prepayout Members have made available to 3TEC or provided 3TEC with a true and correct copy of all such Material Agreements, including all amendments and modifications thereof. Magellan has not breached any material provision of, nor is in material default under the terms of, any Material Agreement, nor has any event occurred nor does any condition exist which, with the giving of notice or the passage of time or both, could constitute any such material breach or material default. To each Prepayout Member's Knowledge, no other party to any Material Agreement is in default thereunder in any material respect.

     SECTION  7.7.     Investments.  Except  as set forth on Schedule 7.7 of the
                       -----------                           ------------
Magellan  Disclosure  Schedule,  Magellan  has  no  outstanding  Investments.

     SECTION 7.8.     Outstanding Debt.  Schedule 7.8 of the Magellan Disclosure
                      ----------------   ------------
Schedule contains a complete and accurate description of all Debt of Magellan outstanding on the date hereof. Magellan is not in default in payment of any Debt with respect to which it is an obligor or in default of any covenant, agreement, representation, warranty or other term of any document, instrument or agreement evidencing, securing or otherwise pertaining to any such Debt.

     SECTION  7.9.     Transactions  with  Affiliates.  Schedule  7.9  of  the
                       ------------------------------   -------------
Magellan Disclosure Schedule contains a complete and accurate description of all contracts, agreements and other arrangements (whether written, oral, express or implied) between Magellan and any Affiliate of Magellan in existence on the date hereof, including, without limitation, a complete and accurate description of all Investments of Magellan in any Affiliate of Magellan.

     SECTION  7.10.     Employment  Matters.  Schedule  7.10  of  the  Magellan
                        -------------------   --------------
Disclosure Schedule contains a complete and accurate list of all employees of Magellan. Such schedule also sets forth for the current fiscal year the annual salary (including projected bonuses and other cash compensation) of all such employees and all benefits (other than health insurance benefits and other similar benefits which are both customary in the industry in which Magellan is engaged) and provided to all full time employees of Magellan provided to such employees. Schedule 7.10 of the Magellan Disclosure Schedule also contains a
            --------------
complete and accurate description of all employment contracts, consulting agreements, management agreements, non-compete and similar agreements to which Magellan is a party on the date hereof.

     SECTION  7.11.     Litigation.  Except as set forth on Schedule 7.11 of the
                        ----------                          -------------
Magellan Disclosure Schedule, there is no action, suit or proceeding pending against, or to the Knowledge of Magellan and the Prepayout Members, threatened against or involving Magellan before any court or arbitrator or any Governmental Authority.

     SECTION  7.12.     ERISA.  Neither  Magellan  nor  any  ERISA  Affiliate
                        -----
maintains  or  contributes  to  any  Pension  Plan other than those disclosed on
Schedule 7.12 of the Magellan Disclosure Schedule.  Each such Pension Plan is in
-------------
compliance in all material respects with its terms and the applicable provisions of ERISA and the IRC. Except as required by law, neither Magellan or any ERISA Affiliate has any commitment to create any additional Pension Plans. Except as set forth on Schedule 7.12, neither Magellan or any ERISA Affiliate has ever
                --------  ----
sponsored, adopted, maintained or been obligated to contribute to, or had any liability under, any Pension Plan. There is no material violation of ERISA with respect to the filing of applicable reports, documents and notices regarding the Pension Plans with the Secretary of the Treasury or the furnishing of such documents to the participants and beneficiaries of the Pension Plans, and, to the Knowledge of Magellan and the Prepayout Members, with respect to each Pension Plan all other reports required under ERISA or the IRC to be filed with any Governmental Authority have been duly filed and all such reports are true and correct in all material respects as of the dates given. Each Pension Plan that is intended to be "qualified" within the meaning of section 401(a) of the IRC is, and has been during the period from its adoption to date, so qualified, both as to form and, to the Knowledge of Magellan and the Prepayout Members has been qualified, and all necessary governmental approvals, including a favorable determination as to the qualification under the IRC of each of such Pension Plans and each amendment thereto, have been timely obtained or application for a favorable determination will be filed prior to the applicable filing deadlines. Except as disclosed on Schedule 7.12 of the Magellan Disclosure Schedule, each
                         -------------
trust created under any such Pension Plan intended to be qualified within the meaning of section 401(a) of the IRC and each trust described in section 501(c)(9) of the IRC is exempt from federal income taxation under section 501(a) of the IRC and has been so exempt during the period from creation to date. Magellan has no pending or, to the Knowledge of Magellan and the Prepayout Members, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither Magellan nor the Prepayout Members have Knowledge of any threatened litigation or claims against, the assets of any Pension Plan or its related trust or against any fiduciary of a Pension Plan with respect to the operation of such
Pension Plan. Neither Magellan or any Prepayout Member has received notice of any pending investigations, inquiries or audits with respect to any Pension Plan by any regulatory agency. Magellan has not engaged in any prohibited transactions, within the meaning of section 406 of ERISA or section 4975 of the IRC, in connection with any Pension Plan. Magellan does not maintain nor has it established any Pension Plan which is a welfare benefit plan within the meaning of section 3(1) of ERISA which provides for retiree medical liabilities or continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the
           -----
participant or the beneficiary of the participant. If Magellan has or does maintain a Pension Plan that is a welfare benefit plan within the meaning of section 3(1) of ERISA it has complied with any applicable notice and continuation requirements of COBRA and the regulations thereunder. Magellan has not maintained, or established, or has ever participated in, a multiple employer welfare benefit arrangement within the meaning of section 3(40)(A) of ERISA.

     SECTION  7.13.     Taxes and Filing of Tax Returns.  Magellan has filed all
                        -------------------------------
Tax returns required to have been filed by it or has legally extended such returns and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by Magellan. None of Magellan or the Prepayout Members has any Knowledge of any proposed Tax assessment against Magellan and all Tax liabilities of Magellan are adequately provided for and no Tax liability of Magellan has been asserted by the Internal Revenue Service or any other Governmental Authority for Taxes in excess of those already paid.

     SECTION  7.14.     Title  to  Assets.  Magellan has Defensible Title to all
                        ------------------
Oil and Gas Interests of Magellan included or reflected in the Ownership Interests and all of their material other assets, subject only to Permitted Encumbrances. Each Oil and Gas Interest included or reflected in the Ownership Interests entitles Magellan to receive not less than the undivided interest set forth in (or derived from) the Ownership Interests of all Hydrocarbons produced, saved and sold from or attributable to such Oil and Gas Interest, and the portion of such costs and expenses of operation and development of such Oil and Gas Interest that is borne or to be borne by Magellan is not greater than the undivided interest set forth in (or derived from) the Ownership Interests. All proceeds from the sale of Magellan's share of the Hydrocarbons being produced from its Oil and Gas Interests are currently being paid in full to such party by the purchasers thereof on a timely basis and none of such proceeds are currently being held in suspense by such purchaser or any other party, except as set forth on Schedule 7.14 of the Magellan Disclosure Schedule.
    --------------

     SECTION  7.15.     Licenses,  Permits,  Etc.  Magellan  possesses  all
                        ------------------------
franchises, certificates, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities as are necessary to carry on its business as now being conducted and as proposed to be conducted, except to the extent a failure to have such franchises, certificates, licenses, permits, consents, authorizations, exemptions and orders would reasonably be expected to not have a Material Adverse Effect on Magellan.

     SECTION  7.16.     Proprietary Rights.  Magellan has ownership of, or valid
                        ------------------
licenses to use, all trademarks, copyrights, patents and other proprietary rights used in its business. The operation of the businesses of Magellan does not infringe any patent, copyright, trademark or other proprietary rights of others, and no Prepayout Member nor Magellan has received any notice from any third party of any such alleged infringement by Magellan. Magellan has taken reasonable steps to establish and preserve its respective ownership of all patents, copyrights, trademarks, trade secrets and other proprietary rights. Neither Magellan nor any Prepayout Member is aware of any infringement by others of Magellan's patents, copyrights, trademarks or other proprietary rights.

     SECTION  7.17.     Compliance  with  Law.  The  business  and operations of
                        ---------------------
Magellan have been and are being conducted in material compliance with all applicable Laws.

     SECTION  7.18.     Environmental  Matters.
                        ----------------------

     (a)     Except  as  set  forth  on Schedule 7.18 of the Magellan Disclosure
                                        -------------
Schedule, the reserves reflected in Magellan's Financial Statements relating to environmental matters were adequate under GAAP as of the date of such financial statements, and Magellan has not incurred any material liability in respect of any environmental matter since that date.

     (b)     Except  as  set  forth  in Schedule 7.18 of the Magellan Disclosure
                                        -------------
Schedule:

          (i) Magellan has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all Environmental Laws.

          (ii) Magellan has not been notified by any Governmental Authority that any of the operations or assets of Magellan is the subject of any investigation or inquiry by any Governmental Authority evaluating whether any material remedial action is needed to respond to a release of Hazardous Substance or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Substance.

          (iii) No Authorized Officer of Magellan or any other Person has filed any notice under any federal, state or local law indicating that (i) Magellan is responsible for the improper release into the environment, or the improper storage or disposal of any Hazardous Substance, or (ii) any Hazardous Substance is improperly stored or disposed of upon any property of Magellan.

          (iv) Magellan does not have any Hazardous Substance contingent liability in connection with (i) release into the environment at or on the property now or previously owned or leased by Magellan, or (ii) the storage or disposal of any Hazardous Substance.

          (v) Magellan has not received any claim, complaint, notice, inquiry or request for information which remains unresolved as of the date hereof with respect to any alleged violation of any Environmental Laws or regarding potential liability under any Environmental Laws relating to operations or conditions of any facilities or property owned, leased or operated by Magellan.

          (vi) There are no sites, locations or operations at which Magellan is currently undertaking, or have completed, any remedial or response action relating to any such disposal or release, as required by Environmental Laws.

          (vii) There are no physical or environmental conditions existing on any property owned or leased by Magellan resulting from Magellan's operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations under any applicable Environmental Laws, other than normal and ordinary remedial work associated with plugging and abandoning of oil and gas facilities.

     SECTION  7.19.     Investment  Representation.  Each  Prepayout  Member
                        --------------------------
understands that the Securities have not been registered under the Securities Act of 1933 and that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Prepayout Member's representations contained in this Agreement. Taking into account its respective personnel and resources, each Prepayout Member is knowledgeable, sophisticated and experienced in making , and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Securities, and has requested, received, reviewed and considered all information such Prepayout Member deems relevant in making an informed decision to purchase the Securities. Each Prepayout Member is acquiring the Securities for its own account for investment only and, except as described in Section 7.19 of the Magellan Disclosure Schedule, with no present intention of distributing any of the Securities and has no arrangement or understanding with any other persons regarding the distribution of the Securities. No Prepayout Member will, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act and applicable state securities laws, the rules and regulations promulgated thereunder and the terms and conditions hereof. Each Prepayout Member is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

     SECTION 7.20.     Fiscal Year.  Magellan's fiscal year is from January 1 to
                       -----------
December  31.

     SECTION  7.21.     Insurance.  Schedule  7.21  of  the  Magellan Disclosure
                        ---------   --------------
Schedule contains a complete and accurate list and description of all insurance policies maintained by Magellan as of the date hereof.

     SECTION  7.22.     Government  Regulation.  Magellan  is  not  subject  to
                        ----------------------
regulation under the Public Utility Holding Company Act of 1935, the Interstate Commerce Act (as either of the preceding acts have been amended), or any other Law which regulates the incurring by Magellan of Debt, including, but not limited to, Laws relating to common contract carriers of the sale of electricity, gas, steam, water or other public utility services.

     SECTION  7.23.     Brokers  and Finders.   No Person engaged by Magellan or
                        --------------------
any Prepayout Member has or will have any right or valid claim against 3TEC for any commission, fee or other compensation resulting from or relating to the transactions set forth in this Agreement. The Prepayout Members will indemnify and hold 3TEC harmless against any liability or expense arising out of, or in connection with, any such right or claim.

     SECTION  7.24.     Oil and Gas Operations.  Except as set forth on Schedule
                        -----------------------                         --------
7.24  of  the  Magellan  Disclosure  Schedule:
----

     (a) All wells included in the Oil and Gas Interests of Magellan (the "Wells") have been drilled and (if completed) completed, operated and produced in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules, regulations. The Wells have been drilled and completed within the limits permitted by contract, pooling or unit agreement, and by law; and all drilling and completion of the Wells and all development and operations have been conducted in material compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any court or governmental body or agency. No Well is subject to penalties on allowables because of any overproduction or any other violation of applicable laws, rules, regulations or permits or judgments, orders or decrees of any court or governmental body or agency that would prevent such Well from being entitled to its full legal and regular allowable from and after the Closing Date as prescribed by any court or governmental body or agency.

     (b)  There  are  no  Wells  that

          (i) Magellan is currently obligated by law or contract to plug and abandon;

          (ii) Magellan will be obligated by law or contract to plug and abandon with the lapse of time or notice or both because the Well is not currently capable of producing in commercial quantities;

          (iii) are subject to exceptions to a requirement to plug and abandon issued by a regulatory authority having jurisdiction over the applicable lease; or

          (iv) have been plugged and abandoned but have not been plugged in accordance with all applicable requirements of each regulatory authority having jurisdiction over the Oil and Gas Interests.

     (c) With respect to the oil, gas and other mineral leases, unit agreements, pooling agreements, communitization agreements and other documents creating interests comprising the Oil and Gas Interests: (a) Magellan has fulfilled all requirements in all material respects for filings, certificates, disclosures of parties in interest, and other similar matters contained in (or otherwise applicable thereto by law, rule or regulation) such leases or other documents and are fully qualified to own and hold all such leases or other interests; (b) there are no provisions applicable to such leases or other documents which increase the royalty share of the lessor thereunder, and (c) upon the establishment and maintenance of production in commercial quantities, the leases and other interest are to be in full force and effect over the economic life of the property involved and do not have terms fixed by a certain number of years.

     (d) Proceeds from the sale of Hydrocarbons produced from Magellan's Oil and Gas Interests are being received by Magellan in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $10,000 and held in suspense in the ordinary course of business).

     (e) Magellan is not obligated, by virtue of a prepayment arrangement, a "take or pay" arrangement, a production payment or any other arrangement to deliver Hydrocarbons produced from the Oil and Gas Interests at some future time without then or thereafter receiving full payment therefor.

     SECTION  7.25.     Financial  and  Commodity  Hedging.  Schedule7.25 of the
                        -----------------------------------  ------------
Magellan Disclosure Schedule accurately summarizes the outstanding Hydrocarbon and financial hedging positions of Magellan (including fixed price controls, collars, swaps, caps, hedges and puts) as of the date reflected on said Schedule. From the date of this Agreement to the date of Closing, Magellan will not enter into any new hedging positions without 3TEC's prior written consent.

     SECTION  7.26.     Books  and  Records.  All  books,  records  and files of
                        --------------------
Magellan (including those pertaining to Magellan's Oil and Gas Interests, wells and other assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and corporate, accounting, financial and employee records) (a) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures and (b) fairly and accurately reflect the ownership, use, enjoyment and operation by the Magellan of its assets in all material respects.

     SECTION  7.27.     Reserve  Report.  To  the  Knowledge of Magellan and the
                        ----------------
Prepayout Members, the estimates of proved reserves of oil and natural gas prepared by Ryder Scott Company ( the "Reserve Engineer") as of October 1, 1999 (the "Reserve Report"): (i) are reasonable; and (ii) were prepared in accordance with generally accepted petroleum engineering and evaluation principles as set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers. The engineering information and production data used in the preparation of the Reserve Report, which information and data have been available to 3TEC, are the information and data which are used by Magellan in good faith in the ordinary course of business. The factual information underlying the estimates of the reserves of Magellan, which was supplied by Magellan to the Reserve Engineers for the purpose of preparing the Reserve Report, including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Magellan's ownership interests in properties, was true and correct in all material respects on the date of such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineers were prepared in good faith and with a reasonable basis; the information provided to the Reserve Engineers for purposes of preparing the Reserve Report was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening oil and gas price fluctuations, neither Prepayout Members or Magellan is aware as of the date hereof and as of the Closing Date will not be, aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Reserve Report.

     SECTION  7.28.  Nature  of Magellan Assets.  The assets of Magellan consist
                     --------------------------
solely of (i) reserves of oil and gas, rights to reserves of oil and gas and associated exploration and production assets with a fair market value not exceeding $500 million and (ii) other assets with a fair market value not exceeding $15 million. For purposes of this Section 7.28, the term "associated exploration and production assets" shall have the meaning set forth in Section
802.3  of  the  Rules  promulgated  pursuant  to  HSR  Act.

     SECTION  7.29.  Full Disclosure.  No information heretofore furnished by or
                     ---------------
on behalf of the Prepayout Members or Magellan to 3TEC for the purposes of this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby, contained, and no written information hereafter furnished by or on behalf of the Prepayout Members or Magellan to 3TEC for purposes of this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby will contain at the time of delivery, any untrue statement of a material fact or omit a material fact necessary to make the statements therein not misleading. To the Knowledge of Magellan and the Prepayout Members, there is no fact or circumstance which would reasonably be expected to have a Material Adverse Effect on Magellan which has not been disclosed to 3TEC.

     SECTION 7.30.  Year 2000 Compliance.  Any reasonable reprogramming required
                    --------------------
to permit the proper functioning in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by Magellan or used or relied upon in the conduct of its business, and the reasonable testing of all such systems and other equipment as so reprogrammed, will be completed prior to December 31, 1999.

     SECTION  7.31.  Disclaimer  of  Warranties.  Other than those expressly set
                     --------------------------
out  in  this  Article  VII, Magellan and the Prepayout Members hereby expressly
               ------------
disclaim any and all representations or warranties with respect to Magellan, its business or assets or the transactions contemplated hereby and under the other Transaction Documents, and 3TEC agrees that the business and assets of Magellan are being sold on a "where is" and "as is" basis. Without limiting the foregoing, but except as otherwise expressly set forth in this Agreement, Magellan and the Prepayout Members hereby expressly disclaim any representation or warranty (express, implied, under common law, by statute or otherwise) as to the condition of Magellan's assets or properties (INCLUDING WITHOUT LIMITATION, MAGELLAN AND THE PREPAYOUT MEMBERS DISCLAIM ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS).


                                  ARTICLE VIII

                 REPRESENTATIONS AND WARRANTIES OF 3TEC AND SUB

     3TEC and Sub hereby jointly and severally represent and warrant to Magellan and the Prepayout Members as follows:

     SECTION 8.1.     Corporate Existence and Power.  3TEC (a) is a corporation,
                      -----------------------------
duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, (b) has all corporate power and authority necessary to carry on its business as now conducted and as proposed to be conducted, and (c) is duly qualified as a foreign corporation in all jurisdictions where such qualification is necessary to conduct its business. Sub is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all limited liability company power and authority necessary to carry on its business as now conducted and as proposed to be conducted.

     SECTION  8.2.     Corporate  and Governmental Authorization; Contravention.
                       --------------------------------------------------------
The execution, delivery and performance of this Agreement and the other Transaction Documents by 3TEC and Sub are within its respective corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority (other than the Proxy Statement as defined in Section 10.1 and the shareholder vote required for the approval of the issuance of the Securities), and, except for matters which have been waived in writing by the appropriate Person, do not contravene, or constitute a default under, any provision of applicable Law or of 3TEC's or Sub's (as applicable) Charter Documents or of any material judgment, injunction, order, decree or Material Agreement binding upon 3TEC or Sub or their respective assets, or result in the creation or imposition of any Lien on any asset of 3TEC or Sub.

     SECTION  8.3.     Binding Effect.  This Agreement constitutes the valid and
                       --------------
binding agreement of each of 3TEC and Sub; each other Transaction Document when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligation of 3TEC and Sub, in each case enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     SECTION  8.4.     Brokers and Finders. No Person engaged by 3TEC or Sub has
                       -------------------
or will have any right or valid claim against the Prepayout Members or Magellan for any commission, fee or other compensation. 3TEC will indemnify and hold Prepayout Members and Magellan harmless against any liability or expense arising out of, or in connection with, any such right or claim.

     SECTION  8.5.     SEC Documents.  The Company is current in its obligations
                       -------------
to file all periodic reports and proxy statements with the Commission required to be filed under the Exchange Act. The Prepayout Members have had available to them true and correct complete copies of each report, schedule, Registration Statement and definitive proxy statement filed by the Company with the Commission since January 1, 1999, and prior to the date of this Agreement (the "SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the Commission since such date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The 3TEC Financial Statements included in the SEC Documents comply in all material respects with the published rules and regulations of the Commission with respect thereto, and such 3TEC Financial Statements (i) were prepared from the books and records of 3TEC and its consolidated subsidiaries, (ii) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of 3TEC as at the dates thereof.

     SECTION  8.6.     Absence of Undisclosed Liabilities.  Except as and to the
                       ----------------------------------
extent disclosed in the SEC Filings filed prior to the date hereof, as of September 30, 1999, the Company has no material liabilities or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to the Company, and whether due or to become due) of a nature required by generally accepted accounting principles to be recognized or disclosed in consolidated financial statements of the Company. Since September 30, 1999, the Company has not incurred any such liabilities or obligations, other than those incurred in the ordinary course of business consistent with past practice or pursuant to or as contemplated by this Agreement.

     SECTION  8.7.     Absence  of  Certain Changes.  Except as disclosed in the
                       ----------------------------
SEC Documents filed prior to the date hereof, since September 30, 1999 (i) there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any material adverse change in, the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company; (ii) the business of the Company has been conducted only in the ordinary course consistent with past practice; (iii) the Company has not incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice; and (iv) the Company has not suffered any material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance).

     SECTION 8.8.     Securities.  The Securities to be issued by the Company at
                      ----------
the Closing will have been duly authorized for such issuance and, when issued and delivered by the Company in accordance with the provisions of this Agreement, will be validly issued, fully paid, and nonassessable. The issuance of the Securities under this Agreement is not subject to any preemptive or similar rights.


                                   ARTICLE IX

                              COVENANTS OF MAGELLAN

     Magellan hereby covenants and agrees, and each Prepayout Member severally (and not jointly and severally) covenants and agrees, as follows:

     SECTION  9.1.     Maintenance  of  Insurance.  Magellan  will, at all times
                       --------------------------
prior to Closing, maintain or cause to be maintained insurance issued by insurers of recognized responsibility covering such risks and in such amounts as are customary in the case of companies of established reputation engaged in the same or similar business and similarly situated.

     SECTION  9.2.     Payment of Taxes and Claims.  Magellan will, at all times
                       ---------------------------
prior to Closing, pay when due (a) all Taxes imposed upon it or its respective assets and, with respect to its respective franchises, business, income or profits, pay such Taxes before any material penalty or interest accrues thereon, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable; provided, however, no payment of Taxes or claims shall be required if the
--------
amount, applicability or validity thereof is being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices.

     SECTION 9.3.     Compliance with Laws and Documents.  Magellan will, at all
                      ----------------------------------
times  prior  to Closing, comply in all material respects with the provisions of
(a) all Laws, (b) its Charter Documents, and (c) every Material Agreement to which the Magellan is a party or by which it is bound.

     SECTION  9.4.     Operation of Properties and Equipment.  Magellan will, at
                       -------------------------------------
all times prior to Closing, maintain, preserve and keep all operating equipment used or useful in the operation of its business in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such equipment shall at all times be properly preserved and maintained; provided,
                                                                       --------
that, no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if Magellan shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of its business.

     SECTION  9.5.     Maintenance  of Books and Records.  Magellan will, at all
                       ---------------------------------
times prior to Closing, maintain proper books of record and account in which true and correct entries in conformity with GAAP shall be made on a timely basis of all dealings and transactions in relation to its business and activities.

     SECTION  9.6.     Environmental Matters.  Magellan will, at all times prior
                       ---------------------
to Closing, comply in all material respects with all Environmental Law and Laws applicable to their respective properties and operations, including, without limitation, all Hazardous Substances transportation, storage, disposal, remediation and similar requirements of applicable Environmental Law and Laws.

     SECTION  9.7     Access  to  Information.
                      -----------------------

     (a) Magellan will afford 3TEC and its representatives (including without limitation directors, officers and employees of 3TEC and its Affiliates, and counsel, accountants and other professionals retained by 3TEC) such access, during normal business hours throughout the period to the Closing Date, to Magellan's books, records (including without limitation Tax returns and non-restricted work papers of Magellan's independent auditors), properties, personnel and to such other information as 3TEC may reasonably request and will permit 3TEC to make such inspections as 3TEC may reasonably request and will cause the officers and employees of Magellan to furnish 3TEC with such financial and operating data and other information with respect to the business, properties and personnel of Magellan as 3TEC may from time to time reasonably request, provided, however, that no investigation pursuant to this section will affect or be deemed to modify any of the representations or warranties made by Magellan or the Prepayout Members in this Agreement.

     (b) 3TEC agrees that all Confidential Information (as defined below) shall be kept confidential by 3TEC as required by this Section; provided, however, that (i) any of such Confidential Information may be disclosed to such directors, officers, employees, and authorized representatives of 3TEC (collectively, for purposes of this Section, "3TEC Representatives") as need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such 3TEC Representatives shall be informed by 3TEC of the confidential nature of such information and shall be required to treat such information confidentially), (ii) any disclosure of Confidential Information may be made to the extent to which Prepayout Members and Magellan consent in writing, or (iii) Confidential Information may be disclosed by 3TEC or any 3TEC Representative to the extent that , in the opinion of counsel for 3TEC or such 3TEC Representative, 3TEC or such 3TEC Representative is legally compelled to do so, provided that, prior to making such disclosure, 3TEC or such 3TEC Representative, as the case may be, advises and consults with Prepayout Members and Magellan regarding such disclosure and provided further that 3TEC or such 3TEC Representative, as the case may be, discloses only that portion of the Confidential Information as is legally required. 3TEC agrees that none of the Confidential Information will be used for any purpose other than in connection with the transactions contemplated hereby. The term "Confidential Information", as used herein, means all information obtained by or on behalf of 3TEC from Prepayout Members or Magellan pursuant to this Section and all similar information obtained from Prepayout Members or Magellan by or on behalf of 3TEC prior to the date of this Agreement, other than information which (i) was or becomes generally available to the public other than as a result of disclosure by 3TEC or any 3TEC Representative,
(ii) was or becomes available to 3TEC on a nonconfidential basis prior to disclosure to 3TEC by Prepayout Members or Magellan or their respective representatives, or (iii) was or becomes available to 3TEC from a source other than Prepayout Members or Magellan and their respective representatives, provided that such source is not known by 3TEC to be bound by a confidentiality agreement with Prepayout Members or Magellan.

     (c) If this Agreement is terminated, 3TEC shall promptly return, and shall use its reasonable best efforts to cause all 3TEC Representatives to promptly return, all Confidential Information to Prepayout Members or Magellan without retaining any copies thereof, provided that such portion of the Confidential Information as consists of notes, compilations, analyses, reports, or other documents prepared by 3TEC or 3TEC Representatives shall be destroyed.

     SECTION  9.8     Conduct  of  the  Business  of  Magellan.  Except  as
                      ----------------------------------------
contemplated by this Agreement or to the extent that 3TEC shall otherwise consent in writing, during the period from the date of this Agreement to the Closing, Magellan will conduct its operations only in, and Magellan will not take any action except in the ordinary course of business and Magellan will use all reasonable efforts to preserve intact in all material respects its business organizations, assets, prospects and advantageous business relationships, to keep available the services of its officers and key employees and to maintain satisfactory relationships with its licensors, licensees, suppliers, contractors, distributors, customers and others having advantageous business relationships with it. Without limiting the generality of the foregoing, except as contemplated by this Agreement, Magellan will not, without the prior written consent of 3TEC:

     (a)     amend  its  Charter  Documents;

     (b) make any distribution in respect of its membership interests, or directly or indirectly, redeem, purchase or otherwise acquire any of its membership interests;

     (c) authorize for issuance, issue, sell or deliver or agree or commit to issue, sell, or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any of its membership interests or any securities convertible into or exercisable or exchangeable for shares of its membership interests;

     (d) incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or change any assumption underlying, or methods of calculating, any bad debt, contingency or other reserve;

     (e) enter into, adopt, or amend any employment agreement or Pension Plan, or grant, or become obligated to grant, any increase in the compensation payable or to become payable to any of its officers, managers or directors or any general increase in the compensation payable or to become payable to its employees;

     (f) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, property transfer, or purchase of properties or assets of any Person;

     (g) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against on the Magellan Financial Statements or subsequently incurred in the ordinary course of business, or disclosed pursuant to this Agreement;

     (h) acquire (including by lease) any material assets or properties or dispose of, mortgage or encumber any material assets or properties, other than in the ordinary course of business;

     (i) waive, release, grant or transfer any material rights or modify or change in any material respect any material existing license, lease, contract or other document, other than in the ordinary course of business and consistent with past practice; or

     (j) take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would at any time make any representation or warranty in Article VII untrue or incorrect in any material respect.


                                    ARTICLE X

                                COVENANTS OF 3TEC

     SECTION  10.1     Meeting;  Proxy  Statement
                       --------------------------

     (a) The Company shall take all action necessary in accordance with applicable Law and the Company's Certificate of Incorporation and Bylaws to duly call, give notice of, convene and hold an annual or special meeting of its shareholders (the "Special Meeting") as promptly as practicable after the date hereof to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby (including, without limitation, amendments to the Certificate of Incorporation of the Company), to the extent such shareholder approval is necessary with respect to the effectuation of any part of the transactions contemplated by this Agreement. The shareholder vote required for the transactions contemplated hereby shall be the vote required by applicable Law, the Company's Certificate of Incorporation, and the rules of the Nasdaq Small Cap Market. The Board of Directors of the Company shall, subject to its fiduciary obligations to the Company's shareholders under applicable Law,
(i) recommend to the shareholders of the Company that they vote in favor of the adoption and approval of all matters necessary to effectuate this Agreement and the transactions contemplated hereby, (ii) use its reasonable best efforts to solicit from the shareholders of the Company proxies in favor of such adoption and approval, and (iii) take all other action reasonably necessary to secure a vote of the shareholders of the Company in favor of such adoption and approval.

     (b) As promptly as practicable after the date hereof, the Company shall prepare, shall file with the Commission under the Exchange Act, shall use all reasonable best efforts to have cleared by the Commission, and promptly thereafter shall mail to its shareholders, a proxy statement with respect to the Special Meeting. The term "Proxy Statement", as used herein, means such proxy statement and all related proxy materials and all amendments and supplements thereto, if any. Except to the extent otherwise determined in good faith by the Board of Directors of the Company in the exercise of its fiduciary duties, the Proxy Statement shall contain the recommendation of the Board that shareholders of the Company vote in favor of the adoption and approval of all matters necessary to effectuate the transactions contemplated by the Agreement. The Company shall notify Magellan and the Prepayout Members promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Proxy Statement by the Commission, and the Company shall supply Magellan and Prepayout Members with copies of all correspondence between it and its representatives, on the one hand, and the Commission or members of its staff, on the other, with respect to the Proxy Statement. The Company, after consultation with Magellan and Prepayout Members, shall use its reasonable best efforts to respond promptly to any comments made by the Commission with respect to the Proxy Statement. The Company, Magellan and Prepayout Members shall cooperate with each other in preparing the Proxy Statement, and the Company, Magellan and Prepayout Members shall each use their reasonable best efforts to obtain and furnish the information required to be included in the Proxy Statement. The Company, Magellan and Prepayout Members agree promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the Commission and to be disseminated promptly to holders of shares of the Common Stock, in each case as and to the extent required by applicable Law.


                                   ARTICLE XI

                                   TERMINATION

     SECTION  11.1     Termination.  This  Agreement  may be terminated, whether
                       -----------
before or after approval of this Agreement by the stockholders of the Company, at any time prior to the Closing:

     (a) By mutual written consent of 3TEC and Prepayout Members;

     (b) By 3TEC, if 3TEC is not satisfied with the results of its due diligence investigation (including but not limited to due diligence with respect to the matters described in the Magellan Disclosure Schedule) and gives written notice of its election by 5:00 p.m., local time, on January 14, 2000;

     (c) By 3TEC if (i) there has been a breach of the representations and warranties made by Magellan and the Prepayout Members in this Agreement or (ii) the Prepayout Members or Magellan has failed to comply in any material respect with any of its covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured within a reasonable time after notice and demand for cure thereof;

     (d) By the Prepayout Members if (i) there has been a breach of the representations and warranties made by 3TEC in this Agreement or (ii) 3TEC has failed to comply in any material respect with any of its covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured within a reasonable time after notice and demand for cure thereof; or

     (e) by the Company, Magellan or any Prepayout Member if the Closing shall not have occurred on or before February 29, 2000.

     SECTION  11.2.     Effect  of Termination.  If this Agreement is terminated
                        ----------------------
by  either  the  Company or Magellan pursuant to the provisions of Section 11.1,
                                                                   ------------
this Agreement shall forthwith become void and there shall be no further obligation on the part of any party hereto or its respective Affiliates, directors, officers, or stockholders, except pursuant to the provisions of Sections 7.23, 8.4, 9.7, 12.3 and 12.12; provided, however, that a termination of this Agreement shall not relieve any party hereto from any liability for damages incurred as a result of a breach by such party of its representations, warranties, covenants, agreements or other obligations hereunder occurring prior to such termination.

                                   ARTICLE XII

                                  MISCELLANEOUS

     SECTION  12.1.     Notices.  All notices, requests and other communications
                        -------
to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party at its address, telex or telecopy number set forth on the signature pages hereof or such other address, telex or telecopy number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy  is  transmitted  to  the  telex  or  telecopy number specified in this
Section 12.1 and the appropriate answer back is received or receipt is otherwise
------------
confirmed, (ii) if given by mail, three (3) Business Days after deposit in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this
Section  12.1.
--------------

     SECTION  12.2.     Amendment  and  Waivers.  This  Agreement  may  not  be
                        -----------------------
modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. No failure or delay by any holder of Securities in exercising any right, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law or in any of the other Transaction Documents.

     SECTION  12.3.     Expenses.  Subject  to  Section  12.4(b),  all  expenses
                        --------                ----------------
incurred in connection with this Agreement shall be paid by the party incurring such expenses.

     SECTION  12.4.     Indemnification.
                        ---------------

     (a) Subject to the terms of this Section 12.4, Prepayout Members severally (and expressly not jointly and severally) agree to indemnify and hold harmless, 3TEC, its shareholders and its directors, officers, employees, agents, successors and assigns (collectively, the "3TEC Indemnified Parties") from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, reasonable attorneys' fees and disbursements ("Damages") which may be incurred by any 3TEC Indemnified Party relating to or arising out any breach by Prepayout Members of any of their representations, warranties, covenants or agreements contained in this Agreement or the other
Transaction  Documents  ("3TEC  Claims").

     (b) Subject to the terms of this Section 12.4, the Prepayout Members severally (and expressly not joint and severally) agree to reimburse 3TEC for all of its Transaction Costs (as defined below) if (i) any Member of Magellan
(x) exercises the Magellan Preferential Right set forth in Section 9.7(a) of the Magellan Operating Agreement (i.e., the right to "adjust the Prepayout Interests" as described in Section 9.6(c) of the Magellan Operating Agreement) or (y) commences an action or proceeding of the type described in Section 6.1(k), and as a result any party hereto terminates this Agreement pursuant to
Section 11.1 due to the failure of a condition precedent described in Section 6.1(k), Section 6.2(k), or Section 6.2(l), or (ii) Eugene Offshore Holdings, LLC exercises a preferential right to purchase under Article XV.J of the Joint Operating Agreement dated March 23, 1994 relating to leases at Breton Sound and then 3TEC terminates this Agreement pursuant to Section 11.1 as a result. Subject to the terms of this Section 12.4, the Prepayout Members severally (and expressly not joint and severally) agree to reimburse 3TEC for one-half of its Transaction Costs if the Prepayout Members terminate this Agreement pursuant to
Section 11.1 due to the failure of the condition described in Section 6.2(h). For purposes of this Section, "Transaction Costs" mean all documented and reasonable out-of-pocket expenses and disbursements incurred by 3TEC in connection with the Merger Agreement and the investigation and negotiation hereof, including, without limitation, all fees and expenses of counsel to 3TEC, engineering costs, accounting and land due diligence costs (including the out-of -pocket costs of 3TEC employees performing such work) and costs associated with the fairness opinion referred to in Section 6.1.

     (c) Subject to the terms of this Section 12.4, Prepayout Members severally (and expressly not jointly and severally) agree to indemnify and hold harmless the 3TEC Indemnified Parties and, after the Closing, Magellan, from and against any and all Damages which may be incurred by any 3TEC Indemnified Party or Magellan relating to or arising out of any actions or proceedings brought by members of Magellan (other than Prepayout Members) against 3TEC or Magellan arising out of or in connection with the Merger or the Magellan Preferential Rights. Notwithstanding any other provisions of this Agreement, the indemnification obligations under this Section 12.4(c) (i) shall survive the Closing until the expiration of the applicable statutes of limitations, and (ii) shall not be subject to Section 12.4(f)(iii).

     (d) Subject to the terms of this Section 12.4, 3TEC agrees to indemnify and hold harmless, each Prepayout Member and their respective partners, shareholders, members, directors, officers, managers, employees, agents, successors and assigns (collectively, the "Prepayout Member Indemnified Parties") from and against any and all Damages which may be incurred by any Prepayout Member Indemnified Party relating to or arising out any breach by 3TEC of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents ("Prepayout Member Claims").

     (e) The liability of Prepayout Members under this Section 12.4 shall be several (and expressly not joint and several), except in the instance of a 3TEC Claim relating to or out of any breach by a Prepayout Member of a representation and warranty in Section 7.2, Section 7.3 or Section 7.19 that applies
                   ------------   ------------      -------------
specifically to such Prepayout Member (in which event such Prepayout Member, and no other Prepayout Member, shall have liability). With respect to any indemnification obligation under this Section 12.4 for which Prepayout Members have several liability, the several share of each Prepayout Member shall be as set forth in Exhibit A and in no event shall such Prepayout Member's share of any such indemnification obligation exceed such several share.

     (f) Notwithstanding the foregoing or anything else herein to the contrary, the indemnification obligation of the Prepayout Members pursuant to this Section 12.4 shall be subject to the following:

          (i) No indemnification shall be required to be made by Prepayout Members pursuant to this Section 12.4 with respect to any 3TEC Claims arising out or resulting from the breach of the representations and warranties set forth in Article VII (exclusive of the representations set forth in Section 7.18)), except to the extent that the aggregate amount of the Damages incurred by the 3TEC Indemnified Parties with respect to all such 3TEC Claims exceeds $100,000.

          (ii) No indemnification shall be required to be made by Prepayout Members pursuant to this Section 12.4 with respect to any 3TEC Claims arising out or resulting from the breach of the representations and warranties set forth in Section 7.18, except to the extent that the aggregate amount of the Damages incurred by the 3TEC Indemnified Parties with respect to all such 3TEC Claims exceeds $100,000.

          (iii) No Prepayout Member shall be obligated to pay the 3TEC Indemnified Parties pursuant to this Section 12.4 (excluding for this purpose, Section 12.4(c)) an aggregate amount in excess of (x) the amount stipulated for such Prepayout Member in Exhibit A minus (y) all amounts previously paid by such Prepayout Member pursuant to Section 12.4(c). The deduction described in the preceding sentence relating to amounts paid pursuant to Section 12.4(c) shall not be construed to require any 3TEC Indemnified Party to return any amounts previously received by it pursuant to this Section 12.4 from the Prepayout Members or to put any cap on the liability of the Prepayout Members under Section 12.4(c).

          (iv) A Prepayout Member shall have the right to satisfy any indemnification obligation under this Section 12.4 (other than obligations under Section 12.4(b)) by delivering, at its election, Common Stock Shares or Preferred Stock Shares, as provided in this subsection (f)(iv). If a Prepayout Member so exercises its right, the number of Common Stock Shares or Preferred Stock Shares so delivered shall be equal to the amount (or portion thereof) of the obligation so owed to be paid with Common Stock Shares or Preferred Stock Shares (as applicable) divided by (A) in the instance of the Common Stock Shares, the Current Market Price (as defined below) and (B) in the instance of the Preferred Stock Shares, the greater of (x) $6.00 and (y) the aggregate Current Market Price of the shares of Common Stock into which such Preferred Stock Shares are then convertible divided by the number of Preferred Stock Shares to be delivered. As used herein, the term "Current Market Price" shall mean the average of the last reported sales prices for the Common Stock for the 10 consecutive Trading Days ending on the second Trading Day prior to delivery in satisfaction of the indemnification obligation. The last reported sales price for each day shall be the last reported sales price of the Common Stock on such date on the exchange where it is primarily traded, or, if the Common Stock is not traded on an exchange, the Common Stock shall be valued at the last reported sales price on such date on the NASDAQ National Market System, or, if the Common Stock is not traded on the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices, the Common Stock shall be valued at the closing bid price (or average of bid prices) last quoted on such date as reported on an established quotation service for over-the-counter securities. As used in this subsection (f)(iv), the term "Trading Days" shall mean (1) if the Common Stock is listed or admitted for trading on any generally recognized U.S. securities exchange, days on which such securities exchange is open for business and (2) if the Common Stock is quoted on the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

     (g) Promptly after receipt by an indemnified party under Section 12.4(a), Section 12.4(c) or 12.4(d) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. If the indemnifying party elects to assume the defense of such action, (i) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and
(ii) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

     (h) THE PARTIES RECOGNIZE THAT AN INDEMNITEE MAY BE ENTITLED TO INDEMNIFICATION HEREUNDER FROM ACTS OR OMISSIONS THAT ARISE OUT OF OR RESULT FROM THE ORDINARY, STRICT, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE.

     (i) In relation to any breach, default or nonperformance of any representation, warranty, covenant or agreement made by a party hereto in this Agreement, the exclusive relief and remedy available to the other parties hereto in respect of said breach, default or nonperformance shall be (i) termination, but only if said termination is expressly permitted under the provisions of
Section 11.1, or (ii) indemnification as provided in this Section 12.4, but only
------------                                              ------------
to  the  extent  properly  claimable  hereunder  and as limited pursuant hereto.

     SECTION  12.5.     Survival.
                        --------

     (a) All representations, warranties and covenants made by Magellan or the Prepayout Members herein or in any certificate or other instrument delivered by them or on their behalf under the Transaction Documents shall be considered to have been relied upon by 3TEC and shall survive the delivery to 3TEC of such Transaction Documents regardless of any investigation made by or on behalf of 3TEC, subject to the following: (i) the representations and warranties of Magellan and Prepayout Members contained in Article VII (exclusive of the representations and warranties set forth in Section 7.18) shall survive the Closing until the first anniversary date of the Closing Date; and (ii) the representations and warranties of Magellan and Prepayout Members contained in
Section 7.18 shall survive the Closing until the third anniversary date of the Closing Date (the anniversary dates referenced in clauses (i) and (ii) being called the "Survival Dates"). Magellan and the Prepayout Members shall not have any indemnification obligation pursuant to Section 12.4 in respect of any representation and warranty referred to in clause (i) or clause (ii) of the immediately preceding sentence unless on or before the applicable Survival Date for such representation and warranty they shall have received from the party seeking indemnification written notice of the existence of the claim for or in respect of which indemnification is sought.

     (b) All representations, warranties and covenants made by 3TEC herein or in any certificate or other instrument delivered by it or in its behalf under the Transaction Documents shall be considered to have been relied upon by the Prepayout Members and shall survive the delivery to Prepayout Members of such Transaction Documents and the delivery of the Securities, regardless of any investigation made by or on behalf of the Prepayout Members.

     SECTION  12.6.     Invalid Provisions.  If any provision of the Transaction
                        ------------------
Documents is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Transaction Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Transaction Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     SECTION 12.7.     Successors and Assigns.  The provisions of this Agreement
                       ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns, except that (a) no Prepayout Member may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Prepayout Members and 3TEC and (b) 3TEC may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Prepayout Members.

     SECTION  12.8.     GOVERNING  LAW.  THIS  AGREEMENT  AND  THE  TRANSACTION
                        --------------
DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

     SECTION 12.9.     Counterparts.  This Agreement may be signed in any number
                       ------------
of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION  12.10.     No  Third  Party  Beneficiaries.  Except as provided in
                         -------------------------------
Section  12.4,  it  is  expressly  intended  that  there shall be no third party
-------------
beneficiaries of the covenants, agreements, representations or warranties herein contained.

     SECTION  12.11.     FINAL  AGREEMENT.  THIS  AGREEMENT  AND  THE  OTHER
                         ----------------
TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION  12.12.     WAIVER  OF  RIGHT  TO  TRIAL  BY  JURY.  3TEC  AND  THE
                         --------------------------------------
PREPAYOUT MEMBERS EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT. 3TEC AND THE PREPAYOUT MEMBERS EACH AGREE THAT THE OTHER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     SECTION  12.13.     DTPA  Waiver.  To  the  extent  applicable  to  the
                         ------------
transactions contemplated by this Agreement, the Company waives the provisions of the Texas Deceptive Trade Practices Act, Chapter 17, Subchapter E, Sections
17.41 through 17.63, inclusive (other than Section 17.555, which is not waived), Tex. Bus. & Comm. Code. In order to evidence its ability to grant such waiver, the Company hereby represents and warrants to the Prepayout Members that the Company (i) is in the business of seeking or acquiring, by purchase or lease, goods or services for commercial or business use, (ii) has assets of $5 million or more according to its most recent financial statement prepared in accordance with generally accepted accounting principles, (iii) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transactions contemplated by this Agreement, and (iv) is not in a significantly disparate bargaining position.

     SECTION  12.14.     Public  Announcements.  Except  as  may  be required by
                         ---------------------
applicable Law or this Section neither 3TEC nor Sub, on the one hand, and neither the Prepayout Members nor Magellan, on the other, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties (which consent shall not be unreasonably withheld). Any such press release or public statement required by applicable Law shall only be made after reasonable notice to the other party. Upon execution of this Agreement, 3TEC shall make a press release in a form previously approved by Prepayout Members and promptly file a report on Form 8-K with the Commission.


                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers on the day and year first above written.

                            COMPANY:

                            3TEC  ENERGY  CORPORATION



                            By:     _____________________________
                            Name:   Floyd  C.  Wilson
                            Title:  President  and  Chief  Executive  Officer


                            Address  for  Notice:

                            3TEC  Energy  Corporation
                            Two  Shell  Plaza
                            777  Walker
                            Suite  2400
                            Houston,  TX  77002
                            Fax:  (713)  222-6418



                            SUB:

                            3TM  ACQUISITION  L.L.C.



                            By:     _____________________________
                            Name:   Floyd  C.  Wilson
                            Title:  Manager

                            Address  for  Notice:

                            c/o  3TEC  Energy  Corporation
                            Two  Shell  Plaza
                            777  Walker
                            Suite  2400
                            Houston,  TX  77002
                            Fax:  (713)  222-6418

                            MAGELLAN  EXPLORATION,  LLC

                            By:     _____________________________
                            Name:   Wynne  M.  Snoots,  Jr.
                            Title:  President

                            Address  For  Notice:

                            Five  Post  Oak  Park
                            Suite  1500
                            Houston,  Texas  77027
                            Attention:  Wynne  M.  Snoots,  Jr.
                            Fax:  (713)  622-5511


                            ECIC  CORPORATION

                            By:     _____________________________
                            Name:   Robert  L.  Zorich
                            Title:  President

                            Address  for  Notice:

                            c/o  EnCap  Investments  L.L.C.
                            1100  Louisiana
                            Suite  3150
                            Houston,  Texas
                            Attention:  Garry  A.  Tanner
                            Fax:  (713)  659-6130

                            ENCAP  ENERGY  CAPITAL  FUND  III,  L.P.

                            By:     ENCAP INVESTMENTS  L.L.C.,  General  Partner

                            By:     _____________________________
                            Name:   D.  Martin  Phillips
                            Title:  Managing  Director

                            Address  For  Notice:

                            c/o  EnCap  Investments  L.L.C.
                            1100  Louisiana
                            Suite  3150
                            Houston,  Texas
                            Attention:  Garry  A.  Tanner
                            Fax:  (713)  659-6130


                            ENCAP  ENERGY  ACQUISITION  III-B,  INC.

                            By:     _____________________________
                            Name:   D.  Martin  Phillips
                            Title:  Vice  President

                            Address  For  Notice:

                            c/o  EnCap  Investments  L.L.C.
                            1100  Louisiana
                            Suite  3150
                            Houston,  Texas
                            Attention:  Garry  A.  Tanner
                            Fax:  (713)  659-6130

                            BOCP  ENERGY  PARTNERS,  L.P.

                            By:     ENCAP  INVESTMENTS  L.L.C.,  Manager

                            By:     _____________________________
                            Name:   D.  Martin  Phillips
                            Title:  Managing  Director

                            Address  For  Notice:

                            c/o  EnCap  Investments  L.L.C.
                            1100  Louisiana
                            Suite  3150
                            Houston,  Texas
                            Attention:  Garry  A.  Tanner
                            Fax:  (713)  659-6130


                            PEL-TEX  PARTNERS,  L.L.C.

                            By:     _____________________________
                            Name:   Townes  G.  Pressler,  Jr.
                            Title:  Manager

                            By:     DLJ  LBO  PLANS  MANAGEMENT  CORP.,  Manager

                            By:     _____________________________
                            Name:   Ivy  Dodes
                            Title:  Vice  President

                            Address  For  Notice:

                            277  Park  Avenue
                            New  York,  New  York  10172
                            Attn:  Ivy  Dodes
                            Fax:  (212)  892-7512

                                      PROXY

                             3TEC ENERGY CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             3TEC ENERGY CORPORATION

     The undersigned hereby appoints Floyd C. Wilson and Stephen W. Herod, and each of them, as proxies for the undersigned, with full power to appoint a substitute, and hereby authorizes each to represent and to vote, as designated below, all shares of the $.02 par value common stock of 3TEC Energy Corporation ("3TEC" or the "Company"), which the undersigned is entitled to vote at the Special Meeting of the Shareholders of the Company to be held at the principal office of the Company, Two Shell Plaza, 777 Walker Street, Suite 2400, Houston, Texas 77002, on Monday, January 31, 2000, at 10:00 a.m., local time (the "Meeting"), or at any and all postponements, continuations or adjournments thereof.

     Only holders of record of the Company's common stock at the close of business on December 9, 1999, will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof, notwithstanding the transfer of any stock on the books of the Company after such record date. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. In their discretion, proxies named above are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The  Special  Committee  recommends  a  vote  FOR  Proposal  I.

1. To consider and authorize the issuance of 3,300,000 shares of the Company's common stock, $.02 par value, warrants to purchase up to 1,000,000 shares of the Company's common stock, $.02 par value, and 1,875,000 shares of the Company's preferred stock, $.02 par value, designated as Series D Preferred Stock, in connection with the merger of a wholly owned subsidiary of the Company with Magellan Exploration, LLC.

     FOR   |_|     AGAINST   |_|     ABSTAIN   |_|


                |_|  Mark here for address change and note below.


PLEASE  READ  INSTRUCTIONS  ON  THE  REVERSE  SIDE  AND  EXECUTE

     Please sign below exactly as name appears on this Proxy Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.

     The undersigned acknowledges receipt of the Notice of said Special Meeting and the Proxy Statement dated January 11, 2000 by signing this Proxy.



                                   (Number  of  Shares)
(Paste  mailing  label  from
Transfer  Agent  here)

                                   (Signature  of  Shareholder)


Dated:  January  ____,  2000
                                   (Additional  Signatures,  if  held  jointly)


                                   (Title  or  Authority,  if  applicable)



Please mark boxes /X/ in ink. Sign, date and return this Proxy Form promptly using the enclosed envelope.

Change  of  Address:

______________________________

______________________________

______________________________